AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1996

                                                      REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             CUC INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            8699                           06-0918165
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)        Classification Number)            Identification Number)
                                         707 SUMMER STREET
                                    STAMFORD, CONNECTICUT 06901
                                           (203) 324-9261

  (Address, including ZIP code, and telephone number, including area code, of agent for service)

                 COSMO CORIGLIANO                                  AMY N. LIPTON, ESQ.
           EXECUTIVE VICE PRESIDENT AND                         SENIOR VICE PRESIDENT AND
             CHIEF FINANCIAL OFFICER                                 GENERAL COUNSEL
              CUC INTERNATIONAL INC.                              CUC INTERNATIONAL INC.
                707 SUMMER STREET                                   707 SUMMER STREET
           STAMFORD, CONNECTICUT 06901                         STAMFORD, CONNECTICUT 06901
                  (203) 324-9261                                      (203) 324-9261

 (Name, address, including ZIP code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

             HOWARD CHATZINOFF, ESQ.                               ROGER S. AARON, ESQ.
            WEIL, GOTSHAL & MANGES LLP                        SKADDEN, ARPS, SLATE, MEAGHER
                 767 FIFTH AVENUE                                         & FLOM
             NEW YORK, NEW YORK 10153                                919 THIRD AVENUE
                  (212) 310-8000                                 NEW YORK, NEW YORK 10022
                                                                      (212) 735-3000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and the effective time of the merger (the "Merger") of IG Acquisition Corp., a Delaware corporation and wholly owned subsidiary of CUC International Inc., a Delaware corporation (the "CUC International"), with and into Ideon Group, Inc., a Delaware corporation ("Ideon"), as described in the Agreement and Plan of Merger dated as of April 19, 1996 (the "Merger Agreement") attached as Annex A to the Proxy Statement/Prospectus forming part of this Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /

                              -------------------
                        CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED
                                         AMOUNT         PROPOSED MAXIMUM        MAXIMUM
     TITLE OF EACH CLASS OF              TO BE           OFFERING PRICE        AGGREGATE           AMOUNT OF
   SECURITIES TO BE REGISTERED       REGISTERED(1)          PER UNIT       OFFERING PRICE(2)  REGISTRATION FEE(3)
Common Stock, $0.01 par value....      17,170,469            $36.06         $619,167,112.14       $213,505.90

(1) The amount of common stock, $.01 par value, of CUC International (the "CUC Common Stock") to be registered hereunder has been determined on the basis of the exchange ratio for such shares in the Merger (i.e., 0.6136 shares of CUC Common Stock for each outstanding share of common stock, $.01 par value, of Ideon ("Ideon Common Stock")).

(2) Estimated pursuant to Rule 457(f)(1) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the market value of the shares of CUC Common Stock to be received in the Merger by the holders of Ideon Common Stock ($36.06 per share, i.e., the average of the high and low sale prices per share of the Common Stock as reported in The New York Stock Exchange, Inc. ("NYSE") Composite Transactions on June 26, 1996).

(3) The registration fee for the CUC Common Stock registered hereby, $213,505.90, has been calculated pursuant to Section 6(b) of, and Rule 457(c) under, the Securities Act, as follows: 1/29th of 1% of the product of: (x) $36.06, the average of the high and low sale prices per share of CUC Common Stock as reported in the NYSE Composite Transactions on June 26, 1996, and (y) 17,170,469. A fee of $84,837.47 was paid on May 22, 1996 pursuant to Rules 0-11 and 14a-6(i)(4) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in respect of the Merger upon the filing by Ideon with the Commission of its preliminary proxy materials relating thereto pursuant to Rules 14a-110, 14a-6(a) and 14a-6(c)(2)(ii) under the Exchange Act. Pursuant to Rules 0-11(a)(2) and 14a-6(i)(4) under the Exchange Act, the registration fee payable herewith has been reduced by the amount of the fee previously paid upon the filing of such preliminary proxy materials. Accordingly, an additional fee of $128,668.43 is required to be and has been paid with the initial filing of this Registration Statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                               [IDEON LETTERHEAD]


                                                                    JULY 1, 1996

Dear Shareholder:

    You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Ideon Group, Inc. ("the Company") to be held at 10:00 a.m., local time, on Wednesday, August 7, 1996, at The Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida 32256 (the "Meeting").

    The purpose of the Meeting is to consider a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 19, 1996 (the "Merger Agreement"), by and among the Company, CUC International Inc., a Delaware corporation ("CUC International"), and IG Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CUC International ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company (the "Merger"), and the Company will become a wholly-owned subsidiary of CUC International.

    Subject to the terms and conditions of the Merger Agreement, when the Merger is consummated, each issued and outstanding share of common stock, $.01 par value, of the Company ("Company Common Stock") (other than shares of Company Common Stock held in the treasury of the Company or by any subsidiary of the Company or shares of Company Common Stock owned by CUC International, Merger Sub or any other subsidiary of CUC International) will be cancelled and converted automatically into the right to receive that number of shares of common stock, $.01 par value, of CUC International ("CUC International Common Stock") equal to the quotient obtained by dividing $13.50 by the average closing price per share of CUC International Common Stock during the 15 consecutive trading day period ending on the second calendar day immediately preceding the Meeting, provided that if such second calendar is not a trading day, the measurement period will end on the next calendar day immediately preceding such second calendar day that is a trading day and, in any case, CUC International will not issue fewer than
0.3750 or more than 0.6136 shares of CUC International Common Stock for each share of Company Common Stock (the "Conversion Number"); all as more fully described in the accompanying Proxy Statement/Prospectus which shareholders are encouraged to read carefully and in its entirety.

    It is intended that the Company's shareholders will not recognize gain or loss for federal income tax purposes to the extent CUC International Common Stock is received in exchange for Company Common Stock in the Merger, although the receipt of cash in lieu of fractional shares will be taxable.

    FOR THE REASONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS, YOUR BOARD OF DIRECTORS UNANIMOUSLY (I) HAS DETERMINED THAT THE MERGER AGREEMENT AND MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, (II) HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND (III) RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE MEETING.

    In determining to approve and recommend approval and adoption of the Merger Agreement, your Board of Directors has carefully reviewed and considered the terms and conditions of the Merger Agreement, as well as other factors. In addition, the Board has received the opinion, dated as of April 19, 1996, of Lazard Freres & Co. LLC, the Company's financial advisor, to the effect that, as of such date and based upon its views and analyses of the matters and subject to the assumptions and qualifications set forth therein, the Conversion Number is fair from a financial point of view to the holders of Company Common Stock. The full text of such opinion is set forth as Annex B to the accompanying Proxy Statement/Prospectus.

    At the Meeting, you will also be asked to (i) elect three directors, two directors to hold office until the earliest of the 1999 Annual Meeting of Shareholders, the consummation of the Merger or the election, appointment and qualification of their respective successors, and one director to hold office until the earliest of the 1998 Annual Meeting of Shareholders, the consummation of the Merger or the election, appointment or qualification of such director's successor; and (ii) ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1996 or until the Merger is consummated. Your Board of Directors has nominated Adam W. Herbert, Jr., Eugene Miller and Thomas F. Petway, III to be elected as directors.

    If the shareholders approve and adopt the Merger Agreement at the Meeting and the Merger is consummated, from and after the Effective Time and until their successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub will become the directors of the Company as the surviving corporation of the Merger. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AT THE MEETING FOR THE (I) ELECTION OF ADAM
W. HERBERT, JR., EUGENE MILLER AND THOMAS F. PETWAY, III AS DIRECTORS AND (II) RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

    Attached to this letter is a Proxy Statement/Prospectus which will provide you with a detailed description of the terms of the Merger, the Merger Agreement and the transactions contemplated thereby, information on the director nominees identified above and other important information relating to the Company, CUC International and Merger Sub. Please read the Proxy Statement/Prospectus carefully and in its entirety.

    ONLY SHARES OF CUC INTERNATIONAL COMMON STOCK WILL BE ISSUED IN THE MERGER. SUCH SHARES ARE LISTED ON THE NEW YORK STOCK EXCHANGE, INC. AND AS A RESULT, HOLDERS OF COMPANY COMMON STOCK WILL NOT HAVE ANY APPRAISAL RIGHTS UNDER APPLICABLE DELAWARE LAW.

    Only holders of record of shares of Company Common Stock at the close of business on June 21, 1996 are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

    It is important that your shares of Company Common Stock be represented and voted at the Meeting. Whether or not you plan to attend, please take a moment to sign, date and promptly mail the enclosed proxy card and return it in the enclosed prepaid envelope. If you are present at the Meeting, you may, of course, withdraw your proxy and vote your shares in person.

        PLEASE DO NOT SEND ANY SHARE CERTIFICATES WITH YOUR PROXY CARD.

                                           Sincerely,


                                           EUGENE MILLER
                                           Chairman and Chief Executive Officer

                               IDEON GROUP, INC.
                             7596 CENTURION PARKWAY
                          JACKSONVILLE, FLORIDA 32256
                              -------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              -------------------

TO BE HELD ON WEDNESDAY, AUGUST 7, 1996

TO THE SHAREHOLDERS OF IDEON GROUP, INC.:

    The 1996 Annual Meeting of Shareholders (the "Meeting") of Ideon Group, Inc. ("the Company") will be held at 10:00 a.m., local time, on Wednesday, August 7, 1996, at The Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida 32256 for the following purposes:

       . to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 19, 1996 (the "Merger Agreement"), by and among the Company, CUC International Inc., a Delaware corporation ("CUC International"), and IG Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of CUC International ("Merger Sub"), pursuant to which:

           -- Merger Sub will be merged with and into the Company (the
              "Merger"), with the Company surviving the Merger as a wholly-owned subsidiary of CUC International; and

           -- at the effective time of the Merger (the "Effective Time"), each share of the Company's common stock, $.01 par value ("Company Common Stock") (other than shares of Company Common Stock held in the treasury of the Company or by any subsidiary of the Company or shares of Company Common Stock owned by CUC International, Merger Sub or any other subsidiary of CUC International), will be cancelled and converted automatically into the right to receive that number of shares of CUC International common stock, $.01 par value ("CUC International Common Stock"), equal to the quotient obtained by dividing $13.50 by the average closing price per share of CUC International Common Stock on the New York Stock Exchange, Inc. (the "NYSE") as reported on the NYSE Composite Tape during the 15 consecutive trading day period ending on the second calendar day immediately preceding the Meeting; provided that if such second calendar day is not a trading day, the measurement period will end on the next calendar day immediately preceding such second calendar day that is a trading day, and, in any case, CUC International will not issue fewer than 0.3750 or more than
              0.6136 shares of CUC International Common Stock for each share of Company Common Stock, all as more fully set forth in the Merger Agreement and described in the accompanying Proxy Statement/Prospectus which shareholders should read carefully and in its entirety;

       . to elect three directors, two directors to hold office until the earliest of the 1999 Annual Meeting of Shareholders, the consummation of the Merger or the election or appointment and qualification of their respective successor, and one director to hold office until the earliest of the 1998 Annual Meeting of Shareholders, the consummation of the Merger or the election or appointment and qualification of such director's successor;

       . to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1996 or until the Merger is consummated; and

       . to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof. Additional information relating to these matters is set forth in the accompanying Proxy Statement/Prospectus which should be read carefully and in its entirety.

    THE BOARD OF DIRECTORS UNANIMOUSLY (I) HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, (II) HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND (III) RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE MEETING. IN ADDITION, THE BOARD OF DIRECTORS HAS NOMINATED ADAM W. HERBERT, JR., EUGENE MILLER AND THOMAS F. PETWAY, III FOR ELECTION AS DIRECTORS AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF SUCH PERSONS AS DIRECTORS TO HOLD OFFICE AS SPECIFIED ABOVE. THE BOARD OF DIRECTORS HAS ALSO APPOINTED PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE RATIFICATION OF SUCH FIRM AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

    If the Company's shareholders approve and adopt the Merger Agreement at the Meeting and the Merger is consummated, from and after the Effective Time and until their successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub will become the directors of the Company, as the surviving corporation in the Merger.

    Only holders of record of shares of Company Common Stock at the close of business on June 21, 1996 (the "Record Date") are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. ONLY SHARES OF CUC INTERNATIONAL COMMON STOCK WILL BE ISSUED IN THE MERGER. SUCH SHARES ARE LISTED ON THE NYSE AND AS A RESULT, HOLDERS OF COMPANY COMMON STOCK WILL NOT HAVE ANY APPRAISAL RIGHTS UNDER APPLICABLE DELAWARE LAW.

    As more fully described in the accompanying Proxy Statement/Prospectus, based upon the equity capitalization of the Company and CUC International as of the Record Date, holders of Company Common Stock immediately prior to the Effective Time will own in the aggregate, approximately 5% to 7% of the CUC International Common Stock outstanding immediately after the Effective Time.

    Whether or not you plan to attend the Meeting, please sign, date and promptly mail your proxy card. Your cooperation is appreciated.

                                          By Order of the Board of Directors


July 1, 1996                              LISA ORMAND
                                          Vice President and Corporate Secretary


                          YOUR VOTE IS VERY IMPORTANT!
                  PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD.

IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE IN VOTING YOUR SHARES, PLEASE CALL
   D.F. KING & CO., INC., WHICH IS ASSISTING US, TOLL-FREE AT 1-800-431-9633.

                      [FORM OF DEFINITIVE PROXY CARD]
                               IDEON GROUP, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder of Ideon Group, Inc., a Delaware corporation ("Ideon"), hereby appoints Kevin L. Bouchillon and Marshall L. Burman, and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution, to vote all shares of common stock, $.01 par value, of Ideon which the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Shareholders of Ideon to be held on Wednesday, August 7, 1996, and at any and all adjournments or postponements thereof (the "Meeting").

                                    X Please mark your votes as in this example.

THE BOARD OF DIRECTORS OF IDEON UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSALS LISTED ON THIS PROXY CARD

1.     Approval and adoption of the Agreement and Plan of Merger (the "Merger        FOR        AGAINST      ABSTAIN
       Agreement"), dated as of April 19, 1996, by and among Ideon Group, Inc.,      / /          / /          / /
       CUC International Inc. and IG Acquisition Corp., pursuant to which IG
       Acquisition Corp. will be merged with and into Ideon Group, Inc. and
       Ideon Group, Inc. will become a wholly-owned subsidiary of CUC
       International Inc.

2.     Election of Adam W. Herbert, Jr. as director to hold office until the         FOR         WITHHOLD AUTHORITY
       1998 Annual Meeting of Shareholders                                           / /                 / /
3.     Election of Thomas F. Petway, III as director to hold office until the        FOR         WITHHOLD AUTHORITY
       1999 Annual Meeting of Shareholders                                           / /                 / /
4.     Election of Eugene Miller as director to hold office until the 1999           FOR         WITHHOLD AUTHORITY
       Annual Meeting of Shareholders                                                / /                 / /
5.     Ratification of the appointment of Price Waterhouse LLP as the Company's      FOR        AGAINST      ABSTAIN
       independent accountants                                                       / /          / /          / /

The proxies are hereby authorized to vote in their discretion upon all other matters which may properly come before the Annual Meeting.

If the shareholders approve and adopt the Merger Agreement and the Merger is consummated, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub will be directors of the Company.

This Proxy will be voted as directed, but if no direction is indicated, it will be voted "FOR" items (1), (2), (3), (4) and (5), and in the discretion of the proxies on such other matters as may properly come before the Meeting.

  PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                          PLEASE SIGN EXACTLY AS YOUR NAME
                                          APPEARS TO THE LEFT. WHEN SHARES ARE
                                          HELD BY JOINT TENANTS, BOTH SHOULD
                                          SIGN. WHEN SIGNING AS ATTORNEY,
                                          EXECUTOR, ADMINISTRATOR, TRUSTEE, OR
                                          GUARDIAN, PLEASE GIVE FULL TITLE AS
                                          SUCH. IF A CORPORATION, PLEASE SIGN IN
                                          FULL CORPORATE NAME BY PRESIDENT OR
                                          OTHER AUTHORIZED OFFICER. IF A
                                          PARTNERSHIP, PLEASE SIGN IN
                                          PARTNERSHIP NAME BY AUTHORIZED PERSON.

                            Dated:________________________________________, 1996

                             __________________________________________________

                             __________________________________________________

                                                       Signature(s)

                            PROXY STATEMENT/PROSPECTUS

               [LOGO]
          IDEON GROUP, INC.                                   [LOGO]
       7596 CENTURION PARKWAY                          CUC INTERNATIONAL INC.
    JACKSONVILLE, FLORIDA 32256                          707 SUMMER STREET
           (904) 218-1800                           STAMFORD, CONNECTICUT 06901
                                                           (203) 324-9261


                      PROXY STATEMENT RELATING TO THE 1996
              ANNUAL MEETING OF SHAREHOLDERS OF IDEON GROUP, INC.
                    TO BE HELD ON WEDNESDAY, AUGUST 7, 1996
                PROSPECTUS RELATING TO 17,170,469 SHARES OF CUC
                   INTERNATIONAL COMMON STOCK, $.01 PAR VALUE

    This Proxy Statement/Prospectus is being furnished to holders of shares of common stock, $.01 par value ("Company Common Stock"), of Ideon Group, Inc., a Delaware corporation (the "Company" or "Ideon"), in connection with the solicitation of proxies by the Company's Board of Directors for use at the 1996 Annual Meeting of Shareholders of the Company, to be held at The Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida 32256 on Wednesday, August 7, 1996, convening at 10:00 a.m., local time, and at any adjournments or postponements thereof (the "Meeting"). At the Meeting, holders of record as of June 21, 1996 of Company Common Stock will be requested to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 19, 1996 (the "Merger Agreement"), by and among CUC International Inc., a Delaware corporation ("CUC International"), IG Acquisition Corp., a Delaware corporation and wholly-owned "Subsidiary" (as defined in "Summary--Certain Definitions") of CUC International ("Merger Sub"), and the Company. Pursuant to the Merger Agreement, (i) Merger Sub will be merged (the "Merger") with and into the Company, which will be the surviving corporation in the Merger and become a wholly-owned Subsidiary of CUC International (the Company being sometimes hereafter referred to in such context as the "surviving corporation"), and (ii) each share of Company Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") (other than shares of Company Common Stock held in the treasury of the Company or by any Subsidiary of the Company or shares of Company Common Stock owned by CUC International, Merger Sub or any other Subsidiary of CUC International) will be converted into the right to receive that number of shares of common stock, $.01 par value, of CUC International ("CUC International Common Stock") equal to the quotient obtained by dividing $13.50 by the "Average Stock Price" (as defined in "Summary--Certain Definitions"); provided that if the Average Stock Price is $22.00 or less, the "Conversion Number" (as defined in "Summary--Certain Definitions") will be 0.6136, and if the Average Stock Price is $36.00 or more, the Conversion Number will be 0.3750, all as more fully described in this Proxy Statement/Prospectus and as set forth in the Merger Agreement attached hereto as Annex A and incorporated by reference herein (which should be read carefully in its entirety). No fractional shares of CUC International Common Stock will be issued in the Merger to holders of Company Common Stock. See "The Merger Agreement--No Fractional Shares;" and "The Merger Agreement--Conversion of Shares; Merger Consideration."

    As more fully described in "The Merger--Certain Consequences of the Merger", based upon the equity capitalization of the Company and CUC International as of June 21, 1996, holders of Company Common Stock immediately prior to the Effective Time will own, in the aggregate, approximately 5% to 7% of the CUC International Common Stock outstanding immediately after the Effective Time. See "Information Concerning CUC International--Other CUC International Business Combinations."

    SEE "RISK FACTOR" APPEARING ON PAGE 36 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY SHAREHOLDERS OF THE COMPANY.

    The market price of shares of CUC International Common Stock is inherently subject to fluctuation. Accordingly, the value of the shares of CUC International Common Stock that holders of shares of Company Common Stock will receive in the Merger may increase or decrease prior to the Effective Time. In addition, the Merger Agreement is subject to termination by CUC International or the Company if, without fault of the terminating party, the Merger is not consummated by December 31, 1996, and is subject to termination prior to such date upon the occurrence of certain events. Upon termination of the Merger Agreement under certain circumstances, the Company may be required to reimburse CUC International for certain out-of-pocket fees and expenses incurred by CUC International (including certain professional advisory fees) not to exceed $1.0 million. Moreover, under certain circumstances specified in the Merger Agreement, if a "Third-Party Acquisition" (as defined in "Summary--Certain Definitions") is consummated within one year of such termination, upon such consummation, the Company may be required to pay to CUC International $7.0 million as liquidated damages, together with reimbursement of certain expenses not to exceed $1.0 million (to the extent not previously paid). See "The Merger Agreement--Termination; Fees and Expenses."


                                                          (COVER PAGE CONTINUES)

(COVER PAGE CONTINUED)


    This Proxy Statement/Prospectus is also being furnished to holders of Company Common Stock in connection with the (i) election of three directors to the Company's Board of Directors, two directors to hold office until the earliest of the 1999 Annual Meeting of Shareholders, the consummation of the Merger or the election or appointment and qualification of their respective successors, and one director to hold office until the earliest of the 1998 Annual Meeting of Shareholders, the consummation of the Merger or the election or appointment and qualification of such director's successor, and (ii) ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants for the year ending December 31, 1996 or until the Merger is consummated.

    CUC International Common Stock and Company Common Stock are both traded on the New York Stock Exchange, Inc. ("NYSE"). The closing sale prices of CUC International Common Stock and Company Common Stock were $31.125 and $12.25, respectively, on April 19, 1996 (the last trading day preceding the public announcement of the Merger) and were $35.75 and $13.50, respectively, on June 26, 1996 (the latest practicable date preceding the mailing of this Proxy Statement/Prospectus for which such prices were available).

    Effective on February 19, 1996, CUC International and Stealth Acquisition I Corp., a California corporation and wholly-owned Subsidiary of CUC International ("SAC"), entered into an Agreement and Plan of Merger (the "Davidson Merger Agreement") with Davidson & Associates, Inc., a California corporation ("Davidson"), providing for the merger of SAC with and into Davidson, with Davidson as the surviving corporation in such merger (the "Davidson Merger"). In addition, simultaneously with the execution and delivery of the Davidson Merger Agreement, CUC International and Larry Acquisition Corp., a Delaware corporation and wholly-owned Subsidiary of CUC International ("LAC"), entered into an Agreement and Plan of Merger (the "Sierra Merger Agreement") with Sierra On-Line, Inc., a Delaware corporation ("Sierra"), providing for the merger of LAC with and into Sierra, with Sierra as the surviving corporation in such merger (the "Sierra Merger"). THE MERGER, THE DAVIDSON MERGER AND THE SIERRA MERGER ARE INDEPENDENT TRANSACTIONS AND THE CONSUMMATION OF NONE OF SUCH TRANSACTIONS IS CONDITIONED OR DEPENDENT UPON THE CONSUMMATION OF ANY OF THE OTHER TRANSACTIONS. IN ADDITION, PURSUANT TO APPLICABLE LAW AND THE COMPANY'S AND CUC INTERNATIONAL'S CERTIFICATES OF INCORPORATION AND BY-LAWS CURRENTLY IN EFFECT, NEITHER HOLDERS OF CUC INTERNATIONAL COMMON STOCK NOR HOLDERS OF COMPANY COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE DAVIDSON MERGER OR THE SIERRA MERGER. SIMILARLY, NEITHER DAVIDSON'S SHAREHOLDERS NOR SIERRA'S SHAREHOLDERS, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE MERGER. For additional information regarding the terms of the Davidson Merger and the Sierra Merger, see "Information Concerning CUC International--Other CUC International Business Combinations" and "Unaudited Pro Forma Condensed Combined Financial Statements."

    This document, in addition to constituting the Company's Proxy Statement relating to the Meeting, also includes and constitutes the Prospectus of CUC International filed as part of its Registration Statement on Form S-4 (together with all amendments thereto, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the shares of CUC International Common Stock issuable in the Merger to holders of outstanding shares of Company Common Stock. All information concerning CUC International contained (or, as permitted by applicable rules and regulations of the Commission, incorporated by reference with respect to CUC International) in this Proxy Statement/Prospectus has been furnished or prepared by CUC International, and all information concerning the Company contained (or, as permitted by applicable rules and regulations of the Commission, incorporated by reference with respect to the Company) in this Proxy Statement/Prospectus has been furnished or prepared by the Company.

    This Proxy Statement/Prospectus and the related form of proxy are first being mailed to holders of record of Company Common Stock on or about July 1, 1996.

THE SHARES OF CUC INTERNATIONAL COMMON STOCK ISSUABLE IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS JULY 1, 1996.

                                                             (END OF COVER PAGE)

                             AVAILABLE INFORMATION

    Each of CUC International, the Company, Davidson and Sierra is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements and other information with the Commission. The periodic reports, proxy statements and other information filed by CUC International, Davidson, Sierra and the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and also are available for inspection at the following regional offices of the
Commission: 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may also be obtained, at prescribed rates, from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, periodic reports, proxy statements and other information filed by CUC International and the Company, respectively, may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, and periodic reports, proxy statements and other information filed by Davidson and Sierra, respectively, may be inspected at the offices of the NASDAQ Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

    If the Merger is consummated, CUC International will continue to file periodic reports, proxy statements and other information with the Commission pursuant to the Exchange Act and, upon application to the Commission, the Company no longer will be subject to the informational and certain other requirements of the Exchange Act. See "The Merger--Federal Securities Law Consequences."

    CUC International has filed with the Commission the Registration Statement under the Securities Act with respect to the CUC International Common Stock being offered in the Merger to holders of Company Common Stock. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted as permitted by applicable rules and regulations of the Commission. The Registration Statement and all amendments thereto, including the exhibits filed as a part thereof, are available for inspection and copying as set forth above.

    THIS PROXY STATEMENT/PROSPECTUS, WHICH IS INCLUDED IN AND FORMS AN INTEGRAL PART OF THE REGISTRATION STATEMENT, INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF ANY SUCH DOCUMENTS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN, ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF COMPANY COMMON STOCK TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST TO, IN THE CASE OF DOCUMENTS RELATING TO CUC INTERNATIONAL, 707 SUMMER STREET, STAMFORD, CONNECTICUT 06901, ATTENTION:
SECRETARY, TELEPHONE: (203) 324-9261, AND IN THE CASE OF DOCUMENTS RELATING TO THE COMPANY, 7596 CENTURION PARKWAY, JACKSONVILLE, FLORIDA 32256, ATTENTION:
SECRETARY, TELEPHONE: (904) 218-1800. TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BEFORE JULY 24, 1996.

    EXCEPT FOR THE DESCRIPTIONS OF THE SIERRA MERGER AND THE DAVIDSON MERGER, ALL DISCLOSURES CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS REGARDING SIERRA AND DAVIDSON, RESPECTIVELY, ARE DERIVED FROM SIERRA'S AND DAVIDSON'S PUBLICLY AVAILABLE DOCUMENTS REFERRED TO BELOW AND HAVE BEEN INCLUDED OR INCORPORATED BY REFERENCE HEREIN WITH THE CONSENT OF SIERRA AND DAVIDSON, RESPECTIVELY. THE COMPANY AND CUC INTERNATIONAL HAVE NOT PARTICIPATED IN THE PREPARATION OF SUCH DOCUMENTS, NOR HAVE THEY MADE ANY DUE DILIGENCE INQUIRY WITH RESPECT TO THE INFORMATION PROVIDED THEREIN. NEITHER THE COMPANY NOR CUC INTERNATIONAL MAKES ANY REPRESENTATION THAT SUCH PUBLICLY AVAILABLE DOCUMENTS OR ANY OTHER PUBLICLY AVAILABLE INFORMATION

                                      (i)

REGARDING DAVIDSON OR SIERRA ARE ACCURATE OR COMPLETE. FURTHERMORE, THERE CAN BE NO ASSURANCE THAT ALL EVENTS OCCURRING PRIOR TO THE DATE HEREOF (INCLUDING EVENTS THAT WOULD AFFECT THE ACCURACY OR COMPLETENESS OF SUCH PUBLICLY AVAILABLE DOCUMENTS) THAT WOULD AFFECT DAVIDSON OR SIERRA HAVE BEEN PUBLICLY DISCLOSED.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents filed by CUC International (File No. 1-10308), the Company (File No. 1-11465), Davidson (File No. 0-21280) and Sierra (File No. 0-17154), respectively, with the Commission pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus: (i) CUC International's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, filed with the Commission on April 26, 1996 (the "CUC 10-K"); (ii) CUC International's Current Reports on Form 8-K, filed with the Commission on April 22, 1996, March 12, 1996, February 22, 1996 and February 21, 1996; (iii) CUC
International's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996, filed with the Commission on June 14, 1996 (the "CUC 10-Q"); (iv) the description of CUC International Common Stock contained in CUC International's registration statements on Form 8-A, filed with the Commission on July 27, 1984 and August 15, 1989; (v) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on March 20, 1996, as amended by the Company's Amendment No. 1 to its Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, filed with the Commission on April 29, 1996, and as further amended by Amendment No. 2 to the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1995, filed with the Commission on June 20, 1996; (the "Company 10-K"); (vi) the Company's Current Reports on Form 8-K, filed with the Commission on April 23, 1996, February 26, 1996 and February 7, 1996; (vii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, filed with the Commission on May 15, 1996, as amended by Amendment No. 1 to the Company's Quarterly Report on Form 10-Q/A for the fiscal quarter ended March 31, 1996, filed with the Commission on June 20, 1996 (the "Company 10-Q") (the "Company 10-Q"), (viii) Davidson's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Commission on March 29, 1996 (the "Davidson 10-K"), (ix) Davidson's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed with the Commission on May 14, 1996 (the "Davidson 10-Q"), (x) Sierra's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, filed with the Commission on June 29, 1995 (the "Sierra 10-K"); (xi) Sierra's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995, filed with the Commission on August 17, 1995; (xii) Sierra's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995, filed with the Commission on November 15, 1995; (xiii) Sierra's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1995, filed with the Commission on February 13, 1996, as amended by Amendement No. 1 to Sierra's Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 31, 1995, filed with the Commission on May 15, 1996 (the "Sierra 10-Q"); (xiv) Sierra's Current Reports on Form 8-K, filed with the Commission on March 1, 1996 and December 6, 1995, respectively; (xv) the description of Sierra Common Stock contained in Sierra's registration statement on Form 8-A, filed with the Commission on September 15, 1988.

    All documents filed with the Commission by CUC International, the Company, Davidson and Sierra respectively, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Proxy Statement/Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) contained in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

                                      (ii)

    NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CUC INTERNATIONAL OR THE COMPANY. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CUC INTERNATIONAL OR THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                                     (iii)

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
AVAILABLE INFORMATION.................................................................    (i)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................   (ii)
SUMMARY...............................................................................     1
SUMMARY SELECTED FINANCIAL DATA.......................................................    24
SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA.........................    29
RISK FACTOR...........................................................................    36
INFORMATION CONCERNING CUC INTERNATIONAL..............................................    36
INFORMATION CONCERNING THE COMPANY....................................................    44
THE MEETING...........................................................................    46
  General.............................................................................    46
  Matters to Be Considered at the Meeting.............................................    46
  Record Date; Quorum; Voting at the Meeting..........................................    46
  Proxies.............................................................................    47
PROPOSAL I--THE MERGER................................................................    49
  Background of the Merger............................................................    49
  Reasons for the Merger; Recommendation of the Company's Board of Directors..........    58
  Opinion of the Company's Financial Advisor..........................................    60
  Certain Consequences of the Merger..................................................    66
  Management of the Company After the Merger..........................................    67
  Conduct of the Business of CUC International and the Company if the Merger is Not
Consummated...........................................................................    67
  Material Contacts Between CUC International and the Company.........................    67
  Interests of Certain Persons in the Merger..........................................    67
  Indemnification of Directors and Officers...........................................    69
  Accounting Treatment................................................................    69
  Certain Federal Income Tax Considerations...........................................    70
  Regulatory Approvals................................................................    71
  Federal Securities Law Consequences.................................................    72
  Stock Exchange Listing..............................................................    72
  No Appraisal Rights.................................................................    72
THE MERGER AGREEMENT..................................................................    73
  The Merger..........................................................................    73
  Conversion of Shares; Merger Consideration..........................................    73
  Adjustment of Conversion Number.....................................................    73
  Exchange of Stock Certificates......................................................    73
  Dividends, Transfer Taxes...........................................................    74
  No Fractional Shares................................................................    75
  Cancellation of Shares..............................................................    75
  Stock Options.......................................................................    75
  Restricted Stock....................................................................    76
  Representations and Warranties......................................................    76
  Certain Covenants...................................................................    76
  Conditions..........................................................................    81
  Termination.........................................................................    82
  Fees and Expenses...................................................................    83
  Amendments; No Waivers..............................................................    84
  Confidentiality Agreement...........................................................    84

                                      (iv)

                                                                                         PAGE
                                                                                         ----
UNAUDITED PRO FORMA CONDENSED COMBINED
  FINANCIAL STATEMENTS................................................................    85
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET..................................    86
UNAUDITED PRO FORMA CONDENSED COMBINED
  STATEMENT OF INCOME.................................................................    87
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..................    91
PRO FORMA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS............................................................................    93
COMPARISON OF SHAREHOLDERS' RIGHTS....................................................    94
  Directors...........................................................................    94
  Amendments to the Charters..........................................................    95
  Amendments to the By-laws...........................................................    95
  Quorum..............................................................................    95
  Vote Required for Merger and Certain Other Transactions.............................    95
  Business Combinations Following a Change of Control.................................    95
  Cumulative Voting...................................................................    96
  Special Meetings of Shareholders; Action by Consent.................................    96
PROPOSAL II--ELECTION OF DIRECTORS....................................................    97
  Nominees for Election...............................................................    97
DIRECTORS' FEES AND OTHER COMPENSATION................................................    99
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION...............................   100
EXECUTIVE COMPENSATION................................................................   103
  Summary Compensation Table..........................................................   103
  Option Grants in Transition Period and Last Fiscal Year.............................   104
  Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR
Values................................................................................   105
STOCK PERFORMANCE GRAPH...............................................................   106
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................................   107
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS.......................   108
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT.....................................   110
PROPOSAL III--RATIFICATION OF INDEPENDENT ACCOUNTANTS.................................   110
OTHER MATTERS.........................................................................   110
1997 SHAREHOLDER PROPOSALS............................................................   110
OWNERSHIP OF COMPANY COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND COMPANY
MANAGEMENT............................................................................   111
PRINCIPAL HOLDERS OF CUC INTERNATIONAL COMMON STOCK...................................   113
LEGAL MATTERS.........................................................................   113
EXPERTS...............................................................................   114

                                    ANNEXES

Annex A   Agreement and Plan of Merger, dated as of April 19, 1996, by and among CUC
          International, IG Acquisition Corp. and the Company........................   A-1
Annex B   Opinion of Lazard Freres & Co. LLC.........................................   B-1

                                      (v)

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE, OR INCORPORATED BY REFERENCE, IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES HERETO. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS, THE ANNEXES HERETO AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE CAREFULLY AND IN THEIR ENTIRETY. UNLESS OTHERWISE DEFINED HEREIN, ALL CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "--CERTAIN DEFINITIONS."

    UNLESS OTHERWISE INDICATED, ALL BENEFICIAL OWNERSHIP INFORMATION AND SHARE AMOUNTS SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS (A) HAVE BEEN ADJUSTED FOR AND GIVE EFFECT TO THE 3:2 SPLITS OF CUC INTERNATIONAL COMMON STOCK EFFECTED ON EACH OF JUNE 12, 1992, APRIL 30, 1993 AND JUNE 30, 1995, (B) HAVE BEEN ADJUSTED FOR AND GIVE EFFECT TO THE 2:1 SPLITS OF THE DAVIDSON COMMON STOCK DAVIDSON ("DAVIDSON COMMON STOCK"), EFFECTED IN DECEMBER 1992 AND ON AUGUST 23, 1995, (C) HAVE BEEN ADJUSTED FOR AND GIVE EFFECT TO THE 2:1 SPLIT OF THE SIERRA COMMON STOCK, EFFECTED ON MARCH 3, 1995, AND (D) ASSUME THAT (I) OUTSTANDING OPTIONS TO PURCHASE SHARES OF COMPANY COMMON STOCK (OTHER THAN OPTIONS HELD BY THE COMPANY'S DIRECTORS WHICH, PURSUANT TO THE MERGER AGREEMENT, WILL BE CONVERTED AT THE EFFECTIVE TIME INTO THE RIGHT TO RECEIVE SHARES OF CUC INTERNATIONAL COMMON STOCK AS DESCRIBED IN "THE MERGER AGREEMENT--STOCK OPTIONS") WILL NOT BE EXERCISED PRIOR TO THE EFFECTIVE TIME, (II) OUTSTANDING OPTIONS TO PURCHASE SHARES OF CUC INTERNATIONAL COMMON STOCK BE EXERCISED FOR SHARES OF CUC INTERNATIONAL COMMON STOCK PRIOR TO THE EFFECTIVE TIME, (III) OUTSTANDING OPTIONS TO PURCHASE SHARES OF DAVIDSON COMMON STOCK WILL NOT BE EXERCISED PRIOR TO THE DAVIDSON EFFECTIVE TIME AND (IV) OUTSTANDING OPTIONS TO PURCHASE SHARES OF SIERRA COMMON STOCK AND SIERRA'S 6 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2001 WILL NEITHER BE EXERCISED NOR CONVERTED INTO SHARES OF SIERRA COMMON STOCK, AS THE CASE MAY BE, PRIOR TO THE SIERRA EFFECTIVE TIME.

    IN ADDITION, UNLESS OTHERWISE INDICATED, ALL INFORMATION IN THIS PROXY STATEMENT/PROSPECTUS ASSUMES THAT 0.4943 SHARES OF CUC INTERNATIONAL COMMON STOCK WILL BE ISSUED IN THE MERGER FOR EACH SHARE OF COMPANY COMMON STOCK OUTSTANDING IMMEDIATELY PRIOR TO THE EFFECTIVE TIME (I.E., REPRESENTING THE AVERAGE OF THE MINIMUM CONVERSION NUMBER OF 0.3750 (APPLICABLE IF THE AVERAGE STOCK PRICE IS $36.00 OR MORE) AND THE MAXIMUM CONVERSION NUMBER OF 0.6136 (APPLICABLE IF THE AVERAGE STOCK PRICE IS $22.00 OR LESS)), AND FURTHER ASSUMES THAT THE VALUE OF THE SHARES OF CUC INTERNATIONAL COMMON STOCK ISSUED IN THE MERGER IN RESPECT OF SUCH SHARES OF COMPANY COMMON STOCK WILL BE $13.50.

    THE MERGER, THE DAVIDSON MERGER AND THE SIERRA MERGER ARE INDEPENDENT TRANSACTIONS AND THE CONSUMMATION OF NONE OF SUCH TRANSACTIONS IS CONDITIONED OR DEPENDENT UPON THE CONSUMMATION OF ANY OF THE OTHER TRANSACTIONS. IN ADDITION, PURSUANT TO APPLICABLE LAW AND THE COMPANY'S AND CUC INTERNATIONAL'S RESPECTIVE CERTIFICATES OF INCORPORATION AND BY-LAWS CURRENTLY IN EFFECT, NEITHER HOLDERS OF COMPANY COMMON STOCK NOR CUC INTERNATIONAL COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE DAVIDSON MERGER OR THE SIERRA MERGER. SIMILARLY, NEITHER HOLDERS OF DAVIDSON COMMON STOCK NOR SIERRA COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OR TO VOTE IN RESPECT OF THE MERGER.

                                       THE COMPANIES

CUC INTERNATIONAL INC. ......  CUC International is a membership-based consumer services company, providing consumers with access to a variety of
                                 services. CUC International currently has approximately
                                 48.0 million consumers using its various services. CUC
                                 International currently operates in one business segment,
                                 providing these services as individual, wholesale or
                                 discount coupon program memberships. These memberships
                                 include such components as shopping, travel, auto, dining, home improvement, vacation exchange, credit card and
                                 checking account enhancement packages, financial products
                                 and discount programs. CUC International also administers
                                 insurance package programs which are generally combined
                                 with discount shopping and travel for credit union
                                 members, distributes welcoming packages which provide new
                                 homeowners with discounts for local merchants and provides travelers with value-added tax refunds. CUC International
                                 believes it is the leading provider of membership-based
                                 consumer services of these types in the United States. CUC
                                 International's activities are conducted principally
                                 through its Comp-U-Card division and its wholly-owned
                                 Subsidiaries, FISI*Madison Financial Corporation, Benefit
                                 Consultants, Inc., Interval International Inc. and
                                 Entertainment Publications, Inc. For a more detailed
                                 description of the business and properties of CUC
                                 International, see the descriptions thereof set forth in
                                 the CUC 10-K, which is incorporated herein by reference.

                               CUC International's executive offices are located at 707
                                 Summer Street, Stamford, Connecticut 06901, and its
                                 telephone number at such offices is (203) 324-9261.

IG ACQUISITION CORP. ........  Merger Sub, a Delaware corporation and wholly-owned
                                 Subsidiary of CUC International, was formed solely for the purpose of effecting the Merger and has not engaged in any activities other than those incident to its organization
                                 and consummation of the Merger.

IDEON GROUP, INC. ...........  The Company is a holding company with three principal business units: SafeCard Services, Incorporated
                                 ("SafeCard"), Wright Express Corporation ("Wright
                                 Express") and National Leisure Group, Inc. ("National
                                 Leisure Group").

                               SafeCard, the Company's largest operating Subsidiary, is a leader in providing credit card enhancement and continuity products and services. SafeCard serves over 160 credit
                                 card issuers and has approximately 13 million subscribers
                                 and, during 1995, contributed approximately 80% of the
                                 Company's consolidated revenue. SafeCard markets
                                 subscriptions for continuity services it provides to
                                 subscribers by mail and telephone. Continuity services
                                 typically continue on an annual basis for some period of
                                 time unless cancelled by the subscriber. SafeCard is based in Jacksonville, Florida and has an operational facility
                                 located in Cheyenne, Wyoming.

                               On February 16, 1996, SafeCard completed its acquisition of
                                 United Bank Services ("UBS"), a provider of value-added
                                 products and services through a diverse group of financial institutions, including banks, credit unions and other
                                 financial services companies. UBS offers a wide range of
                                 credit card enhancement services, including CardMiles, a
                                 universal airline frequent flyer rewards program, travel
                                 insurance enhancements, customer loyalty programs and
                                 credit card merchant reward programs. The operations of
                                 UBS have been consolidated with the operations of
                                 SafeCard. UBS is based in Norman, Oklahoma.

                               Wright Express is the leading provider of information
                                 processing, financial and information management services
                                 to commercial car, van and truck fleets throughout the
                                 United States. In addition to the Wright Express Universal
                                 Fleet Card, now accepted at over 90,000 fueling locations,
                                 Wright Express provides private label fleet commercial
                                 credit card programs to 15 of the nation's oil companies,
                                 and co-branded fleet fueling cards with 15 of the top
                                 vehicle leasing companies. Wright Express is based in
                                 South Portland, Maine.

                               National Leisure Group is a major provider of vacation
                                 travel packages and cruises directly to consumers in
                                 association with established retailers and warehouse clubs in New England and with credit card issuers and travel
                                 club members nationwide. National Leisure Group is based
                                 in Boston, Massachusetts.

                               For a more detailed description of the business and
                                 properties of the Company, see "Information Concerning the
                                 Company" and the Company 10-K, which is incorporated
                                 herein by reference.

                               The Company's principal executive offices are located at
                                 7596 Centurion Parkway, Jacksonville, Florida 32256, and
                                 its telephone number at such offices is (904) 218-1800.

                            1996 ANNUAL MEETING OF SHAREHOLDERS

TIME, DATE AND PLACE.........  The Meeting will be held at 10:00 a.m., local time, on
                                 Wednesday, August 7, 1996, at The Marriott Hotel, 4670
                                 Salisbury Road, Jacksonville, Florida 32256.

PURPOSE OF THE MEETING.......  The purpose of the Meeting is to consider and vote upon (i)
                                 a proposal to approve and adopt the Merger Agreement, (ii)
                                 the election of three directors to the Company's Board of
                                 Directors, two directors to hold office until the earliest of the 1999 Annual Meeting of Shareholders, the
                                 consummation of the Merger or their respective successors
                                 are duly elected or appointed and qualified, and one
                                 director to hold office until the earliest of the 1998
                                 Annual Meeting of Shareholders, the consummation of the
                                 Merger or such director's successor is duly elected or
                                 appointed and qualified, (iii) the ratification of the
                                 appointment of Price Waterhouse LLP as the Company's
                                 independent accountants for the year ending December 31,
                                 1996 or until the Merger is consummated, and (iv) such
                                 other business as may properly be presented at the
                                 Meeting.

                               If the shareholders approve and adopt the Merger Agreement at the Meeting and the Merger is consummated, from and
                                 after the Effective Time and until their successors are
                                 duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub will become
                                 the directors of the Company as the surviving corporation
                                 of the Merger.

RECORD DATE; SHARES ENTITLED
TO VOTE......................  Only holders of record of shares of Company Common Stock at the close of business on June 21, 1996 (the "Record Date")
                                 are entitled to notice of and to vote at the Meeting. At
                                 the Record Date, there were 27,983,164 shares of Company
                                 Common Stock outstanding, each of which is entitled to one vote on each matter to be acted upon or which properly may be presented at the Meeting, and approximately 839 holders of record. See "The Meeting--Record Date; Quorum; Voting
                                 at the Meeting."

QUORUM; VOTE REQUIRED........  The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Company
                                 Common Stock entitled to vote at the Meeting will
                                 constitute a quorum for the transaction of business at the
                                 Meeting. The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common
                                 Stock entitled to vote thereon at the Meeting is necessary to approve and adopt the Merger Agreement. The affirmative vote of the holders of a majority of the issued and
                                 outstanding shares of Company Common Stock present in
                                 person or represented by proxy and entitled to vote
                                 thereon at the Meeting is necessary to ratify the
                                 appointment of the Company's independent accountants. The
                                 affirmative vote of the holders of a plurality of the
                                 issued and outstanding shares of Company Common Stock
                                 present in person or represented by proxy and entitled to
                                 vote thereon at the Meeting is necessary to elect the
                                 Company's directors. Under applicable rules of the "NYSE"
                                 (as defined below), brokers that hold shares in "street
                                 name" have the authority to vote on certain items when
                                 they have not received
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                                 instructions from the beneficial owners of such shares.
                                 Accordingly, broker non-votes will have the practical
                                 effect of voting against ratification of the Board of
                                 Directors' appointment of the Company's independent
                                 accountants and will have no effect on the outcome of the
                                 election of directors. Brokers may not vote shares of
                                 Company Common Stock as to the approval and adoption of
                                 the Merger Agreement held for customers without specific
                                 instructions from such customers. With regard to the
                                 election of directors, brokers may vote in favor of or
                                 withhold with respect to each nominee; votes that are
                                 withheld will be excluded entirely from the vote and will
                                 have no effect on the outcome of the election. Shares of
                                 Company Common Stock represented by properly executed
                                 proxies received at or prior to the Meeting that have not
                                 been revoked will be voted at the Meeting in accordance
                                 with the instructions contained therein or, if no
                                 instructions are indicated, such shares of Company Common
                                 Stock will be voted FOR approval and adoption of the
                                 Merger Agreement, ratification of the appointment of the
                                 Company's independent accountants, the election of the
                                 Board of Directors' three nominees for director and, in
                                 the discretion of the proxy holder, as to any other matter that may be properly presented at the Meeting. If the
                                 Meeting is postponed or adjourned for any reason, at any
                                 subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been
                                 voted at the initial convening of the Meeting (except for
                                 any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been
                                 effectively voted on the same or any other matter at a
                                 previous meeting. A shareholder who has submitted a proxy
                                 may revoke such proxy at any time prior to its exercise at the Meeting. See "The Meeting--Record Date; Quorum; Voting
                                 at the Meeting" and "The Meeting-- Proxies."

OWNERSHIP OF COMPANY
  COMMON STOCK BY COMPANY
  MANAGEMENT AND CERTAIN
  OTHER PERSONS..............  As of the Record Date, the executive officers, nominees and directors of the Company (17 persons as a group)
                                 beneficially owned approximately 3.1% of the outstanding
                                 Company Common Stock. Neither CUC International nor any of
                                 its Subsidiaries, affiliates, directors or executive
                                 officers owns any shares of Company Common Stock. See "The
                                 Merger--Interests of Certain Persons in the Merger" and
                                 "Ownership of Company Common Stock by Certain Beneficial
                                 Owners and Company Management."
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                                   THE MERGER

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EFFECTS OF THE MERGER; MERGER
  CONSIDERATION; NO FRACTIONAL
SHARES.........................  In the Merger (i) Merger Sub will be merged with and into the Company, and the Company, as the surviving corporation in the Merger, will become a wholly-owned Subsidiary of
                                   CUC International; (ii) each share of Company Common
                                   Stock outstanding immediately prior to the Effective
                                   Time (other than shares of Company Common Stock held by
                                   the Company as treasury stock or by any Subsidiary of
                                   the Company or shares owned by CUC International, Merger
                                   Sub or any other Subsidiary of CUC International) will
                                   be converted into the right to receive that number of
                                   shares of CUC International Common Stock equal to the
                                   quotient obtained by dividing $13.50 by the "Average
                                   Stock Price" (as defined below); provided that if the
                                   Average Stock Price is $22.00 or less, the "Conversion
                                   Number" (as defined below) will be 0.6136, and if the
                                   Average Stock Price is $36.00 or more, the Conversion
                                   Number will be 0.3750; and (iii) at the Effective Time,
                                   each holder of a certificate representing shares of
                                   Company Common Stock will cease to have any rights with
                                   respect to such shares, except the right to receive the
                                   number of shares of CUC International Common Stock
                                   specified above into which the shares of Company Common
                                   Stock have been converted in the Merger, certain
                                   dividend payments, if applicable, and cash payable in
                                   lieu of fractional share interests, all in accordance
                                   with the terms and subject to the conditions of the
                                   Merger Agreement. See "The Merger Agreement--Conversion
                                   of Shares; Merger Consideration; The Merger Agreement--
                                   Dividends, Transfer Taxes;" and "The Merger Agreement--
                                   No Fractional Shares."

                                 In the event of any stock split, combination,
                                   reclassification or stock dividend with respect to CUC
                                   International Common Stock, any change or conversion of
                                   CUC International Common Stock into other securities or
                                   any other dividend or distribution with respect to CUC
                                   International Common Stock (other than quarterly cash
                                   dividends issued in the ordinary course consistent with
                                   past practice) and any distribution by CUC International
                                   of shares of capital stock to any of its affiliates, or
                                   if a record date with respect to any of the foregoing
                                   should occur prior to the Effective Time, appropriate
                                   and proportionate adjustments will be made to the
                                   Conversion Number for purposes of determining the amount
                                   of CUC International Common Stock to be issued in the
                                   Merger in respect of each share of Company Common Stock.
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                                 Based upon the equity capitalization of CUC International
                                   and the Company, respectively, as of the Record Date,
                                   and giving effect to the Merger (and assuming
                                   consummation of the Davidson Merger and the Sierra
                                   Merger at or prior to the Effective Time), the total
                                   number of shares of CUC International Common Stock
                                   outstanding immediately following the Effective Time
                                   will be 260,974,003 and the shareholders of the Company
                                   immediately prior to the Effective Time will own, in the
                                   aggregate, approximately 5% of the CUC International
                                   Common Stock outstanding immediately after the Effective
                                   Time. If the Davidson Merger is consummated at or prior
                                   to the Effective Time (but the Sierra Merger is not),
                                   the total number of shares of CUC International Common
                                   Stock outstanding immediately following the Effective
                                   Time will be 235,409,026 and the shareholders of the
                                   Company immediately prior to the Effective Time will
                                   own, in the aggregate, approximately 6% of the CUC
                                   International Common Stock outstanding immediately after
                                   the Effective Time. If the Sierra Merger is consummated
                                   at or prior to the Effective Time (but the Davidson
                                   Merger is not), the total number of shares of CUC
                                   International Common Stock outstanding immediately
                                   following the Effective Time will be 230,934,397 and the
                                   shareholders of the Company immediately prior to the
                                   Effective Time will own, in the aggregate, approximately
                                   6% of the CUC International Common Stock outstanding
                                   immediately after the Effective Time. If neither the
                                   Sierra Merger nor the Davidson Merger is consummated at
                                   or prior to the Effective Time, the total number of
                                   shares of CUC International Common Stock outstanding
                                   immediately following the Effective Time will be
                                   205,369,420 and the shareholders of the Company
                                   immediately prior to the Effective Time will own, in the
                                   aggregate, approximately 7% of the CUC International
                                   Common Stock outstanding immediately after the Effective
                                   Time. See "The Merger-- Certain Consequences of the
                                   Merger" and "Unaudited Pro Forma Condensed Combined
                                   Financial Statements."

STOCK OPTIONS; RESTRICTED
STOCK..........................  Not later than the Effective Time, each outstanding option to purchase shares of Company Common Stock (an "Option")
                                   granted under any stock option or compensation plan or
                                   arrangement of the Company (other than any "stock
                                   purchase plan" within the meaning of Section 423 of the
                                   Internal Revenue Code of 1986, as amended (the "Code"),
                                   and except with respect to Options held by any director
                                   of the Company as described below) in effect on the date
                                   of the Merger Agreement ("Company Stock Plans"), whether
                                   or not vested or exercisable, will become and represent
                                   an option to purchase the number of shares of CUC
                                   International Common Stock (a "Substitute Option"),
                                   rounded up to the nearest whole share, determined by
                                   multiplying (x) the number of shares of Company Common
                                   Stock subject to such Option immediately prior to the
                                   Effective Time by (y) the Conversion Number, at an
                                   exercise price per share of CUC International Common
                                   Stock (increased to the nearest whole cent) equal to the
                                   exercise price per share of Company Common Stock
                                   immediately prior to the Effective Time divided by the
                                   Conversion Number; provided, however, that in the case
                                   of any
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                                   option to purchase shares of Company Common Stock that
                                   qualifies as an incentive stock option under Section 422
                                   of the Code, the conversion formula described above will
                                   be adjusted as necessary to comply with Section 424(a)
                                   of the Code.

                                 Except as described above, after the Effective Time, each
                                   Substitute Option will be exercisable upon the same
                                   terms and conditions as were applicable to the related
                                   Option immediately prior to the Effective Time.

                                 Notwithstanding the foregoing, each Option held by any
                                   director of the Company at the Effective Time will be
                                   converted into the right to receive that number of
                                   shares of CUC International Common Stock determined by
                                   multiplying (x) the number of shares of Company Common
                                   Stock such director could have purchased had such holder
                                   exercised such Option in full immediately prior to the
                                   Effective Time by (y) a fraction, the numerator of which
                                   will be the excess, if any, of (i) the Conversion Number
                                   multiplied by the Average Stock Price over (ii) the
                                   applicable exercise price of such Option, and the
                                   denominator of which will be the Average Stock Price.
                                   See "The Merger--Interests of Certain Persons in the
                                   Merger" and "The Merger Agreement--Stock Options."

                                 In addition, any unvested shares of restricted stock of
                                   the Company, however granted, will, to the extent
                                   required in the plan, agreement or instrument pursuant
                                   to which such restricted stock was granted, vest and
                                   become free of all restrictions immediately prior to the
                                   Effective Time and will be convertible into CUC
                                   International Common Stock pursuant to the terms and
                                   subject to the conditions of the Merger Agreement. See
                                   "The Merger Agreement--Restricted Stock."

EXCHANGE OF CERTIFICATES.......  Promptly after the Effective Time, The Bank of Boston, a commercial bank selected by CUC International having
                                   capital of not less than $500.0 million or another
                                   entity or person acceptable to CUC International and the
                                   Company, as exchange agent (the "Exchange Agent"), will
                                   mail to each holder of record of a certificate (or
                                   certificates) which immediately prior to the Effective
                                   Time represented outstanding shares of Company Common
                                   Stock, written instructions and letters of transmittal
                                   for exchanging certificates evidencing shares of Company
                                   Common Stock for certificates evidencing the number of
                                   shares of CUC International Common Stock that such
                                   holder is entitled to receive in the Merger based upon
                                   the Conversion Number. Holders of Company Common Stock
                                   should not surrender their certificates until they
                                   receive such instructions and letters of transmittal
                                   after the Effective Time. See "The Merger
                                   Agreement--Exchange of Stock Certificates."

                                 In the event that a certificate evidencing shares of
                                   Company Common Stock has been lost, stolen, destroyed or
                                   is not properly registered, the holder thereof is urged,
                                   in order to avoid delays and additional expense, to
                                   notify the Company's registrar and transfer agent,
                                   American Stock Transfer and Trust, 40 Wall Street, New
                                   York, New York 10005, (800) 937-5449, Attention: Isaac
                                   Kagan, of such fact to arrange for the issuance of
                                   replacement certificates.
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CUC INTERNATIONAL REASONS FOR
THE MERGER.....................  CUC International's Board of Directors believes that (i)
                                   the combination of CUC International's membership services business with the Company's strong market position in
                                   credit card protection services will enhance CUC
                                   International's product offerings and complement its
                                   client and membership bases, and (ii) the addition of
                                   the Company's sizeable client base presents prospects
                                   for marketing CUC International's core shopping, auto,
                                   and other membership services to the Company's
                                   customers.

RECOMMENDATIONS OF THE
  COMPANY'S BOARD OF DIRECTORS;
REASONS FOR THE MERGER.........  The Company's Board of Directors unanimously (i) has determined that the Merger Agreement and the Merger are
                                   fair to, and in the best interests of, the Company and
                                   its shareholders, (ii) has approved the Merger Agreement
                                   and the transactions contemplated thereby and (iii)
                                   recommends that the shareholders of the Company vote FOR
                                   approval and adoption of the Merger Agreement at the
                                   Meeting. The Company's Board of Directors'
                                   recommendation is based upon a number of factors
                                   described in this Proxy Statement/Prospectus. See "The
                                   Merger--Reasons for the Merger; Recommendation of the
                                   Company's Board of Directors."

                                 The Company's Board of Directors also unanimously
                                   recommends that the shareholders of the Company vote at
                                   the Meeting FOR the (i) election of Adam W. Herbert,
                                   Jr., Eugene Miller and Thomas F. Petway, III, as
                                   directors and (ii) ratification of the appointment of
                                   Price Waterhouse LLP as the Company's independent
                                   accountants. See "Election of Directors" and
                                   "Ratification of Independent Accountants."

OPINION OF THE COMPANY'S
FINANCIAL ADVISOR..............  Lazard Freres & Co. LLC ("Lazard") has been retained by the Company to act as its financial advisor in connection
                                   with the Merger and has delivered an opinion to the
                                   Company's Board of Directors, dated April 19, 1996, to
                                   the effect that as of such date, based upon its views
                                   and analyses and subject to the assumptions and
                                   qualifications set forth therein, the Conversion Number
                                   is fair, from a financial point of view, to the
                                   Company's shareholders. The full text of the written
                                   opinion of Lazard, which sets forth its views and
                                   analyses of the matters, is attached to this Proxy
                                   Statement/Prospectus as Annex B and should be read
                                   carefully and in its entirety. Lazard's opinion is
                                   directed only to the fairness of the Conversion Number
                                   from a financial point of view. Lazard's opinion does
                                   not address any other aspect of the Merger or related
                                   transactions and does not constitute a recommendation to
                                   any shareholder of the Company as to how such
                                   shareholder of the Company should vote at the Meeting.
                                   See "The Merger--Opinion of the Company's Financial
                                   Advisor."
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CERTAIN CONSEQUENCES OF THE
MERGER..........................  Upon consummation of the Merger, the Company will become a wholly-owned Subsidiary of CUC International, holders
                                    of Company Common Stock will become holders of CUC
                                    International Common Stock, shares of Company Common
                                    Stock will cease to be traded on the NYSE and
                                    application promptly will be made to deregister such
                                    shares under the Exchange Act. At the Effective Time,
                                    the Certificate of Incorporation of the Company in
                                    effect immediately prior to such time will become the
                                    Certificate of Incorporation of the surviving
                                    corporation, and the By-laws of the Company in effect
                                    immediately prior to such time will become the By-laws
                                    of the surviving corporation, in each case until
                                    thereafter amended or restated. See "The
                                    Merger--Certain Consequences of the Merger."
                                  The Company has no present intention to amend its Amended
                                    and Restated Certificate of Incorporation or By-laws
                                    prior to the Effective Time.
MANAGEMENT OF THE COMPANY AFTER
THE MERGER......................  Pursuant to the Merger Agreement, the members of the
                                    Board of Directors of Merger Sub at the Effective Time
                                    will be the initial directors of the surviving
                                    corporation and the officers of the Company at the
                                    Effective Time will be the initial officers of the
                                    surviving corporation. See "The Merger-- Management of
                                    the Company After the Merger" and "The
                                    Merger--Interests of Certain Persons in the Merger."
CONDUCT OF THE BUSINESS OF
  CUC INTERNATIONAL AND THE
  COMPANY IF THE MERGER IS NOT
CONSUMMATED.....................  If the Merger is not consummated, it is expected that the respective businesses and operations of CUC
                                    International and the Company will continue to be
                                    conducted substantially as they currently are being
                                    conducted (subject, in the case of CUC International,
                                    to the consummation of the Davidson Merger and/or the
                                    Sierra Merger).
                                  In addition, on February 13, 1996, the Company and CUC
                                    International entered into an agreement (the
                                    "Confidentiality Agreement"), whereby CUC International
                                    agreed, among other things, to keep confidential
                                    certain non-public, confidential or proprietary
                                    information of the Company furnished to CUC
                                    International by or on behalf of the Company for
                                    purposes of evaluating a possible business combination.
                                    The Confidentiality Agreement provides that, for a
                                    period of two years, neither CUC International nor any
                                    of CUC International's representatives will, unless
                                    specifically invited in writing to do so by the
                                    Company, (i) acquire any of the Company Common Stock;
                                    (ii) make any solicitation of proxies or seek to
                                    influence any person with respect to the voting of any
                                    of the Company Common Stock; (iii) except as otherwise
                                    required by applicable law, make any public
                                    announcement with respect to any business combination
                                    involving the Company or any of its Subsidiaries; (iv)
                                    form, join or in any way participate in a "group" (as
                                    defined in Section 13(d)(3) of the Exchange Act)
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                                    in connection with Company Common Stock; (v) otherwise
                                    act to seek to control or influence the Company's
                                    management, Board of Directors or policies; or (vi)
                                    enter into any agreements in connection with any of the
                                    foregoing (the transactions referred to in clauses (i)
                                    through (vi) above being hereafter referred to as the
                                    "Prohibited Transactions"). The foregoing agreements of
                                    CUC International with respect to the Prohibited
                                    Transactions terminate upon the commencement by the
                                    Company or any other person of an offer to acquire the
                                    Company, whether by means of merger, consolidation or
                                    the acquisition of all or substantially all of the
                                    outstanding stock or assets of the Company. See "The
                                    Merger--Conduct of the Business of CUC International
                                    and the Company if the Merger is Not Consummated."
INTERESTS OF CERTAIN PERSONS IN
  THE MERGER....................  In considering the recommendations of the Company's Board of Directors, holders of Company Common Stock should
                                    consider that certain of the Company's executive
                                    officers and directors have certain interests in the
                                    Merger that are in addition to and not necessarily
                                    aligned with the interests of holders of Company Common
                                    Stock generally.
                                  STOCK OPTIONS. Generally, as more fully described in "The
                                    Merger Agreement--Stock Options," at the Effective
                                    Time, each outstanding Option granted under the Company
                                    Stock Plans will become and represent a Substitute
                                    Option to purchase such number of shares of CUC
                                    International Common Stock determined by multiplying
                                    (x) the number of shares of Company Common Stock
                                    subject to such Option immediately prior to the
                                    Effective Time by (y) the Conversion Number, at an
                                    exercise price per share of CUC International Common
                                    Stock equal to the exercise price per share of Company
                                    Common Stock immediately prior to the Effective Time,
                                    divided by the Conversion Number.
                                  Options held by the Company's directors will
                                    automatically be converted in the Merger into the right
                                    to receive such number of shares of CUC International
                                    Common Stock determined by multiplying (x) the number
                                    of shares of Company Common Stock such director could
                                    have purchased had such director exercised his Options
                                    in full immediately prior to the Effective Time by (y)
                                    a fraction, the numerator of which will be the excess,
                                    if any, of (i) the Conversion Number multiplied by the
                                    Average Stock Price over (ii) the applicable exercise
                                    price of such Option, and the denominator of which will
                                    be the Average Stock Price. As of the Record Date, the
                                    directors, nominees and executive officers of the
                                    Company (17 persons as a group) owned Options to
                                    purchase up to an aggregate of 1,320,000 shares of
                                    Company Common Stock, of which Options to purchase,
                                    652,750 shares of Company Common Stock are currently
                                    exercisable, and the directors (six persons as a group)
                                    owned outstanding Options to purchase up to an
                                    aggregate of 415,000 shares of Company Common Stock, of
                                    which Options to purchase, 402,250 shares of Company
                                    Common Stock are currently exercisable.
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                                    See "The Merger--Interests of Certain Persons in the
                                    Merger."
                                  INDEMNIFICATION AND INSURANCE. The Merger Agreement
                                    preserves the indemnification rights of the officers
                                    and directors of the Company and contains certain
                                    additional agreements of CUC International and the
                                    surviving corporation to maintain directors' and
                                    officers' insurance and to defend and hold harmless the
                                    "Indemnitees" (as defined below) from and against
                                    "Indemnifiable Claims" (as defined below). See "The
                                    Merger Agreement--Certain Covenants."
EFFECTIVE TIME OF THE MERGER....  The Merger will become effective on the date that a
                                    Certificate of Merger is filed with the Secretary of
                                    State of the State of Delaware or at such time
                                    thereafter as provided in the Certificate of Merger.
                                    CUC International and the Company currently intend that
                                    the Effective Time will occur promptly after approval
                                    and adoption of the Merger Agreement at the Meeting.
CONDITIONS TO THE MERGER........  The obligations of CUC International, Merger Sub and the
                                    Company to consummate the Merger are subject to the
                                    satisfaction of certain conditions, including approval
                                    and adoption of the Merger Agreement by the requisite
                                    vote of the holders of Company Common Stock; approval
                                    for listing on the NYSE of all shares of CUC
                                    International Common Stock issuable in the Merger; the
                                    expiration of any applicable waiting period in respect
                                    of the Merger under the Hart-Scott-Rodino Antitrust
                                    Improvements Act of 1976, as amended (the "HSR Act")
                                    (such waiting period having expired on June 23, 1996);
                                    there not having been issued or in effect any provision
                                    of any applicable law or regulation or any judgment,
                                    injunction, order or decree prohibiting consummation of
                                    the Merger (or any of the transactions contemplated by
                                    the Merger Agreement); the Company having received a
                                    letter, subject to customary qualifications, from its
                                    independent accountants, Price Waterhouse LLP, to the
                                    effect that pooling-of-interests accounting (under
                                    Accounting Principles Board Opinion No. 16) is
                                    appropriate for the Merger, provided that the Merger is
                                    consummated in accordance with the terms of the Merger
                                    Agreement; CUC International having received a letter
                                    from Ernst & Young LLP, its independent auditors, to
                                    the effect that pooling-of-interests accounting (under
                                    Accounting Principles Board Opinion No. 16) is
                                    appropriate for the Merger, provided that the Merger is
                                    consummated in accordance with the terms of the Merger
                                    Agreement (except that the foregoing will not be a
                                    condition to the Company's obligations if either Price
                                    Waterhouse LLP or Ernst & Young LLP is unable to
                                    deliver such letter because the Company has breached
                                    certain of its representations, warranties or covenants
                                    in the Merger Agreement regarding accounting for the
                                    Merger as a pooling-of-interests or the Company or any
                                    of its affiliates shall have taken or failed to take
                                    any other action that, in the opinion of either Ernst &
                                    Young LLP or Price Waterhouse LLP, would prevent CUC
                                    International from accounting for the Merger as a
                                    pooling-of-interests); and the Registration Statement
                                    (of
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                                    which this Proxy Statement/Prospectus is a part) having
                                    become effective under the Securities Act and no order
                                    suspending such effectiveness having been issued and
                                    remaining in effect.

                                  The obligations of CUC International and Merger Sub to
                                    consummate the Merger are subject to the satisfaction
                                    of certain conditions, including the accuracy in all
                                    material respects of the representations and warranties
                                    of the Company and the performance in all material
                                    respects of the covenants and obligations of the
                                    Company under the Merger Agreement, and the performance
                                    by each "Company Affiliate" (as defined below) of his
                                    obligations under the applicable "Affiliate Letter" (as
                                    defined below).

                                  The obligations of the Company to consummate the Merger
                                    are subject to the satisfaction of certain conditions,
                                    including the accuracy in all material respects of the
                                    representations and warranties of CUC International and
                                    Merger Sub and the performance in all material respects
                                    of the covenants and obligations of CUC International
                                    and Merger Sub under the Merger Agreement; and the
                                    receipt by the Company of an opinion from Skadden,
                                    Arps, Slate, Meagher & Flom ("Skadden, Arps"), in form
                                    and substance reasonably satisfactory to the Company
                                    and dated the Effective Time, as to certain tax
                                    matters, including, among other things, that based on
                                    the facts, representations and assumptions set forth in
                                    such opinion, the Merger will be treated as a
                                    reorganization within the meaning of Section 368(a) of
                                    the Code. See "The Merger--Certain Federal Income Tax
                                    Considerations" and "The Merger Agreement--Conditions."

                                  The foregoing conditions to the Merger, except those
                                    conditions which cannot be waived as a practical matter
                                    to permit consummation of the Merger or cannot be
                                    waived under applicable law, are subject to waiver by
                                    CUC International, Merger Sub and the Company, as
                                    applicable, at any time prior to the Effective Time.
TERMINATION OF THE MERGER
AGREEMENT.......................  The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time
                                    (i) by the mutual written consent of the Company and
                                    CUC International; (ii) by either the Company or CUC
                                    International if the Merger has not been consummated on
                                    or prior to the "Outside Termination Date" (as defined
                                    below); provided that such right of termination will
                                    not be available to any party whose failure to fulfill
                                    any obligation under the Merger Agreement has been the
                                    cause of or resulted in the failure to consummate the
                                    Merger by such date; (iii) by either the Company or CUC
                                    International if any law or regulation that makes
                                    consummation of the Merger illegal is in effect or if
                                    any judgment, injunction, order or decree enjoining CUC
                                    International or the Company from consummating the
                                    Merger is entered and such judgment, injunction, order
                                    or decree is final and nonappealable; (iv) by the
                                    Company if a breach of any representation, warranty,
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                                    covenant or agreement on the part of CUC International
                                    or Merger Sub has occurred and such breach has not been
                                    cured within 20 business days after notice by the
                                    Company thereof; (v) by CUC International and Merger
                                    Sub if a breach of any representation, warranty,
                                    covenant or agreement on the part of the Company has
                                    occurred and such breach has not been cured within 20
                                    business days after notice by CUC International or
                                    Merger Sub thereof; (vi) by CUC International or Merger
                                    Sub if (A) the Board of Directors of the Company or any
                                    committee thereof has withdrawn, modified or changed in
                                    a manner adverse to CUC International or Merger Sub its
                                    recommendation of the Merger or the Merger Agreement or
                                    has approved or recommended a "Superior Proposal" (as
                                    defined below) or (B) the Company has entered into a
                                    definitive agreement with respect to an "Acquisition
                                    Proposal" (as defined below); (vii) by the Company upon
                                    entering into a definitive agreement with respect to a
                                    Superior Proposal pursuant to a determination by the
                                    Company's Board of Directors, based upon the advice of
                                    the Company's outside legal counsel, that the failure
                                    to enter into such agreement would be reasonably likely
                                    to be inconsistent with the Board of Directors'
                                    fiduciary duties; provided that the Company complies
                                    with certain notification and procedural requirements
                                    specified in the Merger Agreement and reimburses CUC
                                    International for "Buyer's Expenses" (as defined below)
                                    of up to a maximum of $1.0 million simultaneously with
                                    its termination of the Merger Agreement; or (viii) by
                                    CUC International, Merger Sub or the Company if the
                                    Company's shareholders do not approve and adopt the
                                    Merger Agreement at the Meeting. See "The Merger
                                    Agreement--Termination."
FEES AND EXPENSES; LIQUIDATED
DAMAGES.........................  Upon the terms and subject to the conditions of the
                                    Merger Agreement (including certain notification and
                                    other procedural requirements described in "The Merger
                                    Agreement--Certain Covenants; No Solicitation"), the
                                    Company has agreed to reimburse CUC International for
                                    Buyer's Expenses of up to a maximum of $1.0 million, if
                                    the Company enters into a definitive agreement with
                                    respect to a Superior Proposal and the Merger Agreement
                                    is terminated either by CUC International and Merger
                                    Sub or by the Company by reason thereof. In addition,
                                    the Company has agreed that if the Merger Agreement is
                                    terminated and (i) within 12 months thereafter the
                                    Company enters into a definitive agreement with respect
                                    to a "Third-Party Acquisition" (as defined below) which
                                    is consummated within such 12-month period (or within
                                    such 12-month period a Third-Party Acquisition
                                    otherwise occurs and is consummated) or (ii) prior to
                                    the date on which the Merger Agreement is terminated,
                                    the Company (or its agents) engage in negotiations
                                    with, furnish information to, or receive a proposal
                                    from, a "Third-Party" (as defined below) with respect
                                    to a Third-Party Acquisition (and in the case of such
                                    negotiations or submission of information, the
                                    Third-Party makes or announces a proposal for a
                                    Third-Party
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                                    Acquisition), then, in all such cases, the Company will
                                    pay to CUC International on the date such Third-Party
                                    Acquisition is consummated (if consummated within 12
                                    months after the date the Merger Agreement is
                                    terminated) $7.0 million as liquidated damages,
                                    together with reimbursement of Buyer's Expenses
                                    (without duplication of any such Buyer's Expenses
                                    previously paid to CUC International under the
                                    circumstances described in "The Merger Agreement--
                                    Termination"). See "The Merger Agreement--Fees and
                                    Expenses."

                                  Except as described above, the Merger Agreement provides
                                    that all fees and expenses incurred in connection with
                                    the Merger, the Merger Agreement and the transactions
                                    contemplated thereby will be paid by the party
                                    incurring such fees and expenses irrespective of
                                    whether the Merger is consummated.

NO APPRAISAL RIGHTS.............  Holders of Company Common Stock are not entitled to appraisal rights under the "DGCL" (as defined below) in
                                    connection with the Merger because such shares are
                                    listed on the NYSE and the shares of CUC International
                                    Common Stock to be issued in the Merger to the holders
                                    of Company Common Stock will be listed on the NYSE.
                                    Holders of CUC International Common Stock are not
                                    entitled to appraisal rights under the DGCL because CUC
                                    International is not a constituent corporation to the
                                    Merger under the DGCL. See "The Merger--No Appraisal
                                    Rights."

NO SOLICITATION.................  Pursuant to the Merger Agreement, the Company has agreed that the Company and its Subsidiaries will not, and the
                                    Company will use its reasonable best efforts to ensure
                                    that the respective officers, directors and employees
                                    of the Company and its Subsidiaries, and any investment
                                    banker, financial advisor, attorney, accountant or
                                    other representative or agent retained by it or any of
                                    its Subsidiaries (collectively, "Representatives"),
                                    will not (i) solicit, initiate or encourage (including
                                    by way of furnishing information) any Acquisition
                                    Proposal or (ii) participate or engage in negotiations
                                    or discussions, or disclose any non-public information
                                    relating to the Company or any Subsidiary of the
                                    Company or afford access to the properties, books or
                                    records of the Company or any Subsidiary of the
                                    Company, regarding any Acquisition Proposal; provided
                                    that if the Company's Board of Directors determines,
                                    based upon the advice of outside legal counsel to the
                                    Company, that the failure to engage in such
                                    negotiations or discussions or to provide such
                                    information would be reasonably likely to be
                                    inconsistent with the fiduciary duties of the Company's
                                    Board of Directors under applicable law, the Company
                                    may, in response to an Acquisition Proposal and subject
                                    to compliance with the terms and conditions of the
                                    Merger Agreement, furnish information with respect to
                                    the Company and its Subsidiaries pursuant to a
                                    confidentiality agreement and participate in
                                    negotiations regarding such Acquisition Proposal.
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                                  In addition, the Company has agreed that neither it nor
                                    its Board of Directors nor any committee thereof will
                                    (i) withdraw, modify or change in a manner adverse to
                                    CUC International its approval or recommendation to the
                                    Company's shareholders of the Merger Agreement and the
                                    Merger (or propose to do so) or (ii) approve or
                                    recommend, or cause the Company to enter into an
                                    agreement with respect to, any Acquisition Proposal (or
                                    propose to do so), unless the Board determines, based
                                    upon the advice of the Company's outside legal counsel,
                                    that the failure to take any of the actions described
                                    in clauses (i) or (ii) above would be reasonably likely
                                    to be inconsistent with the Board of Directors'
                                    fiduciary duties; and provided that the Acquisition
                                    Proposal in respect of which the Company either
                                    withdraws, modifies or changes its recommendation (as
                                    described above) or enters into an agreement (as
                                    described above) constitutes a Superior Proposal and
                                    prior to entering into such agreement the Company
                                    complies with certain notification and other procedural
                                    requirements specified in the Merger Agreement. See
                                    "The Merger Agreement--Certain Covenants; No
                                    Solicitation;" "The Merger Agreement--Termination" and
                                    "The Merger Agreement--Fees and Expenses."
CERTAIN FEDERAL INCOME TAX
CONSIDERATIONS..................  It is a condition to consummation of the Merger that the
                                    Company receive an opinion from Skadden, Arps to the
                                    effect that, among other things, the Merger will
                                    constitute a reorganization within the meaning of
                                    Section 368(a) of the Code, and no gain or loss will be
                                    recognized by the shareholders of the Company upon the
                                    exchange of their shares of Company Common Stock solely
                                    for shares of CUC International Common Stock pursuant
                                    to the Merger, except with respect to cash, if any,
                                    received in lieu of fractional shares of CUC
                                    International Common Stock. See "The Merger--Certain
                                    Federal Income Tax Considerations."
ACCOUNTING TREATMENT............  The Merger is intended to qualify as a pooling-of-interests for accounting and financial
                                    reporting purposes. The obligations of CUC
                                    International and the Company to consummate the Merger
                                    are subject, among other things, to the Company having
                                    received a letter, subject to customary qualifications,
                                    from its independent accountants, Price Waterhouse LLP,
                                    to the effect that pooling-of-interests accounting
                                    (under Accounting Principles Board Opinion No. 16) is
                                    appropriate for the Merger, provided that the Merger is
                                    consummated in accordance with the terms of the Merger
                                    Agreement; CUC International having received a letter
                                    from Ernst & Young LLP, its independent auditors, to
                                    the effect that pooling-of-interests accounting (under
                                    Accounting Principles Board Opinion No. 16) is
                                    appropriate for the Merger, provided that the Merger is
                                    consummated in accordance with the terms of the Merger
                                    Agreement (except that the foregoing will not be a
                                    condition to the Company's obligations if either Price
                                    Waterhouse LLP or Ernst & Young LLP is unable to
                                    deliver such letter because the Company has breached
                                    certain of its
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                                    representations, warranties or covenants in the Merger
                                    Agreement regarding accounting for the Merger as a
                                    pooling-of-interests or the Company or any of its
                                    affiliates shall have taken or failed to take any other
                                    action that, in the opinion of either Ernst & Young LLP
                                    or Price Waterhouse LLP, would prevent CUC
                                    International from accounting for the Merger as a
                                    pooling-of-interests). See "The Merger--Accounting
                                    Treatment."
COMPARISON OF SHAREHOLDERS'
RIGHTS..........................  Upon consummation of the Merger, holders of Company
                                    Common Stock will become shareholders of CUC
                                    International. CUC International and the Company are
                                    both Delaware corporations. Accordingly, the
                                    differences between the rights of holders of shares of
                                    CUC International Common Stock and the rights of
                                    holders of shares of Company Common Stock arise solely
                                    from distinctions between the respective Certificates
                                    of Incorporation and By-laws of CUC International and
                                    the Company. See "Comparison of Shareholders Rights"
                                    for a description of such differences.
OTHER CUC INTERNATIONAL BUSINESS
COMBINATIONS....................  THE DAVIDSON MERGER. Effective on February 19, 1996, CUC
                                    International entered into the Davidson Merger
                                    Agreement providing for the Davidson Merger. Pursuant
                                    to the Davidson Merger Agreement, each share of
                                    Davidson Common Stock outstanding immediately prior to
                                    the Davidson Effective Time (other than shares held by
                                    CUC International or SAC or held by any other
                                    Subsidiary of CUC International or any Subsidiary of
                                    Davidson, or shares to which dissenters' rights are
                                    granted and properly exercised under applicable
                                    California law) will, by virtue of the Davidson Merger,
                                    be converted into .85 of one fully paid and
                                    non-assessable share of CUC International Common Stock.
                                  Simultaneously with the execution of the Davidson Merger
                                    Agreement, the holders of approximately 72% of the
                                    outstanding shares of Davidson Common Stock (which
                                    consist of Davidson's Chairman of the Board and Chief
                                    Executive Officer, and President, respectively, and
                                    certain trusts for which such persons serve as
                                    fiduciaries) agreed to vote their shares for the
                                    adoption of the Davidson Merger Agreement at the
                                    special meeting of the holders of Davidson Common Stock
                                    to vote in respect of the Davidson Merger Agreement
                                    (the "Davidson Meeting") presently scheduled to be held
                                    on July 24, 1996 (the "Davidson Shareholders
                                    Agreement"). Accordingly, assuming that such
                                    shareholders will vote for the adoption of the Davidson
                                    Merger Agreement at the meeting of holders of Davidson
                                    Common Stock, such adoption will be assured
                                    irrespective of the votes cast by any other holders of
                                    Davidson Common Stock. In addition, pursuant to the
                                    Davidson Merger Agreement, CUC International has agreed
                                    that Robert M. Davidson, Davidson's Chairman of the
                                    Board and Chief Executive Officer, and Janice G.
                                    Davidson, Davidson's President, respectively, will
                                    become members of CUC International's
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                                    Board of Directors effective upon consummation of the
                                    Davidson Merger.
                                  Consummation of the Davidson Merger, which is intended to
                                    qualify as a reorganization within the meaning of
                                    Section 368(a) of the Code and to qualify as a
                                    pooling-of-interests for accounting and financial
                                    reporting purposes, is subject to the satisfaction of
                                    certain conditions. Davidson has the right (but is not
                                    required) to terminate the Davidson Merger Agreement
                                    and abandon the Davidson Merger if, among other things,
                                    the average stock price (over a prescribed measurement
                                    period ending approximately 10 calendar days prior to
                                    the date of the Davidson Meeting) of CUC International
                                    Common Stock is less than $29.00.
                                  According to the Davidson 10-K, Davidson develops,
                                    publishes, manufactures and distributes high-quality
                                    educational and entertainment software products for
                                    home and school use. Its products incorporate
                                    characters, themes, sound, graphics, music and speech
                                    in ways that Davidson believes are engaging to the
                                    user. Davidson's educational products, offered at
                                    multiple price points, are targeted primarily to pre-
                                    kindergarten through 12th grade age groups and address
                                    a variety of learning needs, including math and problem
                                    solving, reading and language, art, writing and
                                    creativity, productivity, science and ecology, and
                                    social studies and history. Davidson also has begun to
                                    develop entertainment software through its Blizzard
                                    Entertainment division and recently acquired Condor
                                    division (which has been renamed Blizzard North) which
                                    is targeted to young adult and older users. In addition
                                    to its internally produced software products, Davidson
                                    enters into arrangements with affiliated label software
                                    developers to publish and distribute home and/or school
                                    versions of their products. Davidson has developed and
                                    currently publishes 102 titles and, in addition,
                                    distributes 51 affiliated label titles. Davidson's
                                    executive offices are located at 19840 Pioneer Avenue,
                                    Torrance, California 90503, and its telephone number at
                                    such offices is (310) 793-0600.
                                  THE SIERRA MERGER. Simultaneously with the execution and
                                    delivery of the Davidson Merger Agreement, CUC
                                    International entered into the Sierra Merger Agreement
                                    providing for the Sierra Merger. Pursuant to the Sierra
                                    Merger Agreement, among other things, each share of
                                    Sierra Common Stock outstanding immediately prior to
                                    the Sierra Effective Time (other than shares held by
                                    CUC International or LAC or held by any other
                                    Subsidiary of CUC International or any Subsidiary of
                                    Sierra) will, by virtue of the Sierra Merger, be
                                    converted into 1.225 fully paid and non-assessable
                                    shares of CUC International Common Stock.
                                  In addition, at the time of the execution of the Sierra
                                    Merger Agreement, the holders of approximately 9% of
                                    the outstanding shares of Sierra Common Stock (which
                                    consist of Sierra's Chairman and Chief Executive
                                    Officer, and a director of Sierra, respectively) agreed
                                    to vote their shares for
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                                    the adoption of the Sierra Merger Agreement at the
                                    special meeting of Sierra's shareholders in respect of
                                    the Sierra Merger Agreement (the "Sierra Meeting")
                                    presently scheduled to be held on July 24, 1996 (the
                                    "Sierra Shareholders Agreement"). In addition, pursuant
                                    to the Sierra Merger Agreement, CUC International has
                                    agreed that Kenneth A. Williams (Chairman of the Board
                                    and Chief Executive Officer of Sierra) will become a
                                    member of the Board of Directors of CUC International,
                                    effective upon consummation of the Sierra Merger. See
                                    "Information Concerning CUC International--The Sierra
                                    Merger."
                                  Consummation of the Sierra Merger, which is intended to
                                    qualify as a reorganization within the meaning of
                                    Section 368(a) of the Code and to qualify as a
                                    pooling-of-interests for accounting and financial
                                    reporting purposes, is subject to the satisfaction of
                                    certain conditions. Sierra has the right (but is not
                                    required) to terminate the Sierra Merger Agreement and
                                    abandon the Sierra Merger if, among other things, the
                                    average stock price (over a prescribed measurement
                                    period ending approximately 10 calendar days prior to
                                    the date of the Sierra Meeting) of CUC International
                                    Common Stock is less than $29.00.
                                  According to the Sierra 10-K, Sierra is a leading
                                    publisher and distributor of interactive entertainment,
                                    education and personal productivity software titles for
                                    multimedia personal computers ("PCs"), including
                                    CD-ROM-based PC systems, and selected emerging
                                    platforms. Sierra uses its design and development
                                    capabilities, as well as outside acquisitions, to
                                    create branded software products and product series
                                    with complex and interesting storylines and
                                    sophisticated graphics, sound and other features.
                                    Sierra offers more than 50 software titles, including
                                    popular products such as the King's Quest series,
                                    Leisure Suit Larry series, Police Quest series,
                                    Phantasmagoria, Gabriel Knight: The Beast Within, Front
                                    Page Sports: Football Pro '96, IndyCar Racing II, the
                                    Lost Mind of Dr. Brain and Print Artist. Sierra sells
                                    its products through a domestic field sales force and a
                                    network of independent domestic and foreign
                                    distributors. Sierra sells through a variety of
                                    distribution channels, including computer and
                                    electronics superstores, software specialty stores,
                                    mass merchants, wholesale clubs, direct mail and
                                    bundling arrangements. Internationally, Sierra sells
                                    primarily through independent distributors in specified
                                    territories and, in the United Kingdom, directly to
                                    software retailers. Sierra is continually evaluating
                                    new and potentially promising distribution channels,
                                    including on-line distribution through commercial
                                    on-line services and the Internet. During Sierra's most
                                    recent fiscal year, Sierra has significantly expanded
                                    its product line and brand awareness by continuing to
                                    develop high quality entertainment and education titles
                                    incorporating state-of-the-art software technology and
                                    by acquiring other successful or promising titles from
                                    third-parties. Sierra released 29 new
                                    internally-developed titles in fiscal 1996
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                                    (ending March 31, 1996) and acquired an additional 18
                                    titles in the entertainment, education, simulation and
                                    person productivity categories. Sierra's executive
                                    offices are located at 3380 146th Place S.E., Suite
                                    300, Bellevue, Washington 98007, and its telephone
                                    number at such offices is (206) 649-9800.
                                  THE MERGER, THE DAVIDSON MERGER AND THE SIERRA MERGER ARE
                                    INDEPENDENT TRANSACTIONS AND THE CONSUMMATION OF NONE
                                    OF SUCH TRANSACTIONS IS CONDITIONED OR DEPENDENT UPON
                                    THE CONSUMMATION OF ANY OF THE OTHER TRANSACTIONS.
                                    PURSUANT TO APPLICABLE LAW AND THE COMPANY'S AND CUC
                                    INTERNATIONAL'S RESPECTIVE CERTIFICATES OF
                                    INCORPORATION AND BY-LAWS CURRENTLY IN EFFECT, NEITHER
                                    HOLDERS OF COMPANY COMMON STOCK NOR CUC INTERNATIONAL
                                    COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO
                                    VOTE IN RESPECT OF THE DAVIDSON MERGER OR THE SIERRA
                                    MERGER. SIMILARLY, NEITHER HOLDERS OF DAVIDSON COMMON
                                    STOCK NOR SIERRA COMMON STOCK, AS SUCH, ARE ENTITLED TO
                                    NOTICE OF OR TO VOTE IN RESPECT OF THE MERGER.
CERTAIN DEFINITIONS.............  The following capitalized terms used in this Proxy
                                    Statement/Prospectus have the following respective
                                    meanings:
                                  "ACQUISITION PROPOSAL" means any inquiry, offer or
                                    proposal from any person relating to any direct or
                                    indirect acquisition or purchase of a substantial
                                    portion of the assets of the Company or any of its
                                    Subsidiaries or of over 20% of any class of equity
                                    interests of the Company or any of its Subsidiaries,
                                    any tender or exchange offer that if consummated would
                                    result in any person beneficially owning a 20% or more
                                    equity interest of any class of equity securities of
                                    the Company or any of its Subsidiaries, or any merger,
                                    consolidation, business combination, sale of
                                    substantially all the assets, recapitalization,
                                    liquidation, dissolution or similar transaction
                                    involving the Company or any of its Subsidiaries, other
                                    than the transactions contemplated by the Merger
                                    Agreement.
                                  "AFFILIATE LETTER" means each letter delivered to CUC
                                    International by each person who, within the meaning of
                                    Rule 145 under the Securities Act, is an "affiliate" of
                                    the Company ("Company Affiliate").
                                  "AVERAGE STOCK PRICE" means the average closing price per
                                    share of CUC International Common Stock on the NYSE as
                                    reported on the NYSE Composite Tape during the 15
                                    consecutive trading day period (the "Measurement
                                    Period") ending on the second calendar day immediately
                                    preceding the Meeting; provided, however, that if such
                                    second calendar day is not a trading day, the
                                    Measurement Period will end on the next calendar day
                                    immediately preceding such second calendar day that is
                                    a trading day.
                                  "BUYERS' EXPENSES" means documented out-of-pocket fees
                                    and expenses reasonably and actually incurred or paid
                                    by or on behalf of CUC International in connection with
                                    the Merger and the consummation of any of the
                                    transactions
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                                    contemplated by the Merger Agreement, including
                                    reasonable fees and expenses of counsel, accountants,
                                    experts, financial advisors and consultants to CUC
                                    International, in an aggregate amount not to exceed
                                    $1.0 million.
                                  "CLOSING DATE" means the date specified by CUC
                                    International, Merger Sub and the Company for the
                                    closing of the Merger to take place no later than the
                                    third business day after the satisfaction or waiver of
                                    all of the conditions to the consummation of the Merger
                                    set forth in the Merger Agreement, unless another date
                                    is agreed to in writing by CUC International, Merger
                                    Sub and the Company.
                                  "CODE" means the Internal Revenue Code of 1986, as
                                    amended.
                                  "COMMISSION" means the United States Securities and
                                    Exchange Commission, or any successor United States
                                    federal public or governmental authority thereto.
                                  "COMPANY'S EXPENSES" means documented out-of-pocket fees
                                    and expenses reasonably and actually incurred or paid
                                    by or on behalf of the Company in connection with the
                                    Merger and the consummation of any of the transactions
                                    contemplated by the Merger Agreement, including
                                    reasonable fees and expenses of counsel, accountants,
                                    experts, financial advisors and consultants to the
                                    Company, in an aggregate amount not to exceed $1.0
                                    million.
                                  "CONVERSION NUMBER" means the applicable number of duly
                                    authorized, validly issued, fully paid and
                                    nonassessable shares of CUC International Common Stock
                                    equal to the quotient obtained by dividing (x) $13.50
                                    by (y) the Average Stock Price; provided, however, that
                                    if the Average Stock Price is $22.00 or less the
                                    Conversion Number will be 0.6136, and if the Average
                                    Stock Price is $36.00 or more the Conversion Number
                                    will be 0.3750. The term "Conversion Number" as used in
                                    this Proxy Statement/Prospectus has the same meaning as
                                    the term "Exchange Ratio" as used in Lazard's written
                                    opinion, dated April 19, 1996, presented to the
                                    Company's Board of Directors as of such date. The full
                                    text of such opinion is set forth as Annex B hereto.
                                  "CUC INTERNATIONAL ZERO COUPON NOTES" means the Zero
                                    Coupon Convertible Subordinated Notes due June 6, 1996
                                    of CUC International.
                                  "DAVIDSON COMMON STOCK" means the Common Stock, $.00025
                                    par value, of Davidson.
                                  "DAVIDSON EFFECTIVE TIME" means the effective time of the
                                    Davidson Merger.
                                  "DGCL" means the Delaware General Corporation Law, as
                                    amended.
                                  "EXPENSES" includes reasonable attorneys' fees and all
                                    other costs, charges and expenses paid or incurred in
                                    connection with investigating, defending, being a
                                    witness in, participating in (including on appeal) or
                                    preparing to defend any Indemnifiable Claim.
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                                  "GAAP" means United States generally accepted accounting
                                    principles.
                                  "GOVERNMENTAL ENTITY" any governmental body, agency,
                                    official or authority.
                                  "HALMOS ENTITY" means any of Peter Halmos, Steven Halmos,
                                    Halmos Trading and Investment Company, The Halmos
                                    Foundation, Creditline Corporation, Continuity
                                    Marketing Corporation and High Plains Capital
                                    Corporation.
                                  "INDEMNITY AGREEMENT" means any agreement providing for
                                    indemnification by the Company or any Subsidiary of the
                                    Company of any Indemnitee (i) in effect on the date of
                                    the Merger Agreement (or entered into thereafter in
                                    accordance with the provisions of the Merger Agreement)
                                    and listed on schedules to the Merger Agreement (unless
                                    entered into after the date of the Merger Agreement in
                                    accordance with the provisions thereof) or (ii) in
                                    effect on the date of the Merger Agreement and listed
                                    in the Company's public filings with the Commission.
                                  "INDEMNITEES" means those individuals who at or prior to
                                    the Effective Time were officers, directors or
                                    employees of the Company or any of its Subsidiaries,
                                    and the heirs, executors, trustees, fiduciaries and
                                    administrators of such officers, directors or
                                    employees, other than for purposes of this definition,
                                    any Halmos Entity.
                                  "INDEMNIFIABLE CLAIM" means any loss, Expense, claim,
                                    damage, liability, judgment or amount paid in
                                    settlement in respect of any threatened, pending or
                                    completed claim, action, suit or proceeding, whether
                                    criminal, civil, administrative or investigative, based
                                    upon or arising out of or relating to the fact that
                                    such person is or was a director, officer or employee
                                    of the Company or any of its Subsidiaries, and arising
                                    out of acts or omissions occurring on or prior to the
                                    Effective Time, including, without limitation, in
                                    respect of acts or omissions in connection with the
                                    Merger Agreement and the transactions contemplated
                                    thereby.
                                  "LIEN" means, with respect to any asset, any mortgage,
                                    lien, pledge, charge, security interest or encumbrance
                                    of any kind.
                                  "MATERIAL ADVERSE EFFECT" means a material adverse effect
                                    on the condition (financial or otherwise), business,
                                    assets or results of operations of the Company and its
                                    Subsidiaries or of CUC International and Merger Sub, as
                                    the case may be, in each case taken as a whole, that is
                                    not a result of general changes in the economy or the
                                    industries in which such entities operate.
                                  "NYSE" means the New York Stock Exchange, Inc.
                                  "OUTSIDE TERMINATION DATE" means December 31, 1996, as
                                    such date may be extended by mutual agreement of the
                                    Company, CUC International and Merger Sub pursuant to
                                    the Merger Agreement.
                                  "PERSON" means an individual, a corporation, a limited
                                    liability company, a partnership, an association, a
                                    trust or any other
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                                    entity or organization, including a government or
                                    political subdivision or any agency or instrumentality
                                    thereof.
                                  "PLANS" means each bonus, deferred compensation,
                                    incentive compensation, stock purchase, stock option,
                                    severance or termination pay, hospitalization or other
                                    medical, life or other insurance, supplemental
                                    unemployment benefits, profit-sharing, pension or
                                    retirement plan, program, agreement or arrangement, and
                                    each other employee benefit plan, program, agreement or
                                    arrangement, sponsored, maintained or contributed to or
                                    required to be contributed to by the Company or by any
                                    trade or business, whether or not incorporated, that
                                    together with the Company would be deemed a "single
                                    employer" within the meaning of the Employee Retirement
                                    Income Security Act of 1974, as amended ("ERISA"), for
                                    the benefit of any employee or former employee of the
                                    Company, whether formal or informal and whether legally
                                    binding or not.
                                  "SIERRA COMMON STOCK" means the Common Stock, $.01 par
                                    value, of Sierra.
                                  "SIERRA EFFECTIVE TIME" means the effective time of the
                                    Sierra Merger.
                                  "SUBSIDIARY" means, with respect to any Person, any
                                    corporation or other legal entity of which such Person
                                    owns, directly or indirectly, more than 50% of the
                                    outstanding stock or other equity interests the holders
                                    of which are entitled to vote for the election of the
                                    board of directors or other governing body of such
                                    corporation or other legal entity.
                                  "SUPERIOR PROPOSAL" means any bona fide Acquisition
                                    Proposal to acquire, directly or indirectly, for
                                    consideration consisting of cash and/or securities,
                                    more than 50% of the shares of Company Common Stock
                                    then outstanding or all or substantially all of the
                                    assets of the Company, and otherwise on terms which the
                                    Board of Directors of the Company determines in its
                                    good faith judgment (based upon the advice of a
                                    financial advisor of nationally recognized reputation)
                                    to be more favorable to the holders of Company Common
                                    Stock than the Merger.
                                  "THIRD-PARTY ACQUISITION" means the occurrence of any of
                                    the following events: (i) the acquisition of the
                                    Company by merger or otherwise by any person (which
                                    includes a "person" as such term is defined in Section
                                    13(d)(3) of the Exchange Act) or entity other than CUC
                                    International, Merger Sub or any affiliate thereof (a
                                    "Third-Party"); (ii) the acquisition by a Third-Party
                                    of more than 35% of the total assets of the Company and
                                    its Subsidiaries, taken as a whole; or (iii) the
                                    acquisition by a Third-Party of 35% or more of the
                                    outstanding shares of Company Common Stock.
RISK FACTOR.....................  SEE "RISK FACTOR" ON PAGE 36 FOR A DISCUSSION OF CERTAIN
                                    MATTERS WHICH SHOULD BE CONSIDERED BY HOLDERS OF COMPANY
                                    COMMON STOCK IN CONSIDERING WHETHER TO APPROVE AND
                                    ADOPT THE MERGER AGREEMENT.

                        SUMMARY SELECTED FINANCIAL DATA

    THE FOLLOWING SUMMARY SELECTED FINANCIAL DATA FOR CUC INTERNATIONAL FOR THE FIVE YEARS ENDED JANUARY 31, 1996, FOR THE COMPANY FOR THE YEAR ENDED DECEMBER 31, 1995, THE TWO MONTHS ENDED DECEMBER 31, 1994 AND THE FOUR YEARS ENDED OCTOBER 31, 1994, FOR DAVIDSON FOR THE FIVE YEARS ENDED DECEMBER 31, 1995 AND FOR SIERRA FOR THE FIVE YEARS ENDED MARCH 31, 1995, ARE DERIVED FROM THE AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND SIERRA, RESPECTIVELY. EACH OF THE COMPANY'S AND DAVIDSON'S SELECTED FINANCIAL DATA FOR THE THREE MONTHS ENDED MARCH 31, 1996 IS DERIVED FROM THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY AND DAVIDSON, RESPECTIVELY. CUC INTERNATIONAL'S SELECTED FINANCIAL DATA AS OF APRIL 30, 1996 AND FOR THE THREE MONTHS THEN ENDED IS DERIVED FROM CUC INTERNATIONAL'S UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS. SIERRA'S SELECTED FINANCIAL DATA FOR THE NINE-MONTH PERIOD ENDED DECEMBER 31, 1995 IS DERIVED FROM THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF SIERRA. SIERRA'S SELECTED FINANCIAL DATA FOR THE YEAR ENDED MARCH 31, 1996 IS DERIVED FROM SIERRA'S FINANCIAL RESULTS FOR SUCH PERIOD RELEASED ON MAY 14, 1996 (THE "SIERRA PRESS RELEASE"). THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND SIERRA INCLUDE ALL ADJUSTMENTS, CONSISTING OF NORMAL RECURRING RESERVES AND ACCRUALS, WHICH MANAGEMENT OF EACH ENTITY CONSIDERS NECESSARY FOR A FAIR PRESENTATION OF FINANCIAL POSITIONS AND RESULTS OF OPERATIONS FOR THE UNAUDITED PERIODS AND DATES PRESENTED. THE DATA SET FORTH BELOW SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS, RELATED NOTES AND OTHER FINANCIAL INFORMATION, AND "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" INCLUDED IN EACH OF THE CUC 10-K, THE CUC 10-Q, THE COMPANY 10-K, THE COMPANY 10-Q, THE DAVIDSON 10-K, THE DAVIDSON 10-Q AND THE SIERRA 10-Q.

                             CUC INTERNATIONAL INC.
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                               THREE MONTHS
                                                 YEAR ENDED JANUARY 31,                      ENDED APRIL 30,
                               ----------------------------------------------------------  --------------------
                                  1996         1995(D)      1994    1993(E)        1992       1996       1995
                               ----------     ----------  --------  --------     --------  ----------  --------
                                                                                               (UNAUDITED)
INCOME STATEMENT DATA(A):
Total revenues................ $1,414,964     $1,182,896  $984,801  $800,971     $699,049    $ 390,026  $325,114
Income from continuing
 operations before income
taxes.........................    266,343(B)     201,785   153,258   101,402       60,536(F)    78,660    59,047
Income from continuing
operations....................    163,374(B)     124,566    94,151    63,667       33,901(F)    48,250    36,046
Income per common share from
continuing operations(C)...... $     0.84(B)  $     0.66  $   0.51  $   0.38     $   0.21(F) $    0.25  $   0.19
                               ----------     ----------  --------  --------     --------    ---------  --------
Weighted average number of
 common and dilutive common
 equivalent shares
outstanding(C)................    194,666        189,219   183,113   167,908      163,690      196,736   192,371
                               ----------     ----------  --------  --------     --------     --------  --------


                                                                                               AT
                                                     AT JANUARY 31,                        APRIL 30,
                               ----------------------------------------------------------  ----------
                                  1996         1995(D)      1994    1993(E)        1992       1996
                               ----------     ----------  --------  --------     --------  ----------
                                                                                           (UNAUDITED)
BALANCE SHEET DATA(A):
Total assets(I)............... $1,414,408     $1,094,353  $896,406  $727,647     $535,011  $1,466,671
Long-term debt(G).............      5,451         16,965    23,601    29,855       16,330       5,315
Zero coupon convertible
notes.........................     14,410         15,046    22,176    37,295       69,228      14,709
Shareholders' equity(H).......    727,212        480,163   312,047   167,381       19,604     805,571
Working capital(I)............    557,149        378,801   238,441    94,176       58,786     625,734

                                                   (FOOTNOTES ON FOLLOWING PAGE)

(FOOTNOTES FOR PRECEDING PAGE)

- ------------

 (A)  During the fiscal year ended January 31, 1996, CUC International acquired Welcome Wagon
      International, Inc., CUC Europe Limited, Credit Card Sentinel (U.K.) Limited, Getko
      Group Inc. ("GETKO"), North American Outdoor Group, Inc. ("NAOG") and Advance Ross
      Corporation ("Advance Ross"). These acquisitions, other than the acquisitions of GETKO,
      NAOG and Advance Ross, were accounted for in accordance with the purchase method and, accordingly, have been incorporated in CUC International's results of operations from the respective dates of acquisition. The results of operations of these acquired entities for the periods prior to their acquisition were not significant to the historical financial statements of CUC International. The acquisitions of GETKO, NAOG and Advance Ross were accounted for in accordance with the pooling-of-interests method.
      Accordingly, CUC International's financial statements, common share and per common share data were restated for all prior periods to include GETKO, NAOG and Advance Ross.

 (B)  Includes provision for costs incurred in connection with the acquisition by CUC
      International of Advance Ross. The charge aggregated $5.2 million ($4.2 million, or
      $.02 per share of CUC International Common Stock, after-tax effect).

 (C)  Adjusted to give retroactive effect to the 3:2 stock split effected on June 30, 1995 for shareholders of record of CUC International Common Stock on June 19, 1995.

 (D)  During the fiscal year ended January 31, 1995, CUC International acquired Essex
      Corporation and its subsidiaries ("Essex"). This acquisition was accounted for in accordance with the purchase method and, accordingly, has been included in CUC
      International's results of operations from the date of acquisition. Essex's results of operations for the period prior to its acquisition were not significant to the historical financial statements of CUC International.

 (E)  During the fiscal year ended January 31, 1993, CUC International acquired Leaguestar plc ("Leaguestar") and Sally Foster Gift Wrap, LP ("Sally Foster"). These acquisitions were accounted for in accordance with the purchase method and, accordingly, have been included in CUC International's results of operations from the respective dates of acquisition. Leaguestar's and Sally Foster's results of operations for the periods prior to their acquisition were not significant to the historical financial statements of CUC International.

 (F)  Includes provision for costs incurred in connection with the integration of the operations of CUC International and Entertainment Publishing Corp. ("Entertainment")
      (acquired during the fiscal year ended January 31, 1992 in a transaction accounted for in accordance with the pooling-of-interests method), and costs of professional fees and other expenses related to the merger with Entertainment. The charge aggregated $20.7 million ($15.0 million, or $.09 per share of CUC International Common Stock, after-tax effect). Also includes a one-time gain on the sale of an unconsolidated affiliate of
      Advance Ross. The gain aggregated $11.7 million ($7.0 million, or $.04 per share of CUC
      International Common Stock, after-tax effect).

 (G)  Includes current portion of long-term debt of $1.4 million, $9.0 million, $6.3 million,
      $3.4 million and $1.2 million at January 31, 1996, 1995, 1994, 1993 and 1992, respectively. Excludes $5.5 million, $23.2 million and $26.7 million of amounts due under revolving credit facilities at January 31, 1994, 1993 and 1992, respectively, and
      $6.0 million due at January 31, 1993 under a note payable issued in connection with the acquisition of Sally Foster.

 (H)  No cash dividends in respect of shares of CUC International Common Stock have been paid or declared during the five years ended January 31, 1996. However, an insignificant amount of cash dividends were paid in respect of the NAOG common stock for the fiscal years ended January 31, 1994, 1993 and 1992.

 (I)  CUC International classified membership acquisition costs (previously classified as an offset to deferred membership income) and membership solicitations in process
      (previously classified as a current asset) as non-current assets in its balance sheet at April 30, 1996. CUC International's total assets and working capital at January 31,
      1996, 1995, 1994, 1993 and 1992 have been adjusted for these reclassifications and, before giving effect to these reclassifications, were $1.1 billion and $0.6 billion,
      $0.9 billion and $0.4 billion, $0.7 billion and $0.3 billion, $0.6 billion and $0.1 billion, and $0.4 billion and $0.1 billion, respectively.

                               IDEON GROUP, INC.
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                             TWO MONTHS                                                THREE MONTHS ENDED
                              YEAR ENDED       ENDED                YEAR ENDED OCTOBER 31,                  MARCH 31,
                             DECEMBER 31,   DECEMBER 31,   -----------------------------------------   -------------------
                               1995(I)          1994         1994       1993       1992       1991       1996       1995
                             ------------   ------------   --------   --------   --------   --------   --------   --------
                                                                                                           (UNAUDITED)
INCOME STATEMENT DATA(H):
Subscription card services
 and consumer marketing
 revenue, net..............    $226,620       $ 33,290     $175,541   $156,600   $146,265   $140,557   $ 62,964   $ 56,680
Interest and other
income(A)..................       7,348          1,408       13,545     10,526     11,916     11,327      7,736      3,048
Income (loss) before
 cumulative effect of
 accounting
change(B)(C)(E)(F)(J)......     (49,441)       (49,944)      18,021     31,477     22,498     29,713      5,869        301
Net Income
(loss)(B)(C)(D)(E)(F)(J)...     (49,441)       (49,944)      20,021     31,477     22,498     29,713      5,869        301
Income (loss) per
share(B)(C)(D)(E)(F)(J)....    $  (1.73)      $  (1.70)    $    .70   $   1.10   $    .75   $   1.02   $    .21   $    .01
Cash dividends per share...    $    .20       $    .05     $    .20   $    .20   $    .15   $    .15   $    .05   $    .05
                             ------------   ------------   --------   --------   --------   --------   --------   --------
Weighted average number of
 common and common dilutive
equivalent shares
outstanding(G).............      28,500         29,297       28,411     28,572     30,158     29,325     28,097     29,870
                             ------------   ------------   --------   --------   --------   --------   --------   --------

                                                                                                               AT
                                           AT DECEMBER 31,                  AT OCTOBER 31,                  MARCH 31,
                                         -------------------   -----------------------------------------   -----------
                                           1995       1994       1994       1993       1992       1991        1996
                                         --------   --------   --------   --------   --------   --------   -----------
                                                                                                           (UNAUDITED)
BALANCE SHEET DATA(H):
Total cash and cash equivalents and
investments(G).........................  $ 72,140   $168,981   $184,533   $170,039   $187,301   $178,670    $   47,745
Total assets...........................   385,910    428,714    480,373    378,287    377,418    351,566       391,281
Stockholders' equity(G)................   102,860    166,806    217,592    157,695    165,498    144,903       107,120

- ------------

 (A)  During the first quarter of 1996, the Company recognized $6.7 million of income from the reversal of an accrual established in 1992 in connection with a contested lease. The contested lease was the subject of litigation which was settled in March 1996. During 1994, the Company recognized $4.3 million of income from the settlement of two lawsuits. During
      1992, the Company recognized $0.6 million of income from the settlement of a lawsuit.

 (B)  During 1995, the Company recorded pre-tax charges of $43.8 million (net of recoveries of
      $1.2 million) related to the abandonment of certain new product development efforts and the restructuring of SafeCard and the corporate infrastructure.

 (C)  During the two months ended December 31, 1994, the Company recorded a pre-tax charge of
      $65.5 million for a change in the amortization periods for deferred subscriber acquisition costs. The Company also recorded a charge to earnings of $1.9 million for permanent impairment of the value of its securities portfolio.

 (D)  During 1994, the Company recorded a $2.0 million benefit ($.07 per share) resulting from a change in its method of accounting for income taxes.

 (E)  During 1992, the Company recorded a pre-tax charge of $17.5 million against earnings in connection with its relocation from Ft. Lauderdale, Florida to Cheyenne, Wyoming.

 (F)  In April 1994, the Company recorded a pre-tax charge of $7.9 million in connection with a reorganization of its operations, the naming of a new senior management team and a payment made to Steven J. Halmos, the Company's co-founder, in connection with the termination of his contract to provide services to the Company.

 (G)  During 1995 and 1993, the Company repurchased approximately 1.0 million and 3.5 million shares of Company Common Stock at a cost of approximately $9.8 million and $41.7 million, respectively.

 (H)  In September 1994, the Company acquired the outstanding common stock of Wright Express. In
      January 1995, the Company acquired the net assets of National Leisure Group. The results of operations of Wright Express and National Leisure Group have been included in the consolidated results of operations since their respective dates of acquisition.

 (I)  Effective January 1, 1995, the Company changed its fiscal year end from October 31 to
      December 31.

 (J)  During the first quarter of 1996, the Company recorded certain nonrecurring charges, including (i) a charge for the termination of its former Chairman and Chief Executive
      Officer ($2.5 million), (ii) a reserve for the consolidation of its operations in
      Jacksonville, Florida and the closing of its Jacksonville operations center ($2.9 million)
      and (iii) expenses related to the Board of Directors' review of strategic alternatives to enhance shareholder value ($0.8 million).

                          DAVIDSON & ASSOCIATES, INC.
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                                THREE MONTHS
                                                                                                    ENDED
                                                  YEAR ENDED DECEMBER 31,(A)                      MARCH 31,
                                     ----------------------------------------------------     -----------------
                                       1995      1994        1993      1992        1991        1996      1995
                                     --------   -------     -------   -------     -------     -------   -------

INCOME STATEMENT DATA:

Total revenues.....................  $147,226   $93,171     $62,372   $39,755     $16,559     $29,203   $25,622

Income from continuing operations
 before income taxes...............    21,802    12,090(C)   11,167     6,402       5,062       3,090     1,820

Income from continuing
 operations........................    13,577     6,478(C)    6,949     3,685(B)    3,009(B)    2,071     1,217

Income per common share from
 continuing operations(E)..........  $   0.38   $  0.19(C)  $  0.21   $  0.12(B)         (B)  $  0.06   $  0.03
                                     --------   -------     -------   -------     -------     -------   -------

Weighted average number of
 common equivalent shares
 outstanding(E)....................    35,768    34,986      33,599    31,442(B)         (B)   35,712    35,116
                                     --------   -------     -------   -------     -------     -------   -------

                                                                                                      AT
                                                         AT DECEMBER 31, (A)                       MARCH 31,
                                         ----------------------------------------------------     -----------
                                           1995      1994        1993      1992        1991          1996
                                         --------   -------     -------   -------     -------     -----------
BALANCE SHEET DATA:

Total assets...........................   $85,722   $60,582     $44,595   $20,580     $14,710       $76,058

Shareholders' equity...................    59,598    45,709      37,333     5,012      10,905        62,107

Working capital (deficiencies).........    48,067    35,988      30,452      (904)(D)   6,209        44,999

- ------------

 (A)  During 1995, Davidson acquired Maverick Software, Inc. ("Maverick") and Cute Company
      (subsequently renamed "FUNNYBONE Interactive") through pooling-of-interests transactions.
      Accordingly, the financial statements, common share and per common share data were restated
      for all periods to include Maverick and FUNNYBONE Interactive. During March 1996, Davidson
      acquired Condor, Inc. (subsequently renamed "Blizzard North") through a pooling-of-interests transaction. The financial statements, common share and per common share data at and for the years ended December 31, 1995, 1994, 1993, 1992 and 1991 were not restated to include
      Blizzard North due to insignificance.

 (B)  Includes a pro forma income tax adjustment (unaudited) to reflect the tax liability of
      Davidson as a C corporation rather than an S corporation for federal and state income tax purposes. Income per common share from continuing operations and weighted average number of common equivalent shares outstanding are not presented for 1991 due to Davidson's S corporation status in that year.

 (C)  Includes a $3.95 million non-tax-deductible write-off of in-process research and development associated with the June 1994 purchase of Learningways.

 (D)  Includes $10.5 million of dividend notes payable to shareholders in connection with
      Davidson's conversion to an S corporation.

 (E)  All common share and per common share data have been adjusted to reflect a 2:1 stock split, effected on August 23, 1995.

                            SIERRA ON-LINE, INC.(B)
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                    YEAR ENDED MARCH 31,(A)
                                                      ----------------------------------------------------
                                                         1996        1995       1994      1993      1992
                                                      -----------  --------   --------   -------   -------
                                                      (UNAUDITED)
INCOME STATEMENT DATA:
Total revenues......................................    $158,177   $ 97,879   $ 73,101   $56,320   $47,887
Income (loss) from continuing operations
  before income taxes...............................      22,635(B)  18,857     (8,551)  (12,868)    5,585
Income (loss) from continuing operations............      16,170     12,992     (7,872)   (9,611)    3,856
Income (loss) per common share
  from continuing operations........................   $    0.77(B) $  0.70   $  (0.46)  $ (0.57)  $  0.28
                                                      -----------  --------   --------   -------   -------
Weighted average number
  of common and dilutive common
  equivalent shares outstanding.....................      21,012     18,513     17,143    16,826    13,756
                                                      -----------  --------   --------   -------   -------

                                                                        AT MARCH 31,(A)
                                                      ----------------------------------------------------
                                                         1996        1995       1994      1993      1992
                                                      -----------  --------   --------   -------   -------
                                                      (UNAUDITED)
BALANCE SHEET DATA:
Total assets........................................   $ 178,897   $145,354   $ 68,905   $65,194   $70,346
Long-term obligations...............................       1,030      5,907        634       236         6
Convertible debt....................................      23,389     34,634      --        --        --
Shareholders' equity................................     118,531     82,619     51,106    51,570    60,263
Working capital.....................................     118,848    103,161     34,266    37,596    45,983

- ------------

 (A)  During the year ended March 31, 1996, Sierra merged with The Pixellite Group ("Pixellite"),
      Software Inspiration, Ltd. ("Inspiration"), Green Thumb Software Inc. ("Green Thumb"), Arion
      Software, Inc. ("Arion") and Papyrus Design Group, Inc. ("Papyrus"). These mergers were accounted for in accordance with the pooling-of-interests method. The financial information presented here reflects the combined results of Sierra, Pixellite, Inspiration, and Papyrus for all periods presented. The financial statements of Sierra have not been restated for the
      Green Thumb and Arion acquisitions as the operations of these companies were not significant.

 (B)  Includes a nonrecurring charge of $2.3 million ($.08 per share after-tax effect) primarily related to Sierra's acquisition of Papyrus and the subsequent buyout of certain of its distribution agreements, as well as investment banker fees associated with the Sierra
      Merger.

         SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

    THE FOLLOWING SUMMARY UNAUDITED PRO FORMA SELECTED COMBINED FINANCIAL DATA SHOULD BE READ IN CONJUNCTION WITH THE UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS AND RELATED NOTES THERETO INCLUDED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. THE PRO FORMA INFORMATION IS BASED ON THE HISTORICAL FINANCIAL STATEMENTS OF CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND SIERRA GIVING EFFECT TO THE MERGER, THE DAVIDSON MERGER AND THE SIERRA MERGER UNDER THE POOLING-OF-INTERESTS METHOD. THIS PRO FORMA INFORMATION MAY NOT BE INDICATIVE OF THE RESULTS THAT WOULD HAVE OCCURRED HAD THE MERGER, THE DAVIDSON MERGER AND THE SIERRA MERGER BEEN EFFECTED ON THE DATES INDICATED OR THE RESULTS WHICH MAY BE OBTAINED IN THE FUTURE. CUC INTERNATIONAL, DAVIDSON AND SIERRA HAVE PAID NO CASH DIVIDENDS ON THEIR COMMON STOCK DURING THE PERIODS PRESENTED. HOWEVER, AN INSIGNIFICANT AMOUNT OF CASH DIVIDENDS WERE PAID IN RESPECT OF THE NAOG COMMON STOCK FOR THE YEAR ENDED JANUARY 31, 1994. THE PRO FORMA INFORMATION IS BASED ON THE HISTORICAL FINANCIAL STATEMENTS OF CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND SIERRA CONTAINED IN THE CUC 10-K AND THE CUC 10-Q, THE COMPANY 10-K AND THE COMPANY 10-Q, THE DAVIDSON 10-K AND THE DAVIDSON 10-Q, AND THE SIERRA 10-Q AND THE SIERRA PRESS RELEASE, RESPECTIVELY. EFFECTIVE JANUARY 1, 1995, THE COMPANY CHANGED ITS FISCAL YEAR END FROM OCTOBER 31 TO DECEMBER 31. THE COMPANY'S RESULTS OF OPERATIONS FOR THE TWO MONTHS ENDED DECEMBER 31, 1994 (THE "TRANSITION PERIOD") HAVE BEEN EXCLUDED FROM THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA. THE COMPANY'S REVENUES AND NET LOSS FOR THE TRANSITION PERIOD WERE $34.7 MILLION AND $(49.9) MILLION, RESPECTIVELY. THE NET LOSS FOR THE TRANSITION PERIOD WAS PRINCIPALLY THE RESULT OF A $65.5 MILLION ONE-TIME, NON-CASH, PRE-TAX CHARGE RECORDED IN CONNECTION WITH A CHANGE IN ACCOUNTING FOR DEFERRED SUBSCRIBER ACQUISITION COSTS. SIERRA'S REVENUES OF $22.2 MILLION AND NET INCOME OF $0.7 MILLION FOR THE THREE MONTHS ENDED MARCH 31, 1995 ARE INCLUDED IN SIERRA'S HISTORICAL STATEMENTS OF INCOME FOR THE YEARS ENDED MARCH 31, 1995 AND DECEMBER 31, 1995 AND ARE, THEREFORE, INCLUDED IN THE FISCAL 1996 AND 1995 PRO FORMA RESULTS OF OPERATIONS.

                  PRO FORMA CUC INTERNATIONAL AND THE COMPANY
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                      THREE-MONTH
                                                                                      PERIOD ENDED
                                                    FISCAL YEAR ENDED JANUARY 31,      APRIL 30,
                                                  ----------------------------------  ------------
                                                     1996        1995        1994         1996
                                                  ----------  ----------  ----------  ------------
INCOME STATEMENT DATA:
Total revenues................................... $1,643,242  $1,363,561  $1,143,191   $   460,049
Income from continuing operations................    113,933     142,587     125,628        54,119
Income per common share from continuing
operations.......................................       0.55        0.70        0.64          0.26
Cash dividends per common share.................. $     0.03  $     0.03  $     0.03   $      0.01
                                                  ----------  ----------  ----------  ------------
Weighted average number of common and dilutive
common equivalent shares outstanding.............    208,754     203,263     197,236       210,624
                                                  ----------  ----------  ----------  ------------

                                                                                  AT APRIL 30,
                                                                                      1996
                                                                                  ------------
BALANCE SHEET DATA:
Total assets...................................................................    $ 1,857,952
Long-term obligations..........................................................          5,315
Zero coupon convertible notes..................................................         14,709
Shareholders' equity...........................................................        832,691
Working capital................................................................        573,365

             PRO FORMA CUC INTERNATIONAL, THE COMPANY AND DAVIDSON
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                     THREE-MONTH
                                                                                     PERIOD ENDED
                                                   FISCAL YEAR ENDED JANUARY 31,      APRIL 30,
                                                 ----------------------------------  ------------
                                                    1996        1995        1994         1996
                                                 ----------  ----------  ----------  ------------
INCOME STATEMENT DATA:
Total revenues.................................. $1,790,468  $1,456,732  $1,205,563   $   489,252
Income from continuing operations...............    127,510     149,065     132,577        56,190
Income per common share from continuing
operations......................................       0.53        0.64        0.59          0.23
Cash dividends per common share................. $     0.02  $     0.02  $     0.02   $      0.01
                                                 ----------  ----------  ----------  ------------
Weighted average number of common and dilutive
common equivalent shares outstanding............    239,156     233,001     225,795       240,979
                                                 ----------  ----------  ----------  ------------

                                                                                  AT APRIL 30,
                                                                                      1996
                                                                                  ------------
BALANCE SHEET DATA:
Total assets...................................................................    $ 1,934,010
Long-term obligations..........................................................          5,315
Zero coupon convertible notes..................................................         14,709
Shareholders' equity...........................................................        894,798
Working capital................................................................        609,064

              PRO FORMA CUC INTERNATIONAL, THE COMPANY AND SIERRA
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                     THREE-MONTH
                                                                                     PERIOD ENDED
                                                   FISCAL YEAR ENDED JANUARY 31,      APRIL 30,
                                                 ----------------------------------  ------------
                                                    1996        1995        1994         1996
                                                 ----------  ----------  ----------  ------------
INCOME STATEMENT DATA:
Total revenues.................................. $1,788,006  $1,461,440  $1,216,292   $   495,612
Income from continuing operations...............    131,398     155,579     117,756        53,544
Income per common share from continuing
operations......................................       0.56        0.69        0.54          0.23
Cash dividends per common share................. $     0.02  $     0.02  $     0.02   $      0.01
                                                 ----------  ----------  ----------  ------------
Weighted average number of common and dilutive
common equivalent shares outstanding............    233,915     225,941     218,236       236,894
                                                 ----------  ----------  ----------  ------------

                                                                                  AT APRIL 30,
                                                                                      1996
                                                                                  ------------
BALANCE SHEET DATA:
Total assets...................................................................    $ 2,036,849
Long-term obligations..........................................................          6,345
Zero coupon convertible notes..................................................         14,709
Convertible debt...............................................................         23,389
Shareholders' equity...........................................................        951,222
Working capital................................................................        692,213

         PRO FORMA CUC INTERNATIONAL, THE COMPANY, DAVIDSON AND SIERRA
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                                     THREE-MONTH
                                                                                     PERIOD ENDED
                                                   FISCAL YEAR ENDED JANUARY 31,      APRIL 30,
                                                 ----------------------------------  ------------
                                                    1996        1995        1994         1996
                                                 ----------  ----------  ----------  ------------
INCOME STATEMENT DATA:
Total revenues.................................. $1,935,232  $1,554,611  $1,278,664   $   524,815
Income from continuing operations...............    144,975     162,057     124,705        55,615
Income per common share from continuing
operations......................................       0.55        0.63        0.51          0.21
Cash dividends per common share................. $     0.02  $     0.02  $     0.02   $      0.01
                                                 ----------  ----------  ----------  ------------
Weighted average number of common and dilutive
common equivalent shares outstanding............    264,318     255,679     246,795       267,249
                                                 ----------  ----------  ----------  ------------

                                                                                  AT APRIL 30,
                                                                                      1996
                                                                                  ------------
BALANCE SHEET DATA:
Total assets...................................................................    $ 2,112,907
Long-term obligations..........................................................          6,345
Zero coupon convertible notes..................................................         14,709
Convertible debt...............................................................         23,389
Shareholders' equity...........................................................      1,013,329
Working capital................................................................        727,912

                      COMPARATIVE MARKET PRICE INFORMATION

    CUC INTERNATIONAL. Shares of CUC International Common Stock are listed for trading on the NYSE under the symbol "CU." The table below sets forth, for CUC International's fiscal quarters commencing in fiscal 1995 through June 26, 1996, the reported high and low closing prices of CUC International Common Stock as reported on the NYSE Composite Transactions for all periods presented, based on published financial sources. CUC International has paid no cash dividends in respect of CUC International Common Stock during the periods presented. The market price for CUC International Common Stock on April 19, 1996, the last trading day preceding the public announcement of the proposed Merger, and as of the most recent practicable date, is set forth below in "Equivalent Per Share Data."

                                                                         PRICE PER
                                                                          SHARE OF
                                                                     CUC INTERNATIONAL
                                                                        COMMON STOCK
                                                                      ----------------
                                                                   HIGH              LOW
                                                              --------------    --------------
Fiscal 1995 (ended January 31, 1995)
  First Quarter............................................   $21 7/8           $18
  Second Quarter...........................................    20 3/8            17 1/8
  Third Quarter............................................    23 1/8            20 3/8
  Fourth Quarter...........................................    24 1/8            19 1/8
Fiscal 1996 (ended January 31, 1996)
  First Quarter............................................    27 1/8            23 1/8
  Second Quarter...........................................    31 1/8            24 1/2
  Third Quarter............................................    36 3/8            29 7/8
  Fourth Quarter...........................................    38                30
Fiscal 1997 (ending January 31, 1997)
  First Quarter............................................    39 1/4            28
  Second Quarter (through June 26, 1996)...................    39 3/8            33 1/4

    The share prices set forth above have been adjusted to give retroactive effect to the 3:2 stock split effected on June 30, 1995 for shareholders of record of CUC International Common Stock on June 19, 1995. CUC International has not paid any dividends in respect of CUC International Common Stock since its inception, other than the payment of a special dividend of cash and CUC International's Zero Coupon Notes in connection with a recapitalization of CUC International effected in fiscal 1990. The Amended and Restated Credit Agreement, dated as of June 30, 1994, entered into with General Electric Capital Corporation (which contained restrictions on the payment of dividends in respect of CUC International Common Stock) was terminated effective on March 19, 1996.

    THE COMPANY. Shares of Company Common Stock are listed for trading on the NYSE under the symbol "IQ." The table below sets forth, for the Company's fiscal quarters commencing in fiscal 1994 through June 26, 1996, the reported high and low sales prices of Company Common Stock as reported on the NYSE Composite Transactions, based on published financial sources. Prior to the reorganization of the Company in April 1995, the Company Common Stock traded under the symbol "SSI." At the Record Date, there were approximately 839 holders of record of Company Common Stock. The Company has paid cash dividends of $.05 per share of Company Common Stock during each of the periods presented. The market price for Company Common Stock on April 19, 1996, the last trading day preceding the public announcement of the proposed Merger, and as of the most recent practicable date, is set forth below in "Equivalent Per Share Data."

                                                                     PRICE PER SHARE
                                                                        OF COMPANY
                                                                       COMMON STOCK
                                                                    ------------------
                                                                 HIGH                LOW
                                                            ---------------    ---------------
Fiscal 1994 (ended October 31, 1994)
  First Quarter ended January 31, 1994...................   $ 20 3/4           $ 11 1/2
  Second Quarter ended April 30, 1994....................     20                 16
  Third Quarter ended July 31, 1994......................     19                 14 1/8
  Fourth Quarter ended October 31, 1994..................     17                 13 3/4
Transition Period
  Two Months ended December 31, 1994.....................     18 7/8             14 1/4
Fiscal 1995 (ended December 31, 1995)
  First Quarter..........................................     21 3/8             17 1/2
  Second Quarter.........................................     19 3/4              8 3/8
  Third Quarter..........................................     11 5/8              9
  Fourth Quarter.........................................     10 7/8              7 3/8
Fiscal 1996 (ending December 31, 1996)
  First Quarter..........................................     12 7/8              8 3/4
  Second Quarter (through June 26, 1996).................     14 3/4             10 7/8

    EQUIVALENT PER SHARE DATA. The information presented in the table below represents closing sale prices reported on the NYSE Composite Transactions for shares of CUC International Common Stock and Company Common Stock on April 19, 1996, the last trading day preceding the public announcement of the Merger, and on June 26, 1996, the last trading day for which closing sale prices were available at the time of the mailing of this Proxy Statement/Prospectus, as well as the "equivalent per share price" of shares of Company Common Stock on such dates. The "equivalent per share price" of shares of Company Common Stock represents the closing sale price per share reported on the NYSE Composite Transactions for shares of CUC International Common Stock at the applicable specified date, multiplied by the Conversion Number (calculated on the basis of the closing sale price per share of CUC International Common Stock on such date). The Conversion Number will be determined by dividing $13.50 by the Average Stock Price; provided that the Conversion Number will not be more than
0.6136 if the Average Stock Price is $22.00 or less, or less than 0.3750 if the Average Stock Price is $36.00 or more. See "Risk Factor" and "The Merger Agreement--Conversion of Shares; Merger Consideration." The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements of CUC International and the Company, including the notes thereto, incorporated herein by reference and the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus.

                                  CUC INTERNATIONAL        COMPANY            COMPANY
                                    COMMON STOCK        COMMON STOCK        EQUIVALENT
                                        PRICE               PRICE         PER SHARE PRICE
                                  -----------------    ---------------    ---------------
April 19, 1996.................            $31 1/8            $12 1/4           $13 1/2
June 26, 1996..................            $35 3/4            $13 1/2           $13 1/2

    Following the Effective Time, shares of CUC International Common Stock are expected to continue to be traded on the NYSE, and shares of Company Common Stock will cease to be traded on the NYSE.

    THE MARKET PRICE OF SHARES OF CUC INTERNATIONAL COMMON STOCK INHERENTLY IS SUBJECT TO FLUCTUATION. THEREFORE, THE MARKET VALUE OF THE SHARES OF CUC INTERNATIONAL COMMON STOCK THAT HOLDERS OF SHARES OF COMPANY COMMON STOCK WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO THE EFFECTIVE TIME. IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENT, THE SHAREHOLDERS OF THE COMPANY SHOULD CONSIDER, AMONG OTHER THINGS, THE POSSIBLE FLUCTUATION IN THE MARKET PRICE OF CUC INTERNATIONAL COMMON STOCK. SEE "RISK FACTOR" ON PAGE 36.

                 SHAREHOLDERS ARE ENCOURAGED TO OBTAIN CURRENT
                   QUOTATIONS FOR SHARES OF CUC INTERNATIONAL
                     COMMON STOCK AND COMPANY COMMON STOCK.

    COMPARATIVE PER COMMON SHARE DATA. The following sets forth the book value and income per share from continuing operations of CUC International Common Stock and the book value and income per share from continuing operations of Company Common Stock. The pro forma combined information is based on the historical financial statements of CUC International, the Company, Davidson and Sierra, as applicable (see "Unaudited Pro Forma Condensed Combined Financial Statements"), as adjusted to reflect consummation of the Merger, the Davidson Merger and the Sierra Merger under the pooling-of-interests method. The pro forma combined information and the Company equivalent pro forma information set forth below is unaudited. The information set forth below has been prepared assuming that the Conversion Number will be 0.4943 (i.e., the average of the minimum Conversion Number of 0.3750 (applicable of the Average Stock Price is $36.00 or more) and the maximum Conversion Number of 0.6136 (applicable if the Average Stock Price is $22.00 or less)). The actual number of shares of CUC International Common Stock to be received by holders of Company Common Stock in the Merger will be determined by dividing $13.50 by the Average Stock Price; provided that the Conversion Number will not be more than 0.6136 if the Average Stock Price is $22.00 or less, or less than 0.3750 if the Average Stock Price is $36.00 or more. See "The Merger Agreement--Conversion of Shares; Merger Consideration." The information set forth below should be read in conjunction with the respective audited and unaudited consolidated financial statements of CUC International, the Company, Davidson and Sierra, including the notes thereto, incorporated herein by reference, and the Unaudited Pro Forma Condensed Combined Financial Statements appearing elsewhere in this Proxy Statement/Prospectus.

                                                              AT APRIL 30, 1996
                                                              -----------------
Book Value Per Common Share:
  Historical:
    CUC International(a)...................................         $4.23
    The Company............................................          3.83
Pro Forma Combined--CUC International and the Company......          4.07
Pro Forma Combined--CUC International, the Company and
Davidson...................................................          3.82
Pro Forma Combined--CUC International, the Company and
Sierra.....................................................          4.15
Pro Forma Combined--CUC International, the Company,
Davidson and Sierra........................................          3.91
Company Equivalent Pro Forma--CUC International and the
Company(b).................................................          2.01
Company Equivalent Pro Forma--CUC International, the
Company and Davidson(b)....................................          1.89
Company Equivalent Pro Forma--CUC International, the
Company and Sierra(b)......................................          2.05
Company Equivalent Pro Forma--CUC International, the
Company, Davidson and Sierra(b)............................          1.93

                                                                     CUC INTERNATIONAL'S
                                                           ----------------------------------------
                                                              FISCAL YEAR ENDED       THREE MONTHS
                                                                 JANUARY 31,              ENDED
                                                           -----------------------      APRIL 30,
                                                           1996     1995     1994         1996
                                                           -----    -----    -----    -------------
Cash Dividends Per Common Share(C):
  Historical:
    Company.............................................   $0.20    $0.20    $0.20        $0.05
Pro Forma Combined--CUC International and the Company...    0.03     0.03     0.03         0.01
Pro Forma Combined--CUC International, the Company and
Davidson................................................    0.02     0.02     0.02         0.01
Pro Forma Combined--CUC International, the Company and
Sierra..................................................    0.02     0.02     0.02         0.01
Pro Forma Combined--CUC International, the Company,
Davidson and Sierra.....................................    0.02     0.02     0.02         0.01
Company Equivalent Pro Forma--CUC International and the
Company(B)..............................................    0.01     0.01     0.01       --
Company Equivalent Pro Forma--CUC International, the
Company and Davidson(B).................................    0.01     0.01     0.01       --
Company Equivalent Pro Forma--CUC International, the
Company and Sierra(B)...................................    0.01     0.01     0.01       --
Company Equivalent Pro Forma--CUC International, the
Company, Davidson and Sierra(B).........................    0.01     0.01     0.01       --
Income Per Common Share from Continuing Operations(D):
  Historical:
    CUC International(A)................................    0.84     0.66     0.51         0.25
    Company.............................................   (1.73)    0.63     1.10         0.21
Pro Forma Combined--CUC International and the Company...    0.55     0.70     0.64         0.26
Pro Forma Combined--CUC International, the Company and
Davidson................................................    0.53     0.64     0.59         0.23
Pro Forma Combined--CUC International, the Company and
Sierra..................................................    0.56     0.69     0.54         0.23
Pro Forma Combined--CUC International, the Company,
Davidson and Sierra.....................................    0.55     0.63     0.51         0.21
Company Equivalent Pro Forma--CUC International and the
Company(B)..............................................    0.27     0.35     0.32         0.13
Company Equivalent Pro Forma--CUC International, the
Company and Davidson(B).................................    0.26     0.32     0.29         0.11
Company Equivalent Pro Forma--CUC International, the
Company and Sierra(B)...................................    0.28     0.34     0.27         0.11
Company Equivalent Pro Forma--CUC International, the
Company, Davidson and Sierra(B).........................    0.27     0.31     0.25         0.10

- ------------
(A) Adjusted to give retroactive effect to the 3:2 stock split effected on June 30, 1995 for shareholders of record of CUC International Common Stock on June 19, 1995.

(B) The Company equivalent pro forma information was computed by multiplying the pro forma combined information by the Conversion Number, assuming a Conversion Number of 0.4943 (i.e., the average of the minimum Conversion Number of 0.3750 (applicable if the Average Stock Price is $36.00 or more) and the maximum Conversion Number of 0.6136 (applicable if the Average Stock Price is $22.00 or less)).

(C) CUC International, Davidson and Sierra have paid no cash dividends on their common stock during the periods presented. However, an insignificant amount of cash dividends was paid in respect of the NAOG common stock for the year ended January 31, 1994.

(D) The pro forma information is based on the historical financial statements of CUC International, the Company, Davidson and Sierra contained in the CUC 10-K and the CUC 10-Q, the Company 10-K and the Company 10-Q, the Davidson 10-K and the Davidson 10-Q, and the Sierra 10-Q and the Sierra Press Release, respectively. Effective January 1, 1995, the Company changed its fiscal year end from October 31 to December 31. The Transition Period has been excluded from the unaudited pro forma condensed combined financial data. The Company's revenues and net loss for the Transition Period were $34.7 million and $(49.9) million, respectively. The net loss for the Transition Period was principally the result of a $65.5 million one-time, non-cash, pre-tax charge recorded in connection with a change in accounting for deferred membership acquisition costs. Sierra's revenues of $22.2 million and net income of $0.7 million for the three months ended March 31, 1995 are included in Sierra's historical statements of income for the years ended March 31, 1995 and December 31, 1995 and are therefore included in the fiscal 1996 and 1995 pro forma results of operations.

                                  RISK FACTOR

    IN CONSIDERING WHETHER TO APPROVE AND ADOPT THE MERGER AGREEMENT, PROSPECTIVE INVESTORS IN CUC INTERNATIONAL COMMON STOCK SHOULD CAREFULLY CONSIDER, AMONG THE OTHER INFORMATION SET FORTH IN THIS PROXY
STATEMENT/PROSPECTUS, THE FOLLOWING FACTOR:

FLUCTUATION IN VALUE OF MERGER CONSIDERATION

    The market price of shares of CUC International Common Stock is inherently subject to fluctuation. Therefore, the value of the shares of CUC International Common Stock that holders of shares of Company Common Stock will receive in the Merger may increase or decrease prior to the Effective Time. Although the value of the per share consideration to be received in the Merger by holders of Company Common Stock is intended to be $13.50, such per share consideration may have a value at the Effective Time of more or less than $13.50. Although the "collar" set forth in the Merger Agreement establishes a maximum number of shares of CUC International Common Stock to be issued in the Merger in respect of each share of Company Common Stock (i.e., 0.6136 shares of CUC International Common Stock if the Average Stock Price is $22.00 or less) and a minimum number of shares of CUC International Common Stock to be issued in the Merger in respect of each share of Company Common Stock (i.e., 0.3750 shares of CUC International Common Stock if the Average Stock Price is $36.00 or more), the value of the shares of CUC International Common Stock to be received by the holders of Company Common Stock, based upon the Average Stock Price, would be less than $13.50 if the Average Stock Price were less than $22.00, and the value of the shares of CUC International Common Stock to be received in the Merger by the holders of Company Common Stock, based upon the Average Stock Price, would be more than $13.50 if the Average Stock Price were more than $36.00.

    Fluctuations in the market price of CUC International Common Stock may be the result of the prospects of CUC International, market assessments of the likelihood that the Merger will be consummated and the timing thereof (which assessments may be unsubstantiated), general market conditions and other factors, many of which are beyond the control of CUC International or the Company.

                    INFORMATION CONCERNING CUC INTERNATIONAL

    CUC International is a membership-based consumer services company, providing consumers with access to a variety of services. CUC International currently has approximately 48.0 million members in its various services. CUC International operates in one business segment, providing these services as individual, wholesale or discount coupon program memberships. These memberships include such components as shopping, travel, auto, dining, home improvement, vacation exchange, credit card and checking account enhancement packages, financial products and discount programs. CUC International also administers insurance package programs which generally are combined with discount shopping and travel for credit union members, distributes welcoming packages which provide new homeowners with discounts for local merchants and provides travelers with value-added tax refunds. CUC International believes it is the leading provider of membership-based consumer services of these types in the United States. CUC International's activities are conducted principally through its Comp-U-Card division and its wholly-owned subsidiaries, FISI*Madison Financial Corporation, Benefit Consultants, Inc., Interval International Inc. and Entertainment Publications, Inc.

    CUC International derives its revenues principally from membership fees. Membership fees vary depending upon the particular membership program, and annual fees to consumers generally range from $6 to $250 per year. Most of CUC International's memberships are for one-year renewable terms, and members generally are entitled to unlimited use during the membership period of the service for which the member has subscribed. Members generally may cancel their membership and obtain a full refund at any point during the membership term.

    CUC International arranges with client financial institutions, retailers, oil companies, credit unions, online networks, fundraisers and others to market certain membership services to such clients' individual account holders and customers. Participating institutions generally receive commissions on initial and renewal memberships, averaging 20% of the net membership fees. CUC International's contracts with these clients generally grant CUC International the right to continue providing membership services directly to each client's individual account holders even if the client terminates the contract, provided that the client continues to receive its commission.

    CUC International solicits members for its various programs by direct marketing and by using a direct sales force calling on financial institutions, fund raising charitable institutions and associations. Some of CUC International's individual memberships are available on-line to interactive computer users via major on-line services and the Internet's World Wide Web. For the fiscal year ended January 31, 1996, approximately 442 million solicitation pieces were mailed, followed up by approximately 59 million telephone calls.

    Individual memberships represented 63%, 65% and 69% of consolidated revenues for the fiscal years ended January 31, 1996, 1995 and 1994, respectively. Wholesale memberships represented 14%, 13% and 14% of consolidated revenues for the fiscal years ended January 31, 1996, 1995 and 1994, respectively. Discount coupon book memberships represented 23%, 22% and 17% of consolidated revenues for the fiscal years ended January 31, 1996, 1995 and 1994, respectively. Membership revenue is recorded net of anticipated cancellations.

    In January 1995, CUC International acquired all of the outstanding capital stock of Essex in exchange for the payment of cash and the issuance of shares of CUC International Common Stock. The former shareholders of Essex may receive additional payments over the three years following the closing date of the acquisition based on the achievement of certain earnings growth objectives. Based on projections of the earnings growth of Essex prepared by management of CUC International and the earn out formula contained in the definitive stock purchase agreement, pursuant to which CUC International acquired all of the outstanding capital stock of Essex, management of CUC International believes that payments to such shareholders aggregating in excess of $30.0 million would be extremely remote.

    For a more detailed description of the business and properties of CUC International, see the descriptions thereof set forth in the CUC 10-K which is incorporated herein by reference.

    CUC International's executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number at such offices is (203) 324-9261.

OTHER CUC INTERNATIONAL BUSINESS COMBINATIONS.

    THE DAVIDSON MERGER. Effective on February 19, 1996, CUC International entered into the Davidson Merger Agreement providing for the Davidson Merger. Pursuant to the Davidson Merger Agreement, at the Davidson Effective Time, each share of Davidson Common Stock outstanding immediately prior to such time (other than shares held by CUC International, SAC or any other Subsidiary of CUC International or by any Subsidiary of Davidson, or shares to which dissenters' rights are granted and properly exercised under applicable California law) will by virtue of the Davidson Merger and without any action on the part of any holder of Davidson Common Stock, be converted into .85 of one fully paid and non-assessable share of CUC International Common Stock. No fractional shares of CUC International Common Stock will be issued to holders of Davidson Common Stock in the Davidson Merger. Based on the equity capitalization of Davidson at May 1, 1996, it is expected that CUC International will issue in the Davidson Merger to holders of Davidson Common Stock an aggregate of 30,039,606 shares of CUC International Common Stock. In addition, at the Davidson Effective Time, each outstanding option to purchase shares of Davidson Common Stock, whether vested or unvested, will be cancelled and in lieu thereof, CUC International will issue to each holder thereof a replacement option (which will not be qualified under Section 422 of the Code) to purchase, on substantially the same terms and conditions as were applicable under the substituted options, the same number of shares of CUC International Common Stock as the holder of the substituted option would have been entitled to receive in the Davidson Merger had such holder exercised his or its option, in full, immediately prior to the Davidson Effective Time.

    Each of Davidson and CUC International has agreed, until the Davidson Effective Time, to conduct and cause each of its respective Subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and, with certain specified exceptions, each of Davidson and CUC International have further agreed not to take certain actions or consummate certain transactions relating to: capitalization, indebtedness, investments, organizational instruments, accounting practices, tax elections, employee compensation benefits and plans, capital expenditure programs and extraordinary corporate transactions and business combinations. Davidson also has agreed, subject to certain qualifications and exceptions specified in the Davidson Merger Agreement (including with respect to the fiduciary duty of Davidson's Board of Directors to the holders of Davidson Common Stock) to discontinue any discussions or negotiations with parties (other than CUC International and SAC) interested in pursuing an acquisition of Davidson's assets or equity securities or a strategic business combination with Davidson or its subsidiaries, and has agreed to pay to CUC International a termination (or "break-up") fee of $25.0 million under certain circumstances, together with reimbursement of up to $2.5 million of out-of-pocket expenses (including certain professional advisory fees) incurred by CUC International and SAC.

    The obligations of CUC International, Davidson and SAC to consummate the Davidson Merger are subject to and include the following conditions, as applicable: (i) the Davidson Merger Agreement having been duly adopted by the requisite vote of the holders of Davidson Common Stock; (ii) there not having been enacted, entered, promulgated or enforced by any United States court or United States governmental authority, any injunction, statute, rule, regulation, executive order, decree, or ruling which prohibits, restrains, enjoins or restricts consummation of the Davidson Merger; (iii) the registration statement relating to the Davidson Merger having become effective and no stop order proceedings seeking to suspend the effectiveness thereof having been initiated by the Commission, and CUC International having received all state securities laws or "blue sky" permits and authorizations necessary to issue in the Davidson Merger shares of CUC International Common Stock in exchange for the shares of Davidson Common Stock; (iv) all waiting periods applicable to the Davidson Merger under the HSR Act having expired or been terminated (such termination was granted on May 7, 1996); (v) CUC International having received a letter from its independent auditors, Ernst & Young LLP, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Davidson Merger, provided that the Davidson Merger is consummated in accordance with the terms of the Davidson Merger Agreement, and such letter not having been withdrawn or modified in any material respect; and (vi) CUC International (or its affiliate) having purchased certain real property currently owned by Davidson's Chairman and Chief Executive Officer, and President, respectively, and leased by such persons to Davidson.

    The obligations of CUC International and SAC to effect the Davidson Merger are further subject to the following additional conditions: (i) the accuracy of the representations and the performance of the covenants of Davidson contained in the Davidson Merger Agreement; (ii) the performance of certain obligations by the affiliates of Davidson (determined pursuant to Rule 145 under the Securities
Act) of their contractual obligations specified in letters delivered by such affiliates to CUC International pursuant to the Davidson Merger Agreement; (iii) the performance of certain obligations under the Davidson Shareholders Agreement by the parties thereto; (iv) the number of dissenting shares in respect of the Davidson Merger as of the Davidson Effective Time not exceeding 5% of the then total outstanding shares of Davidson Common Stock; (v) Davidson having obtained the consent or approval of each person whose consent or approval is required in order to permit the succession by the surviving corporation in the Davidson Merger to any obligation, right or interest of Davidson or any of its subsidiaries under certain specified material agreements, except those for which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on Davidson; (vi) there not having occurred any events, changes or effects with respect to Davidson or its Subsidiaries having or which reasonably could be expected to have a material adverse effect on Davidson; and (vii) certain non-competition and employment agreements entered into in connection with the Davidson Merger being in full force and effect.

    The obligation of Davidson to effect the Davidson Merger is further subject to the following additional conditions: (i) the accuracy of the representations and the performance of the covenants of CUC International and SAC contained in the Davidson Merger Agreement; (ii) the receipt by Davidson of an opinion of tax counsel to the effect that the Davidson Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and such opinion not having been withdrawn or modified in any material respect; (iii) there not having occurred any events, changes or effects with respect to CUC International and its Subsidiaries having or which could reasonably be expected to have a material adverse effect on CUC International;
(iv) the shares of CUC International Common Stock issuable in the Davidson Merger to the holders of Davidson Common Stock and such other shares required to be reserved for issuance in connection with the Davidson Merger having been authorized for listing on the NYSE, subject to official notice of issuance; and
(v) Davidson having obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Davidson Merger Agreement and certain other specified material agreements, except those for which the failure to obtain such consent or approval would not, individually or in the aggregate, have a material adverse effect on CUC International.

    The Davidson Merger Agreement may be terminated and the Davidson Merger abandoned at any time prior to the Davidson Effective Time by the written mutual consent of CUC International, SAC and Davidson. Subject to the exceptions and qualifications specified therein, the Davidson Merger Agreement also may be terminated by (i) Davidson in the case of (A) the breach of the representations or the non-performance of the covenants of CUC International or SAC contained therein, (B) the determination of Davidson's Board of Directors to terminate the Davidson Merger Agreement to comply with its fiduciary duties to holders of Davidson Common Stock (after having received a bona fide proposal to effect a competing third party acquisition of Davidson), or (C) the average stock price (over a prescribed measurement period ending approximately 10 calendar days prior to the date of the Davidson Meeting) of the CUC International Common Stock having been below $29.00 or (ii) CUC International or SAC in the case of (A) the breach of the representations or the non-performance of the covenants of Davidson contained therein, (B) the withdrawal, modification or change by Davidson's Board of Directors of its recommendation of the Davidson Merger Agreement to the holders of Davidson Common Stock and the recommendation by Davidson's Board of Directors to such holders of a competing third-party acquisition of Davidson, or Davidson's Board of Directors failure to call, give notice of or convene a meeting of the holders of Davidson Common Stock to vote in respect of the Davidson Merger Agreement, (C) the negotiation by Davidson with a competing third-party bidder for a period exceeding 15 business days after Davidson first provides certain information to such bidder or commences such negotiations, or (D) Davidson's failure to obtain the requisite approval of the Davidson Merger Agreement by the holders of Davidson Common Stock after having convened a meeting of such holders for such purpose.

    Simultaneously with the execution of the Davidson Merger Agreement, the holders of 72% of the outstanding Davidson Common Stock (which consist of Davidson's Chairman and Chief Executive Officer, and President, respectively, and certain trusts for which such persons serve as fiduciaries) have agreed pursuant to the Davidson Shareholders Agreement to vote their shares of Davidson Common Stock for the approval and adoption of the Davidson Merger Agreement at the Davidson Meeting scheduled to be held on July 24, 1996. Accordingly, assuming that such shareholders will vote for the approval and adoption of the Davidson Merger Agreement at such meeting, such adoption will be assured irrespective of the votes cast by any other holder of Davidson Common Stock. In addition, CUC International has agreed to cause Davidson's Chairman of the Board and Chief Executive Officer, and President, respectively, to be elected to CUC International's Board of Directors effective upon consummation of the Davidson Merger.

  CERTAIN INFORMATION CONCERNING DAVIDSON'S BUSINESS.

    According to the Davidson 10-K, Davidson develops, publishes, manufactures and distributes high-quality educational and entertainment software products for home and school use. Its products incorporate characters, themes, sound, graphics, music and speech in ways that Davidson believes are engaging to the user. Davidson's educational products, offered at multiple price points, are targeted primarily to pre-kindergarten through twelfth-grade age groups and address a variety of learning needs, including math and problem solving, reading and language, art, writing and creativity, productivity, science and ecology, and social studies and history. Davidson also has begun to develop entertainment software through its Blizzard Entertainment division and recently acquired Condor division (which has been renamed Blizzard North) which is targeted to young adult and older users. In addition to its internally produced software products, Davidson enters into arrangements with affiliated label software developers to publish and distribute home and/or school versions of their products. Davidson has developed, and currently publishes, 102 titles and, in addition, distributes 51 affiliated label titles. Davidson's executive offices are located at 19840 Pioneer Avenue, Torrance, California 90503, and its telephone number at such offices is (310) 793-0600. For information regarding certain financial effects of the Davidson Merger on CUC International, see "Unaudited Pro Forma Condensed Combined Financial Statements."

    THE SIERRA MERGER. Simultaneously with entering into the Davidson Merger Agreement, CUC International entered into the Sierra Merger Agreement providing for the Sierra Merger. Pursuant to the Sierra Merger Agreement, among other things, at the Sierra Effective Time, each share of Sierra Common Stock outstanding immediately prior to the Sierra Effective Time (other than shares held by CUC International, LAC or any other Subsidiary of CUC International or by any Subsidiary of Sierra) will, by virtue of the Sierra Merger and without any action on the part of any holder of Sierra Common Stock, be converted into
1.225 shares of CUC International Common Stock. No fractional shares of CUC International Common Stock will be issued to holders of Sierra Common Stock in the Sierra Merger. Based on the equity capitalization of Sierra at June 17, 1996, it is expected that CUC International will issue in the Sierra Merger to holders of Sierra Common Stock an aggregate of approximately 25,564,977 shares of CUC International Common Stock. In addition, at the Sierra Effective Time, each outstanding option to purchase shares of Sierra Common Stock, whether vested or unvested, will be assumed by CUC International and will constitute an option to purchase, on the same terms and conditions as were applicable under the assumed options, the same number of shares of CUC International Common Stock as the holder of the assumed option would have been entitled to receive in the Sierra Merger had such holder exercised his or its assumed option, in full, immediately prior to the Sierra Effective Time.

    Each of Sierra and CUC International has agreed, until the Sierra Effective Time, to conduct and cause each of its respective Subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and, with certain specified exceptions, each of Sierra and CUC International have further agreed not to take certain actions or consummate certain transactions relating to: capitalization, indebtedness, investments, organizational instruments, accounting practices, tax elections, employee compensation benefits and plans, capital expenditure programs, and extraordinary corporate transactions and business combinations. Sierra also has agreed, subject to various qualifications and exceptions specified in the Sierra Merger Agreement (including with respect to the fiduciary duty of Sierra's Board of Directors to the holders of Sierra Common Stock) to discontinue any discussions or negotiations with parties (other than CUC International and LAC) interested in pursuing an acquisition of Sierra's assets or equity securities or a strategic business combination with Sierra or its subsidiaries, and not to approve, recommend or enter into an agreement providing for a third-party acquisition of Sierra except under certain circumstances, and has agreed to pay to CUC International a termination (or "break-up") fee of $25.0 million under certain circumstances, together with reimbursement of up to $3.0 million of out-of-pocket expenses (including certain professional advisory fees) incurred by CUC International and LAC.

    The respective obligations of CUC International, Sierra and LAC to consummate the Sierra Merger are subject to and include the following conditions, as applicable: (i) the Sierra Merger Agreement having been duly adopted by the requisite vote of the holders of Sierra Common Stock; (ii) there not having been enacted, entered, promulgated or enforced by any United States court or United States governmental authority any injunction, statute, rule, regulation, executive order, decree, or ruling which prohibits, restrains, enjoins or restricts consummation of the Sierra Merger; (iii) the registration statement relating to the Sierra Merger having become effective and no stop order proceedings seeking to suspend the effectiveness thereof having been initiated by the Commission, and CUC International having received all state securities laws or "blue sky" permits and authorizations necessary to issue in the Sierra Merger shares of CUC International Common Stock in exchange for the shares of Sierra Common Stock; (iv) all waiting periods applicable to the Sierra Merger under the HSR Act having expired or been terminated (such termination was granted on April 29, 1996); and (v) CUC International having received a letter from its independent auditors, Ernst & Young LLP, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No.
16) is appropriate for the Sierra Merger, provided that the Sierra Merger is consummated in accordance with the terms of the Sierra Merger Agreement, and such letter not having been withdrawn or modified in any material respect.

    The obligations of CUC International and LAC to effect the Sierra Merger are further subject to the following additional conditions: (i) the accuracy of the representations and the performance of the covenants of Sierra contained in the Sierra Merger Agreement; (ii) the performance of certain obligations by the affiliates of Sierra (determined pursuant to Rule 145 under the Securities Act) of their contractual obligations specified in letters delivered by such affiliates to CUC International pursuant to the Sierra Merger Agreement; (iii) the performance of certain obligations under the Sierra Shareholders Agreement by the parties thereto; (iv) Sierra having obtained the consent or approval of each person whose consent or approval is required in order to permit the succession by the surviving corporation in the Sierra Merger to any obligation, right or interest of Sierra or any of its subsidiaries under certain specified material agreements, except those for which the failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on Sierra; (v) there not having occurred any events, changes or effects with respect to Sierra or its subsidiaries having or which reasonably could be expected to have a material adverse effect on Sierra; and (vi) certain non-competition, employment and services agreements entered into in connection with the Sierra Merger being in full force and effect.

    The obligation of Sierra to effect the Sierra Merger is further subject to the following additional conditions: (i) the accuracy of the representations and the performance of the covenants of CUC International and LAC contained in the Sierra Merger Agreement; (ii) the receipt by Sierra of an opinion of tax counsel with respect to certain tax matters; (iv) there not having occurred any events, changes or effects with respect to CUC International and its Subsidiaries having or which reasonably could be expected to have a material adverse effect on CUC International; (v) the shares of CUC International Common Stock issuable in the Sierra Merger to the holders of Sierra Common Stock and such other shares required to be reserved for issuance in connection with the Sierra Merger having been authorized for listing on the NYSE, subject to official notice of issuance; and (vi) Sierra having obtained the consent or approval of each person whose consent or approval is required in connection with the transactions contemplated by the Sierra Merger Agreement and certain other specified material agreements, except those for which the failure to obtain such consent or approval would not, individually or in the aggregate, have a material adverse effect on CUC International.

    The Sierra Merger Agreement may be terminated and the Sierra Merger abandoned at any time prior to the Sierra Effective Time by the written mutual consent of CUC International, LAC and Sierra. Subject to the exceptions and qualifications specified therein, the Sierra Merger Agreement also may be terminated by (i) Sierra in the case of (A) the breach of the representations or the non-performance of the covenants of CUC International or LAC contained therein, (B) the determination of Sierra's Board of Directors to terminate the Sierra Merger Agreement in order to comply with its fiduciary duties to holders of Sierra Common Stock (after having received a bona fide proposal to effect a competing third-party acquisition of Sierra that is a "superior proposal" (as defined in the Sierra Merger Agreement)), in accordance with certain provisions of the Sierra Merger Agreement, (C) the average stock price (over a prescribed measurement period ending approximately ten days prior to the date of the Sierra Meeting) of CUC International Common Stock having been below $29.00, (D) Sierra having entered into a definitive agreement relating to a superior proposal in accordance with certain provisions of the Sierra Merger Agreement, or (E) Sierra having failed to obtain the requisite vote of its shareholders to approve the Sierra Merger, or (ii) CUC International or LAC in the case of (A) the breach of the representations or the non-performance of the covenants of Sierra contained therein, (B) the withdrawal, modification or change by Sierra's Board of Directors of its recommendation of the Sierra Merger Agreement to the holders of Sierra Common Stock and the recommendation by Sierra's Board of Directors to such holders of a competing third-party acquisition of Sierra, or Sierra's Board of Directors failure to call, give notice of or convene a meeting of the holders of Sierra Common Stock to vote in respect of the Sierra Merger Agreement, or (C) Sierra's failure to obtain the requisite approval of the Sierra Merger Agreement by the holders of Sierra Common Stock after having convened a meeting of such holders for such purpose.

    At the time of the execution of the Sierra Merger Agreement, the holders of approximately 9% of the outstanding Sierra Common Stock (which consist of Sierra's Chairman and Chief Executive Officer, and a director of Sierra, respectively) agreed, pursuant to the Sierra Shareholders Agreement, to vote their shares for the adoption of the Sierra Merger Agreement at the Sierra Meeting scheduled to be held on July 24, 1996. In addition, CUC International has agreed that Kenneth A. Williams (Chairman of the Board and Chief Executive Officer of Sierra) will become a member of the Board of Directors of CUC International, effective upon consummation of the Sierra Merger.

  SIERRA LITIGATION.

    On February 20, 1996, a lawsuit captioned: Meridian Capital Funding, Inc. v. Sierra On-Line, Inc. et al. (Civil Action No. 14848) was filed in the Court of Chancery for the State of Delaware. The lawsuit was brought on behalf of the public shareholders of Sierra and names Sierra, each of Sierra's individual directors and CUC International as party defendants. The lawsuit alleges certain violations of such directors' fiduciary duties to Sierra's shareholders in connection with the Sierra Merger and other alleged improper conduct. The plaintiffs, among other things, are seeking to enjoin consummation of the Sierra Merger and, in the event of such consummation, rescission of the Sierra Merger Agreement and monetary damages in an unspecified amount.

  CERTAIN INFORMATION CONCERNING SIERRA'S BUSINESS.

    According to the Sierra 10-K, Sierra is a leading publisher and distributor of interactive entertainment, education and personal productivity software titles for multimedia PCs, including CD-ROM-based PC systems, and selected emerging platforms. Sierra uses its design and development capabilities, as well as outside acquisitions, to create branded software products and product series with complex and interesting storylines and sophisticated graphics, sound and other features. Sierra offers more than 50 software titles, including popular products such as the King's Quest series, Leisure Suit Larry series, Police Quest series, Phantasmagoria, Gabriel Knight: The Beast Within, Front Page
Sports: Football Pro '96, IndyCar Racing II, The Lost Mind of Dr. Brain and Print Artist.

    Sierra sells its products through a domestic field sales force and a network of independent domestic and foreign distributors. Sierra sells through a variety of distribution channels, including computer and electronics superstores, software specialty stores, mass merchants, wholesale clubs, direct mail and bundling arrangements. Internationally, Sierra sells primarily through independent distributors in specified territories and, in the United Kingdom, directly to software retailers. Sierra is continually evaluating new and potentially promising distribution channels, including on-line distribution through commercial on-line services and the Internet.

    The multimedia PC consumer software market has grown dramatically in recent years, driven by the increasing installed base of multimedia PCs in the home, the proliferation of new software titles and new and expanding distribution channels. These factors have led to the development of a mass market for software products, which has been characterized by a rise in importance of strong distribution channels, a significant increase in the number of new software titles offered in the market, increased competition for limited retail shelf space to accommodate the abundance of new titles, and increased price pressure. Consumer reaction to different software titles is often unpredictable. Certain titles may gain broad popularity while others may not be received well in the market. Generally, entertainment and education software producers differentiate themselves by their ability to design products that are fun and/or educational, while at the same time exploiting the graphics, image, animation, audio and video capabilities of various hardware platforms.

    During the most recent fiscal year, Sierra has significantly expanded its product line and brand awareness by continuing to develop high quality entertainment and education titles incorporating state-of-the-art software technology and by acquiring other successful or promising titles from third-parties. Sierra released 29 new internally-developed titles in fiscal 1996 and acquired an additional 18 titles in the entertainment, education, simulation and personal productivity categories. In addition, Sierra entered into joint venture agreements with Pioneer Electronics relating to the development of titles for the Japanese market. Sierra's executive offices are located at 3380 146th Place S.E., Suite 300, Bellevue, Washington 98007, and its telephone number at such offices is (206) 649-9800. For information regarding certain financial effects of the proposed Sierra Merger on CUC International, see "Unaudited Pro Forma Condensed Combined Financial Statements."

    THE MERGER, THE DAVIDSON MERGER AND THE SIERRA MERGER ARE INDEPENDENT TRANSACTIONS AND CONSUMMATION OF NONE OF SUCH TRANSACTIONS IS CONDITIONED OR DEPENDENT UPON CONSUMMATION OF ANY OF THE OTHER TRANSACTIONS. PURSUANT TO APPLICABLE LAW AND THE COMPANY'S AND CUC INTERNATIONAL'S RESPECTIVE CERTIFICATES OF INCORPORATION AND BY-LAWS CURRENTLY IN EFFECT, NEITHER HOLDERS OF COMPANY COMMON STOCK NOR CUC INTERNATIONAL COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE DAVIDSON MERGER OR THE SIERRA MERGER. SIMILARLY, NEITHER HOLDERS OF DAVIDSON COMMON STOCK NOR SIERRA COMMON STOCK, AS SUCH, ARE ENTITLED TO NOTICE OF OR TO VOTE IN RESPECT OF THE MERGER.

                       INFORMATION CONCERNING THE COMPANY

    Ideon Group, Inc. is a holding company with three principal business units as follows: SafeCard, Wright Express and National Leisure Group. The Company's Ideon Marketing and Services Company has been consolidated with SafeCard. The operations of an additional business unit, Family Protection Network, Inc. ("Family Protection Network"), were initiated and terminated during 1995. On April 27, 1995, the shareholders of SafeCard, a Delaware corporation organized in 1969, approved a plan of reorganization whereby SafeCard became a wholly-owned subsidiary of the Company, a Delaware corporation formed in December 1994. All shares of SafeCard common stock were converted into shares of Company Common Stock. Upon the completion of the reorganization, the Company's headquarters were relocated from Cheyenne, Wyoming to Jacksonville, Florida.

    SafeCard, the Company's principal subsidiary, is a credit card enhancement marketing company that serves over 160 credit card issuers and has approximately 13 million subscribers and, during 1995, contributed approximately 80% of the Company's consolidated revenue. SafeCard's executive offices were also relocated to Jacksonville, Florida from Cheyenne, Wyoming in April 1995. This move did not impact SafeCard's operational facility in Cheyenne, Wyoming.

    In September 1994, the Company acquired Wright Express, a provider of information processing, management and financial services to petroleum companies and transportation fleets in the United States. The Wright Express Universal Fleet Card is the nation's most widely accepted electronic fleet fueling credit card and is accepted at over 90,000 fueling locations. Wright Express is based in South Portland, Maine.

    In January 1995, the Company acquired National Leisure Group, a provider of vacation travel packages and cruises directly to the public in partnership with established retailers and warehouse clubs throughout New England and with credit card issuers and membership clubs nationwide. National Leisure Group is based in Boston, Massachusetts.

    In February 1996, SafeCard completed its acquisition of UBS, a provider of value-added enhancement products and services through a diverse group of financial institutions. Products and services offered by UBS, based in Norman, Oklahoma, include an airline frequent flyer miles program, rebate travel, insurance enhancements, customer loyalty and credit card merchant reward programs. The operations of UBS have been consolidated with the operations of SafeCard.

    On February 14, 1995, the Company filed a Transition Period Form 10-Q for the two months ended December 31, 1994 in order to effect a change in its fiscal year end from October 31 to December 31. References herein to the year 1995 refer to the Company's calendar year ended December 31, 1995. References herein to the Transition Period refer to the two months ended December 31, 1994. References herein to the years 1993 and 1994 refer to the Company's previous fiscal years ended October 31, 1993 and 1994, respectively.

    The following discussion of the Company's business activities is segmented according to its current operating business units, which is the same segregation used by management in its internal evaluation of financial results.

SAFECARD

    SafeCard has historically been in the business of selling subscriptions by mail and telephone for continuity services that it provides to subscribers. Continuity services are services provided pursuant to subscriptions which typically continue annually or periodically unless canceled by the subscriber. Subscriptions are primarily sold to credit cardholders through arrangements with credit card issuers, including banks and financial services companies, major oil companies, retail department stores and others. Subscriber acquisition material printed for SafeCard that describes its services and how to subscribe is inserted in the credit card issuer's monthly billing statements or mailed by SafeCard directly to credit cardholders. Credit cardholders are also asked to subscribe by means of direct telemarketing solicitation. SafeCard has recently begun marketing through alternative channels, such as solicitation efforts during credit card activation. Subscription fees are generally billed to subscribers' credit card accounts and remitted to SafeCard by the credit card issuer.

WRIGHT EXPRESS

    On September 14, 1994, the Company acquired 100% of the outstanding common stock of Wright Express, a leading provider of enhanced information services to oil companies and commercial transportation fleets. Revenue from Wright Express accounted for approximately 10% of the Company's consolidated revenue for 1995 and less than 10% of the Company's consolidated revenue during the Transition Period and 1994. Wright Express provides transaction and information processing services to commercial fleet owners through a national credit card network program, the Wright Express Universal Fleet Card (the "WexCard"). These services are generally provided through fueling stations which are owned and operated by retail petroleum merchants. The WexCard is accepted at more than 90,000 fueling locations in the United States, including those operated by Mobil, Texaco, Exxon, Shell and Getty. Wright Express also manages private label fleet charge cards and co-branded WexCard fleet fueling cards for large fleet operators, including regional telephone utilities and national courier and package delivery services.

    In providing services through the WexCard and certain private label cards, Wright Express generates receivables from fleet customers. These receivables relate to payments due from fleet customers for purchases at fueling stations that accept such cards. These receivables are funded through a revolving credit agreement and payables to retail petroleum merchants.

NATIONAL LEISURE GROUP

    National Leisure Group, acquired by the Company effective January 1, 1995, provides vacation travel packages and cruises directly to the public in partnership with established retailers and warehouse clubs throughout New England and with credit card issuers and membership clubs nationwide. The majority of bookings have historically been generated in New England retail stores and, as a result, are dependent upon the level of customers in these stores. Sales through credit card issuers and membership clubs are becoming significant new sources of growth. Revenue from National Leisure Group was less than 10% of the Company's consolidated revenue for 1995.

CERTAIN LITIGATION INVOLVING THE COMPANY

    The Company is defending or prosecuting numerous complex lawsuits primarily involving Peter Halmos, former Chairman of the Board and Executive Management Consultant to SafeCard, and various parties related to him, as adversaries. Peter Halmos is also a plaintiff in three other lawsuits, one against a former officer of the Company, one against a director of the Company and one against SafeCard's outside counsel, in which neither SafeCard nor the Company has been named as a defendant. See also "Other Information for the Company Meeting--Certain Relationships and Related Transactions."

    The Company believes that it has proper and meritorious claims and defenses in these lawsuits which it intends to vigorously pursue. Resolution of any or all of these lawsuits could have a material impact (either favorable or unfavorable depending on the outcome) upon the Company's operations, liquidity and financial condition. See "The Merger--Indemnification of Directors and Officers."

    For a more detailed description of the business, litigation and properties of the Company, see the descriptions thereof set forth in the Company 10-K which is incorporated herein by reference.

                                  THE MEETING

GENERAL

    This Proxy Statement/Prospectus is being furnished to holders of shares of Company Common Stock in connection with the solicitation of proxies by the Company's Board of Directors for use at the Meeting to be held at The Marriott Hotel, 4670 Salisbury Road, Jacksonville, Florida 32256, on Wednesday, August 7, 1996, convening at 10:00 a.m., local time, and at any adjournments or postponements thereof.

    This Proxy Statement/Prospectus also includes and constitutes the Prospectus of CUC International filed with the Commission as part of its Registration Statement under the Securities Act relating to the offering by CUC International of the shares of CUC International Common Stock issuable in the Merger to holders of Company Common Stock. This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to holders of Company Common Stock on or about July 1, 1996.

MATTERS TO BE CONSIDERED AT THE MEETING

    At the Meeting, holders of shares of Company Common Stock will be asked to consider and vote upon (i) a proposal to approve and adopt the Merger Agreement;
(ii) the election of three directors, two directors to hold office until the earliest of the 1999 Annual Meeting of Shareholders, the consummation of the Merger or their respective successors are duly elected or appointed and qualified, and one director to hold office until the earliest of the 1998 Annual Meeting of Shareholders, the consummation of the Merger or such director's successor is duly elected or appointed and qualified, (iii) the ratification of the appointment of Price Waterhouse LLP to serve as the Company's independent accountants for the year ending December 31, 1996 or until the Merger is consummated; and (iv) such other business as may properly be presented at the Meeting or any adjournments or postponements thereof.

    If the Company's shareholders approve and adopt the Merger Agreement at the Meeting and the Merger is subsequently consummated, from and after the Effective Time and until their successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub will become the directors of the Company as the surviving corporation of the Merger.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY (I) HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, (II) HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND (III) RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE MEETING.

    IN ADDITION, THE COMPANY'S BOARD OF DIRECTORS HAS NOMINATED ADAM W. HERBERT, JR., EUGENE MILLER AND THOMAS F. PETWAY, III FOR ELECTION AS DIRECTORS AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF SUCH PERSONS AS DIRECTORS. THE COMPANY'S BOARD OF DIRECTORS HAS ALSO APPOINTED PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS AND RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE RATIFICATION OF SUCH FIRM AS THE COMPANY'S INDEPENDENT ACCOUNTANTS. SEE "THE MERGER--BACKGROUND OF THE MERGER"; "THE MERGER--REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS;" AND "OTHER INFORMATION FOR THE COMPANY MEETING."

RECORD DATE; QUORUM; VOTING AT THE MEETING

    The Company's Board of Directors has fixed June 21, 1996 as the Record Date. Accordingly, only holders of record of shares of Company Common Stock at the close of business on such date will be entitled to notice of and to vote at the Meeting. At the Record Date, there were 27,983,164 shares of Company Common Stock outstanding and entitled to vote, and approximately 839 holders of record. Each holder of record of Company Common Stock on the Record Date is entitled to cast one vote per share in respect of the proposal to approve and adopt the Merger Agreement, the election of directors, ratification of the Board of Directors' appointment of the Company's independent accountants and the other matters, if any, properly submitted for the vote of such holders, either in person or by proxy, at the Meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding Company Common Stock entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting.

    Approval and adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock; ratification of the appointment of the Company's independent accountants will require the affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock present in person or represented by proxy and entitled to vote thereon at the Meeting; and the election of directors will require the affirmative vote of the holders of a plurality of the issued and outstanding shares of Company Common Stock present in person or represented by proxy and entitled to vote thereon at the Meeting. Under applicable rules of the NYSE, brokers that hold shares in "street name" have the authority to vote on certain items when they have not received instructions from the beneficial owners of such shares. Accordingly, broker non-votes will have the practical effect of voting against ratification of the Company's Board of Directors' appointment of the Company's independent accountants, and will have no effect on the outcome of the election of the Board of Directors' three nominees for director. Brokers may not vote shares of Company Common Stock as to the approval and adoption of the Merger Agreement held for customers without specific instructions from such customers. With regard to the election of directors, votes may be cast in favor of or withheld with respect to each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome of the election. As of the Record Date, the directors and executive officers of the Company beneficially owned in the aggregate approximately 3.1% of the outstanding shares of Company Common Stock.

PROXIES

    This Proxy Statement/Prospectus is being furnished to holders of Company Common Stock in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Meeting.

    Shares of Company Common Stock represented by properly executed proxies received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein or, if no instructions are indicated, such shares will be voted FOR approval and adoption of the Merger Agreement, the election of Adam W. Herbert, Jr., Eugene Miller and Thomas F. Petway, III, as directors, ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants, and in the discretion of the proxy holder, as to any other matter that may be properly presented at the Meeting. Holders of Company Common Stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage-prepaid envelope provided for such purpose to ensure that their shares are voted. Any holder of Company Common Stock who so desires may revoke his, her or its proxy at any time prior to the time it is exercised by (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy, and shareholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

    If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.

    If any other matters are properly presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

    The Company will bear the cost of soliciting proxies from the holders of Company Common Stock. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone, facsimile transmission or otherwise. Such directors, officers and employees of the Company will not be specifically compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. The Company has retained D.F. King & Co., Inc., at an estimated cost of approximately $15,000.00, plus reimbursement of out-of-pocket expenses, to assist in its solicitation of proxies. Arrangements will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares of Company Common Stock held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

IN CONNECTION WITH THE MEETING, HOLDERS OF COMPANY COMMON STOCK SHOULD NOT RETURN TO THE COMPANY ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   PROPOSAL I
                                   THE MERGER

BACKGROUND OF THE MERGER

    In 1993 and 1994, the Company began placing greater emphasis on the development of new products and services and additional lines of business. The Company's strategy was to diversify and broaden its scope to become an innovative marketing and services organization operating through multiple business units. The Company's diversification strategy included strategic acquisitions and internal development of new business units. By mid-1995, the Company determined that its two principal internally developed new businesses had failed to generate the anticipated customer response rates and, therefore, announced plans to curtail and/or discontinue these businesses. These failed businesses generated pre-tax losses of $83.8 million in 1995, including special charges of $30.6 million taken in connection with product abandonments. The Company also announced a restructuring of its SafeCard business unit and corporate infrastructure which resulted in an additional special pre-tax charge of $13.2 million (net of recoveries) in 1995.

    Concurrently therewith, the Company's Board of Directors began to consider various options and alternatives to improve the Company's financial and operating position and to enhance shareholder value. In late October 1995, the Company was approached on an unsolicited basis by another corporation that expressed an interest in entering into a strategic combination with the Company. In December 1995, the Company's management and Board of Directors decided to seek outside financial and legal assistance and shortly thereafter retained Skadden, Arps and Lazard to assist the Company with respect to the foregoing proposed strategic combination.

    During the course of December 1995 and early January 1996, the Company and such corporation conducted due diligence with respect to one another and sought to determine whether a strategic combination would be feasable and the terms on which a transaction might be structured. Following completion of substantial due diligence but prior to any substantive negotiations or the delivery of any definitive proposal with respect to the structure of a prospective combination or the economic terms thereof, the Company's Board of Directors determined at a meeting held on January 19, 1996, that such a combination would not be in the best interests of the shareholders of the Company. The Company's Board of Directors, therefore, authorized management to terminate discussions with such corporation.

    On January 18, 1996, Walter A. Forbes, the Chairman and Chief Executive Officer of CUC International, called Paul G. Kahn, the Company's Chairman and Chief Executive Officer at that time, and expressed an interest in exploring a possible business combination between CUC International and the Company.

    At the January 19, 1996 meeting of the Company's Board of Directors, the Board, among other things, also received a preliminary report and recommendation on various other strategic alternatives that might be available to the Company in order to enhance shareholder value. The alternatives considered included, among others, continuing the operation of the Company as an independent public company, pursuing certain joint ventures, effecting a financial restructuring of the Company, selling the Company in its entirety pursuant to a merger or other business combination transaction, and selling selected assets and businesses of the Company. At such meeting, members of the Company's senior management, Skadden, Arps and Lazard made presentations to the Company's Board of Directors regarding, among other things, certain financial issues, legal issues and strategic alternatives available to the Company. Lazard also presented a preliminary list of candidates to be considered as potential acquirors should the Company's Board of Directors decide to pursue the alternatives of selling all or part of the Company. At such meeting, the Company's Board of Directors directed its senior management to publicly announce that the Company had decided to explore strategic alternatives available to the Company with the purpose of enhancing shareholder value and had retained Lazard and Skadden,

Arps to assist the Company in such endeavor. The Company's Board of Directors authorized Lazard to make selected inquiries of other companies to determine whether they were interested in pursuing a potential business combination with the Company and, if so, to solicit preliminary indications of interest in order to determine whether a sale of the Company in its entirety was a viable alternative.

    In order to oversee the foregoing process, the Company's Board of Directors established the Strategic Direction Committee (the "Strategic Direction Committee") consisting of Eugene Miller, Thomas F. Petway, III, Marshall L. Burman and Paul G. Kahn (who was removed from the Strategic Direction Committee on February 5, 1996). The Strategic Direction Committee was given the mandate to study and explore the strategic alternatives available to the Company to enhance shareholder value. Throughout the period from its formation until the signing of the definitive Merger Agreement on April 19, 1996, the Strategic Direction Committee convened regularly (at times, on a daily basis) primarily by telephone to be updated on the progress of the process and to provide guidance as to the specific directions to be taken. During this period, the Strategic Direction Committee also provided regular updates to the Company's full Board of Directors or the Executive Committee (as defined).

    On January 22, 1996, the Company issued the following press release:

    FOR IMMEDIATE RELEASE

    IDEON GROUP TO EVALUATE STRATEGIC ALTERNATIVES

        JACKSONVILLE, January 22--Ideon Group, Inc. (NYSE:IQ) announced today that its Board of Directors has decided to explore the strategic alternatives available to the Company with the purpose of enhancing shareholder value. In connection therewith, the Company has retained Lazard Freres & Co. as its financial advisor and Skadden, Arps, Slate, Meagher & Flom as its legal advisor to assist the Company's Board of Directors and its management in this process. The Board of Directors has also established a Strategic Direction Committee chaired by a non-management director, Eugene Miller, and consisting of Paul G. Kahn, Thomas F. Petway III and Marshall L. Burman to have oversight in regard to this process.

        Ideon said in a statement that there can be no assurance that any transaction or restructuring will result from this process.

        Paul G. Kahn, Chairman and Chief Executive Officer, stated: "Last year was a very difficult year for the Company with the failure of two product launches overwhelming the operating profitability of our core business and two successful acquisitions. We now believe that we have turned the corner and expect to return to profitability for the quarter ended December 31, 1995. However, in light of the current stock price, which the Board of Directors and management believes does not reflect the true value of Ideon, we feel it is in the best interests of our shareholders to examine various strategic alternatives and opportunities to enhance shareholder value."

        Ideon Group, Inc. resulted from the reorganization of SafeCard Services, Inc. approved by shareholders on April 27, 1995. Its three core units include SafeCard Services, Inc., which provides credit card registration and other credit card enhancements; Wright Express Corporation, a provider of fleet vehicle fueling cards to corporations; and National Leisure Group, Inc., which offers travel and cruise packages through retail and endorsed channels.

    Later that day, Lazard began to receive telephone calls from interested parties. Lazard also made selected calls to potentially interested parties that had been presented to the Company's Board of Directors at the meeting of the Board on January 19, 1996. Such companies were selected by the Strategic Direction Committee, with the advice of Lazard, on the basis of their size and financial resources, the comparability of the industries in which they were engaged to those engaged in by the Company, their ability to consummate an acquisition of the Company, their potentially attractive business fit with the Company's operations, and their likely interest in pursuing an acquisition of the Company.

    On January 22, 1996, CUC International was advised that Lazard had been retained as a financial advisor to assist the Company in exploring strategic alternatives. CUC International was advised that Lazard would be soliciting from prospective acquirors of the Company preliminary non-binding indications of interest to direct any such indication of interest to Lazard. On January 23, 1996, CUC International met with Lazard to express CUC International's interest in acquiring the Company. On January 24, 1996, Lazard informed CUC International that the form of consideration and the price per share of Company Common Stock suggested by CUC International on January 23, 1996 were inadequate and too low, respectively, and that Lazard intended to solicit preliminary non-binding indications of interest from a number of companies, including CUC International. On January 24, 1996, CUC International received a letter from Lazard soliciting from CUC International a preliminary non-binding indication of its interest in acquiring the Company.

    During the period from January 24, 1996 to February 2, 1996, Lazard was in contact with 32 United States and foreign companies or groups (including CUC International) regarding the feasibility of, and their interest in pursuing, a business combination with the Company. During that same time period, Lazard mailed to 30 such companies or groups (the "Preliminary Companies") a letter which described the process which the Company intended to conduct and also included a package of background materials regarding the Company consisting of publicly available information.

    Each of the Preliminary Companies was required to submit a written non-binding preliminary indication of interest to Lazard by February 2, 1996, including, among other things, the prices at which they might pursue a transaction, the form of payment, whether or not such indication of interest would be subject to financing, and the likely timing of the transaction. Ten of the Preliminary Companies, including CUC International, submitted written non-binding preliminary indications of interest; six of which indicated a non-binding preliminary interest to acquire the Company in its entirety, and four of which indicated a non-binding preliminary interest to acquire individual subsidiaries of the Company. One of the non-binding preliminary indications of interest to acquire the Company in its entirety provided for a cash transaction which, if consummated, would have resulted in a higher per share consideration than the value of the shares of CUC International Common Stock to be received in the Merger (assuming for this purpose a value of $13.50 per share), but would have constituted a taxable transaction to holders of Company Common Stock. The party who submitted such non-binding preliminary indication of interest elected not to submit a final bid.

    At its meeting held on February 5, 1996, the Company's Board of Directors evaluated the non-binding preliminary indications of interest and considered the options and alternatives available. Copies of each of the non-binding preliminary indications of interest were distributed to members of the Company's Board of Directors. At such meeting, Lazard reviewed with the Company's Board of Directors the non-binding preliminary indications of interest submitted by the Preliminary Companies. In particular, Lazard presented, and the Board of Directors reviewed and discussed in detail, the terms thereof, including price, form of consideration, closing conditions, tax issues, timing of consummation and other factors. Lazard also discussed the status of discussions with other persons who had not yet submitted a non-binding preliminary indication of interest. Based upon, among other things, the terms of each of the Preliminary Companies' non-binding proposals, including the proposed value to be received by the Company's shareholders, the financing sources of each potential acquiror, the conditions to completion of each proposed transaction, their potential business fit with the Company, and the length of time likely to be needed to consummate a transaction, the Company's Board of Directors instructed Lazard to communicate with four of the Preliminary Companies (including CUC International) to clarify certain aspects of their respective non-binding preliminary indications of interest (the

"Initial Second Round Participants"). Shortly thereafter, Lazard communicated with the Initial Second Round Participants to clarify aspects of their respective proposals. Lazard subsequently informed the Initial Second Round Participants of the Company's Board of Directors' selection.

    At the meeting held on February 5, 1996, the Company's Board of Directors terminated Paul G. Kahn from his position as Chairman and Chief Executive Officer of the Company and removed Mr. Kahn from the Strategic Direction Committee. Mr. Kahn remained a director of the Company until his resignation from the Company's Board of Directors on April 18, 1996.

    On February 14, 1996, the Company's Board of Directors established an executive committee (the "Executive Committee") consisting of William T. Bacon, Jr., Marshall L. Burman, John Ellis Bush, Robert L. Dilenschneider, Adam W. Herbert, Jr., Eugene Miller and Thomas F. Petway, III (i.e., all of the directors other than Paul G. Kahn), with Mr. Miller serving as the Chairman thereof. The Executive Committee was given the mandate to exercise all of the powers and authority of the Company's Board of Directors in the management of the business and affairs of the Company, including the power to declare dividends, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to the DGCL Section 253, and to authorize the seal of the Company to be affixed to all papers which may require it.

    From mid-February 1996 to March 29, 1996, each of the Initial Second Round Participants conducted due diligence with respect to the Company. Each Initial Second Round Participant was provided with access to confidential information, oral management presentations, legal presentations and the facilities of the Company and its Subsidiaries. The Strategic Direction Committee held regular meetings by telephone during this period pursuant to which updates were provided with respect to this process. During this same period, Lazard received six additional non-binding preliminary indications of interest to acquire the Company in its entirety, and one additional non-binding preliminary indication of interest to acquire an individual Subsidiary of the Company. Based upon the same criteria it used to determine the inclusion of the Initial Second Round Participants, the Strategic Direction Committee directed Lazard to permit two of the additional interested parties to conduct formal due diligence of the Company and to submit formal and definitive proposals in the second round of proposals (the "Additional Second Round Participants"). One of the Additional Second Round Participants submitted a non-binding preliminary indication of interest providing for cash consideration to the shareholders of the Company in excess of the value of the shares of CUC International Common Stock to be received in the Merger (assuming for this purpose a value of $13.50 per share). This Additional Second Round Participant, however, submitted a formal and definitive proposal to acquire the Company in its entirety at a price significantly below its non-binding preliminary indication of interest, below the value of the shares of CUC International Common Stock to be received in the Merger (assuming for this purpose a value of $13.50 per share) and subject to numerous closing conditions. During this same period, two of the Initial Second Round Participants notified Lazard they would not submit formal and definitive proposals. The Strategic Direction Committee also instructed Lazard to study and report on alternatives to a sale of the Company as an entirety, including financial restructurings, partial divestitures and other strategic alternatives. Following submission of their preliminary non-binding indications of interest, each of the Additional Second Round Participants also conducted due diligence with respect to the Company.

    The Initial Second Round Participants and the Additional Second Round Participants were asked by the Company to sign confidentiality agreements. On February 13, 1996, the Company and CUC International entered into the Confidentiality Agreement whereby CUC International agreed, among other things, to keep confidential certain non-public, confidential or proprietary information of the Company furnished to CUC International by or on behalf of the Company for purposes of evaluating a proposed business combination with the Company. Pursuant to the Confidentiality Agreement, CUC International agreed that if the Merger is not consummated, until February 13, 1998, without the prior written consent of the Company, neither it nor any of its Representatives would, directly or indirectly, effect any Prohibited Transactions. Pursuant to the Confidentiality Agreement, CUC International and the Company also agreed that the agreements of CUC International with respect to the Prohibited Transactions terminate upon the commencement by the Company or any other person of an offer to acquire the Company, whether by merger, consolidation or the acquisition of all or substantially all of the outstanding stock or assets of the Company. The other Initial Second Round Participants and the Additional Second Round Participants also signed confidentiality agreements with the Company substantially similar to the Confidentiality Agreement.

    At its meeting on March 11, 1996, the Executive Committee reviewed with Lazard the non-binding preliminary indications of interest to acquire the Company submitted by the two remaining Initial Second Round Participants and the Additional Second Round Participants, the form of consideration and other terms of each of their non-binding preliminary indications of interest, the status of their due diligence investigations of the Company and the schedule for completing the Company's strategic evaluation process. Lazard also discussed with the Executive Committee a range of strategic alternatives available to the Company, other than a complete divestiture of the Company, and the effects of a financial restructuring on the Company.

    On March 20, 1996, Lazard submitted to each of the two remaining Initial Second Round Participants (including CUC International) and one of the Additional Second Round Participants a formal bidding package, including a letter setting forth the guidelines for submission of a formal and definitive proposal and a draft agreement and plan of merger, and requesting that formal and definitive proposals be submitted to Lazard no later than 5:00 p.m., Eastern Standard Time, on March 29, 1996. Prior to the distribution of the formal bidding packages, the other Additional Second Round Participant notified Lazard that it would not submit a formal and definitive proposal. Following such notification through early April 1996, such Additional Second Round Participant continued, on a periodic basis, to express an interest in the Company. Such Additional Second Round Participant ultimately declined to submit a formal and definitive proposal.

    At a special meeting on March 27, 1996, the CUC International Board of Directors, by unanimous vote of the directors present, authorized CUC International management to submit to Lazard a bid, pursuant to which (if such bid were accepted) CUC International would negotiate with the Company the terms of a CUC International business combination with the Company.

    On March 29, 1996, Lazard received two formal and definitive proposals from the one remaining Initial Second Round Participant (CUC International) and the one remaining Additional Second Round Participant (the "Final Round Participants"). As discussed above, one of the Final Round Participants submitted a proposal letter, subject to a number of closing conditions to pursue a potential cash acquisition of the Company at a lower price than the value of the shares of CUC International Common Stock to be received in the Merger (assuming for this purpose a value of $13.50 per share) through a cash merger transaction. The proposal was not accompanied by any proposed written comments to the draft agreement and plan of merger distributed as part of the bidding package. The other Final Round Participant, CUC International, submitted a proposal, including proposed comments to the draft agreement and plan of merger, to pursue a potential acquisition of the Company through a tax-free, stock-for-stock merger transaction which would be accounted for as a pooling-of-interests in which shareholders of the Company would receive a number of shares of CUC International Common Stock equal to the quotient obtained by dividing $13.50 by the average closing price per share of CUC International Common Stock on the NYSE as reported on the NYSE Composite Tape during the 15 consecutive trading day period ending on the second calendar day immediately preceding the Company's shareholder meeting to approve the Merger. CUC International's proposal included, in light of the Company's concern regarding the fluctuation of the price of CUC International Common Stock following CUC International's February 20, 1996 joint announcement of the Sierra Merger and the Davidson Merger (at which time the price of CUC International Common Stock declined from $37.50 to $31.25), a "collar" provision to the effect that CUC International would not issue fewer than 0.3750 nor more than 0.6136 shares of CUC International Common Stock for each share of Company Common Stock based on a maximum and minimum average closing price per share of CUC International Common Stock to be determined pursuant to a formula negotiated by the parties. CUC International's final proposal was not conditioned upon financing or any other material conditions, other than that the transaction qualify as a pooling-of-interests for accounting and financial reporting purposes, the receipt of requisite regulatory approvals and other customary conditions to consummation of merger transactions.

    On April 1, 1996, the Strategic Direction Committee met to discuss and consider the proposals of CUC International and the other Final Round Participant. Copies of each of the Final Round Participants' proposals were distributed to each member of the Strategic Direction Committee. At such meeting, the terms of the proposals submitted by the two Final Round Participants were presented to and reviewed by the Strategic Direction Committee. Lazard and Skadden, Arps made presentations to the Strategic Direction Committee with respect to the proposals. After full discussion and analysis, the Strategic Direction Committee authorized Lazard to seek clarification from CUC International with respect to certain aspects of its acquisition proposal and, assuming such clarification was satisfactory, along with its senior management and legal advisors, to commence negotiations with respect to the formal proposal submitted by CUC International. On April 4, 1996, Lazard advised the Strategic Direction Committee about its discussions with CUC International and the clarification Lazard had received from CUC International with regard to certain aspects of its bid. Following a discussion of the clarified bid, the Strategic Direction Committee authorized its senior management, Lazard and Skadden, Arps to proceed with negotiations with CUC International.

    Commencing on and during the week of April 8, 1996, representatives of senior management of the Company, Lazard and Skadden, Arps met at Skadden, Arps' offices in New York City to commence detailed negotiations of a definitive agreement and plan of merger with CUC International and its legal advisors. Such negotiations continued in person and by telephone on a continuing basis through the weeks of April 8, 1996 and April 15, 1996. Throughout the weeks of April 8, 1996 and April 15, 1996, the Strategic Direction Committee held numerous telephonic meetings with the Company's senior management, Lazard and Skadden, Arps to review and discuss the status of the ongoing negotiations with CUC International.

    On April 10, 1996, the Company, in reaction to higher than usual trading volume and movement in the market price of Company Common Stock, issued a press release stating that it was engaged in negotiations with respect to a possible merger with an undisclosed third party acquiror. The press release stated that although no definitive agreement had yet been reached, the negotiations involved a possible merger in which the Company's shareholders would receive common stock of the acquiring company valued at $13.50 per share of Company Common Stock. The press release further stated that while negotiations were continuing, there could be no assurance that a definitive agreement would be reached or, if reached, that any transaction would occur.

    On April 10, 1996, the CUC International Board of Directors, by unanimous vote, determined that the terms of the Merger (including the issuance of shares of CUC International Common Stock pursuant thereto) were fair to and in the best interest of CUC International and the holders of CUC International Common Stock. The CUC International Board of Directors, by unanimous vote, also authorized and approved the proposed agreement and plan of merger and the transactions contemplated thereby and the execution and delivery of a merger agreement in substantially the form presented to them, subject to the satisfactory resolution of certain remaining issues pertaining to the Merger.

    On April 12, 1996, the Executive Committee met to discuss and review, with the advice and assistance of Lazard and Skadden, Arps, the status of the negotiations with CUC International and the remaining issues which would need to be resolved to enter into a definitive agreement and plan of merger with CUC International. The Company's management and legal counsel discussed the terms of the draft agreement, the remaining open issues and the position of the respective parties with respect to each issue and outlined the process for completing the transaction. Representatives of Lazard described, among other things, the consideration to be received by the Company shareholders, the proposed Conversion Number and "collar" and certain financial analyses and information with respect to the Company and CUC International's proposal. Representatives of Lazard also reviewed, among other things, CUC International's operating history, business and acquisition history. Representatives of Skadden, Arps described, among other things, the structure of the proposed transaction and certain significant terms of the proposed agreement and plan of merger, including, among others, (i) the timing and conditions with respect to the provisions for termination, liquidated damages and expense reimbursement, (ii) restrictions on the Company's ability to solicit and respond to inquiries from, negotiate with, or provide confidential information concerning the Company to, third parties in connection with the consideration by such parties of a possible strategic transaction involving the Company or its Subsidiaries, (iii) the obligations of CUC International to indemnify the current and former directors and officers of the Company following the consummation of the Merger, (iv) the requirements necessary for the transaction to qualify as a pooling-of-interests for accounting and financial reporting purposes, and (v) the intended tax-free nature of the transaction to the Company's shareholders.

    On April 18, 1996, the Executive Committee held a telephonic meeting to discuss, among other things, the status of the transaction and to further discuss the remaining unresolved issues, and the terms of the proposed agreement and plan of merger, including the termination provisions, the provisions requiring the transaction to qualify for pooling-of-interests accounting, and the proposed value of the shares of CUC International Common Stock to be received in the Merger. The Company's management, Skadden, Arps and Lazard each participated in the telephone meeting. Upon entering into a settlement agreement, dated as of April 18, 1996, between Mr. Paul Kahn and the Company, Mr. Kahn resigned as a director of the Company.

    On April 19, 1996, the Company's Board of Directors held a special telephonic meeting to review, with the advice and assistance of Lazard and Skadden, Arps, the proposed agreement and plan of merger and the transactions contemplated thereby, including the Merger. At such meeting, the Company's management and legal advisors made presentations to the Company's Board of Directors concerning the Merger and the resolution of the open issues discussed at the meetings on April 12, 1996 and April 18, 1996. Lazard delivered to the Board its oral opinion, confirmed in writing on the same date, to the effect that, as of such date and based upon its review and analysis and subject to the assumptions and qualifications set forth therein, the Conversion Number was fair from a financial point of view to such holders. The opinion of Lazard is attached hereto as Annex B and shareholders of the Company are encouraged to read that opinion carefully and in its entirety. At such meeting, members of the Strategic Direction Committee expressed their views regarding the proposed transaction and recommended that the Company's Board of Directors approve the Merger Agreement. Following the Company's Board of Directors's review and discussion of the definitive terms of the transaction, the recommendation of the Strategic Direction Committee, the opinion of Lazard and numerous other relevant factors (described below in "The Merger--Reasons for the Merger; Recommendation of the Company's Board of Directors"), the Company's Board of Directors, by unanimous vote of all five directors present (and five directors being the number of directors required by the Company By-laws to constitute a quorum), authorized and approved the proposed Merger Agreement and the transactions contemplated thereby, and authorized the execution and delivery of the Merger Agreement in substantially the form presented to them (with such changes as management deemed appropriate in respect of certain remaining issues which were not deemed material to the overall transaction) and determined that the Merger Agreement be submitted to a vote of the Company's shareholders and that the Company's Board of Directors recommend that such shareholders approve and adopt the Merger Agreement.

    Negotiations between members of senior management of the Company and its legal advisors and representatives of CUC International and their legal advisors to finalize the remaining issues in the

Merger Agreement continued through April 19, 1996. On April 19, 1996, following the resolution of such open issues, the Company, CUC International, and Merger Sub executed and delivered the Merger Agreement.

    On April 22, 1996, the Company issued the following press release announcing the execution of the Merger Agreement (CUC International simultaneously issued a similar press release on such date):

    FOR IMMEDIATE RELEASE

                        IDEON GROUP, INC. TO BE ACQUIRED
                           BY CUC INTERNATIONAL INC.
                    STOCK TRANSACTION VALUED AT $375 MILLION
                   STRENGTHENS CUC'S CREDIT CARD ENHANCEMENT
                     SERVICES AND BROADENS MEMBERSHIP BASE

        JACKSONVILLE, FL.--Ideon Group, Inc. (NYSE:IQ), whose SafeCard Services unit is a leading provider of credit card enhancement services to over 13 million members across the United States, today announced that it has agreed to be acquired by CUC International Inc. (NYSE: CU) in a move that will strengthen CUC's core membership services business.

        Ideon and Stamford, Connecticut-based CUC International have signed a definite merger agreement whereby CUC will acquire Ideon Group in a stock-for-stock transaction valued at approximately $375 million. The transaction is expected to close in early-to mid-summer. The merger is subject to customary closing requirements, including the expiration of any applicable wait period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the approval of the Ideon stockholders.

        Eugene Miller, Chairman and Chief Executive Officer of Ideon Group commented, "Since the beginning of 1996, we have intensified our efforts to maximize shareholder value. The merger with CUC is a major step toward achieving that goal. No company offers a better strategic fit or growth opportunities than CUC. In addition to the clear synergies between CUC's business and ours, CUC has a proven track record of integrating acquisitions and operating the credit card enhancement business effectively."

        Walter A. Forbes, Chairman and Chief Executive Officer of CUC International, said, "This acquisition is an outstanding strategic fit for CUC. Ideon's preeminent position in credit card protection services, combined with CUC's strong market presence in this business, will enhance our product offerings as well as complement our client and membership bases."

        Mr. Forbes continued, "This acquisition also is a perfect fit for our membership business model. Ideon's database of 13 million members not only augments CUC's database of over 46 million members, but it also presents exciting prospects for marketing our core shopping, auto, and other membership services to their customers."

    Transaction Outlined

        Under the terms of the agreement, each share of Ideon common stock outstanding on the effective date of the proposed merger will be converted into the right to receive CUC common stock ("CUC Common Stock") with an aggregate value of $13.50 per share if the average closing price per share of CUC Common Stock over a specified fifteen day period prior to the date of the Ideon stockholder meeting called to vote upon the proposed merger (the "Average Stock Price") is within the collar described below. The exact ratio of shares of CUC Common Stock to be issued per outstanding share of Ideon stock will be determined by dividing $13.50 by the Average Stock Price. However, the number of shares of CUC Common Stock to be issued in exchange for each share of Ideon common stock will in no event be greater than .6136 (if the Average Stock Price is at or below $22 per share) nor less than .3750 (if the Average Stock Price is at or above $36). The total number of Ideon common shares outstanding was approximately 28 million as of March 31, 1996.

        CUC intends to account for the acquisition as a "pooling-of-interests" and it is intended that the merger be tax-free to the Company stockholders. CUC expects to incur costs related to this merger, which will include integration and transaction costs as well as costs relating to certain outstanding litigation matters previously discussed in Ideon's public filings. The amount of these costs will be reserved upon the closing of the proposed merger and will be reflected in CUC's financial statements upon completion of the merger.

    Director Resignation

        Ideon further stated that Paul G. Kahn, the company's former chairman and chief executive officer, had resigned as a director of the Company effective April 18, 1996.

                                   * * * * *

        Ideon Group, Inc., is a holding company that leverages information technology, targeted marketing and customer service through its three operating units: SafeCard Services, Wright Express, and National Leisure Group. Ideon markets its services through partnerships with approximately 160 credit card issuers, including banks, retailers and oil companies.

        CUC International Inc. is a leading membership-services company, currently providing approximately 46.5 million consumers with access to a variety of services including home shopping travel, insurance, auto, dining, home improvement, lifestyle clubs, checking account enhancements and discount coupon programs.

REASONS FOR THE MERGER; RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

    CUC INTERNATIONAL. CUC International's Board of Directors believes that the business combination with the Company will further CUC International's long-term strategic objectives. In reaching its conclusions, CUC International's Board of Directors considered, among other things, that: (i) the combination of CUC International's membership services business with the Company's strong market position in credit card protection services will enhance CUC International's product offerings and complement its client and membership bases, and (ii) the addition of the Company's sizeable client base presents prospects for marketing CUC International's core shopping, auto, and other membership services to the Company's customers.

    THE COMPANY. At a special meeting held on April 19, 1996, the Board of Directors of the Company determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the shareholders of the Company, and approved the Merger Agreement and the transactions contemplated thereby, including the Merger. At such meeting, based upon, among other things, the presentations, reports and opinion of Lazard and the recommendation of the Strategic Direction Committee, and after consultation with management of the Company and its legal advisors, the Company's Board of Directors (i) determined that the Merger Agreement and Merger are fair to, and in the best interests of, the Company and its shareholders, (ii) by unanimous vote of all five directors present, approved the Merger Agreement and the transactions contemplated thereby and (iii) recommended that the holders of shares of Company Common Stock approve and adopt the Merger Agreement.

    In reaching its conclusions to approve the Merger Agreement and the Merger and recommend that holders of shares of Company Common Stock approve and adopt the Merger Agreement, the Company's Board of Directors considered a number of factors, including the following:

    . that the Merger Agreement and the Merger were approved by the Company's
      Board of Directors only after an "auction" process designed to elicit bona fide third party proposals to acquire the Company and enhance shareholder value, which consisted of, among other things, the issuance by the Company of a press release regarding its decision to explore strategic alternatives available to the Company to enhance shareholder value, the lapse of a significant period of time between the issuance of the press release and approval of the Merger Agreement, and the fact that contact with approximately 37 potential bidders over an extended period of time in an "auction" process yielded only two final and definitive acquisition proposals. See "The Merger-- Background of the Merger;"

    . the fact that, based on the advice of Lazard, the "auction" process was conducted in a fair, equitable and evenhanded manner and that third parties interested in a transaction with the Company had been afforded sufficient time and knowledge to submit such a proposal had they wished to do so. See "The Merger--Background of the Merger" and "The Merger--Opinion of the Company's Financial Advisor;"

    . the fact that prior to the public announcement of the Merger on April 22, 1996, the Company issued a press release on April 10, 1996, stating that the Company was engaged in negotiations with a third party regarding a stock-for-stock merger with a value of $13.50 per share of Company Common Stock. See "The Merger--Background of the Merger;"

    . the analyses of Lazard and the oral opinion presented to the Company's
      Board of Directors on April 19, 1996, confirmed in writing on the same date, to the effect that, as of such date and based upon its review and analysis and subject to the assumptions and qualifications set forth therein, the Conversion Number was fair from a financial point of view to such holders. (A copy of the written opinion, dated April 19, 1996, of Lazard setting forth the assumptions and qualifications made, factors considered and the scope of the review undertaken by Lazard, is attached as Annex B hereto and is incorporated herein by reference. Shareholders of the Company are encouraged to read the opinion of Lazard carefully and in its entirety.) See "The Merger--Background of the Merger;" and "The Merger--Opinion of the Company's Financial Advisor;"

    . the fact that the value of the shares of CUC International Common Stock to be received by the holders of Company Common Stock (assuming a value of $13.50 based upon the closing price of the CUC International Common Stock at that time) in the Merger represented a premium of approximately 50% over the closing price of $9.00 for the shares of Company Common Stock on January 19, 1996, the last trading day prior to the public announcement by the Company that it had decided to explore strategic alternatives to enhance shareholder value. See "The Merger-- Opinion of the Company's Financial Advisor;"

    . the terms and conditions of the Merger Agreement, including the consideration to be paid, the fact that the Merger is intended to be tax-free to the Company's shareholders and that the transaction is not subject to significant conditions. See "The Merger--Certain Federal Income Tax Considerations;" "The Merger Agreement--The Merger"; and "The Merger Agreement-- Conditions;"

    . a review of the possible alternatives to a sale of the Company in its entirety, including the prospects of selling one or more of the Company's Subsidiaries, a financial restructuring of the Company, continuing to operate the Company pursuant to management's business plan, the prospects of the Company if it remained independent and the difficulties to be faced by the Company in returning to and maintaining continued profitability and restoring customer and investor confidence, the value to the Company's shareholders of such alternatives and the timing and likelihood of achieving additional value from these alternatives, and the possibility that these alternatives might not lead to a higher present value to shareholders than the intended value of $13.50 to be received by the holders of Company Common Stock in the Merger. See "The Merger--Background of the Merger;"

    . the fact that if the Merger were not consummated, the price of Company
      Common Stock could decline significantly below the current trading price (which reflects, in part, the premium to be paid in the Merger to holders of Company Common Stock);

    . the fact that the larger trading volume of CUC International Common Stock compared to that of the Company provides the Company's shareholders with greater liquidity;

    . the reputation and growth potential of CUC International, the strategic business fit of CUC International with the business of the Company and fact that the Merger enables the Company's shareholders to own shares in a company with proven management, diverse businesses and markets. See "The Merger--Background of the Merger;"

    . the fact that the Merger Agreement, which prohibits the Company and its Subsidiaries from soliciting, initiating or encouraging any Acquisition Proposal, does permit the Company to furnish nonpublic information to, allow access by and participate in discussions or negotiations with any third-party that has submitted an Acquisition Proposal to the Company if the Company's Board of Directors determines, based upon the advice of outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would be reasonably likely to be inconsistent with the fiduciary duties of the Company's Board of Directors under applicable law. See "Summary--Certain Definitions;" and "The Merger Agreement--Certain Covenants;"

    . the fact that the Merger Agreement allows the Company's Board of Directors to approve or recommend a Superior Proposal or cause the Company to enter into an agreement with respect to a Superior Proposal or withdraw, modify or change its recommendation (to approve and adopt the Merger Agreement) to shareholders in a manner adverse to CUC International if the Company's Board of Directors determines, based upon the advice of outside legal counsel, that the failure to approve or recommend such Superior Proposal or to cause the Company to enter into an agreement with respect to such Superior Proposal or to withdraw, modify or change such recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the Company's Board of Directors under applicable law. See "The Merger Agreement--Certain Covenants;"

    . the fact that if the Merger Agreement is terminated (A) by CUC
      International as a result of the Company entering into a definitive agreement providing for an Acquisition Proposal or (B) by the Company, as a result of entering into a definitive agreement providing for a Superior Proposal, the Company must reimburse CUC International for only Buyer's Expenses reasonably and actually incurred by CUC International in connection with the Merger Agreement in an amount not to exceed $1.0 million and the fact that Lazard believed that such expenses to reimbursement would not be a significant deterrent to a higher offer by a third party interested in acquiring the Company. See "The Merger Agreement--Termination" and "The Merger Agreement--Fees and Expenses."

    . the fact that if the Merger Agreement is terminated as a result of (A) the Company's withdrawal, modification or change of recommendation of the Merger Agreement or approval or recommendation of a Superior Proposal, or
      (B) the Company entering into a definitive agreement pursuant providing for a Superior Proposal, the Company must pay to CUC International a fee of $7.0 million only if (and subject to certain conditions) the Company consummates a Third Party Acquisition within 12 months of the date of such termination and the fact that Lazard believed that such reimbursement would not be a significant deterrent to a higher offer by a third-party interested in acquiring the Company. See "The Merger Agreement--Termination" and "The Merger Agreement--Fees and Expenses;"

    . that certain members of the Company's management and Board of Directors have interests in the Merger that are in addition to and not necessarily aligned with the interests in the Merger of the holders of Company Common Stock generally;

    . the loss of complete independence that would result from the Company surviving in the Merger as a wholly-owned Subsidiary of CUC International; and

    . the possibility of disruption to the Company's management personnel pending consummation of the Merger.

    The foregoing discussion of the information and factors considered by the Company's Board of Directors is not intended to be exhaustive. In view of the wide variety of factors considered, both positive and negative, the Company's Board of Directors did not assign relative weights to the above factors or determine that any factor was of particular importance. Rather, the Company's Board of Directors viewed its position and recommendation as being based on the totality of the information presented to, and considered by, it.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY (I) HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS, (II) HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND (III) RECOMMENDS THAT SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AT THE MEETING.

OPINION OF THE COMPANY'S FINANCIAL ADVISOR

    Lazard has acted as financial advisor to the Company in connection with the Merger and has assisted the Company in its examination of the fairness of the Conversion Number from a financial point of view, to the shareholders of the Company; pursuant to which each share of Company Common Stock outstanding immediately prior to the Effective Time will be converted into shares of CUC International Common Stock, subject to certain limitations set forth below. Lazard noted that the Merger Agreement provides that the Conversion Number is equal to the quotient obtained by dividing $13.50 by the Average Stock Price; provided that if the Average Stock Price is $22.00 or less the Conversion Number will be 0.6136, and if the Average Stock Price is $36.00 or more the Conversion Number will be 0.3750. Lazard stated that, based on the April 19, 1996 closing sale price of CUC International Common Stock as reported on the NYSE Composite Tape, the per share value of the consideration payable in the Merger to the holders of the Company Common Stock was $13.50, representing a 50.0% premium based on the closing stock price of a share of the Company Common

Stock on January 19, 1996, the last trading day immediately preceding the Company's January 22, 1996 public announcement that it was exploring strategic alternatives.

    On April 19, 1996, Lazard delivered its written opinion to the effect that, as of the date of such opinion, the Conversion Number was fair from a financial point of view to the Company's shareholders. The full text of the opinion, dated April 19, 1996, which sets forth the assumptions made, matters considered and scope of the review by Lazard in rendering its opinion, is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. Shareholders are urged to read this opinion carefully and in its entirety.

    In connection with its opinion, Lazard reviewed, among other things, the financial terms of the Merger Agreement, certain publicly available information regarding the Company and CUC International, and in the case of the Company, internal financial analyses and forecasts prepared and provided to Lazard by the Company's management. In the case of CUC International, Lazard had discussions with senior management of CUC International concerning CUC International's internal financial forecasts. Non-public information discussed by senior management of CUC International with representatives of Lazard consisted of earnings per share forecasts ranging from approximately $1.03 to $1.07 per share of CUC International Common Stock for the fiscal year ending January 31, 1997 and $1.30 to $1.35 per share of CUC International Common Stock for the fiscal year ending January 31, 1998. Non-public information provided to Lazard by the Company included (a) the budget of the Company for the year ending December 31, 1996, which included estimates of revenues and net income for its year ending December 31, 1996 of approximately $274.0 million and $27.0 million, respectively; and (b) earnings per share projections for its years ending December 31, 1996 and 1997 of approximately $1.01 and $1.44 per share of Company Common Stock, respectively. Based on its review, Lazard did not adjust the Company's or CUC International's projections in its analysis. Lazard held separate discussions with members of the senior management of each of the Company and CUC International regarding their past and current business operations and financial condition, and the future prospects for their respective companies. In addition, Lazard reviewed the reported price and trading activity for the Company Common Stock and CUC International Common Stock, compared certain financial and stock market information for the Company and CUC International with similar information for other comparable companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in comparable businesses and performed such other studies and analyses as Lazard considered appropriate for purposes of its opinion.

    THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A "SAFE HARBOR" EXEMPTION FOR FORWARD-LOOKING STATEMENTS TO ENCOURAGE COMPANIES TO PROVIDE PROSPECTIVE INFORMATION ABOUT THEIR BUSINESSES, PROVIDED THAT SUCH STATEMENTS ARE IDENTIFIED AS FORWARD-LOOKING AND ACCOMPANIED BY MEANINGFUL CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN SUCH FORWARD-LOOKING STATEMENTS. THE INFORMATION SET FORTH IN THE PRECEDING PARAGRAPH IS FORWARD-LOOKING AND IS MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

    NEITHER CUC INTERNATIONAL NOR THE COMPANY AS A MATTER OF COURSE PUBLISHES OR MAKES GENERALLY AVAILABLE ANY ESTIMATES, FORECASTS OR PROJECTIONS AS TO ITS FUTURE PERFORMANCE, EARNINGS OR FINANCIAL CONDITION, THE FORWARD-LOOKING INFORMATION SET FORTH ABOVE HAS BEEN INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS SOLELY BECAUSE SUCH INFORMATION WAS FURNISHED TO LAZARD BY MANAGEMENT OF CUC INTERNATIONAL AND THE COMPANY. SUCH INFORMATION WAS NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR IN COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS OR FINANCIAL FORECASTS. SUCH INFORMATION WAS PRELIMINARY IN NATURE AND PREPARED SOLELY FOR INTERNAL PURPOSES AND IS SUBJECTIVE IN MANY RESPECTS AND,

THEREFORE, SUSCEPTIBLE TO INTERPRETATIONS AND PERIODIC REVISIONS BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS. ALTHOUGH EACH OF CUC INTERNATIONAL AND THE COMPANY BELIEVE THAT THE ASSUMPTIONS UPON WHICH ITS FORWARD-LOOKING INFORMATION WAS BASED WERE REASONABLE WHEN MADE, BECAUSE SUCH ASSUMPTIONS ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT OR IMPOSSIBLE TO PREDICT AND ARE BEYOND THE COMPANY'S AND CUC INTERNATIONAL'S CONTROL, THERE CAN BE NO ASSURANCE, AND NO REPRESENTATION OR WARRANTY IS MADE, THAT THE FINANCIAL ESTIMATES CONTAINED IN SUCH FORWARD-LOOKING INFORMATION WILL BE OR ARE CAPABLE OF BEING REALIZED. MOREOVER, IN THE CASE OF CUC INTERNATIONAL, ACTUAL FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED JANUARY 31, 1996 (WHICH ARE INCORPORATED IN THIS PROXY STATEMENT/PROSPECTUS BY REFERENCE TO THE CUC 10-K) WERE NOT AVAILABLE AND, THEREFORE, NOT TAKEN INTO ACCOUNT BY MANAGEMENT OF CUC INTERNATIONAL AT THE TIME ITS FINANCIAL ESTIMATES WERE PREPARED AND FURNISHED TO LAZARD, AND NEITHER CUC INTERNATIONAL'S FINANCIAL ESTIMATES NOR THE COMPANY'S FINANCIAL ESTIMATES GIVE EFFECT TO CONSUMMATION OF THE MERGER, THE DAVIDSON MERGER OR THE SIERRA MERGER (OR ANY OF THE PROPOSED TRANSACTIONS CONTEMPLATED THEREBY). ACCORDINGLY, IT IS EXPECTED THAT THERE COULD BE DIFFERENCES WHICH MAY BE MATERIAL BETWEEN ACTUAL FINANCIAL RESULTS AND ESTIMATED FINANCIAL RESULTS, AND ACTUAL RESULTS MAY BE HIGHER OR LOWER THAN THOSE ESTIMATED.

    NEITHER CUC INTERNATIONAL, THE COMPANY, LAZARD, NOR ANY OF THEIR RESPECTIVE AGENTS, EMPLOYEES OR ADVISORS INTEND OR HAVE ANY DUTY OR OBLIGATION (CONTRACTUAL OR OTHERWISE) TO SUPPLEMENT, AMEND, UPDATE, OR REVISE ANY OF THE FORWARD-LOOKING INFORMATION SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS. NEITHER CUC INTERNATIONAL'S NOR THE COMPANY'S INDEPENDENT AUDITORS HAVE EXAMINED OR COMPILED SUCH INFORMATION OR APPLIED ANY PROCEDURES WITH RESPECT TO SUCH INFORMATION. ACCORDINGLY, SUCH AUDITORS HAVE NOT EXPRESSED ANY OPINION OR OTHER FORM OF ASSURANCES WITH RESPECT TO SUCH INFORMATION. ALTHOUGH CUC INTERNATIONAL, THE COMPANY AND THEIR RESPECTIVE FINANCIAL ADVISORS OR OTHER REPRESENTATIVES CONSIDERED SUCH FORWARD-LOOKING INFORMATION IN CONNECTION WITH THE PROPOSED MERGER, SUCH INFORMATION CONSTITUTED ONLY ONE OF THE MANY FACTORS CONSIDERED BY SUCH PARTIES.

    In rendering its opinion, Lazard relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it for purposes of its opinion. In this regard, Lazard assumed that the financial forecasts reviewed by Lazard had been reasonably prepared on the bases reflecting the best currently available judgments and estimates of the Company and CUC International. Lazard assumed no responsibility for and expressed no view as to such forecasts or the assumptions on which they were based.

    The financial and operating projections reviewed by Lazard were prepared by the management of the Company. The Company does not publicly disclose or otherwise make available internal management financial and operating projections of the type provided to Lazard. Such projections were not prepared with a view towards public disclosure or in accordance with the guidelines for financial forecasts established by the Commission or the American Institute of Certified Public Accountants, and were not independently verified by Lazard. The projections were based on numerous variables and assumptions including, without limitation, factors related to industry performance and the Company's prior results, general business and economic conditions and other matters, many of which are inherently uncertain and beyond the Company's control.

    Lazard's opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of such opinion.

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
    Lazard further assumed, with the Company's consent, that the Merger would be consummated in accordance with the terms described in the Merger Agreement, without any further amendment thereto, and without waiver by the Company of any of the conditions to its obligation to close thereunder.

    In Lazard's view, its analyses must be considered as a whole, and selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any estimates relied upon by Lazard and the projections referred to below are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than such estimates or projections. Estimates of values of companies or assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Although such estimates and projections relating to the Company that were provided to Lazard were prepared in good faith by the Company management, because such estimates and projections are inherently subject to uncertainty, such projections may differ from results that may actually be achieved by the Company.

    In connection with rendering its written opinion, dated April 19, 1996, Lazard performed a variety of financial analyses, the material aspects of which are summarized below. The summary set forth below does not purport to be a complete description of all the analyses performed by Lazard in this regard.

    TRANSACTION OVERVIEW. Lazard presented an overview of the proposed transaction, noting the strategic fit of combining a leading membership-based consumer services company such as CUC International with an information based marketing and servicing company such as the Company. Lazard noted that the transaction, structured as a tax-free exchange at a significant premium over recent market prices for the Company Common Stock and accounted for as a pooling-of-interests, would afford shareholders of the Company the ability to continue their investment in the combined entity resulting from the Merger or, if they choose, to sell the CUC International Common Stock received by the Company shareholders in the Merger.

    Lazard noted that the Company is the leading provider of credit card registration/protection programs in the United States. Lazard also noted CUC International recently announced its pending acquisition of both Davidson & Associates, Inc. and Sierra On-Line, Inc. Lazard further noted that these acquisitions are intended to further expand CUC International's product offerings to include multimedia educational and entertainment software.

    Lazard stated that CUC International's acquisition of the Company allows CUC International to acquire a competitor, gain scale in the credit card registration business and benefit from potential cost savings. Lazard also stated that the Merger enables the Company's shareholders to own shares in a company with more diverse businesses and markets and more growth potential. Lazard further noted that the larger trading volume of CUC International Common Stock compared to that of the Company Common Stock provides the Company shareholders with greater liquidity.

    OVERVIEW OF THE COMPANY. Lazard presented an overview of the Company noting that the Company is organized into three major business units that produced a combined $234 million in revenue for the fiscal year ended December 31, 1995, and that the Company is the leading provider of credit card registration/protection programs in the United States.

    Lazard reviewed the Company's historical and estimated operating results for the four fiscal years ended December 31, 1995. In addition, Lazard observed that the Company's historical revenues compound annual growth rate ("CAGR") for its fiscal years ended October 31, 1991 through October 31, 1994, the Transition Period and the fiscal year ended December 31, 1995 was 10.9% while its total costs and expenses CAGR for the same period was 28.3%. Lazard further observed that the Company's net income per share had declined from a fiscal year ended 1991 net income per share of $1.02 to a fiscal year ended 1995 net loss of $(1.73) per share. Lazard also reviewed projected operating results for fiscal years ended 1996 and 1997, based on the forecasts provided by the Company's management. Lazard also reviewed the Company's historical balance sheet for the fiscal years ended December 31, 1995, October 31, 1994, October 31, 1993, October 31, 1992 and October 31, 1991.

    Lazard reviewed stock price and trading volume information for the Company Common Stock, noting that there are no directly comparable companies in the same lines of business as the Company. Lazard noted that the Company's stock price declined approximately 42% during the two-day period of May 25, 1995 and May 26, 1995, at about the time the Company announced that its earnings per share ("EPS") estimates would not be met because two principal internally developed new business units had failed to generate the anticipated customer response rates, and that as a result the Company planned to curtail these businesses. Lazard further noted that the Company Common Stock price had not, as of April 19, 1996, resumed trading at levels similar to those prior to the May 25, 1995 announcement, and that the Company Common Stock price had performed below the S&P 500 Index since May 25, 1995.

    Lazard identified several companies which have similar business characteristics to the Company. In Lazard's judgment, although no single company is directly comparable to the Company, the selected companies (CUC International, CPI Corp., Rollins Inc. and Transmedia Network; collectively, the "Selected Companies") were sufficiently comparable to be used as comparable companies. Lazard compared selected multiples derived from the April 8, 1996 closing price of Company Common Stock to multiples derived from the respective April 8, 1996 closing prices of the capital stock of the Selected Companies. The multiples compared included: (i) enterprise value to estimated fiscal 1996 and fiscal 1997 earnings before interest, taxes, depreciation and amortization ("EBITDA") (which was 6.1x and 4.6x, respectively, for the Company, compared to a mean of 5.6x and 4.7x, respectively, for the Selected Companies), and (ii) enterprise value to estimated 1996 and 1997 revenues (which was 1.0x and 0.9x, respectively, for the Company, compared to 0.8x and 0.6x, respectively, for the Selected Companies). These analyses indicated that the closing price of the Company Common Stock at April 8, 1996, $11.13, represented market trading multiples that were within the ranges observed for the capital stock of the Selected Companies.

    OVERVIEW OF CUC INTERNATIONAL. Lazard presented an overview of CUC International, including a description of the wide variety of consumer services provided by CUC International. Lazard noted CUC International's ability to market its databases and services internationally, both directly and through intermediaries, such as banks, retailers, airlines and hotels. Lazard described the financial attributes of CUC International's offering of membership services and its consistent strategy for growth which includes expanding its core business, leveraging across divisions and making strategic acquisitions.

    Lazard reviewed CUC International's historical and estimated operating results for the four fiscal years ending January 31, 1996, 1995, 1994 and 1993. In addition, Lazard observed that CUC International's historical revenues CAGR for its fiscal years ended 1991 through 1996 was 21.7% while its total costs and expenses CAGR for the same period was 17.7%. Lazard further observed that CUC International's net income per share had increased from a fiscal year ended January 31, 1992 net income per share of $0.16 to a fiscal year ended January 31, 1996 net income of $0.84 per share. Lazard also discussed with CUC International senior management projected operating results for fiscal years ending January 31, 1997 and January 31, 1998, based on the forecasts provided by CUC International's management. Lazard also reviewed CUC International's historical balance sheet data for the fiscal years ended January 31, 1996, January 31, 1995, January 31, 1994, January 31, 1993 and January 31, 1992.

    Lazard further reviewed stock price and trading volume data for CUC International Common Stock, noting that although there are no directly comparable companies in the same lines of business as CUC International, Lazard had identified the same Selected Companies it had selected in its comparable company analysis of the Company. Lazard noted that although, like the Company, there is no single company that is directly comparable to CUC International, the Selected Companies have similar business characteristics to CUC International to conduct a meaningful comparable company analysis. Lazard compared selected multiples derived from the recent trading price of CUC International Common Stock to multiples derived from the respective recent trading prices of the Selected Companies. The implied multiples included: (i) estimated fiscal 1997 and fiscal 1998 EBITDA (which was 10.7x and 8.5x for CUC International, respectively, and 5.6x and 4.7x for the Selected Companies for fiscal 1996 and fiscal 1997, respectively) and (ii) estimated fiscal 1997 and fiscal 1998 revenues (which was 2.3x and 1.9x for CUC International, respectively, compared to 0.8x and 0.6x for the Selected Companies for fiscal 1996 and fiscal 1997, respectively). Lazard also noted that CUC International's general trading patterns were consistent with the S&P 500 Index and other market indices.

    CONTRIBUTION ANALYSIS. Lazard prepared projected pro forma financial statements for CUC International and the Company on a combined basis (the "Combined Company") which were based in part on the projected financial information provided by the Company, noting in particular its estimated EPS of the Combined Company for the fiscal years ending December 31, 1996 and December 31, 1997 for the Company ($1.12 and $1.46, respectively), as compared to pro forma EPS estimates provided by the Company's management and CUC International's management for the same periods. Lazard also examined the Combined Company's pro forma operating results which Lazard prepared for the projected fiscal years ending January 31, 1997 and January 31, 1998, and the Combined Company's pro forma balance sheet as of January 31, 1996.

    Lazard also analyzed the enterprise value represented by the consideration to be received by the holders of the Company Common Stock in the Merger as multiples of various financial performance criteria, including estimated fiscal 1996 and fiscal 1997 EBITDA (7.2x and 5.4x, respectively), and estimated fiscal 1996 and fiscal 1997 revenues (1.2x and 1.1x, respectively), and compared such multiples to multiples of EBITDA and revenues in the stock-for-stock direct marketing and enhanced credit card services transactions (which ranged from 12.9x to 25.5x for EBITDA, respectively, and 1.2x to 3.1x for revenues, respectively), in which CUC International acquired Advance Ross, NAOG, Credit Card Sentinel, and Welcome Wagon. These transactions were deemed comparable because the companies acquired by CUC International have similar business characteristics to the Company and CUC International.

    Lazard noted that the per share value of the consideration that would have been payable to the holders of the Company Common Stock pursuant to the Merger (had the merger occurred on April 19, 1996, the date Lazard delivered its fairness opinion to the Company Board of Directors) would have been $13.50. This would have represented a premium of approximately 50.0% over the closing sale price of the Company Common Stock on January 19, 1996, the last trading day prior to the Company's January 22, 1996 public announcement that it was exploring strategic alternatives to enhance shareholder value. Lazard noted that the average premium paid in 1995 stock-for-stock transactions with a transaction value in the range of $251.0 million to $500.0 million was 35.7% of the stock price of the target company four weeks prior to a public announcement.

    No company used in the comparable company analyses summarized above is identical to the Company or CUC International, and no transaction used in the comparable transaction analysis summarized above is identical to the Merger. Accordingly, any such analysis of the value of the consideration to be received by the holders of Company Common Stock pursuant to the Merger involves complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and transactions and other factors in relation to the trading and acquisition values of the comparable companies.

    In determining the appropriate analyses to conduct and when performing those analyses, Lazard made numerous assumptions with respect to industry performance, general business, financial, market and economic conditions and other matters, many of which are beyond the control of the Company and CUC International. The analyses which Lazard performed are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Lazard's analysis of the fairness, from a financial point of view, of the consideration which the holders of Company Common Stock would receive in the Merger. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future.

    Lazard's opinion does not constitute a recommendation with respect to whether any shareholder of the Company should, upon consummation of the Merger, continue such shareholder's investment in the CUC International Common Stock received as consideration in the Merger or sell such shares of CUC International Common Stock immediately or at any time in the future.

    Lazard is a nationally recognized investment banking firm and, as a part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with merger and acquisitions, underwritings, distributions of securities and similar activities. Lazard was selected on the basis of the experience and expertise that it demonstrated to the Company with respect to advising other financial services and related companies in evaluating their strategic directions, and its general reputation in the investment and banking communities, including its reputation in assisting in major mergers and acquisitions. Lazard has acted exclusively for the Company in rendering its fairness opinion and will receive a fee from the Company for its services, a portion of which is contingent upon consummation of the Merger (as described below). Prior to its engagement with respect to the Merger, neither Lazard nor its affiliates had any material relationship with the Company or its affiliates.

    Pursuant to the terms of an engagement letter, dated January 4, 1996, the Company has paid Lazard $100,000 for acting as its financial advisor in connection with the Merger, including delivering to the Company's Board of Directors its opinion attached to this Proxy Statement/Prospectus as Annex B. The Company has agreed to pay an additional 6/10 of one percent of the aggregate consideration paid upon consummation of the Merger (minus $300,000.00 if and only if the Company engages another financial advisor in connection with such transaction). No additional fees will be paid to Lazard for its opinion. Whether or not the Merger is consummated, the Company has also agreed to reimburse Lazard for its out-of-pocket expenses, including fees and expenses of legal counsel, and to indemnify Lazard and certain related parties against certain liabilities relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

CERTAIN CONSEQUENCES OF THE MERGER

    Upon consummation of the Merger, shares of Company Common Stock will cease to be traded on the NYSE, and application (on Form 15) to the Commission promptly will be made to deregister such shares under the Exchange Act. After the Merger, as a result of such deregistration, the Company no longer will be obligated to file periodic reports with the Commission. In addition, the termination of registration of the Company Common Stock under the Exchange Act would cause to be inapplicable certain other provisions of the Exchange Act, including requirements that the Company's executive officers, directors and 10% shareholders file certain reports concerning their ownership of the Company's securities and provisions requiring that any profit by such executive officers, directors and shareholders derived from purchases and sales of the Company's equity securities within any six-month period be recovered by the Company.

    In the Merger, shareholders of the Company immediately prior to the Effective Time will, from and after the Effective Time, become shareholders of CUC International and thereby will continue to have an indirect economic interest in the Company as a wholly-owned Subsidiary of CUC International. Based upon the capitalization of the Company and CUC International as of the Record Date and giving effect to the Merger and assuming consummation of the Davidson Merger and the Sierra Merger at or prior to the Effective Time, the total number of shares of CUC International Common Stock outstanding immediately following the Effective Time will be 260,974,003 and such shareholders of the Company immediately prior to the Effective Time will own, in the aggregate, approximately 5% of the CUC International Common Stock outstanding immediately after the Effective Time. If the Davidson Merger is consummated at or prior to the Effective Time (but the Sierra Merger is not), the total number of shares of CUC International Common Stock outstanding immediately following the Effective Time will be 235,409,026 and such shareholders of the Company immediately prior to the Effective Time will own, in the aggregate, approximately 6% of the CUC International Common Stock outstanding immediately after the Effective Time. If the Sierra Merger is consummated at or prior to the Effective Time (but the Davidson Merger is not), the total number of shares of CUC International Common Stock outstanding immediately following the Effective Time will be 230,934,397 and such shareholders of the Company immediately prior to the Effective Time will own, in the aggregate, approximately 6% of the CUC International Common Stock outstanding immediately after the Effective Time. If neither the Davidson Merger nor the Sierra Merger is consummated at or prior to the

Effective Time, the total number of shares of CUC International Common Stock outstanding immediately following the Effective Time will be 205,369,420 and such shareholders of the Company immediately prior to the Effective Time will own, in the aggregate, approximately 7% of the CUC International Common Stock outstanding immediately after the Effective Time. CUC International has agreed to use all reasonable efforts to cause the shares of CUC International Common Stock to be issued in the Merger, and the shares of CUC International Common Stock to be reserved for issuance pursuant to the Options to be listed on the NYSE, subject to official notice of issuance.

MANAGEMENT OF THE COMPANY AFTER THE MERGER

    Pursuant to the Merger Agreement, the directors of Merger Sub at the Effective Time will be the initial directors of the surviving corporation until each such director's successor is duly elected or appointed and qualified, and the officers of the Company at the Effective Time will be the initial officers of the surviving corporation until each such officer's successor is duly elected or appointed and qualified.

CONDUCT OF THE BUSINESS OF CUC INTERNATIONAL AND THE COMPANY IF THE MERGER IS NOT CONSUMMATED

    If the Merger is not consummated, it is expected that the respective businesses and operations of CUC International and the Company will continue to be conducted substantially as they currently are being conducted (subject, in the case of CUC International, to the consummation of the proposed Davidson Merger and/or the Sierra Merger). Pursuant to the Confidentiality Agreement, CUC International has agreed that, if the Merger is not consummated, for the two-year period ending February 13, 1998, unless otherwise agreed to in writing by the Company, neither it nor any of its Representatives will in any manner, directly or indirectly, effect or participate in any of the Prohibited Transactions. See "Summary--Conduct of the Business of CUC International and the Company if the Merger is Not Consummated."

    The foregoing agreement of CUC International not to effect or participate in any of the Prohibited Transactions terminates upon the commencement by the Company or any other person of an offer to acquire the Company, whether by means of merger, consolidation or the acquisition of all or substantially all of the outstanding stock or assets of the Company.

    Pursuant to the Confidentiality Agreement, CUC International has agreed that until February 13, 1998 it will not, directly or indirectly, solicit for employment or hire any employee of the Company or its Subsidiaries with whom CUC International has had contact or who became known to CUC International in connection with CUC International's consideration of the Merger, other than through means of a general solicitation. See "The Merger
Agreement--Confidentiality Agreement."

MATERIAL CONTRACTS BETWEEN CUC INTERNATIONAL AND THE COMPANY

    Other than the discussions and negotiations relating to, and the execution of, the Merger Agreement discussed above and in "The Merger--Background of the Merger," the Confidentiality Agreement discussed in "The Merger Agreement--Confidentiality Agreement," and other related transaction documentation, and the interests of certain directors and executive officers discussed below in "The Merger--Interests of Certain Persons in the Merger," neither CUC International nor the Company knows of any material past, present or proposed contracts, arrangements, understandings, negotiations or transactions in the last three years between the Company or its affiliates and CUC International or its affiliates.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the Company's Board of Directors with respect to the Merger Agreement, holders of shares of Company Common Stock should be aware that certain executive officers, nominees and directors of the Company have certain interests in the Merger that are in addition to and not necessarily aligned with the interests of holders of Company Common Stock generally. The Board of Directors of the Company has considered these interests, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

    Stock Options. Pursuant to the Merger Agreement, not later than the Effective Time, each outstanding Option granted under the Company Stock Plans will become and represent a Substitute Option to purchase such number of shares of CUC International Common Stock determined by multiplying: (x) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time by (y) the Conversion Number, at an exercise price per share of CUC International Common Stock equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time, divided by the Conversion Number.

    Options held by the Company's directors will, in lieu of the foregoing, automatically be converted in the Merger into the right to receive such number of shares of CUC International Common Stock determined by multiplying (x) the number of shares of Company Common Stock such director could have purchased had such director exercised his option in full immediately prior to the Effective Time by (y) a fraction, the numerator of which will be the excess, if any, of the Conversion Number multiplied by the Average Stock Price over the applicable exercise price of such Option, and the denominator of which will be the Average Stock Price.

    As of the Record Date, executive officers, nominees for director (Messrs. Herbert, Miller and Petway, collectively, the "Nominees") and directors of the Company had outstanding Options as follows:

                                                NUMBER OF OPTIONS    NUMBER OF OPTIONS
                                                   EXERCISABLE        NOT EXERCISABLE
                                   NUMBER OF    WITHIN 60 DAYS OF    WITHIN 60 DAYS OF    WEIGHTED AVERAGE
              NAME                  OPTIONS       JUNE 26, 1996        JUNE 26, 1996       EXERCISE PRICE
- --------------------------------   ---------    -----------------    -----------------    ----------------
Directors and Nominees
William T. Bacon, Jr............           0               0                    0                --
Marshall L. Burman..............     100,000         100,000                    0             $ 13.00
Robert L. Dilenschneider........     100,000         100,000                    0             $  9.00
Adam W. Herbert, Jr.............      15,000           2,250               12,750             $ 15.875
Eugene Miller...................     100,000         100,000                    0             $ 10.50
Thomas F. Petway, III...........     100,000         100,000                    0             $ 18.375
                                   ---------        --------             --------
  All Directors and Nominees....     415,000         402,250               12,750
                                   ---------        --------             --------
                                   ---------        --------             --------
Executive Officers
Kevin L. Bouchillon.............      10,000           1,500                8,500             $ 15.50
Joel B. Cutler..................      25,000           3,750               21,250             $ 19.25
G. Thomas Frankland.............     300,000          90,000              210,000             $ 17.875
Robert M. Frechette.............      60,000          18,000               42,000             $ 18.75
Bryan L. Hanson.................       5,000             750                4,250             $ 19.25
Richard M. Interdonato..........      50,000          15,000               35,000             $ 17.60
David D. Lunghino...............      25,000               0               25,000             $ 10.75
Francis J. Marino...............     300,000          90,000              210,000             $ 18.948
Harry Strauss...................      50,000          15,000               35,000             $ 14.625
David C. Thompson...............      30,000           9,000               21,000             $ 18.50
Paul Walsh......................      50,000           7,500               42,500             $ 18.50
                                   ---------        --------             --------
  All Executive Officers........     905,000         250,500              654,500
                                   ---------        --------             --------
                                   ---------        --------             --------
  All Directors, Nominees and
    Executive Officers as a
    group (17 persons)..........   1,320,000         652,750              667,250

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Pursuant to the Merger Agreement, CUC International, Merger Sub and the Company have agreed that (i) all rights to indemnification and all limitations on liability existing in favor of any Indemnitee as provided in the Company's Amended and Restated Certificate of Incorporation (the "Company Charter"), the Company's By-laws (the "Company By-laws") or under any Indemnity Agreement will survive the Merger and continue in full force and effect and (ii) for a period of 10 years from and after the Effective Time, CUC International will, and will cause the surviving corporation, to the fullest extent permitted by applicable law, to indemnify and hold harmless the Indemnitees in respect of any Indemnifiable Claim. CUC International has further agreed to advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim promptly after the receipt of reasonably detailed statements therefor; provided that, except as otherwise provided pursuant to any Indemnity Agreement, the person to whom Expenses are to be advanced provides an undertaking to repay such expenses if it ultimately is determined that such person is not entitled to indemnification from CUC International or the surviving corporation.

    Notwithstanding the foregoing, with respect to any Indemnifiable Claim commenced or threatened by or on behalf of (i) any Halmos Entity, (ii) any Halmos Assign, (iii) any Person that directly or indirectly, whether through the ownership of voting securities or otherwise, controls or is controlled by or is under common control with any Halmos Entity, (iv) any Person in which any Halmos Entity or Halmos Assign has a 10% ownership interest, (v) any employee or agent as of the date of the Merger Agreement of any Halmos Entity, or (vi) any Person acting at the direct or indirect request of any Halmos Entity or Halmos Assign against any Indemnitee that is asserted at any time after 10 years after the Effective Time, CUC International has agreed to, and has agreed to cause the surviving corporation to, indemnify and hold harmless and advance Expenses to such Indemnitees to the extent provided above, but without any limitation on time.

    CUC International has also agreed that for three years from the Effective Time it will, and will cause the surviving corporation to maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered by such policy, or in lieu thereof, to substitute therefor policies for directors' and officers' liability insurance covering such Persons for at least the same coverage with respect to matters occurring prior to the Effective Time; provided, however, that in no event will CUC International be required to expend in any one year an amount in excess of the amount that is 200% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, CUC International will be obligated to cause the surviving corporation to obtain a policy with the maximum coverage available for a cost not exceeding such amount. In the event that any Indemnitee is entitled to coverage under an officers' and directors' liability insurance policy and such policy has lapsed, been terminated, been repudiated or is otherwise in breach or default as a result of CUC International's failure to maintain and fulfill its obligations pursuant to such policy, CUC International has agreed, and has agreed to cause the surviving corporation, to pay to the Indemnitee such amounts and provide any other coverage or benefits as the Indemnitee shall have received pursuant to such policy.

    The obligations of the Company, the surviving corporation and CUC International described above is binding upon the successors and assigns of CUC International and the surviving corporation, including any successors or assigns by means of merger, consolidation or sale of assets substantially as an entirety.

ACCOUNTING TREATMENT

    The Merger is expected to qualify as a pooling-of-interests for accounting and financial reporting purposes. Pursuant to the Merger Agreement, each of the Company and CUC International has agreed that it will not knowingly take any action which could prevent the Merger from being accounted for as a "poolings-of-interests" for accounting purposes (in accordance with Accounting Principles Board

Opinion No. 16) and each of the Company and CUC International has agreed to notify the other of any actions, agreements or understandings (whether written or oral) that could be reasonably likely to prevent CUC International from accounting for the Merger as a pooling-of-interests, and the Company has agreed to use its reasonable best efforts to inform all Company Affiliates and other Company employees as to those actions that should or should not be taken by such persons so that the Merger will be accounted for as a pooling-of-interests.

    The Merger Agreement provides for the Company having received a letter, subject to customary qualifications, from its independent accountants, Price Waterhouse LLP, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger Agreement; CUC International having received a letter from Ernst & Young LLP, its independent auditors, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger Agreement (except that the foregoing will not be a condition to the Company's obligations if either Price Waterhouse LLP or Ernst & Young LLP is unable to deliver such letter because the Company has breached certain of its representations, warranties or covenants in the Merger Agreement regarding accounting for the Merger as a pooling-of-interests or the Company or any of its affiliates shall have taken or failed to take any other action, in any such case that would prevent, in the opinion of either Ernst & Young LLP or Price Waterhouse LLP, CUC International from accounting for the Merger as a pooling-of-interests).

    Moreover, each Company Affiliate delivered to CUC International, prior to the execution of the Merger Agreement, a written agreement that such person will not sell or in any other way reduce his, her or its risk relative to any shares of CUC International Common Stock received in the Merger (within the meaning of the Commission's Financial Reporting Release No. 1, "Codification of Financing Reporting Policies," Sec. 201.01 47 F.R. 21028 (May 17, 1982)), until such time as financial results (including combined sales and net income) covering at least 30 days of post-Effective Time operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the Commission. See "Federal Securities Law Consequences."

    The Merger Agreement provides that the Company will identify persons who become "affiliates" of the Company prior to the Effective Time for purposes of Rule 145 of the Securities Act and use will its reasonable best efforts to cause such persons prior to the mailing of this Proxy Statement/Prospectus, or if thereafter as soon as reasonably practicable, to deliver to CUC International an Affiliate Letter; provided, however, that the Company will not affirmatively, without the prior written consent of CUC International, take any action, by hiring or appointing a new officer or director or otherwise, so as to cause any person to become an "affiliate" unless such person executes an Affiliate Letter prior thereto. See also "--Federal Securities Law Consequences."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The Merger is intended to qualify as a reorganization under Section 368(a) of the Code. It is a condition to the obligation of the Company to consummate the Merger that the Company shall have received an opinion from Skadden, Arps to the effect that based on the facts, representations and assumptions set forth in such opinion, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and, accordingly, for United States federal income tax purposes, that: (i) no gain or loss will be recognized by the Company, CUC International or Merger Sub as a result of the Merger; (ii) no gain or loss will be recognized by a shareholder of the Company whose shares of Company Common Stock are exchanged solely for CUC International Common Stock pursuant to the Merger (except with respect to cash received by a holder of Company Common Stock in lieu of a fractional share interest in CUC International Common Stock); (iii) the tax basis of CUC International Common Stock received in the Merger by a holder of shares of Company Common Stock will be the same as the tax basis of the shares of Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest in CUC International Common Stock for which cash is received); and (iv) the holding period of the shares of CUC International Common Stock received in the Merger will include the period during which the shares of Company Common Stock surrendered in exchange for shares of CUC International Common Stock were held, provided that such shares of Company Common Stock were held as capital assets at the Effective Time. In delivering its opinion, Skadden, Arps will rely upon certain assumptions, representations and warranties of CUC International (on its own behalf and on behalf of Merger
Sub), the Company and others. Skadden, Arps' opinion neither binds the Internal Revenue Service ("IRS") nor precludes the IRS from adopting a contrary position. An opinion of counsel only represents such counsel's best legal judgment and has no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the IRS or a court considering the issues.

    The parties will not request and the Merger is not conditioned upon a ruling from the IRS in connection with any of the federal income tax consequences of the Merger.

    Cash received by a holder of Company Common Stock in lieu of a fractional share interest in CUC International Common Stock will result in the recognition of gain or loss for federal income tax purposes, measured by the difference between the amount of cash received and the portion of the tax basis of the share of Company Common Stock allocable to such fractional share interest. Such gain or loss will be capital gain or loss, provided that such share of Company Common Stock was held as a capital asset at the Effective Time and will be a long-term capital gain or loss if such share of Company Common Stock has been held for more than one year.

    THE FOREGOING DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR STATEMENT OF ALL POTENTIAL TAX EFFECTS OF THE MERGER OR THE TAX CONSEQUENCES TO A PARTICULAR HOLDER OF COMPANY COMMON STOCK SUBJECT TO SPECIAL TREATMENT, SUCH AS FOREIGN PERSONS, DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS AND HOLDERS OF COMPANY COMMON STOCK WHO ACQUIRED THEIR SHARES PURSUANT TO THE EXERCISE OF OPTIONS OR SIMILAR DERIVATIVE SECURITIES OR OTHERWISE AS COMPENSATION, NOR AN ANALYSIS OF ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. ACCORDINGLY, HOLDERS OF COMPANY COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO THEM.

REGULATORY APPROVALS

    ANTITRUST. Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger cannot be consummated until requisite pre-merger notifications have been filed and certain information has been furnished to the Antitrust Division and specified waiting period requirements have been satisfied. CUC International and the Company filed pre-merger notification and report forms under the HSR Act with the FTC and the Antitrust Division on May 24, 1996. The applicable waiting period under the HSR Act expired on June 23, 1996. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin consummation of the Merger or seeking divestiture of substantial assets of CUC International or the Company. At any time before or after the Effective Time, and notwithstanding that the HSR Act waiting period has expired, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin consummation of the Merger or seeking divestiture of businesses of CUC International or the Company. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

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
    CUC International and the Company believe that the Merger will be effected in compliance with federal and state antitrust laws. However, there can be no assurance that a challenge to consummation of the Merger on antitrust grounds will not be made or that, if such a challenge were made, CUC International and the Company would prevail or would not be required to accept certain conditions, including certain divestitures, in order to consummate the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES

    The issuance in the Merger of shares of CUC International Common Stock has been registered under the Securities Act and, therefore, such shares will be freely transferable, except that any shares of CUC International Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of the Company prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act if such persons are or become affiliates of CUC International) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of the Company or CUC International generally include individuals or entities that directly, or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, such party (whether pursuant to their ownership of CUC International securities, by contract or otherwise) and may include certain officers and directors of such party as well as principal shareholders of such party. Prior to execution of the Merger Agreement, each Company Affiliate executed a written agreement to the effect, among other things, that he, she or it will not sell, pledge, transfer or otherwise dispose of any shares of CUC International Common Stock issued to such Company Affiliate pursuant to the Merger, except pursuant to an effective registration statement under the Securities Act, in compliance with Rule 145 or pursuant to an exemption from the registration requirements of the Securities Act. See also "--Accounting Treatment."

STOCK EXCHANGE LISTING

    CUC International has agreed to use all reasonable efforts to cause the shares of CUC International Common Stock to be issued in the Merger, and the shares of CUC International Common Stock to be reserved for issuance upon exercise of Options, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. A supplemental application will be filed for the listing of such additional shares of CUC International Common Stock on the NYSE. It is a condition to the Company's obligation to consummate the Merger that the shares of CUC International Common Stock to be issued in the Merger be authorized for listing on the NYSE, upon official notice of issuance.

NO APPRAISAL RIGHTS

    Holders of Company Common Stock are not entitled to appraisal rights under the DGCL in connection with the Merger because such shares are listed on the NYSE and the shares of CUC International Common Stock to be issued in the Merger will be listed on the NYSE. Holders of CUC International Common Stock are not entitled to appraisal rights under the DGCL because CUC International is not a constituent corporation to the Merger.

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
                              THE MERGER AGREEMENT

    THE FOLLOWING SUMMARY OF THE MERGER AGREEMENT AND THE MERGER CONTAINED IN THIS PROXY STATEMENT IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS THEREOF AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT THEREOF, WHICH IS INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ATTACHED HERETO AS ANNEX A. REFERENCES TO SECTIONS HEREIN REFER TO THE CORRESPONDING SECTIONS IN THE MERGER AGREEMENT. CAPITALIZED TERMS NOT OTHERWISE DEFINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN THE FOLLOWING SUMMARY HAVE THE RESPECTIVE MEANINGS SET FORTH IN THE MERGER AGREEMENT. SEE ALSO "SUMMARY--CERTAIN DEFINITIONS."

THE MERGER

    The Merger Agreement provides that subject to the terms and conditions thereof, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into the Company, whereupon the separate corporate existence of Merger Sub will cease, and the Company will be the surviving corporation in the Merger and will continue to be governed by the laws of the State of Delaware. In addition, the Company, CUC International and Merger Sub will cause a Certificate of Merger with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger will become effective on the date the Certificate of Merger has been duly filed with the Secretary of State or at such time thereafter as is agreed to by the parties and specified in the Certificate of Merger.

    From and after the Effective Time, the surviving corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Sub. (SECTION 1.1)

CONVERSION OF SHARES; MERGER CONSIDERATION

    The Merger Agreement provides that at the Effective Time, subject to the provisions of the Merger Agreement, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held by the Company as treasury stock or by any Subsidiary of the Company or owned by CUC International, Merger Sub or any other Subsidiary of CUC International) will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares of CUC International Common Stock equal to the Conversion Number; provided, however, that if the Average Stock Price is $22.00 or less the Conversion Number will be 0.6136 and, if the Average Stock Price is $36.00 or more the Conversion Number will be 0.3750. In addition, each share of common stock, $.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one share of common stock, $.01 par value, of the surviving corporation. (SECTION 1.2) See "Summary--Certain Definitions;" "Risk Factor."

ADJUSTMENT OF CONVERSION NUMBER

    In the event of any stock split, combination, reclassification or stock dividend with respect to CUC International Common Stock, any change or conversion of CUC International Common Stock into other securities or any other dividend or distribution with respect to CUC International Common Stock (other than quarterly cash dividends issued in the ordinary course consistent with past practice) and any distribution by CUC International of shares of capital stock of any of its affiliates, or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments will be made to the Conversion Number. (SECTION 1.7)

EXCHANGE OF STOCK CERTIFICATES

    Prior to the Effective Time, CUC International will appoint the Exchange Agent. At the Effective Time, CUC International will deposit with the Exchange Agent certificates (the "CUC International Certificates") representing CUC International Common Stock which, immediately prior to the Effective Time, represented the number of shares of CUC International Common Stock required to be issued

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
pursuant to the Merger Agreement in exchange for Company Common Stock (together with cash as required to (i) pay any dividends or distributions with respect thereto in accordance with the Merger Agreement and (ii) make payments in lieu of fractional Shares pursuant to the Merger Agreement (such deposited cash and property being thereinafter referred to collectively as the "Exchange Fund")). The Exchange Fund will not be used for any other purposes except as provided for in the Merger Agreement.

    In addition, promptly after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented Company Common Stock (the "Company Certificates") (i) a form letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Company Certificates will pass, only upon actual delivery thereof to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for the portion of the Exchange Fund which each such holder is entitled to receive. Upon surrender for cancellation to the Exchange Agent of Company Certificate(s) held by any record holder of a Company Certificate, together with such letter of transmittal duly executed, such holder will be entitled to receive in exchange therefor (x) a CUC International Certificate representing the number of whole shares of CUC International Common Stock into which the Company Common Stock represented by the surrendered Company Certificate(s) will have been converted at the Effective Time pursuant to the Merger Agreement, (y) cash in lieu of any fractional share of CUC International Common Stock in accordance with the Merger Agreement and (z) certain dividends and other distributions in accordance with the Merger Agreement; and the Company Certificate(s) so surrendered will forthwith be cancelled.

    Subject to the provisions of the Merger Agreement, each Company Certificate which immediately prior to the Effective Time represented Company Common Stock to be converted in the Merger, from and after the Effective Time until surrendered in exchange for CUC International Certificate(s) as described above, will be deemed for all purposes to represent the number of shares of CUC International Common Stock into which such Company Common Stock will have been so converted. (SECTION 1.3)

DIVIDENDS; TRANSFER TAXES

    No dividends or other distributions that are declared on or after the Effective Time on CUC International Common Stock or are payable to the holders of record thereof who became such on or after the Effective Time will be paid to any Person entitled by reason of the Merger to receive CUC International Certificates representing CUC International Common Stock, and no cash payment in lieu of any fractional share of CUC International Common Stock will be paid to any such Person pursuant to the Merger Agreement, until such Person surrenders his or its Company Certificate(s) as described above. The Merger Agreement provides that subject to applicable law, there will be paid to each Person receiving a CUC International Certificate representing such shares of CUC International Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of CUC International Common Stock represented by such CUC International Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of CUC International Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event will the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. CUC International has agreed to make available to the Exchange Agent the cash necessary for this purpose. If any cash or CUC International Certificate representing shares of CUC International Common Stock is to be paid to or issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such CUC International Certificate and the distribution of such cash payment in a name other than that of the registered holder of the Company Certificate so surrendered, or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. (SECTION 1.4)

NO FRACTIONAL SHARES

    No certificates or scrip representing fractional shares of CUC International Common Stock will be issued upon the surrender for exchange of Company Certificates pursuant to the Merger Agreement; no dividend or other distribution by CUC International and no stock split, combination or reclassification will relate to any such fractional share; and no such fractional share will entitle the record or beneficial owner thereof to vote or to any other rights of a shareholder of CUC International. In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled thereto upon the surrender of Company Certificate(s) for exchange pursuant to the Merger Agreement will be paid an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying: (i) the per share closing price on the NYSE of CUC International Common Stock (as reported on the NYSE Composite
Tape) on the date on which the Effective Time occurs (or, if CUC International Common Stock does not trade on the NYSE on such date, the first day of trading in CUC International Common Stock on the NYSE, thereafter) by (ii) the fractional share to which such holder would otherwise be entitled. CUC International has agreed to make available to the Exchange Agent the cash necessary for this purpose. (SECTION 1.5)

CANCELLATION OF SHARES

    At the Effective Time each share of Company Common Stock held by the Company as treasury stock or owned by CUC International, Merger Sub or any other Subsidiary of CUC International immediately prior to the Effective Time will automatically be canceled and retired and cease to exist, and no payment will be made with respect thereto. All shares of Company Common Stock to be converted into CUC International Common Stock pursuant to the Merger Agreement will, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist; and each holder of a certificate representing, prior to the Effective Time, any such shares of Company Common Stock will thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive (i) certificates representing shares of CUC International Common Stock into which such shares of Company Common Stock have been converted, (ii) any dividends and other distributions in accordance with the Merger Agreement, and (iii) any cash, without interest, to be paid in lieu of any fractional share of CUC International Common Stock in accordance with the Merger Agreement. (SECTION 1.2)

STOCK OPTIONS

    Not later than the Effective Time, each outstanding Option granted under any Company Stock Plan, whether or not then vested or exercisable, will become and represent a Substitute Option to purchase the number of shares of CUC International Common Stock, rounded up to the nearest whole share, determined by multiplying (i) the number of shares of Company Common Stock subject to such Option immediately prior to the Effective Time by (ii) the Conversion Number, at an exercise price per share of CUC International Common Stock (increased to the nearest whole cent) equal to the exercise price per share of Company Common Stock immediately prior to the Effective Time, divided by the Conversion Number; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under
Section 422 of the Code, the conversion formula will be adjusted if necessary to comply with Section 424(a) of the Code. The Merger Agreement further provides that after the Effective Time, except as otherwise provided in the Merger Agreement, each Substitute Option will be exercisable upon the same terms and conditions as were applicable to the related Option immediately prior to the Effective Time. The Merger Agreement also requires CUC International to register under the Securities Act on Form S-8 or another appropriate form (and use its best efforts to maintain the effectiveness thereof and maintain the current status of the prospectuses contained therein) all Substitute Options and all shares of CUC International Common Stock issuable pursuant to all Substitute Options. CUC International has agreed that at or prior to the

Effective Time, it will take all corporate action necessary to reserve for issuance a sufficient number of shares of CUC International Common Stock for delivery in connection with the Substitute Options.

    Notwithstanding the foregoing, each Option held by any director of the Company at the Effective Time will be converted at the Effective Time into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares of CUC International Common Stock determined by multiplying
(i) the number of shares of Company Common Stock such director could have purchased had such director exercised such Option in full immediately prior to the Effective Time by (ii) a fraction, the numerator of which will be the excess, if any, of (x) the Conversion Number multiplied by the Average Stock Price over (y) the applicable exercise price of such Option, and the denominator of which will be the Average Stock Price. (SECTION 1.10)

RESTRICTED STOCK

    Any unvested shares of restricted stock of the Company, however granted, will, to the extent required in the plan, agreement or instrument pursuant to which such restricted stock was granted, vest and become free of all restrictions immediately prior to the Effective Time and will be convertible into CUC International Common Stock pursuant to the terms and provisions of the Merger Agreement. (SECTION 1.11)

REPRESENTATIONS AND WARRANTIES

    In the Merger Agreement, the Company has made customary representations and warranties to CUC International and Merger Sub with respect to, among other things, its corporate existence and power, corporate authorization, governmental authorization, non-contravention, capitalization, subsidiaries, public filings, financial statements, having no undisclosed liabilities, information in the Registration Statement and in this Proxy Statement/Prospectus, litigation, taxes, employee matters, labor matters, compliance with laws, disclosure, environmental matters, real property, intangible property, fairness opinion, material contracts, finders' fees, accounting matters, the vote required to approve and adopt the Merger Agreement and the absence of any material adverse change. (ARTICLE IV)

    CUC International and Merger Sub also have made customary representations and warranties to the Company with respect to, among other things, their corporate existence and power, corporate authorization, governmental authorization, non-contravention, information in the Registration Statement and in this Proxy Statement/Prospectus, there being no vote required to approve and adopt the Merger Agreement, finders' fees, capitalization, share ownership, the ownership of Merger Sub, accounting matters, public filings, financial statements, litigation, disclosure, the authorization of CUC International Common Stock, taxes and the absence of any material adverse change. (ARTICLE V)

CERTAIN COVENANTS

    The Merger Agreement contains certain covenants and agreements, certain of which are summarized below.

    CONDUCT OF THE COMPANY. The Merger Agreement provides that, from the date of the Merger Agreement until the Effective Time, the Company and its Subsidiaries will conduct their business in the ordinary course and will use their reasonable efforts to preserve their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, and other than as previously disclosed by the Company in writing to CUC International and Merger Sub, as specifically contemplated by the Merger Agreement or with the written consent of CUC International or Merger Sub (which consent will not be unreasonably withheld or delayed), from April 19, 1996 (i.e., the date of the Merger Agreement) until the Effective Time, the Company will not (and will not cause or permit any Subsidiary of the Company to): (i) split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend (other than regular quarterly dividends and any dividend of a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company) or other distribution (whether in cash, stock or property or any combination thereof) with respect to any shares of capital stock of the Company, or effect any repurchase, redemption or other acquisition by the Company or any Subsidiary

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
of the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company; (ii) amend any term of any outstanding security of the Company or any Subsidiary of the Company; (iii) except for working capital purposes pursuant to a certain revolving credit agreement currently in effect and, except in the ordinary course of business consistent with past practice pursuant to a certain equipment financing agreement currently in effect, incur, assume or guarantee any indebtedness for borrowed money of (x), except in the ordinary course of business in an amount not to exceed $500,000 in the aggregate at any one time outstanding, the Company or any Subsidiary of the Company or (y) any other Person; (iv) create, assume or suffer to exist any Lien on any material asset, other than in the ordinary course of business; (v) make any loan, advance or capital contribution to or invest in any Person, other than in the ordinary course of business; (vi) cause any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which has had or could reasonably be expected to have a Material Adverse Effect; (vii) (x) other than in the ordinary course of business consistent with past practice, (1) enter into any transaction, commitment, contract or agreement by the Company or any Subsidiary of the Company relating to their assets or business (excluding the acquisition or disposition of any assets) or (2) relinquish any contract or other right that, with respect to (2), has had or could reasonably be expected to have a Material Adverse Effect and, other than with respect to each of (1) and (2), those expressly permitted by the Merger Agreement or (y) enter into any transaction, commitment, contract or agreement to acquire or dispose of any assets of the Company or any Subsidiary of the Company in excess of $150,000 in any individual transaction or $750,000 in the aggregate; (viii) change or request from the Commission any change of any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP; (ix) (A) grant any severance or termination pay to any current or former director or executive officer, or, other than in the ordinary course of business, to any officer or any other employee of the Company or any Subsidiary of the Company, (B) enter into any employment, consulting, indemnification, severance, termination, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director or executive officer, or other than in the ordinary course of business, with any officer or any other employee of the Company or any Subsidiary of the Company, (C) other than in the ordinary course of business, increase the benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase the compensation, bonus or other benefits payable to any current or former director or executive officer, or other than in the ordinary course of business, to any officer or any other employee of the Company or any Subsidiary of the Company; (x) amend its certificate of incorporation or by-laws (or other similar governing instrument); (xi) authorize for issuance, sell, deliver or agree to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights) of the Company, except for the issuance of stock upon the exercise of Options outstanding on the date of the Merger Agreement; (xii) except as may be required pursuant to GAAP, revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business; (xiii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger); (n) make or revoke any tax election or settle or compromise any tax liability, in each case, material to the Company and its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes; (xiv) except as provided in clause (xvi) below, pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or notes thereof) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice; (xv) except as otherwise permitted by clause (ix) above, or as previously disclosed by the Company in writing to CUC International and Merger Sub, settle or compromise any pending or threatened suit, action, or proceeding; (xvi) enter into any agreement or understanding, whether oral or written, with any Halmos

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
Entity or Halmos Assign, except for agreements or understandings in the ordinary course necessary for the continued defense or prosecution of any such pending litigation matters as previously disclosed by the Company in writing to CUC International and Merger Sub or as disclosed in the Company SEC Documents; or
(xvii) take, authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise expressly permitted by the Merger Agreement. (SECTION 6.1)

    DIRECTOR AND OFFICER LIABILITY. The Merger Agreement provides that CUC International, Merger Sub and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee as provided in the Company Charter, the Company By-laws or any Indemnity Agreement will survive the Merger and continue in full force and effect. To the extent permitted by the DGCL, the Company Charter and the Company By-laws or any Indemnity Agreement, the advancement of Expenses will be mandatory rather than permissive and the surviving corporation will advance Costs in connection with such indemnification. CUC International will, and will cause the surviving corporation to, expressly assume and honor in accordance with their terms all Indemnity Agreements.

    The Merger Agreement also provides that in addition to the other rights to indemnification and insurance provided for in the Merger Agreement and not in limitation thereof, for 10 years from and after the Effective Time, CUC International will, and will cause the surviving corporation to, to the fullest extent permitted by applicable law, indemnify and hold harmless the Indemnitees against all Costs in respect to any Indemnifiable Claim and advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided that, except as otherwise provided pursuant to any Indemnity Agreement, the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from CUC International or the surviving corporation. In the event any Indemnifiable Claim is asserted or made within such 10-year period, all rights to indemnification and advancement of Expenses in respect of any such Indemnifiable Claim will continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied; provided, however, that CUC International will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld or delayed). The Merger Agreement further provides that, except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter, except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided that any law firm or firms so retained must be reasonably acceptable to CUC International.

    Notwithstanding the foregoing, with respect to any Indemnifiable Claim commenced or threatened by or on behalf of (i) the Halmos Entities, (ii) any Halmos Assign, (iii) a Person that directly or indirectly, whether through the ownership of voting securities or otherwise, controls, is controlled by or is under common control with any Halmos Entity, (iv) any Person in which any Halmos Entity or Halmos Assign has a 10% ownership interest, (v) any employee or agent of any Halmos Entity, or (vi) any Person acting at the direct or indirect request of any Halmos Entity or Halmos Assign, against any Indemnitee asserted at any time after 10 years after the Effective Time, CUC International will, and will cause the surviving corporation to, indemnify and hold harmless and advance Expenses to such Indemnitees to the extent described in the immediately preceding paragraph, but without any time limit on the period for which the obligation of CUC International described in this paragraph will be in effect.

    For three years from the Effective Time, CUC International has agreed to, and has agreed to cause the surviving corporation to, maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors' and officers' liability insurance policy, or, in lieu of such maintenance, CUC International may substitute therefor policies for directors' and officers' liability insurance covering such Persons for at least the same coverage with respect to matters occurring prior to the Effective Time; provided, however, that in no event will CUC International be required to expend in any one year an amount in excess of 200% of the annual premiums currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, CUC International will be obligated

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
to cause the surviving corporation to obtain a policy with the maximum coverage available for a cost not exceeding such amount. Moreover, in the event that any Indemnitee is entitled to coverage under a directors' and officers' liability insurance policy as described above and such policy has lapsed, terminated, been repudiated or is otherwise in breach or default as a result of CUC International's failure to maintain and fulfill its obligations pursuant to such policy, CUC International has agreed to, and has agreed to cause the surviving corporation to, pay to the Indemnitee such amounts and provide any other coverage or benefits as the Indemnitee would have received pursuant to such policy. CUC International has also agreed that should the surviving corporation fail to comply with its obligations under the Merger Agreement to indemnify and provide insurance for certain directors and officers of the Company, CUC International will be responsible therefor.

    Notwithstanding the foregoing, the obligations of the Company, the surviving corporation and CUC International will be binding upon the successors and assigns of CUC International and the surviving corporation, including in the event either of the Company or the surviving corporation or any of its respective successors or assigns consolidates with or merges into any other Person or transfers all or substantially all of its properties or assets to any Person.

    The obligations of the Company, the surviving corporation, and CUC International cannot be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this section applies without the consent of such affected Indemnitee.

    The Merger Agreement further provides that CUC International will, and will cause the surviving corporation to, advance all Expenses to any Indemnitee incurred by enforcing the indemnity or other obligations as described above. (SECTION 7.3)

    EMPLOYEE MATTERS. For a period of one year immediately following the Effective Time, CUC International has agreed to cause the surviving corporation and its Subsidiaries to provide to all Continuing Employees coverage under group medical, dental, 401(k) savings, disability insurance, life insurance, accidental death and disability and vacation plans or arrangements which are, in the aggregate, substantially similar to the Plans providing such benefits to the employees immediately prior to the Effective Time.

    CUC International also has agreed, and has agreed to cause its Subsidiaries, to honor all agreements, contracts, arrangements, commitments and understandings with certain employees of the Company as previously disclosed by the Company in writing to CUC International and Merger Sub.

    The Merger Agreement also provides that for a period of one year immediately following the Closing Date, CUC International will cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company at the Closing Date who may be affected by any reduction in workforce subsequent to the Closing Date the benefits set forth in a certain severance policy adopted by the Company's Board of Directors in connection with the Company's July 1995 restructuring, applied in the September 1995 and December 1995 restructurings of the Company and adopted by resolution for any reductions in workforce in 1996 at the February 6, 1996 meeting of the Company's Board of Directors. (SECTION 8.6)

    POOLING. The Merger Agreement provides that the Company and CUC International will not knowingly take any action which could prevent the Merger from being accounted for as a pooling-of-interests for accounting purposes (under Accounting Principles Board Opinion No. 16) and the Company will bring to the attention of CUC International, and CUC International will bring to the attention of the Company, any actions, agreements or understandings, whether written or oral, that could be reasonably likely to prevent CUC International from accounting for the Merger as a pooling-of-interests. In addition, the Company has agreed to use its reasonable best efforts to inform all Affiliates and other relevant employees as to those actions that should or should not be taken by such persons so that the Merger will be accounted for as a pooling-of-interests. (SECTION 8.13)

    The Merger Agreement also provides for the Company having received a letter, subject to customary qualifications, from its independent accountants, Price Waterhouse LLP, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger

Agreement and CUC International having received a letter from Ernst & Young LLP, its independent auditors, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger Agreement (except that the foregoing will not be a condition to the Company's obligations if either Price Waterhouse LLP or Ernst & Young LLP is unable to deliver such letter because the Company has breached certain of its representations, warranties or covenants in the Merger Agreement regarding accounting for the Merger as a pooling-of-interests or the Company or any of its affiliates shall have taken or failed to take any other action, in any such case that would prevent, in the opinion of either Ernst & Young LLP or Price Waterhouse LLP, CUC International from accounting for the Merger as a pooling-of-interests. (SECTION 8.12) See "Unaudited Pro Forma Condensed Financial Statements."

    NO SOLICITATION. The Merger Agreement provides that from April 19, 1996 (i.e., the date of the Merger Agreement) until its termination in accordance with its terms, the Company and its Subsidiaries will not, and the Company will use its reasonable best efforts to ensure that certain of its representatives will not, (i) solicit, initiate or encourage (including by way of furnishing information) any Acquisition Proposal or (ii) participate or engage in negotiations or discussions, or disclose any non-public information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company, regarding any Acquisition Proposal; provided that, if the Company's Board of Directors determines, based upon the advice of outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would be reasonably likely to be inconsistent with the fiduciary duties of the Company's Board of Directors under applicable law, the Company may in response to an Acquisition Proposal and subject to compliance with the Merger Agreement, furnish information with respect to the Company and its Subsidiaries pursuant to a confidentiality agreement and participate in negotiations regarding such Acquisition Proposal. The Merger Agreement further provides that the Company or the Company's Board of Directors is permitted to take and may disclose to the Company's shareholders a position with respect to a tender or exchange offer made by a third-party pursuant to Rules 14d-9 and 14e-2(a) under the Exchange Act and may otherwise make such disclosure as may be required by applicable law.

    Except as set forth in the Merger Agreement, neither the Company nor the Company's Board of Directors nor any committee thereof may (x) withdraw, modify or change, or propose to withdraw, modify or change, in a manner adverse to CUC International, the recommendation by such Board of Directors or such committee of the approval and adoption of the Merger Agreement and the Merger, (y) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or
(z) cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines, based upon the advice of outside legal counsel to the Company, that the failure to take any of the actions contemplated by the preceding sentence would be reasonably likely to be inconsistent with the Board of Directors' fiduciary duties, the Board of Directors of the Company may withdraw, modify or change its recommendation of approval and adoption of the Merger Agreement and the Merger, approve or recommend a Superior Proposal or cause the Company to enter into an agreement with respect to a Superior Proposal; but in the case of approving, recommending or causing the Company to enter into an agreement with respect to a Superior Proposal the Company may do so only after the second day following CUC International's receipt of written notice (a "Notice of Superior Proposal") advising CUC International that the Company's Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company enters into an agreement with respect to a Superior Proposal and the Merger Agreement is terminated (i) by CUC International or Merger Sub if the Company has entered into a definitive agreement with respect to an Acquisition Proposal or (ii) by the Company upon entering into a definitive agreement in accordance with the terms of the Merger Agreement, provided (x) it has complied with certain notification and other procedural requirements specified in the Merger Agreement and (y) that it makes simultaneous payment of Buyer's Expenses, the Company has agreed promptly to pay, or cause to be paid to CUC International, Buyer's Expenses (to the extent not previously paid upon termination).

    The Merger Agreement further provides that the Company will notify CUC International in writing within one business day of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which would reasonably be expected to result in an Acquisition Proposal, and the material terms and conditions of such request, Acquisition Proposal or inquiry. In addition, the Company has agreed to use it reasonable best efforts to keep CUC International informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry. (SECTION 6.4)

    FURTHER ASSURANCES. Each party has agreed to use its reasonable best efforts to consummate the Merger and, in such connection, the Company and CUC International have agreed to cooperate in the preparation of this Proxy Statement/Prospectus and the Registration Statement, in determining whether any actions, consents, approvals or waivers, or the making of any filings, are necessary in connection with the consummation of the Merger, and in seeking to take or obtain any such actions, consents, approvals or waivers. (SECTIONS 8.1 AND 8.2)

    The Company also has agreed to give prompt notice to CUC International and Merger Sub, and CUC International and Merger Sub have agreed to give prompt notice to the Company, of (i) any occurrence or nonoccurrence of any event likely to cause any representation or warranty contained in the Merger Agreement to be untrue, (ii) any material failure to satisfy any covenant, condition or agreement contained in the Merger Agreement, (iii) any notice of default received under any material contract or agreement, (iv) any notice from a third party that the consent of such party is or may be required in connection with the Merger, or (v) the occurrence of any Material Adverse Effect, other than changes resulting from general economic conditions; provided, that any such notice will not operate to cure any such breach or noncompliance under the Merger Agrement or otherwise affect the remedies available to the party receiving such notice. (SECTION 8.9)

CONDITIONS

    The respective obligations of the Company, CUC International and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) on or prior to the Effective Time of the following conditions: (i) the Merger having been duly approved by the shareholders of the Company in accordance with applicable law and the Company's Certificate of Incorporation and By-laws; (ii) the shares of CUC International Common Stock issuable in the Merger having been approved for listing on the NYSE, subject to official notice of issuance; (iii) the Registration Statement having become effective in accordance with the provisions of the Securities Act and no order suspending such effectiveness having been issued and remaining in effect; (iv) any applicable waiting period under the HSR Act relating to the Merger having expired (such waiting period having expired on June 23, 1996); (v) no provision of any applicable law or regulation and no judgment, injunction, order or decree being in effect which prohibits the consummation of the Merger or any transactions contemplated thereby; (vi) the Company having received a letter, subject to customary qualifications, from its independent accountants, Price Waterhouse LLP, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger Agreement; CUC International having received a letter from Ernst & Young LLP, its independent auditors, to the effect that pooling-of-interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of the Merger Agreement (except that the foregoing will not be a condition to the Company's obligations if either Price Waterhouse LLP or Ernst & Young LLP is unable to deliver such letter because the Company has breached certain of its representations, warranties or covenants in the Merger Agreement regarding accounting for the Merger as a pooling-of-interests or the Company or any of its affiliates shall have taken or failed to take any other action, in any such case that would prevent, in the opinion of either Ernst & Young LLP or Price Waterhouse LLP, CUC International from accounting for the Merger as a pooling-of-interests. (SECTION 9.1)

    The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) on or prior to the Effective Time of the following conditions: (i) each of CUC International and Merger Sub having performed in all material respects its agreements and covenants contained in or contemplated by the Merger Agreement which are required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of CUC International and Merger Sub set forth in the Merger Agreement being true and correct in all material respects on and as of the date of the Merger Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date and time); (iii) the Company having received a certificate signed by the chief executive officer of CUC International, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions described in clauses (i) and (ii) above have been satisfied; (iv) the Company having received an opinion of Skadden, Arps, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts then existing, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and, accordingly, for United States federal income tax purposes, that (A) no gain or loss will be recognized by the Company, CUC International or Merger Sub as a result of the Merger, (B) no gain or loss will be recognized by a shareholder of the Company whose shares of Company Common Stock are exchanged solely for shares of CUC International Common Stock pursuant to the Merger (except with respect to cash received by a holder of shares of Company Common Stock in lieu of a fractional share interest in CUC International Common Stock),
(C) the tax basis of CUC International Common Stock received by a holder of shares of Company Common Stock in the Merger will be the same as the tax basis of the shares of Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest in CUC International Common Stock for which cash is received), and (D) the holding period of the shares of CUC International Common Stock received by a holder of shares of Company Common Stock in the Merger will include the period during which such shares of Company Common Stock surrendered in exchange therefor were held, provided that such shares of Company Common Stock were held as capital assets at the Effective Time. (SECTION 9.2)

    The obligations of CUC International and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver) on or prior to the Effective Time of the following conditions: (i) the Company having performed in all material respects its agreements and covenants contained in or contemplated by the Merger Agreement which are required to be performed by it at or prior to the Effective Time; (ii) the representations and warranties of the Company set forth in the Merger Agreement being true and correct in all material respects on and as of the date of the Merger Agreement and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date and time); (iii) CUC International and Merger Sub having received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions described in clauses (i) and (ii) above have been satisfied; and (iv) each Company Affiliate having performed his or its respective obligations under the applicable Affiliate Letter. (SECTION 9.3)

    The foregoing conditions to the Merger, except those conditions which cannot be waived under applicable law, are subject to waiver by CUC International, Merger Sub and the Company, as applicable, at any time prior to the Effective Time.

TERMINATION

    The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the Merger Agreement by the shareholders of the Company): (i) by the mutual written consent of the Company and CUC International; (ii) by either the Company or CUC International, if the Merger has not been consummated by the Outside Termination

Date; provided that the right to so terminate the Merger Agreement will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure to consummate the Merger by such date; (iii) by either the Company or CUC International, if there is in effect any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining CUC International or the Company from consummating the Merger is entered and such judgment, injunction, order or decree becomes final and nonappealable; (iv) by the Company if (A) a breach of any representation or warranty on the part of CUC International or Merger Sub set forth in the Merger Agreement has occurred, or if any representation or warranty of CUC International or Merger Sub has become untrue, in either case such that the Merger would be incapable of being consummated by the Outside Termination Date or (B) a breach by CUC International or Merger Sub of any of their respective covenants or agreements under the Merger Agreement has occurred having a material adverse effect on CUC International or materially adversely affecting (or materially delaying) the consummation of the Merger, and CUC International or Merger Sub, as the case may be, has not cured such breach within 20 business days after notice by the Company thereof; (v) by CUC International and Merger Sub if (A) a breach of any representation or warranty on the part of the Company set forth in the Merger Agreement has occurred, or if any representation or warranty of the Company has become untrue, in either case such that the Merger is incapable of being consummated by the Outside Termination Date or (B) a breach by the Company of its covenants or agreements under the Merger Agreement has occurred having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within 20 business days after notice by CUC International or Merger Sub thereof; (vi) by CUC International or Merger Sub, if (A) the Board of Directors of the Company or any committee thereof has withdrawn, modified or changed in a manner adverse to CUC International or Merger Sub its recommendation of the Merger or the Merger Agreement or approved or recommended a Superior Proposal or (B) the Company has entered into a definitive agreement with respect to an Acquisition Proposal; (vii) by the Company, upon entering into a definitive agreement in accordance with the terms of the Merger Agreement, provided (x) it has complied with certain notification and other procedural requirements specified in the Merger Agreement and (y) that it makes simultaneous payment of Buyer's Expenses; or (viii) by CUC International, Merger Sub or the Company, if the Company's shareholders do not approve and adopt the Merger Agreement at the Meeting. (SECTION 10.1)

FEES AND EXPENSES

    The Merger Agreement provides that, except as provided below, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    The Merger Agreement further provides that the Company will pay, or cause to be paid, in same day funds to CUC International, Buyer's Expenses in the event that the Company enters into a definitive agreement with respect to a Superior Proposal and the Merger Agreement is terminated (i) by CUC International or Merger Sub if the Company has entered into a definitive agreement with respect to an Acquisition Proposal or (ii) by the Company upon entering into a definitive agreement in accordance with the terms of the Merger Agreement, provided (x) it has complied with certain notification and other procedural requirements specified in the Merger Agreement and (y) that it makes simultaneous payment of Buyer's Expenses. In addition, in the event that the Merger Agreement is terminated pursuant to the provisions described in clause
(i) or clause (ii) in the immediately preceding sentence, and (i) within twelve months thereafter the Company enters into an agreement with respect to a Third-Party Acquisition (which is consummated within twelve months after such termination), or a Third-Party Acquisition occurs and is completed, (ii) after the date of the Merger Agreement and prior to the date of termination, (x) the Company or its agents engaged in negotiations with a Third-Party with respect to a Third-Party Acquisition, (y) the Company or its agents furnished information to a Third-Party with respect to a Third-Party Acquisition or (z) a Third-Party submitted to the Company a proposal (including price and other material terms and conditions) for a Third-Party Acquisition and (iii) with respect to the events described in clauses (x) and (y) above, the relevant Third-Party makes or announces (before or after such termination) a proposal with respect to a Third-Party Acquisition; then the Company has agreed to pay, or cause to be paid, in same day funds, to CUC International, (A) a termination fee in the amount of $7.0 million, which termination fee to be paid on the date of consummation of a Third-Party Acquisition (if and only if a Third-Party Acquisition is consummated within twelve months after the date of termination), and (B) to the extent not previously paid by the Company to CUC International as described above, Buyer's Expenses. The Merger Agreement provides that it is expressly agreed that the amount to be paid pursuant to the provision described in this paragraph represents liquidated damages and not a penalty.

    The Merger Agreement also provides that the cost of printing the Registration Statement and Company Proxy Statement will be borne equally by the Company and CUC International.

    The Merger Agreement further provides that the Company will pay, or cause to be paid, (not later than ten business days after submission of statements therefor) in same day funds to CUC International, Buyer's Expenses in the event the Merger Agreement is terminated by CUC International or Merger Sub by reason of the Company having breached any of its representations or warranties, or having failed to perform any of its covenants, under the Merger Agreement. CUC International has agreed to pay, or cause to be paid, (not later than ten business days after submission of statements therefor) in same day funds to the Company, the Company's Expenses in the event the Merger Agreement is terminated by the Company by reason of CUC International or Merger Sub having breached any of their representations or warranties, or having failed to perform any of their covenants, under the Merger Agreement. If CUC International or Merger Sub submits a request for reimbursement thereunder, CUC International or Merger Sub has agreed to provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. If the Company submits a request for reimbursement thereunder, the Company has agreed to provide CUC International in due course with invoices or other reasonable evidence of such expenses upon request. (SECTION 12.4)

AMENDMENTS; NO WAIVERS

    The Merger Agreement may be amended or waived prior to the Effective Time if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, CUC International and Merger Sub or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of the Merger Agreement by the shareholders of the Company, no such amendment or waiver will, without the further approval of such shareholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of the Merger Agreement if such alteration or change could adversely affect the holders of any shares of capital stock of the Company. (SECTION 12.3)

CONFIDENTIALITY AGREEMENT

    Pursuant to the Confidentiality Agreement, CUC International has agreed, among other things, to keep confidential certain non-public, confidential or proprietary information of the Company furnished to CUC International by or on behalf of the Company. In addition, CUC International has agreed that if the Merger is not consummated, until February 13, 1998, without the prior written consent of the Company, neither it nor any of its Representatives will, directly or indirectly, effect any Prohibited Transactions. Pursuant to the Confidentiality Agreement, CUC International and the Company have agreed that the foregoing agreements of CUC International with respect to the Prohibited Transactions terminate upon the commencement by the Company or any other person of an offer to acquire the Company, whether by merger, consolidation or the acquisition of all or substantially all of the outstanding stock or assets of the Company.

    The Merger Agreement provides that any provision in the Confidentiality Agreement which in any manner limits, restricts or prohibits the voting or acquisition of shares of Company Common Stock by CUC International or any of its affiliates or the representation of CUC International's designees on the Company's Board of Directors or which in any manner would be inconsistent with the Merger Agreement or the transactions contemplated thereby will be amended as of the date of the Merger Agreement to permit the acquisition of shares of Company Common Stock pursuant to the Merger, the voting of shares of Company Common Stock at the Meeting or to otherwise effect the transactions contemplated thereby. The Merger Agreement further provides that the Confidentiality Agreement will otherwise remain in full force and effect, subject to termination as described above. (SECTION 6.3)

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The following unaudited pro forma condensed combined balance sheet at April 30, 1996 and the unaudited pro forma condensed combined statements of income for the three-month period ended April 30, 1996 and for the years ended January 31, 1996, 1995 and 1994 give effect to the proposed Merger pursuant to which each outstanding share of Company Common Stock (other than shares held by the Company as treasury stock or by any Subsidiary of the Company or owned by CUC International, Merger Sub or by any other Subsidiary of CUC International) will be converted at the Effective Time into the right to receive that number of shares of CUC International Common Stock equal to the quotient obtained by dividing $13.50 by the Average Stock Price; provided that if the Average Stock Price is $22.00 or less, the Conversion Number will be 0.6136, and if the Average Stock Price is $36.00 or more, the Conversion Number will be 0.3750, as if the Merger had occurred on April 30, 1996. The unaudited pro forma condensed combined balance sheet as of April 30, 1996 and the unaudited pro forma condensed combined statements of income for the three-month period ended April 30, 1996 and for the years ended January 31, 1996, 1995 and 1994 also give effect to the proposed Davidson Merger pursuant to which each outstanding share of Davidson Common Stock (other than shares held by CUC International, SAC or any other Subsidiary of CUC International or by any Subsidiary of Davidson, or shares to which dissenters' rights are granted and properly exercised under applicable California law) will be converted at the Davidson Effective Time into
 .85 of one share of CUC International Common Stock (see "Other CUC International Business Combinations--The Davidson Merger"), and the proposed Sierra Merger pursuant to which each outstanding share of Sierra Common Stock (other than shares held by CUC International, Merger Sub or any other Subsidiary of CUC International or by any Subsidiary of Sierra) will be converted at the Sierra Effective Time into 1.225 shares of CUC International Common Stock (see "Other CUC International Business Combinations--The Sierra Merger"). The pro forma information gives effect to the Merger, the Davidson Merger and the Sierra
Merger under the pooling-of-interests method and the adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

    The unaudited pro forma condensed combined financial statements may not be indicative of the results that would have occurred if the Merger, the Davidson Merger and the Sierra Merger had been consummated as of the dates indicated or the operating results which may be obtained by CUC International in the future. The unaudited pro forma condensed combined financial statements should be read in conjunction with the consolidated audited financial statements, related notes thereto and other financial information included in the CUC 10-K, the CUC 10-Q, the Company 10-K, the Company 10-Q, the Davidson 10-K, the Davidson 10-Q, and the Sierra 10-Q. Effective January 1, 1995, the Company changed its fiscal year end from October 31 to December 31. The Transition Period has been excluded from the unaudited pro forma condensed combined financial data. The Company's revenues and net loss for the Transition Period were $34.7 million and $(49.9) million, respectively. The net loss for the Transition Period was principally the result of a $65.5 million one-time, non-cash, pre-tax charge recorded in connection with a change in accounting for deferred membership acquisition costs. Sierra's revenues of $22.2 million and net income of $0.7 million for the three months ended March 31, 1995 are included in Sierra's historical statements of income for the years ended March 31, 1995 and December 31, 1995 and are therefore included in the fiscal 1996 and 1995 pro forma results of operations.

    The Merger, the Davidson Merger and the Sierra Merger are independent transactions and consummation of none of such transactions is conditioned or dependent upon consummation of the other transactions.

                               CUC INTERNATIONAL
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                          CUC                                    PRO FORMA
                                     INTERNATIONAL     IDEON                        CUC        DAVIDSON
                                       APRIL 30,     MARCH 31,    PRO FORMA    INTERNATIONAL   MARCH 31,    PRO FORMA
                                         1996          1996      ADJUSTMENTS     AND IDEON       1996      ADJUSTMENTS
                                     -------------   ---------   -----------   -------------   ---------   -----------
ASSETS
Current Assets
 Cash and cash equivalents.........   $   286,344    $ 19,449                   $   305,793     $ 3,082
 Marketable securities.............                    12,916                        12,916      15,702       (9,300)(H)
 Receivables.......................       305,380      84,290                       389,670      29,171
 Deferred subscriber acquisition
  costs............................                    87,268       (87,268)(G)
 Other current assets..............       148,004      22,453                       170,457      10,066
                                     -------------   ---------   -----------   -------------   ---------       -----
  Total current assets.............       739,728     226,376       (87,268)        878,836      58,021       (9,300)
Deferred membership acquisition
costs..............................       278,001      42,382        87,268(G)      407,651
Contract renewal rights and
intangible assets..................       281,545      63,465                       345,010       1,662
Other non-current assets...........       167,397      59,058                       226,455      16,375        9,300(H)
                                     -------------   ---------                 -------------   ---------
Total assets.......................   $ 1,466,671    $391,281                   $ 1,857,952     $76,058
                                     -------------   ---------                 -------------   ---------
                                     -------------   ---------                 -------------   ---------
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current Liabilities
 Accounts payable and accrued
  expenses, federal and state
  income taxes payable and other
  current liabilities..............   $   113,994    $111,477        80,000(F)  $   305,471     $13,022
 Deferred membership income........                   118,586      (118,586)(G)
                                     -------------   ---------   -----------   -------------   ---------
  Total Current Liabilities........       113,994     230,063       (38,586)        305,471      13,022
Deferred membership income.........       523,233      54,098       118,586(G)      695,917
Other non-current liabilities......        23,873                                    23,873         929
                                     -------------   ---------   -----------   -------------   ---------
Total liabilities..................       661,100     284,161        80,000       1,025,261      13,951
Shareholders' equity:
 Common stock......................         1,944         349          (211)(A)        2,082          9          290(B)
 Additional paid in capital........       370,389      41,230       (57,862)(A)      353,767     35,886         (290)(B)
 Retained earnings.................       482,657     123,469       (80,000)(F)      526,126     26,212
 Treasury stock....................       (48,161)    (58,063 )      58,063(A)      (48,161)
 Unrealized gain on securities
available for sale.................                       135                           135
 Foreign currency translation
adjustment.........................        (1,258)                                   (1,258)
                                     -------------   ---------   -----------   -------------   ---------
Total shareholders' equity.........       805,571     107,120       (80,000)        832,691      62,107
                                     -------------   ---------                 -------------   ---------
Total liabilities and shareholders'
equity.............................   $ 1,466,671    $391,281                   $ 1,857,952     $76,058
                                     -------------   ---------                 -------------   ---------
                                     -------------   ---------                 -------------   ---------

                                                                                                   PRO FORMA
                                       PRO FORMA                                  PRO FORMA           CUC
                                          CUC                                        CUC         INTERNATIONAL,
                                     INTERNATIONAL,    SIERRA                   INTERNATIONAL,       IDEON,
                                       IDEON AND      MARCH 31,    PRO FORMA      IDEON AND         DAVIDSON
                                        DAVIDSON        1996      ADJUSTMENTS       SIERRA         AND SIERRA
                                     --------------   ---------   -----------   --------------   --------------
ASSETS
Current Assets
 Cash and cash equivalents.........    $  308,875     $ 40,220                    $  346,013       $  349,095
 Marketable securities.............        19,318       48,741                        61,657           68,059
 Receivables.......................       418,841       43,677                       433,347          462,518
 Deferred subscriber acquisition
  costs............................
 Other current assets..............       180,523       22,157                       192,614          202,680
                                          -------     ---------                      -------          -------
  Total current assets.............       927,557      154,795                     1,033,631        1,082,352
Deferred membership acquisition
costs..............................       407,651                                    407,651          407,651
Contract renewal rights and
intangible assets..................       346,672        9,785                       354,795          356,457
Other non-current assets...........       252,130       14,317                       240,772          266,447
                                          -------     ---------                      -------          -------
Total assets.......................    $1,934,010     $178,897                    $2,036,849       $2,112,907
                                          -------     ---------                      -------          -------
                                          -------     ---------                      -------          -------
LIABILITIES AND SHAREHOLDERS'
 EQUITY
Current Liabilities
 Accounts payable and accrued
  expenses, federal and state
  income taxes payable and other
  current liabilities..............    $  318,493     $ 35,947                    $  341,418       $  354,440
 Deferred membership income........
                                          -------     ---------                      -------          -------
  Total Current Liabilities........       318,493       35,947                       341,418          354,440
Deferred membership income.........       695,917                                    695,917          695,917
Other non-current liabilities......        24,802       24,419                        48,292           49,221
                                          -------     ---------                      -------          -------
Total liabilities..................     1,039,212       60,366                     1,085,627        1,099,578
Shareholders' equity:
 Common stock......................         2,381          205          45(C)          2,332            2,631
 Additional paid in capital........       389,363       92,423        (394)(C)       445,796          481,392
 Retained earnings.................       552,338       27,024                       553,150          579,362
 Treasury stock....................       (48,161)        (349 )       349(C)        (48,161)         (48,161)
 Unrealized gain on securities
available for sale.................           135          (67 )                          68               68
 Foreign currency translation
adjustment.........................        (1,258)        (705 )                      (1,963)          (1,963)
                                          -------     ---------                      -------          -------
Total shareholders' equity.........       894,798      118,531                       951,222        1,013,329
                                          -------     ---------                      -------          -------
Total liabilities and shareholders'
equity.............................    $1,934,010     $178,897                    $2,036,849       $2,112,907
                                          -------     ---------                      -------          -------
                                          -------     ---------                      -------          -------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                       86

                               CUC INTERNATIONAL
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                      THREE MONTHS ENDED
                              ----------------------------------       PRO FORMA       THREE MONTHS ENDED        PRO FORMA
                               APRIL 30, 1996     MARCH 31, 1996   CUC INTERNATIONAL     MARCH 31, 1996     CUC INTERNATIONAL,
                              CUC INTERNATIONAL       IDEON            AND IDEON            DAVIDSON        IDEON AND DAVIDSON
                              -----------------   --------------   -----------------   ------------------   -------------------
REVENUES
Membership and service fees
 and other revenues.........     $   390,026         $ 70,023         $   460,049           $ 29,203            $   489,252
EXPENSE (INCOME)
 Operating..................         105,801           11,925             117,726             11,192                128,918
 Marketing..................         151,962           38,296             190,258              4,481                194,739
 General and
administrative..............          54,408           11,450              65,858              4,532                 70,390
 Software research and
development.................                                                                   6,087                  6,087
 Interest income, net.......            (805)            (677)             (1,482)              (179)                (1,661)
                                     -------           ------             -------             ------                -------
Total expenses..............         311,366           60,994             372,360             26,113                398,473
                                     -------           ------             -------             ------                -------
Income (loss) before income
taxes.......................          78,660            9,029              87,689              3,090                 90,779
Provision (benefit) for
income taxes................          30,410            3,160              33,570              1,019                 34,589
                                     -------           ------             -------             ------                -------
Net income (loss)...........     $    48,250         $  5,869         $    54,119           $  2,071            $    56,190
                                     -------           ------             -------             ------                -------
                                     -------           ------             -------             ------                -------
Net income (loss) per common
share.......................     $      0.25         $   0.21         $      0.26           $   0.06            $      0.23
                                     -------           ------             -------             ------                -------
                                     -------           ------             -------             ------                -------
Weighted average number of
 common and dilutive common
 equivalent shares
outstanding.................         196,736           28,097             210,624             35,712                240,979
                                     -------           ------             -------             ------                -------
                                     -------           ------             -------             ------                -------

                                                                            PRO FORMA
                              THREE MONTHS ENDED       PRO FORMA        CUC INTERNATIONAL,
                                MARCH 31, 1996     CUC INTERNATIONAL,    IDEON, DAVIDSON
                                    SIERRA          IDEON AND SIERRA        AND SIERRA
                              ------------------   ------------------   ------------------
REVENUES
Membership and service fees
 and other revenues.........       $ 35,563            $  495,612           $  524,815
EXPENSE (INCOME)
 Operating..................         10,296               128,022              139,214
 Marketing..................          9,613               199,871              204,352
 General and
administrative..............          7,950                73,808               78,340
 Software research and
development.................          9,084                 9,084               15,171
 Interest income, net.......           (560)               (2,042)              (2,221)
                                     ------               -------              -------
Total expenses..............         36,383               408,743              434,856
                                     ------               -------              -------
Income (loss) before income
taxes.......................           (820)               86,869               89,959
Provision (benefit) for
income taxes................           (245)               33,325               34,344
                                     ------               -------              -------
Net income (loss)...........       $   (575)           $   53,544           $   55,615
                                     ------               -------              -------
                                     ------               -------              -------
Net income (loss) per common
share.......................       $  (0.03)           $     0.23           $     0.21
                                     ------               -------              -------
                                     ------               -------              -------
Weighted average number of
 common and dilutive common
 equivalent shares
outstanding.................         21,445               236,894              267,249
                                     ------               -------              -------
                                     ------               -------              -------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                       87

                               CUC INTERNATIONAL
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                                    YEAR ENDED
                                                           ----------------------------
                                                            JANUARY 31,                     PRO FORMA      YEAR ENDED
                                                               1996        DECEMBER 31,        CUC        DECEMBER 31,
                                                                CUC            1995       INTERNATIONAL       1995
                                                           INTERNATIONAL      IDEON         AND IDEON       DAVIDSON
                                                           -------------   ------------   -------------   ------------
REVENUES
Membership and service fees and other revenues...........   $ 1,414,964      $228,278      $ 1,643,242      $147,226
EXPENSE (INCOME)
 Operating...............................................       379,919        45,394          425,313        72,527
 Marketing...............................................       556,920       135,469          692,389        17,158
 General and administrative..............................       212,648        33,318          245,966        16,813
 Software research and development.......................                                                     19,745
 Costs related to products abandoned and restructuring...                      97,029           97,029
 Interest income, net....................................          (866)       (5,690)          (6,556)         (819)
                                                           -------------       ------     -------------       ------
Total expenses...........................................     1,148,621       305,520        1,454,141       125,424
                                                           -------------       ------     -------------       ------
Income (loss) before income taxes........................       266,343       (77,242)         189,101        21,802
Provision (benefit) for income taxes.....................       102,969       (27,801)          75,168         8,225
                                                           -------------       ------     -------------       ------
Net income (loss)........................................   $   163,374      ($49,441)     $   113,933      $ 13,577
                                                           -------------       ------     -------------       ------
                                                           -------------       ------     -------------       ------
Net income (loss) per common share.......................   $      0.84      ($  1.73)     $      0.55      $   0.38
                                                           -------------       ------     -------------       ------
                                                           -------------       ------     -------------       ------
Weighted average number of common and dilutive common
equivalent shares outstanding............................       194,666        28,500          208,754        35,768
                                                           -------------       ------     -------------       ------
                                                           -------------       ------     -------------       ------

                                                                                                              PRO FORMA

                                                             PRO FORMA                       PRO FORMA           CUC

                                                                CUC          YEAR ENDED         CUC         INTERNATIONAL,

                                                           INTERNATIONAL,   DECEMBER 31,   INTERNATIONAL,       IDEON,

                                                             IDEON AND          1995         IDEON AND         DAVIDSON

                                                              DAVIDSON         SIERRA          SIERRA         AND SIERRA

                                                           --------------   ------------   --------------   --------------

REVENUES
Membership and service fees and other revenues...........    $1,790,468       $144,764       $1,788,006       $1,935,232

EXPENSE (INCOME)
 Operating...............................................       497,840         42,765          468,078          540,605

 Marketing...............................................       709,547         27,893          720,282          737,440

 General and administrative..............................       262,779         18,849          264,815          281,628

 Software research and development.......................        19,745         33,158           33,158           52,903

 Costs related to products abandoned and restructuring...        97,029                          97,029           97,029

 Interest income, net....................................        (7,375)        (2,310)          (8,866)          (9,685)

                                                                -------         ------          -------          -------

Total expenses...........................................     1,579,565        120,355        1,574,496        1,699,920

                                                                -------         ------          -------          -------

Income (loss) before income taxes........................       210,903         24,409          213,510          235,312

Provision (benefit) for income taxes.....................        83,393          6,944           82,112           90,337

                                                                -------         ------          -------          -------

Net income (loss)........................................    $  127,510       $ 17,465       $  131,398       $  144,975

                                                                -------         ------          -------          -------

                                                                -------         ------          -------          -------

Net income (loss) per common share.......................    $     0.53       $   0.85       $     0.56       $     0.55

                                                                -------         ------          -------          -------

                                                                -------         ------          -------          -------

Weighted average number of common and dilutive common
equivalent shares outstanding............................       239,156         20,540          233,915          264,318
                                                                -------         ------          -------          -------
                                                                -------         ------          -------          -------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               CUC INTERNATIONAL
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                YEAR ENDED
                                   ------------------------------------       PRO FORMA          YEAR ENDED           PRO FORMA
                                   JANUARY 31, 1995    OCTOBER 31, 1994   CUC INTERNATIONAL   DECEMBER 31, 1994   CUC INTERNATIONAL,
                                   CUC INTERNATIONAL        IDEON           AND IDEON(D)          DAVIDSON        IDEON AND DAVIDSON
                                   -----------------   ----------------   -----------------   -----------------   ------------------
REVENUES
Membership and service fees and
 other revenues..................     $ 1,182,896          $180,665          $ 1,363,561           $93,171            $1,456,732
EXPENSE (INCOME)
 Operating.......................         320,773            34,033              354,806            44,262               399,068
 Marketing.......................         479,590           106,503              586,093            12,375               598,468
 General and administrative......         180,166            16,451              196,617            10,766               207,383
 Software research and
development......................                                                                   14,369                14,369
 Gain on sale of ImagiNation
Network, net.....................
 Costs related to products
   abandoned and restructuring...                             7,900                7,900                                   7,900
 Interest (income) expense,
net..............................             582            (8,421)              (7,839)             (691)               (8,530)
                                         --------           -------             --------            ------              --------
Total expenses...................         981,111           156,466            1,137,577            81,081             1,218,658
                                         --------           -------             --------            ------              --------
Income before income taxes.......         201,785            24,199              225,984            12,090               238,074
Provision for income taxes.......          77,219             6,178               83,397             5,612                89,009
                                         --------           -------             --------            ------              --------
Income before cumulative effect
 of accounting change for income
taxes............................         124,566            18,021              142,587             6,478               149,065
Cumulative effect of accounting
 change for income taxes.........                             2,000                2,000                                   2,000
                                         --------           -------             --------            ------              --------
Net income.......................     $   124,566          $ 20,021          $   144,587           $ 6,478            $  151,065
                                         --------           -------             --------            ------              --------
                                         --------           -------             --------            ------              --------
Income before cumulative effect
 of accounting change............     $      0.66          $   0.63          $      0.70           $  0.19            $     0.64
Cumulative effect of accounting
change...........................                              0.07                 0.01                                    0.01
                                         --------           -------             --------            ------              --------
Net income per common share......     $      0.66          $   0.70          $      0.71           $  0.19            $     0.65
                                         --------           -------             --------            ------              --------
                                         --------           -------             --------            ------              --------
Weighted average number of common
 and dilutive common equivalent
 shares outstanding..............         189,219            28,411              203,263            34,986               233,001
                                         --------           -------             --------            ------              --------
                                         --------           -------             --------            ------              --------

                                                                             PRO FORMA
                                     YEAR ENDED         PRO FORMA        CUC INTERNATIONAL,
                                   MARCH 31, 1995   CUC INTERNATIONAL,    IDEON, DAVIDSON
                                       SIERRA        IDEON AND SIERRA        AND SIERRA
                                   --------------   ------------------   ------------------
REVENUES
Membership and service fees and
 other revenues..................     $ 97,879          $1,461,440           $1,554,611
EXPENSE (INCOME)
 Operating.......................       38,722             393,528              437,790
 Marketing.......................       19,862             605,955              618,330
 General and administrative......       15,627             212,244              223,010
 Software research and
development......................       21,967              21,967               36,336
 Gain on sale of ImagiNation
Network, net.....................      (17,749)            (17,749)             (17,749)
 Costs related to products
   abandoned and restructuring...                            7,900                7,900
 Interest (income) expense,
net..............................          593              (7,246)              (7,937)
                                        ------            --------             --------
Total expenses...................       79,022           1,216,599            1,297,680
                                        ------            --------             --------
Income before income taxes.......       18,857             244,841              256,931
Provision for income taxes.......        5,865              89,262               94,874
                                        ------            --------             --------
Income before cumulative effect
 of accounting change for income
taxes............................       12,992             155,579              162,057
Cumulative effect of accounting
 change for income taxes.........                            2,000                2,000
                                        ------            --------             --------
Net income.......................     $ 12,992          $  157,579           $  164,057
                                        ------            --------             --------
                                        ------            --------             --------
Income before cumulative effect
 of accounting change............     $   0.70          $     0.69           $     0.63
Cumulative effect of accounting
change...........................                             0.01                 0.01
                                        ------            --------             --------
Net income per common share......     $   0.70          $     0.70           $     0.64
                                        ------            --------             --------
                                        ------            --------             --------
Weighted average number of common
 and dilutive common equivalent
 shares outstanding..............       18,513             225,941              255,679
                                        ------            --------             --------
                                        ------            --------             --------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                               CUC INTERNATIONAL
           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  (IN THOUSANDS, EXCEPT PER COMMON SHARE DATA)

                                                YEAR ENDED
                                   ------------------------------------       PRO FORMA          YEAR ENDED           PRO FORMA
                                   JANUARY 31, 1994    OCTOBER 31, 1993   CUC INTERNATIONAL   DECEMBER 31, 1993   CUC INTERNATIONAL,
                                   CUC INTERNATIONAL        IDEON             AND IDEON           DAVIDSON        IDEON AND DAVIDSON
                                   -----------------   ----------------   -----------------   -----------------   ------------------
REVENUES
Membership and service fees and
 other revenues..................      $ 984,801           $158,390          $ 1,143,191           $62,372            $1,205,563
EXPENSES
 Operating.......................        267,772             16,891              284,663            29,385               314,048
 Marketing.......................        394,505             95,248              489,753             8,443               498,196
 General and administrative......        162,231             12,542              174,773            10,299               185,072
 Software research and
development......................                                                                    3,547                 3,547
 Interest (income) expense,
net..............................          7,035             (8,736)              (1,701)             (469)               (2,170)
 Equity in loss from ImagiNation
Network..........................
                                         -------            -------             --------            ------              --------
Total expenses...................        831,543            115,945              947,488            51,205               998,693
                                         -------            -------             --------            ------              --------
Income (loss) before income
taxes............................        153,258             42,445              195,703            11,167               206,870
Provision (benefit) for income
taxes............................         59,107             10,968               70,075             4,218                74,293
                                         -------            -------             --------            ------              --------
Net income (loss)................      $  94,151           $ 31,477          $   125,628           $ 6,949            $  132,577
                                         -------            -------             --------            ------              --------
                                         -------            -------             --------            ------              --------
Net income (loss) per common
share............................      $    0.51           $   1.10          $      0.64           $  0.21            $     0.59
                                         -------            -------             --------            ------              --------
                                         -------            -------             --------            ------              --------
Weighted average number of common
 and dilutive common equivalent
 shares outstanding..............        183,113             28,572              197,236            33,599               225,795
                                         -------            -------             --------            ------              --------
                                         -------            -------             --------            ------              --------

                                                                             PRO FORMA
                                     YEAR ENDED         PRO FORMA        CUC INTERNATIONAL,
                                   MARCH 31, 1994   CUC INTERNATIONAL,    IDEON, DAVIDSON
                                       SIERRA        IDEON AND SIERRA        AND SIERRA
                                   --------------   ------------------   ------------------
REVENUES
Membership and service fees and
 other revenues..................     $ 73,101          $1,216,292           $1,278,664
EXPENSES
 Operating.......................       32,442             317,105              346,490
 Marketing.......................       16,438             506,191              514,634
 General and administrative......        9,969             184,742              195,041
 Software research and
development......................       18,788              18,788               22,335
 Interest (income) expense,
net..............................       (1,051)             (2,752)              (3,221)
 Equity in loss from ImagiNation
Network..........................        5,066               5,066                5,066
                                        ------            --------             --------
Total expenses...................       81,652           1,029,140            1,080,345
                                        ------            --------             --------
Income (loss) before income
taxes............................       (8,551)            187,152              198,319
Provision (benefit) for income
taxes............................         (679)             69,396               73,614
                                        ------            --------             --------
Net income (loss)................     $ (7,872)         $  117,756           $  124,705
                                        ------            --------             --------
                                        ------            --------             --------
Net income (loss) per common
share............................     $  (0.46)         $     0.54           $     0.51
                                        ------            --------             --------
                                        ------            --------             --------
Weighted average number of common
 and dilutive common equivalent
 shares outstanding..............       17,143             218,236              246,795
                                        ------            --------             --------
                                        ------            --------             --------

    SEE NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL STATEMENTS

    (A) In the Merger, each outstanding share of Company Common Stock (other than shares held by the Company as treasury stock or by any Subsidiary of the Company or owned by CUC International, Merger Sub or by any other Subsidiary of CUC International) will be converted into the right to receive that number of shares of CUC International Common Stock equal to the quotient obtained by dividing (x) $13.50 by (y) the Average Stock Price, provided that if the Average Stock Price is $22.00 or less the Conversion Number will be 0.6136, and if the Average Stock Price is $36.00 or more the Conversion Number will be 0.3750. The unaudited pro forma condensed combined financial statements assume that all 27,981,831 shares of Company Common Stock outstanding at March 31, 1996 will be converted at the Effective Time in the Merger into approximately 13.8 million shares of CUC International Common Stock based on the Conversion Number which is assumed to be 0.4943 (i.e., the average of the minimum Conversion Number of 0.3750 (applicable if the Average Stock Price is $36.00 or more) and the maximum Conversion Number of 0.6136 (applicable if the Average Stock Price is $22.00 or less)). The effect of this transaction, accounted for in accordance with the pooling-of-interests method, was to increase stated capital in respect of CUC International Common Stock by approximately $138,000 and to decrease CUC International's additional paid-in capital by approximately $16.6 million and to eliminate Company Common Stock and Company treasury stock.

    (B) In the Davidson Merger, each outstanding share of Davidson Common Stock (other than shares held by CUC International, SAC or any other Subsidiary of CUC International or by any subsidiary of Davidson, or shares to which dissenters' rights are granted and properly exercised under applicable California law) will be converted into the right to receive 0.85 of one share of CUC International Common Stock (the "Davidson Exchange Ratio"). The unaudited pro forma condensed combined financial statements assume that all 35,233,463 shares of Davidson Common Stock outstanding at March 31, 1996 will be converted at the Davidson Effective Time in the Davidson Merger into approximately 29.9 million shares of CUC International Common Stock based on the Davidson Exchange Ratio. The effect of this transaction, accounted for in accordance with the pooling-of-interests method, was to increase stated capital in respect of CUC International Common Stock by approximately $299,000 and to increase CUC International's additional paid-in capital by approximately $35.6 million, and to eliminate Davidson Common Stock.

    (C) In the Sierra Merger, each share of Sierra Common Stock (other than shares held by CUC International, LAC or any other Subsidiary of CUC International or by any Subsidiary of Sierra) will be converted into the right to receive 1.225 shares of CUC International Common Stock (the "Sierra Exchange Ratio"). The unaudited pro forma condensed combined financial statements assume that all 20,428,217 shares of Sierra Common Stock outstanding at March 31, 1996 will be converted at the Sierra Effective Time into approximately 25.0 million shares of CUC International Common Stock in accordance with the Sierra Exchange Ratio of 1.225. The effect of this transaction, accounted for in accordance with the pooling-of-interests method, was to increase stated capital in respect of CUC International Common Stock by approximately $250,000 and to increase CUC International's additional paid-in capital by approximately $92.0 million and to eliminate the Sierra Common Stock and Sierra's treasury stock.

    (D) The pro forma information is based on the historical financial statements of CUC International, the Company, Davidson and Sierra contained in the CUC 10-K and the CUC 10-Q, the Company 10-K and the Company 10-Q, the Davidson 10-K and the Davidson 10-Q, and the Sierra 10-Q, and the Sierra Press Release, respectively. Effective January 1, 1995, the Company changed its fiscal year end from October 31 to December 31. The Company's results of operations for the Transition Period have been excluded from the unaudited pro forma condensed combined statements of income. The Company's revenues and net loss for the Transition Period were $34.7 million and $(49.9) million, respectively. Sierra's total revenues of $22.2 million and net income of $0.7 million for the three months ended March 31, 1995 are included in Sierra's historical statements of income for the years ended December 31, 1995 and March 31, 1995 and are therefore included in the fiscal 1996 and 1995 pro forma results of operations.

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    (E) Income per common share from continuing operations has been computed based upon the combined weighted averaged number of common and dilutive common equivalent outstanding shares of CUC International Common Stock, Company Common Stock, Davidson Common Stock and Sierra Common Stock for each period. Historical weighted average common and dilutive common equivalent outstanding shares of Company Common Stock, Davidson Common Stock and Sierra Common Stock for each period have been adjusted to reflect the Conversion Number in respect of the Merger, the Davidson Exchange Ratio and the Sierra Exchange Ratio, respectively. In addition, the weighted average number of common and dilutive common equivalent outstanding shares have been adjusted for, and give effect to, in the case of CUC International, the 3:2 split of the CUC International Common Stock effected on June 30, 1995, in the case of Davidson, the 2:1 split of Davidson Common Stock effected on August 23, 1995 and in the case of Sierra, the 2:1 split of the Sierra Common Stock effected on February 17, 1995.

    (F) The unaudited pro forma condensed combined balance sheet includes integration and transaction costs associated with the Merger as well as costs relating to certain outstanding litigation matters, previously discussed in the Company's public filings, giving consideration to CUC International's intended approach to these matters subsequent to the Merger, which are estimated by CUC International management to approximate $125.0 million ($80.0 million after-tax effect). Most of the reserve is related to these outstanding litigation matters. In determining such portion, CUC International estimated the cost of settling these litigation matters. In estimating such cost, CUC International considered potential liabilities relating to these matters and the estimated cost of prosecuting and defending them (including out-of-pocket costs, such as attorneys' fees, and the cost to CUC International of having its management involved in numerous complex litigation matters). CUC International is unable at this time to determine the estimated timing of the future outflows with respect to this accrued liability. Although CUC International has attempted to estimate the amounts that will be required to settle these litigation matters, there can be no assurance that the actual aggregate amount of such settlements will not exceed the amount of the reserve accrued. The reserve for these matters will be expensed in the combined income statement subsequent to the closing of the Merger, and any subsequent payments related to these matters will reduce the amount of the reserve. CUC International considered all of these litigation-related costs and liabilities, as well as integration and transaction costs, in determining the Conversion Number.

    In determining the amount of the reserve related to CUC International's proposed integration and consolidation efforts, CUC International estimated the significant severance costs to be accrued upon the consummation of the Merger and costs relating to the expected obligations for certain third-party contracts (e.g., existing leases and vendor agreements) to which the Company is a party and which are neither terminable at will nor automatically terminated upon a change-in-control of the Company. CUC International expects to incur significant integration costs because the Company's credit card registration and enhancement services are substantially similar to CUC International's credit card registration and enhancement services. All of the business activities related to these operations currently performed by the Company's Jacksonville, Florida office will be transferred to CUC International's Comp-U-Card Division in Stamford, Connecticut promptly after the consummation of the Merger. CUC also expects that there will be additional consolidation affecting other parts of the Company's business that are substantially the same as CUC International's existing businesses. CUC International does not expect any loss in revenue as a result of these integration and consolidation efforts.

    The unaudited pro forma condensed combined statements of income do not include integration and transaction costs associated with the Merger as well as costs relating to certain outstanding litigation matters previously discussed in the Company's public filings, giving consideration to CUC International's intended approach to these matters, subsequent to the completion of the Merger and costs and expenses associated with the Davidson Merger and the Sierra Merger which are expected to approximate $25.0 million in the aggregate.

    (G) Reclassification to conform Ideon's deferred membership acquisition costs and deferred membership income to CUC International's presentation.

    (H) To reflect Davidson's pending acquisition of a warehouse facility. The pro forma effect on the results of operations has been excluded as the amounts involved are not significant to Davidson's and the pro forma combined results of operations.

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          PRO FORMA MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

    Pro forma combined operating revenues for the three-month period ended April 30, 1996 are $460.0 million, which includes the Company's operations for the three-month period ended March 31, 1996. The largest contributing factor to revenue growth is the continual rapid growth of CUC International's membership base. Pro forma earnings per common share for the three-month period ended April 30, 1996 are $0.26 which includes the Company's operations for the three-month period ended March 31, 1996. CUC International believes that future results of operations will not be materially affected by the Merger.

    CUC International's operations have been funded principally with cash flow from operations, while acquisitions have also been funded through the issuance of CUC International Common Stock. Furthermore, after the consummation of the Merger, cash flow from operations and existing CUC International credit facilities is expected to be sufficient to achieve CUC International's current and long-term objectives. CUC International believes that its liquidity has not been adversely affected by any acquisitions it has made to date and that CUC International's liquidity will not be adversely affected by the Merger.

    The acquisitions of Sierra and Davidson will enable CUC International to offer educational and entertainment software to various portions of CUC International's 48 million member database. Both Sierra and Davidson have extensive distribution channels (including computer and electronic superstores, software specialty shops, mass merchants and, in the case of Davidson, schools). These companies also have recurring revenue streams due to their widely known software titles. CUC International's acquisition of the Company will strengthen CUC International's core membership services business, primarily by adding over 13 million credit card enhancement members.

    CUC International management believes that the risks associated with its acquisition of Sierra and Davidson will not be material primarily because no individual software title revenue represents more than 1% of the combined consolidated pro forma revenues of CUC International, Sierra and Davidson. Both Sierra's and Davidson's revenues are subject to a degree of seasonality. However, CUC International believes that such seasonality will not have any material impact on its future combined results of operations.

    CUC International management also believes that the risks associated with its acquisition of the Company will not be material, since the Company's core business generates a recurring revenue stream and CUC International believes that it will be able to reduce costs by consolidating certain administrative, back-end and marketing functions.

    The Company is involved in prosecuting or defending several complex lawsuits. The majority of these involve a former Chairman of the Board and Executive Management Consultant to SafeCard. SafeCard is the Company's largest operating Subsidiary and, prior to the Company's 1995 reorganization, was the public company through which (directly or indirectly) the Company's credit card registration and other businesses were conducted. CUC International intends to reserve for the outstanding litigation matters which have been previously discussed in the Company's public filings, after giving consideration to CUC International's intended approach to these matters, as well as certain integration and transactions costs associated with the Merger.

    The most recent "Management's Discussion and Analysis of Financial Condition and Results of Operations" for CUC International, the Company, Davidson and Sierra as of the date of this Proxy Statement/Prospectus appear in the CUC 10-Q, the Company 10-Q, the Davidson 10-Q and the Sierra 10-Q respectively.

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                       COMPARISON OF SHAREHOLDERS RIGHTS

    At the Effective Time, holders of Company Common Stock (other than shares of Company Common Stock held in the treasury of the Company or by any Subsidiary of the Company or shares of Company Common Stock owned by CUC International, Merger Sub or any other Subsidiary of CUC International) immediately prior to such time will become holders of CUC International Common Stock. The following summary compares the material differences between the rights of holders of shares of CUC International Common Stock and the rights of holders of shares of Company Common Stock. The summary does not purport to be a complete statement of the rights of holders of shares of CUC International Common Stock and shares of Company Common Stock under, and is qualified in its entirety by reference to, the Amended and Restated Articles of Incorporation (the "CUC International Charter") and By-laws (the "CUC International By-laws") of CUC International and the Company Charter and the Company By-laws.

DIRECTORS

    NUMBER. The CUC International By-laws provides that the Board of Directors of CUC International cannot be fixed at less than three members. The CUC International Charter further provides that amendment of the foregoing provision requires the affirmative vote of the holders of 80% or more of the outstanding voting stock. The Company By-laws provide that the Board of Directors of the Company cannot be fixed at less than five nor more than eleven members and provides that the number of directors shall be determined solely by resolution of the Board of Directors. The Company By-laws further provide that the amendment, alteration or repeal of the foregoing provisions requires the affirmative vote of at least 75% of the outstanding voting stock.

    CLASSIFIED BOARD. The CUC International By-laws and the Company By-laws each provide for a classified Board of Directors. The Company By-laws further provide that the amendment, alteration or repeal of the classified Board of Directors provision requires the affirmative vote of at least 75% of the outstanding voting stock.

    REMOVAL OF DIRECTORS. The CUC International Charter and the CUC International By-laws provide that any and all directors may be removed, with or without cause, by the affirmative vote of holders of at least 80% of the combined voting power of the outstanding shares of stock entitled to vote for the election of directors. The Company Charter provides that any director may be removed, with or without cause, only upon the affirmative vote of 75% of the outstanding voting stock. The Company Charter further provides that the amendment, alteration or repeal of the foregoing provision requires the approval of 75% of the outstanding voting stock.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS. The CUC International By-laws provide that CUC International shall indemnify to the fullest extent permitted by, and in the manner permissible under, the DGCL any person made, or threatened to be made, a party to any action or proceeding, whether criminal, civil, administrative or investigative. See "The Merger--Interests of Certain Persons in the Merger" and "The Merger--Indemnification of Directors and Officers."

    The Company Charter provides the Company shall, to the full extent permitted by applicable law, indemnify all persons whom it may indemnify pursuant thereto. The Company By-laws provide that the Company shall indemnify in accordance with and to the fullest extent authorized by the DGCL, each person who is or was a director or officer of the Company and each person who serves or may have served at the Company's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company By-laws and the Company Charter further provide that each person who is or was an employee or agent of the Company, and each person who serves or may have served, at the request of the Company, as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, may be similarly indemnified at the discretion of the Company's Board of Directors.

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AMENDMENTS TO THE CHARTERS

    The CUC International Charter requires the approval of the holders of at least 80% of the outstanding shares of stock entitled to vote to amend provisions of the CUC International Charter relating to the following: (i) the number, election, term and nomination of directors and newly created directorships, vacancies in directorships and removal of directors; (ii) certain business combinations; (iii) amendment of certain provisions of the CUC International By-laws dealing with shareholder meetings and directors; and (iv) shareholder action without a meeting. All other amendments to the CUC International Charter must be approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

    The Company Charter requires the approval of holders of 75% of the outstanding voting stock entitled to vote thereon in order to amend, alter or repeal the provision of the Company Charter relating to the removal of directors. All other amendments or alterations to the Company Charter must be approved by the affirmative vote of a majority of the outstanding shares entitled to vote thereon.

AMENDMENTS TO THE BY-LAWS

    Amendments to certain provisions of the CUC International By-laws relating to shareholder meetings and directors must be approved by at least 80% of the shares of outstanding stock entitled to vote thereon. Amendments, alterations or a repeal of certain provisions of the Company By-laws with respect to the power of the Board of Directors to determine the number of directors and with respect to the classified Board of Directors each must be approved by the holders of at least 75% of the outstanding shares of capital stock entitled to vote for the election of directors. All other amendments or other alterations to the Company By-laws must be approved by either (i) the affirmative vote of holders of two-thirds of the capital stock entitled to vote thereon, or (ii) the affirmative vote of a majority of the Board of Directors.

QUORUM

    The CUC International By-laws provide that a quorum for the purpose of a meeting of the holders of CUC International Common Stock shall consist of not less than one-third of the issued and outstanding shares of stock of CUC International. The Company By-laws provide that holders of a majority of the stock issued and outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of shareholders.

VOTE REQUIRED FOR MERGER AND CERTAIN OTHER TRANSACTIONS

    Under the DGCL, the CUC International Charter and the Company Charter, an agreement of merger, sale, lease or exchange of all or substantially all of CUC International's or the Company's assets must be approved by such corporation's Board of Directors and then adopted by the holders of a majority of the voting power of the outstanding shares of stock of such corporation entitled to vote thereon.

BUSINESS COMBINATIONS FOLLOWING A CHANGE OF CONTROL

    The CUC International Charter includes what generally is referred to as a "fair price provision," which requires the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, to approve certain business combinations (including certain mergers, recapitalizations, and the issuance or transfer of securities of CUC International or a subsidiary having an aggregate fair market value of $10 million or more) involving CUC International or a subsidiary and an owner of 5% or more of the outstanding shares of capital stock entitled to vote generally in the election of directors, unless either (i) such business combination is approved by a majority of disinterested directors, or (ii) the shareholders receive a "fair price" for their holdings and certain other procedural requirements are met.

    The Company Charter does not contain a "fair price provision."

    Section 203 of the DGCL prohibits certain transactions between a Delaware corporation, the shares of which are listed on a national securities exchange, and an "interested shareholder," unless the certificate of incorporation of the corporation contains a provision expressly electing not to be governed by
Section 203. Neither the Company Charter nor the CUC International Charter contains such a provision.

CUMULATIVE VOTING

    Under the DGCL, shareholders are not entitled to cumulative voting in the election of directors unless specifically provided for in the certificate of incorporation. Neither the Company Charter nor the CUC International Charter contains such a provision.

SPECIAL MEETINGS OF SHAREHOLDERS; ACTION BY CONSENT

    The CUC International Charter and the CUC International By-laws provide that special meetings of shareholders may be called only by the Chairman of the Board, the President or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. The Company By-laws provide that special meetings of shareholders may be called by the Chairman, and shall be called by the President or Secretary at the written request of a majority of the Board of Directors stating the purpose or purposes of the proposed meeting.

    The CUC International Charter provides that any action taken by shareholders must be effected at an annual or special meeting and may not be effected by written consent in lieu of a meeting. The Company By-laws provide that whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the notice, meeting and vote of shareholders may be dispensed with if all shareholders who would have been entitled to vote upon the action if such meeting were held consent in writing to such corporate action being taken.

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                                  PROPOSAL II
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    The Company's Board of Directors currently consists of six members, five of whom are non-employee directors. The Company's Board of Directors is divided into three classes, as nearly equal in number as possible. Three directors of the Company are to be elected at the Meeting, two directors to hold office until the earliest of the 1999 Annual Meeting of Shareholders, the consummation of the Merger, or their respective successors are duly elected or appointed and qualified, and one director to hold office until the earliest of the 1998 Annual Meeting of Shareholders, the consummation of the Merger, or such director's successor is duly elected or appointed and qualified.

    John Ellis Bush resigned as a director effective April 26, 1996. Mr. Bush's term had been scheduled to expire at the 1998 Annual Meeting of Shareholders. As a result of Mr. Bush's resignation, the Company's Board of Directors has nominated Adam W. Herbert, Jr. as a director to serve until the earliest of the 1998 Annual Meeting of Shareholders, the consummation of the Merger, or until his successor is duly elected or appointed and qualified.

    Unless authority to vote is withheld, the persons specified in the enclosed proxy intend to vote for Thomas F. Petway, III, Eugene Miller, and Adam W. Herbert, Jr. (the "Nominees") as directors, all of whom have consented to being named in this Proxy Statement/Prospectus and to serve if elected. Although management knows of no reason why any Nominee would be unable to serve, the persons designated as proxies reserve full discretion to vote for another person in the event any Nominee is unable to serve.

    If the shareholders approve and adopt the Merger Agreement at the Meeting and the Merger is subsequently consummated, at the Effective Time and until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub will be the directors of the Company.

    The following information is provided with respect to the Nominees for directorships. Italicized wording indicates principal occupation.

Terms expiring at the 1999 Annual Meeting (unless sooner terminated as described above):

    EUGENE MILLER, director since 1993, age 70, Chairman of the Board of Directors of the Company and Chief Executive Officer, February 1996 to present; Professor and Assistant to the Dean at the College of Business of Florida Atlantic University, 1991 to present; Vice Chairman and Chief Financial Officer, USG Corporation (formerly known as United States Gypsum Company), 1987 to 1991; Director, MFRI, Incorporated, a manufacturer of filter bags, and a private corporation.

    THOMAS F. PETWAY, III, director since 1994, age 55, Chairman and Chief Executive Officer, Home Builders Insurance Services, Inc., a national marketing and administrative services company specializing in services and insurance programs for residential contractors, 1977 to present; Principal, Network Realty Associates, a real estate agency operating under the name Prudential Network Realty and a member of Prudential Real Estate Affiliates, Inc., 1988 to present.

Term expiring at the 1998 Annual Meeting (unless sooner terminated as described above):

    ADAM W. HERBERT, JR., Ph.D., director since January 1995, age 52, President, University of North Florida, 1989 to present; Director, Barnett Bank of Jacksonville, N.A., a subsidiary of Barnett Banks, Inc., and Baptist Medical Center (Jacksonville, Florida), a not-for-profit acute care hospital.

    The following information is provided with respect to directors who are not
Nominees:

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Term expiring at the 1998 Annual Meeting (unless sooner terminated as described above):

    ROBERT L. DILENSCHNEIDER, director since 1991, age 52, Chief Executive Officer and majority owner of The Dilenschneider Group, Inc., a public relations firm, 1991 to present; Hill & Knowlton, an international public relations firm, 1967 to 1991 (Chief Executive Officer, 1986 to 1991).

Terms expiring at the 1997 Annual Meeting (unless sooner terminated as described above):

    WILLIAM T. BACON, JR., director since 1978, age 73, Associate, The Chicago Corporation, an investment banking firm, November 1994 to present; Associate, Bacon, Whipple, a division of Stifel, Nicolaus & Co., an investment banking firm, 1983 to 1994; managing partner of Bacon, Whipple & Co., prior to 1983; Director, Walbro Corporation, a manufacturer of small engine carburetors and automobile fuel systems.

    MARSHALL L. BURMAN, director since 1993, age 66, Of counsel, Wildman, Harrold, Allen & Dixon, a Chicago, Illinois law firm, 1992 to present; Chairman, Illinois State Board of Investment, a co-mingled investment fund whose beneficiaries are Illinois state employees (Chairman since 1985, Board member since 1979); Partner, Avery, Hodes, Costello & Burman, a Chicago, Illinois law firm, prior to 1992; Director, CFI Industries, Inc., a manufacturer of thermo-plastic packaging.

    THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THOMAS F. PETWAY, III, EUGENE MILLER, AND ADAM W. HERBERT, JR., AS DIRECTORS.

    Directors will be elected by a plurality of the shares of Company Common Stock present in person or by proxy entitled to vote on the election of directors.

                           GOVERNANCE OF THE COMPANY

    In 1994, the Company changed its fiscal year-end from October 31 to December
31. During the Transition Period, the Company's Board of Directors met one time in person. During calendar year 1995, the Company's Board of Directors met sixteen times in person or by telephone. Each of the directors attended more than 75 percent of the meetings of the Company's Board of Directors and of the Board committees on which the director served in 1995 and the Transition Period (in each case during the periods he served).

    AUDIT COMMITTEE. The current members of the Audit Committee are Robert L. Dilenschneider, Adam W. Herbert, Jr. and Thomas F. Petway, III, all of whom are non-employee directors.

    The Audit Committee represents the Company's Board of Directors in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company and its Subsidiaries. The Audit Committee has general responsibility for reviewing with management the financial controls, accounting, audit and reporting activities of the Company and its Subsidiaries. The Audit Committee annually reviews the qualifications and objectivity of the Company's independent accountants, makes recommendations to the Company's Board of Directors as to their selection, evaluates the scope, fees and results of their audit, reviews their non-audit services and related fees, and examines their management comment letters. The Audit Committee met four times in 1995 and one time during the Transition Period.

    COMPENSATION COMMITTEE. The current members of the Compensation Committee are William T. Bacon, Jr., Marshall L. Burman and Adam W. Herbert, Jr., all of whom are non-employee directors.

    The Compensation Committee oversees executive compensation plans for officers and key employees, approves standards for setting compensation levels for Company executives and grants the specific awards made under the Company's management incentive compensation plans. The Compensation

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Committee also approves the compensation of certain employees above specified levels, grants options and restricted stock under the 1994 Long Term Stock-Based Incentive Plan (the "1994 Plan"), and makes recommendations to the Company's Board of Directors for approval as required. The Compensation Committee met seven times in 1995 and one time during the Transition Period.

    NOMINATING COMMITTEE. The current members of the Nominating Committee are Marshall L. Burman, and Thomas F. Petway, III, both non-employee directors, and Eugene Miller.

    The Nominating Committee's responsibilities include recommending to the Company's Board of Directors the individuals to fill vacancies on the Company's Board of Directors, considering issues of composition and organization of the Board, and developing candidate specifications for Board membership. The Nominating Committee will consider nominees recommended by shareholders if such nominations are made in compliance with Article II, Section 13 of the Company By-laws. The Nominating Committee did not meet in 1995 or the Transition Period.

    The Company's Board of Directors has formed other committees from time to time including the Litigation Defense Committee (formed April 28, 1995), the Executive Committee (formed February 14, 1996) and the Strategic Direction Committee (formed January 19, 1996).

                     DIRECTORS' FEES AND OTHER COMPENSATION

    FEES. Directors who are not employees of the Company receive a quarterly retainer of $12,500. Effective as of October 1, 1995, the Company's Board of Directors reduced its retainer to $6,250 per quarter until the Company reported two consecutive quarters of profitability. As the Company has reported profits in the fourth quarter of 1995 and the first quarter of 1996, the directors quarterly retainer has been returned to $12,500. Each chairman of a committee receives an additional retainer of $1,500 per annum. No separate retainer is paid for membership on committees. Directors receive separate fees for attendance at meetings of the Board and Board committees which are $2,000 for in person meetings and $500 for telephonic meetings. Fees are paid for only one meeting on any one date, regardless of how many meetings may be held on that date. Directors who are employees of the Company receive no fees for service on the Board of Directors or Board committees or for attendance at meetings. Directors are reimbursed for their customary and usual expenses incurred in attending Board, Board committee and shareholder meetings, including those for travel, food and lodging. A director's deferral plan allows such director to defer all or part of his retainer and fees to an account which accrues interest until the later of such director's termination of service to the Company or upon reaching age 65.

    To recognize the time and effort required of members of the Strategic Direction Committee, in February 1996, the Company's Board of Directors approved an additional retainer of $12,500 for the members of that committee (Messrs. Burman and Petway) and $25,000 for that committee's chairman (Mr. Miller).

    For his services as Chairman and Chief Executive Officer of the Company, Mr. Miller is receiving a monthly salary of $40,000. He is not eligible for an annual bonus, to receive any severance pay or to be paid director's retainer and meeting fees while serving as an officer of the Company.

    STOCK OPTION PLAN FOR DIRECTORS. Under the plan for directors adopted by the shareholders at the 1995 Annual Meeting of Shareholders (the "Directors Stock Plan"), non-employee directors are automatically granted an option to purchase 15,000 shares of Company Common Stock upon their initial election or appointment to the Company's Board of Directors. The Directors Stock Plan also allows directors to elect to receive their retainer and/or meeting fees in the form of Company Common Stock.

    STOCK OWNERSHIP REQUIREMENT. To insure that directors have a substantial personal stake in the Company, in January 1995 the Company's Board of Directors adopted a requirement that directors joining the Board after 1994 must own 1,000 shares of Company Common Stock or elect to receive their

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retainer and meeting fees in the form of Company Common Stock until 1,000 shares of Company Common Stock have been purchased.

    DIRECTORS' RETIREMENT PLAN. In 1991, the Company adopted an unfunded retirement plan that provides annual retirement benefits to non-employee directors who have served on the Company's Board of Directors for five or more years, are at least sixty-five years of age and were not employees of the Company. Prior to its amendment in January 1995, the retirement benefit was a life annuity equal to the annual retainer paid to non-employee directors at the time of retirement, or as subsequently modified, whichever was higher. In January 1995, the Company's Board of Directors voted to limit the annual retirement benefit to one half of the annual retainer paid to non-employee directors at the time of retirement. The Company's Board of Directors also eliminated the life annuity paid to a surviving spouse of a director which had been equal to one-half of the annuity paid to the deceased director. These changes do not apply to the vested and payable benefits of Mr. Bacon. The retirement benefits remain subject to a vesting schedule whereby directors become fifty percent vested in their retirement benefit after five years of service to the Company and vest an additional ten percent for each additional year of service. A director who is not at least sixty-five years of age upon retirement but who is otherwise eligible is entitled to receive the retirement benefits upon reaching sixty-five years of age. In January 1995, the Board also adopted a mandatory retirement age for directors of seventy-five years of age.

    PUBLIC RELATIONS AND INVESTOR RELATIONS CONSULTING. In December 1994, the Company paid the Dilenschneider Group, Inc., a public relations firm of which the majority shareholder is director Robert L. Dilenschneider, $180,000 for market communications and promotion/publicity services to the Company in connection with certain specified projects. See "--Certain Relationships and Related Transactions."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee presents the following report on compensation for the Company's executive officers. Actual compensation during 1995 for the named executives is shown in the Summary Compensation Table and other tables found in "--Executive Compensation."

    The compensation programs for the Company's executive officers are administered by the Compensation Committee of the Company's Board of Directors. In 1995, the Compensation Committee retained its existing executive compensation policies and programs that had been developed with assistance from Hewitt Associates, independent compensation consultants. Such policies and programs are designed to do the following: (i) provide competitive pay systems that support the Company's business strategies and help to attract, retain and motivate the people necessary to achieve these goals; (ii) emphasize variable pay, thereby increasing focus on planning, accountability and pay for performance; and (iii) align management and shareholder interests through incentive programs, including stock options and awards of common stock.

    The three components of individual executive officer compensation are base salary, an annual performance-based incentive bonus and long term stock-based incentive compensation.

    BASE SALARY. Base salary levels are assigned to positions based on job responsibilities, sustained individual performance and periodic review of base salary practices for comparable positions at similar corporations with no specific weighting applied to any of these factors. In 1994, the Company developed salary ranges for its various positions based on twenty four profitable, high growth companies with sales revenues under $1 billion (the "Comparison Companies"). The Committee believed that the Comparison Companies reflected the types of corporations with which the Company competed for executive talent and therefore provided an appropriate basis for determining market rates of pay. Accordingly, the Comparison Companies differ from the peer group used for purposes of the performance graph found in "--Stock Performance Graph." Because the Company has sought to hire executives who perform at or above the 75th percentile, the base salary guidelines generally have been set from 80% to 120% of the 75th percentile of salaries in the Comparison Companies. However, in some cases, salaries outside the base salary guidelines were determined in negotiations to recruit executives for key positions with the Company. For 1995, the Committee decided to emphasize the annual incentive plan as the primary means of compensating employees for performance by limiting salary increases to 4.3%.

    ANNUAL INCENTIVES. Under the Company's Short-Term Incentive Plan developed with the assistance of Hewitt Associates, bonuses for target level performance ranged from 15% of base salary at the manager level to 60% of base salary for the CEO. Bonuses for maximum level performance ranged from 30% of base salary at the manager level to 120% of base salary for the CEO. The target and maximum levels were based on compensation practices of other companies as determined by surveys conducted by Hewitt Associates and, consistent with the Compensation Committee's emphasis on variable pay, were intended to provide higher than average bonus opportunities to the Company's employees.

    At the beginning of 1995, each participant in the Short-Term Incentive Plan prepared individualized goals related to attainment of certain financial targets weighted at 70% and certain individual nonfinancial goals weighted at 30%. The Short-Term Incentive Plan also provided that if the Company's or its Subsidiaries' performance was below the minimum threshold, the Compensation Committee could nonetheless establish a discretionary award pool equal to 15% of the target pool to employees (other than Covered Officers as defined below) who performed exceptionally well despite poor financial performance by the Company or one of its Subsidiaries.

    At the end of 1995, since SafeCard and Wright Express met or exceeded the respective thresholds of financial performance, participants from these business units received bonuses based on a subjective evaluation of individual performance against their previously determined goals. Participants in the Short-Term Incentive Plan employed by National Leisure Group were awarded bonuses based on a subjective evaluation of their performance in accordance with such business unit's past practice. Based on the Company's financial performance, the most senior corporate officers were not awarded a bonus, and other remaining employees of the Company were awarded bonuses from a pool consisting of 15% of the target awards of all employees as of December 31, 1995 who fell into this category of employees. Individual awards to such employees were based on subjective evaluation by the employee's supervisor of the employee's performance, in part, against previously determined objectives followed by review and approval by a committee of senior management.

    LONG TERM COMPENSATION. The long term compensation component embodied in the 1994 Plan is designed to link executive compensation to the market price of Company Common Stock over a multi-year performance period, to align management and stockholder interests, and to enable the Company to attract, motivate and retain experienced and highly qualified personnel. Consistent with these goals, a portion of the options granted to vice presidents and above vest based on hurdle objectives, i.e., specified increases in the market price of Company Common Stock. In addition, no options are exercisable in the first year and options which vest on length of service generally vest in 25% increments over four years provided employment with the Company continues. For further information on the terms and conditions of the options granted to the Company's officers, see the table entitled "Option Grants in Transition Period and Last Fiscal Year" and its footnotes found in "--Executive Compensation."

    During the past fiscal year, the Compensation Committee generally granted a standard amount of stock options to all new managerial employees based on the employee's position with the Company. Factors used to set the standard amounts of stock options included management's perception of (i) the incentive necessary to motivate individuals to join the Company, (ii) the stock-based incentives provided by similarly-situated companies, (iii) the desirability of stock-based incentives to create teamwork and a focus on long-term results, and (iv) the role and impact of the various management levels on achieving key strategic results. The Compensation Committee also granted restricted stock to a certain new executive in an amount that was subjectively determined as necessary to induce the executive to join the Company.

    POLICIES RELATING TO SECTION 162 OF THE CODE. In 1993, Section 162 of the Code was amended to limit the deductibility for federal income tax purposes of annual compensation of the chief executive officer of publicly held corporations and the four other highest compensated officers (the "Covered

Officers") in excess of $1,000,000 unless certain conditions are met. Since it was unlikely that any of the Covered Officers would receive compensation in excess of $1,000,000 in 1995, no change was made to conform to the requirements of Section 162 of the Code. The Compensation Committee intends to consider this limitation, among other factors, in making compensation decisions in the future.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The employment agreement between the Company and Mr. Kahn, effective as of December 1, 1993 established a base salary of $750,000. As in the case of all employees of the Company, Mr. Kahn received a 4.3% salary increase on his anniversary date. In October 1995, Mr. Kahn agreed to reduce his salary to $500,000 until the Company achieved two consecutive fiscal quarters of profitability. Based on the Company's financial performance, the Committee decided not to award Mr. Kahn a bonus for the fourteen month performance period from November 1, 1994 to December 31, 1995. Pursuant to a settlement agreement dated April 18, 1996, and based on the terms of Mr. Kahn's employment agreement with the Company, the Company paid Mr. Kahn $2,580,000 in connection with the termination of his employment and in full settlement of the Company's obligations under such employment agreement.

William T. Bacon, Jr.
Marshall L. Burman
Adam W. Herbert, Jr.

                             EXECUTIVE COMPENSATION

    In 1994, the Company effected a change in its fiscal year end from October 31 to December 31. The following table shows, for the year ended December 31, 1995, the Transition Period (as indicated on such table as "1994T"), and the years ended October 31, 1994 and 1993, the cash and other compensation paid to, accrued or earned by, and certain long-term awards made to the named executives for all services to the Company in all capacities. None of the following persons were officers of the Company during the year ending October 31, 1993. Mr. Birk joined the Company as of September 14, 1994. Mr. Walsh joined the Company in February 1995.

SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM COMPENSATION
                                                                                          ----------------------------------
                                                          ANNUAL COMPENSATION
                                                ---------------------------------------           AWARDS
                                                                                 OTHER    -----------------------     ALL
                                                                                ANNUAL    RESTRICTED   SECURITIES    OTHER
                                                                                COMPEN-     STOCK      UNDERLYING   COMPEN-
   NAME AND                                      SALARY          BONUS          SATION     AWARD(S)     OPTIONS/     SATION
   PRINCIPAL POSITION                   YEAR      ($)            ($)(1)         ($)(2)       $(3)       SARS (#)     ($)(4)
- --------------------------------------  -----   --------   ------------------   -------   ----------   ----------   --------

Paul G. Kahn(5).......................   1995   $749,683                   $0   $51,528          0              0   $ 58,887
 Former Chairman and CEO                1994T    120,346                    0        --          0              0      8,719
                                         1994    686,538              950,000        --     63,750      1,000,000     49,227

Francis J. Marino.....................   1995    364,760                    0        --          0              0     38,365
 Vice Chairman and General Counsel      1994T     53,846                    0        --          0              0      3,919
                                         1994    261,154              259,548        --         --        300,000     21,864

G. Thomas Frankland...................   1995    364,760                    0        --          0              0     31,923
 Vice Chairman and Chief Financial      1994T     53,846                    0        --          0              0      3,919
 Officer                                 1994    175,000              189,875        --         --        300,000     43,990

Paul F. Walsh.........................   1995    229,167              201,000    35,210          0         50,000     57,036
 President and CEO of
 Wright Express Corporation

Robert M. Frechette...................   1995    248,269               69,652     6,840          0              0     59,964
 President and CEO of Safe Card         1994T     35,385                    0        --          0              0         --
 Services, Inc.                          1994    128,269              147,200        --          0         60,000     71,626

John R. Birk(6).......................   1995    329,949                    0    79,588          0        300,000    870,066
 Former President and Chief Operating   1994T     45,833                    0        --          0              0      3,079
 Officer of the Company                  1994     34,375               76,375        --         --              0         --

- ------------

(1) The amounts shown in 1995 include a signing bonus for Mr. Walsh of $50,000 and in 1994 the following restricted stock grants: Mr. Marino--1,000 shares of Company Common Stock with a market value on the date of grant of $18,625, vested on August 1, 1994, Mr. Frankland--1,000 shares of Company Common Stock with a market value on the date of grant of $17,875, vested on November 1, 1994 and Mr. Birk--1,000 shares of Company Common Stock with a market value on the date of grant of $16,375, vested on March 14, 1995. Mr. Birk's cash bonus of $60,000 was earned in calendar year 1994.

(2) The amounts shown as other annual compensation in 1995 include the following: (i) for Mr. Walsh, $35,210 paid as reimbursement for taxes payable on relocation benefits; (ii) for Mr. Frechette, $6,840 paid as reimbursement for taxes payable on relocation benefits; and (iii) for Mr. Birk, $79,588 paid as reimbursement for taxes payable on relocation benefits. The amounts shown also include the value of all personal benefits and perquisites received by the executives that exceed the required reporting threshold, which is the lesser of either $50,000 or 10% of the salary and bonus shown above for the named executive officers. For Mr. Kahn, the amount reported as personal benefits and perquisites includes a $30,000 executive expense allowance as provided in his employment agreement with the Company.

(3) The amount shown in the table is equal to the closing market price on the date of grant multiplied by the number of shares of restricted Company Common Stock granted to Mr. Kahn. Mr. Kahn

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE) was granted 5,000 shares of restricted Company Common Stock as of December 6, 1993, vesting as to 1,000 shares of Company Common Stock after December 5, 1994, as to an additional 2,000 shares of Company Common Stock after December 5, 1995, as to an additional 1,000 shares of Company Common Stock after December 5, 1996 and as to the remaining 1,000 shares of Company Common Stock after December 5, 1997. As of the end of the Transition Period, his 4,000 unvested shares were valued at $75,500. As of December 31, 1995, his 2,000 unvested shares of Company Common Stock were valued at $20,250. Pursuant to the terms of Mr. Kahn's settlement agreement with the Company, dated April 18, 1996, the 2,000 unexercised shares of Company Common Stock were returned to the Company.

(4) Amounts shown in this column for 1995 and the Transition Period include the following payments: (i) for Mr. Kahn, payments of term life insurance premiums of $4,395 in 1995; contributions by the Company under its 401(k) and profit sharing plan of $4,620 in 1995; and contributions to a grantor trust as a supplemental retirement benefit of $49,872 in 1995 and $8,719 in the Transition Period; (ii) for Mr. Marino, payments of term life insurance premiums of $9,287 in 1995; contributions by the Company under its 401(k) and profit sharing plan of $4,620 in 1995; and contributions to a grantor trust as a supplemental retirement benefit of $24,458 in 1995 and $3,919 in the Transition Period; (iii) for Mr. Frankland, payment of term life insurance premiums of $2,845; contributions by the Company under its 401(k) and profit sharing plan of $4,620 in 1995; and contributions to a grantor trust as a supplemental retirement benefit of $24,458 and $3,919 in the Transition Period; (iv) for Mr. Walsh, relocation benefits of $50,773 and payments of term life insurance premiums of $6,263 in 1995; (v) for Mr. Frechette, relocation benefits of $58,199 in 1995; and contributions by the Company under its 401(k) and profit sharing plan of $1,765 in 1995; and (vi) for Mr. Birk, relocation benefits of $149,470 in 1995; contributions to a grantor trust as a supplemental retirement benefit of $21,309 in 1995 and $3,079 in the Transition Period; contributions by the Company under its 401(k) and profit sharing plan of $4,620 in 1995; payments of term life insurance premiums of $2,188; and payments under his employment agreement upon termination of employment by the Company as provided under his employment agreement of $692,479. See "-- Employment Contracts and Termination of Employment Arrangements."

(5) Mr. Kahn's employment with the Company was terminated on February 5, 1996. See "-- Employment Contracts and Termination of Employment Arrangements."

(6) Mr. Birk's employment with the Company was terminated on November 15, 1995. See "-- Employment Contracts and Termination of Employment Arrangements."

    The following table contains information concerning the grant of stock options made during the Transition Period and fiscal year 1995 pursuant to the 1994 Plan.

OPTION GRANTS IN TRANSITION PERIOD AND LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                          ASSUMED ANNUAL RATES OF STOCK
                                                  INDIVIDUAL GRANTS                    PRICE APPRECIATION FOR OPTION TERM
                                        --------------------------------------    ---------------------------------------------
                                          % OF TOTAL
                                         OPTIONS/SARS
                                          GRANTED TO     EXERCISE
                             OPTIONS/     EMPLOYEES      OR BASE
                               SARS     IN FISCAL YEAR    PRICE     EXPIRATION
   NAME                      GRANTED     (#)(1)(2)(3)     ($/SH)       DATE             0%(4)            5%(4)         10%(4)
- ---------------------------  --------   --------------   --------   ----------    -----------------    ----------    ----------
John R. Birk...............   150,000        13.4%       $ 16.375   09/14/2004           $ 0           $1,544,655    $3,914,520
                              150,000        13.4%       $ 15.875   12/09/2004             0            1,497,480     3,795,000
Paul F. Walsh..............    50,000         4.4%       $ 18.50    01/31/2005             0              581,705     1,474,190

- ------------

(1) By the terms of the 1994 Plan, Options granted thereunder are exercisable over a period not to exceed ten years. Sixty percent of the Options granted to Messrs. Birk and Walsh vest over a period of four years in annual cumulative increments of 25% on each anniversary of the date of the grant. Forty percent of the options granted to each executive vest in three equal increments when the price of Company Common Stock trades at or above $21, $24 and $27, respectively, over twenty consecutive days and in any case when nine years have elapsed from the date of grant. Under the

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)
    1994 Plan, all Options will immediately vest and become exercisable in the event that a Change in Control (as defined in the 1994 Plan) of the Company occurs.

(2) The 1994 Plan provides that the Committee administering the Plan may award tax bonuses to grantees under the 1994 Plan to be paid upon the exercise of Options or lapse of restrictions on restricted stock.

(3) The total number of shares of Company Common Stock granted pursuant to Options to all employees under the 1994 Plan and the Employees Stock Option Plan during the Transition Period were 193,500 and 21,500 shares of Company Common Stock, respectively. The total number of shares of Company Common Stock granted pursuant to Options to all employees under the 1994 Plan and the Employees Stock Option Plan during 1995 were 1,049,200 and 74,300 shares of Company Common Stock, respectively. Mr. Birk's options were granted subject to shareholder approval of an increase in the number of shares of Company Common Stock issuable under the 1994 Plan which was obtained at the 1995 Annual Meeting of Shareholders.

(4) The dollar amount under the columns assumes that the market price of Company Common Stock from the date of the Option grant appreciates at cumulative annual rates of 0%, 5% and 10%, respectively, over the Option term of ten years. The assumed rates of 5% and 10% were established by the Commission and therefore are not intended to forecast possible future appreciation of Company Common Stock. No gain to the optionees is possible without an increase in stock price, which will benefit all stockholders commensurately. A zero percent increase in the price of Company Common Stock will result in zero dollars for the optionee. Based on a December 9, 1994 grant price ($15.875 per share of Company Common Stock) and an annual hypothetical appreciation of 5% for ten years, Company Common Stock would be valued at $25.858 per share of Company Common Stock. At hypothetical 10% annual appreciation rate for ten years, Company Common Stock would be valued at $41.175 per share of Company Common Stock.

    The following table sets forth information regarding the value of the unexercised options held by these individuals as of December 31, 1995, based on the market value ($10.125) of the Company Common Stock on December 29, 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

               (A)                        (B)              (C)               (D)                 (E)
                                                                                              VALUE OF
                                                                          NUMBER OF          UNEXERCISED
                                                                         UNEXERCISED        IN-THE-MONEY
                                                                       OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                         FY-END (#)          FY-END (#)
                                    SHARES ACQUIRED       VALUE         EXERCISABLE/        EXERCISABLE/
NAME                                ON EXERCISE (#)    REALIZED ($)     UNEXERCISABLE       UNEXERCISABLE
- ---------------------------------   ---------------    ------------    ---------------     ---------------
Paul G. Kahn.....................          0                 0         433,333/566,667(1)        0/0
Francis J. Marino................          0                 0          45,000/255,000           0/0
G. Thomas Frankland..............          0                 0          45,000/255,000           0/0
Paul F. Walsh....................          0                 0                0/50,000           0/0
Robert M. Frechette..............          0                 0            9,000/51,000           0/0
John R. Birk.....................          0                 0                     0/0(2)        0/0

- ------------

(1) Mr. Kahn's employment was terminated effective as of February 5, 1996. His Options were exercisable for a period of thirty days after termination of employment and thereafter such Options expired.

(2) Mr. Birk's employment was terminated effective as of November 15, 1995. His Options were exercisable for a period of thirty days after termination of employment and thereafter such Options expired.

                            STOCK PERFORMANCE GRAPH

    The graph below compares the cumulative annual return for the Company's last five fiscal years including the fiscal years ending October 31, 1991, 1992, 1993 and 1994, the Transition Period, and the fiscal year ending December 31, 1995 on an investment of $100 in Company Common Stock with the cumulative annual return over the same periods on an investment of $100 in each of the Standard & Poor's 500 Stock Index, and the Business Services & Supply Peer Group Index ("BS&S Index") assuming reinvestment of all dividends. Each of the indexes is weighted on a market capitalization basis at the time of each reported data point. The BS&S Index1 is an index of 58 companies, including the Company, CUC International and SPS Transaction Systems, originally constructed by Bridge Information Services. For periods after 1992, this information was no longer available from Bridge Information Services and therefore the Company retained a consultant to recreate the index for 1993, 1994, the Transition Period and 1995.

    The closing price of Company Common Stock on December 31, 1995 and June 26, 1996, as reported on the NYSE Composite Transactions Tape, was $10.125 and $13.50 per share, respectively. Past performance of Company Common Stock is not necessarily indicative of future performance or trends.

                COMPARISON OF 62 MONTH CUMULATIVE TOTAL RETURN*
          AMONG IDEON GROUP, INC., THE S&P 500 INDEX AND A PEER GROUP

350

300

250
                      [PLOT POINTS TO COME]
200

150

100

 50

  0
      10/90     10/91     10/92    10/93     10/94    12/94     12/95




- ------------

* $100 invested on 10/31/90 in stock or index -- including reinvestment of dividends. Fiscal year ending October 31 prior to 1994; December 31, thereafter.

- ------------

(1) The BS&S Index consists of the following companies: Tenera Inc., Education Alternatives, Inc., General Employment Enterprises, Inc., GRC International, Inc., Comdisco, Inc., Central Transport Rental Group PLC (formerly Tiphook
    PLC), International Testing Services, Inc., General Physics Corporation, Craig Corporation, PLM International, Inc., Health Professionals, Inc., Union Corporation, SPS Transaction Systems, Inc., National Education Corporation, CDI Corporation, BET Public Ltd Co., Ecology & Environment, Inc., Sotheby's Holdings, Inc., Berlitz International, Inc., Dun & Bradstreet Corporation, Rollins, Inc., The Olsten Corp., Ideon Group, Inc., Ogden Corporation, Robert Half International, Inc., CUC International Inc., ServiceMaster L.P., Biomechanics Corporation of America, Greiner Engineering, Inc., Joule, Inc., Kaneb Services, Inc., American Medical Alert Corporation, Manpower, Inc., Marlton Technologies, Inc., National Patent Development Corporation, RCM Technologies, Inc., Scandinavia Company, Inc., Talley Industries, Inc., Winston Resources, Inc., Executive Telecard Ltd., EG & G, Inc., PLM Equipment Growth Funds I and II, Wackenhut Corporation, ADT Ltd., FlightSafety International, Inc., URS Corporation, ETS International, Inc. ABM Industries, Inc., Stone & Webster, Inc., Baker Michael Corporation, United American Healthcare Corporation, Huntingdon International Holdings PLC., CompUSA, Inc., Brandon Systems Corporation, Science Management Corporation, Automated Security Holdings PLC and Randers Group, Inc. Several companies included in last year's BS&S Index, Ameriscribe, Inc., Enterra Corporation, CRSS, Inc., Continental Information Systems Corp., Partech Holdings and University Patents, Inc., are no longer publicly traded. Science Management Corporation is not weighted in the index because of its low stock price and low trading volume.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    MUSEUM ART PROPERTIES, INC. Effective September 1994, the Company entered into an agreement with Museum Art Properties, Inc. ("MAP") pursuant to which the Company was granted a license to market products inspired by works in the 13 Vatican Museums. The agreement provided that the Company would pay MAP certain royalties and other fees from the sale of such products. In 1994, the Company paid a promotion fee of $250,000 upon award of the license and an advance against royalties of $1,500,000 to MAP. In addition, if the Company conducted sales under the agreement, the Company guaranteed certain royalties to MAP in 1996 and 1997. The agreement was amended twice to extend the time for testing the products through its Collections of the Vatican Museums catalog. Under a second amendment to the agreement, the Company had until May 1, 1996 to decide whether to terminate the agreement without being liable for any minimum royalties in 1996 or thereafter. On April 18, 1996, the Company notified MAP that it was terminating the agreement and filed suit in Florida state court for Duval County seeking a declaration of its rights to terminate the amended agreement. On April 19, 1996, MAP filed a suit in New York state court alleging that the Company breached the agreement and seeking damages of $50 million. On May 14, 1996, MAP amended its complaint to add Eugene Miller and Walter Forbes, the Chief Executive Officer of CUC International, as individual defendants, to include claims of tortious interference with contract and business relationships and to increase the monetary damages sought to $125 million. Director Robert L. Dilenschneider was a director of MAP until his resignation on April 18, 1996. Mr. Dilenschneider is a 10% shareholder of MAP, and has recused himself from issues relating to the dispute between the Company and MAP.

    PUBLIC RELATIONS AND INVESTOR RELATIONS CONSULTING. In December 1994, the Company paid the Dilenschneider Group, Inc., a public relations firm of which the majority shareholder is director Robert L. Dilenschneider, $180,000 for market communications and promotion/publicity services to the Company in connection with certain specified projects. In 1995, the Company reimbursed the Dilenschneider Group, Inc. for out-of-pocket expenses incurred in connection with providing market communications and promotion/publicity services to the Company. This arrangement has not been renewed for 1996.

    JACKSONVILLE JAGUARS. The Company has entered into an agreement with the Jacksonville Jaguars, Ltd. to license a suite located in the stadium in Jacksonville, Florida at which the Jacksonville franchise of the National Football League plays its games for the development of business relationships. Under the suite license, the Company has paid a security deposit of $75,000 and license fees of $75,000 and $79,458 for 1995 and 1996, respectively. The Company also paid $10,000 for an upgrade of the suite. Director Thomas F. Petway, III is a limited partner owning 10% of the Jacksonville Jaguars, Ltd.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    EMPLOYMENT AGREEMENT--PAUL G. KAHN. In December 1993, the Company named Paul
G. Kahn as its Chief Executive Officer and Chairman of its Board of Directors. On February 5, 1996, Mr. Kahn's employment with the Company was terminated. Under his employment agreement with the Company (the "Kahn Agreement"), Mr. Kahn received an annual base salary of at least $750,000 and was entitled to participate in the annual performance-based incentive bonus plan of the Company. Mr. Kahn was also granted a $250,000 bonus upon execution of the Kahn Agreement and 5,000 restricted shares of Company Common Stock with restrictions lapsing on each of the first four anniversary dates of his employment. Mr. Kahn was also granted options to acquire 1,000,000 shares of Company Common Stock under the 1994 Plan.

    The initial term of the Kahn Agreement was to expire on December 31, 1996 and would have been automatically renewed thereafter for additional one-year terms unless either party notified the other within 180 days prior to any such renewal date that the Kahn Agreement would not be extended. The Kahn Agreement provided that if Mr. Kahn terminated his employment during the employment term for "good reason" or was terminated by the Company during the employment term other than for "cause", death or "disability" (all as defined in the Kahn Agreement), he would generally be entitled to severance pay in an amount equal to 150% of the sum of his then current base salary plus the highest amount of incentive compensation received for any bonus period during the employment term, provided, that if the termination occurred within three years following a "change in control", 300% would be substituted for 150%. In addition, all of his options would immediately vest.

    Unless approved by a majority of the directors then in office, who were also directors immediately after the adoption of the Kahn Agreement, and not preceded in the prior year by a public disclosure, which disclosure was not approved by the Company, by an acquiring person of a proposal regarding the following events, the following events are defined as a "change in control": (i) the acquisition by any person of direct or indirect beneficial ownership of 25% of the combined voting power of the Company's then outstanding securities; (ii) an exchange or tender offer for Company Common Stock; (iii) shareholder approval of a merger or consolidation of the Company unless the Company is the surviving corporation and no capital reorganization or reclassification or other change in the then-outstanding shares of Company Common Stock occurs, a sale or disposition of all or substantially all of the Company's assets, or liquidation or dissolution of the Company; or (iv) turnover of more than one-third of the directors in a two-year period, unless the nomination or election of each new director was approved by at least two-thirds of the directors then still in office who were directors at the beginning of the two-year period.

    The Kahn Agreement also provided for certain executive benefits, including individual life and long-term disability insurance policies, an annual executive allowance for automobile and certain professional services, and a supplemental retirement benefit consisting of a grantor trust to be funded by annual contributions by the Company equal to 6.7% of Mr. Kahn's annual base salary.

    Mr. Kahn agreed not to compete with, solicit any key employees of, or make any public statements critical of, the Company during the term of his employment or for a period of twelve months thereafter.

    Pursuant to a settlement agreement dated April 18, 1996 and based on the terms of the Kahn Agreement, the Company paid Mr. Kahn $2,580,000 in connection with the termination of his employment and in full settlement of the Company's obligations thereunder.

    EMPLOYMENT AGREEMENTS--FRANCIS J. MARINO, G. THOMAS FRANKLAND AND JOHN R. BIRK. On February 1, 1994, the Company named Francis J. Marino as its Vice Chairman, and on May 1, 1994, the Company named G. Thomas Frankland as its Vice Chairman and Chief Financial Officer. On September 14, 1994, with the closing of the acquisition of Wright Express, the Company entered into an agreement with John R. Birk as President and Chief Executive Officer of Wright Express. When Mr. Birk was promoted to President and Chief Operating Officer of the Company effective January 1, 1995, his agreement was amended to increase his base salary and to reflect the change in his title. The Company's employment agreement with Mr. Marino (the "Marino Agreement"), its employment agreement with Mr. Frankland (the "Frankland Agreement"), and its employment agreement with Mr. Birk (as amended, the "Birk Agreement"), provide that each of Messrs. Marino, Frankland and Birk would receive an annual base salary of at least $350,000 and would be eligible to participate in the short-term incentive plan of the Company. Upon the execution of their respective employment agreements, Messrs. Marino, Frankland and Birk were each granted a $32,000 bonus and 1,000 restricted shares of Company Common Stock with restrictions lapsing after six months from the date of grant. Each of Messrs. Marino and Frankland was further granted Options to acquire 300,000 shares of Company Common Stock under the 1994 Plan. Mr. Birk was granted Options to purchase 150,000 shares of Company Common Stock upon the Company's acquisition of Wright Express and additional Options to purchase 150,000 shares of Company Common Stock upon his promotion to President and Chief Operating Officer of the Company.

    The initial term of the Marino Agreement expires on December 31, 1996. The initial term of the Frankland Agreement expires on May 31, 1997, and the initial term of the Birk Agreement would have expired on September 13, 1997. Each of these agreements provide for automatic renewal after the initial term for additional one-year terms unless either party notifies the other within 180 days prior to any such renewal date that such agreement will not be extended. The Marino Agreement, the Frankland Agreement and the Birk Agreement each contain the same provisions as the Kahn Agreement regarding severance pay due to such officers upon termination with "good reason" or other than for "cause," death or "disability," and upon a "change of control," and regarding the vesting of options.

    The Marino Agreement, the Frankland Agreement and the Birk Agreement also provide for certain executive benefits during the term of employment, including individual life and long-term disability insurance policies, an annual executive allowance for automobile expenses and certain professional services, and for a supplemental retirement benefit consisting of a grantor trust to be funded by annual contributions by the Company equal to 6.7% of such executive's respective annual base salary. The Marino Agreement, the Frankland Agreement and the Birk Agreement also entitle such executives to the relocation benefits (but not the relocation bonus) provided to other Company employees, with certain adjustments.

    Under their respective agreements, Messrs. Marino, Frankland and Birk agreed not to compete with, solicit any key employees of, or make any public statements critical of, the Company during the term of their employment or for a period of twelve months thereafter.

    Mr. Birk's employment was terminated on November 15, 1995. The Company paid him $692,479 as severance pay pursuant to the Birk Agreement. The Company is arbitrating a dispute with Mr. Birk regarding the Birk Agreement under which he claims he is due additional severance pay of approximately $600,000.

    EXECUTIVE AGREEMENTS. The Company has executive agreements with Messrs. Frechette and Walsh and certain other officers. The executive agreements provide that if, following a "change of control" of the Company, an executive's employment is terminated by the Company other than for "cause," retirement, "disability" or death, or by the officer for "good reason" (all as defined in the respective executive agreements), the executive will be entitled to receive
(i) a lump sum payment equal to one year's base salary; (ii) immediate vesting of all stock options and restricted stock grants; (iii) twelve months of medical insurance coverage reimbursed by the Company; (iv) if the Company pays such bonus to others in the executive's class, the bonus that the executive would have earned under the Company's Short-Term Incentive Plan, pro-rated for the executive's length of service; (v) certain outplacement assistance; and (vi) any amounts accrued and owing to the executive prior to termination. If the Company terminates the executive other than for "cause", death, "disability" or retirement prior to a "change in control," the executive will be entitled to receive the benefits described in the foregoing sentence except that the vesting of any options or restricted stock will not be accelerated and no bonus payments will be made to the executive. Mr. Walsh's executive agreement also includes provisions preventing Mr. Walsh from competing with Wright Express for one year after termination of his employment.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than ten percent of Company Common Stock, to file reports of their beneficial ownership and reports of changes in such ownership with the Commission. Copies of such reports are also required to be filed with the Company. Based solely on a review of the copies of such reports furnished to the Company and the written representations from the executive officers and directors regarding Form 5 reports, the following reports were not filed on a timely basis: two Forms 4 of Mr. Richard Interdonato, an Executive Vice President of the Company for the months of May and June 1995, regarding transactions under the Company's stock purchase plan.

                                  PROPOSAL III
                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The Company's Board of Directors recommends that the shareholders ratify its appointment of Price Waterhouse LLP as independent accountants for the year ending December 31, 1996 or until the Merger is consummated. If the Company's shareholders approve and adopt the Merger Agreement at the Meeting and the Merger is consummated, at the Effective Time, Ernst & Young LLP will become the independent accountants of the Company.

    If the Company's shareholders fail to approve and adopt the Merger Agreement and also fail to ratify the appointment of Price Waterhouse LLP, the Company's Board of Directors will consider selecting other accountants for the subsequent year. Even if the selection of Price Waterhouse LLP is ratified, the Company's Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the current fiscal year if the Company's Board of Directors determines that such change would be in the best interests of the Company and its shareholders.

    Price Waterhouse LLP has been serving as the Company's independent accountants since 1988. Partners and non-partner personnel are rotated on a periodic basis. A representative of Price Waterhouse LLP will be present at the Meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1996 OR UNTIL THE MERGER IS CONSUMMATED.

                                 OTHER MATTERS

    Management does not know of any business to be transacted at the Meeting other than as indicated herein. However, certain shareholders may present topics for discussion from the floor. Should any matter other than as indicated herein properly come before the Meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

                           1997 SHAREHOLDER PROPOSALS

    If the Merger Agreement is not approved and adopted by holders of Company Common Stock at the Meeting and the Merger is not consummated by the Outside Termination Date, the Company presently expects to hold its 1997 Annual Meeting of Shareholders on or about May 15, 1997. If a shareholder wishes to have a proposal considered for inclusion in the Company's proxy solicitation materials in connection with the Company's 1997 Annual Meeting of Shareholders, the proposal must comply with the Commission's proxy rules, be stated in writing and be submitted on or before March 2, 1997 to the Company at 7596 Centurion Parkway, Jacksonville, Florida 32256, Attention: Lisa

Ormand, Vice President and Corporate Secretary. All such proposals should be sent by certified mail, return receipt requested.

    Excluding shareholder proposals to be included in the Company's proxy materials, a shareholder is required to comply with the Company By-laws with respect to any proposal to be presented for action at an Annual Meeting. The Company By-laws generally require that each written proposal be delivered to or mailed and received by the Secretary of the Company at its principal executive office not less than 60 days nor more than 90 days prior to the date of the annual meeting, among other conditions. The notice must include certain additional information as specified in the Company By-laws.

    If a shareholder wishes to nominate a candidate for election as director at any Annual Meeting of shareholders, such shareholder must comply with the Company By-laws with respect to director nominations. Written notice of a shareholder's intent to nominate a director must be given to the Secretary of the Company at its principal executive office generally not less than 60 days nor more than 90 days prior to the date of the Annual Meeting. Such written notice must include certain additional information as specified in the Company By-laws.

    Shareholders who wish to make proposals or nominate directors should review the Company By-laws.

            OWNERSHIP OF COMPANY COMMON STOCK BY CERTAIN BENEFICIAL
                         OWNERS AND COMPANY MANAGEMENT

    The following table sets forth, as of June 6, 1996 (except as otherwise noted), beneficial ownership of Company Common Stock by each current director, the Nominees, the named executive officers of the Company, and all of the foregoing, together with all other executive officers, as a group. Except as described below, each person and group listed below has sole voting and investment power with respect to the shares shown.

                                                                 NUMBER OF          TOTAL
                                                               SHARES WHICH         NUMBER
                                                              MAY BE ACQUIRED     OF SHARES
   NAMES OF DIRECTORS, NOMINEES AND      NUMBER OF SHARES         WITHIN         BENEFICIALLY    PERCENT OF
          EXECUTIVE OFFICERS                  OWNED             60 DAYS(7)          OWNED         CLASS(%)
- --------------------------------------   ----------------     ---------------    ------------    ----------
William T. Bacon, Jr. ................        105,300(1)                0           105,300            *
John R. Birk..........................          8,500(2)                0             8,500            *
Marshall L. Burman....................          2,000             100,000           102,000            *
Robert L. Dilenschneider..............            100             100,000           100,100            *
G. Thomas Frankland...................          4,029              90,000            94,010            *
Robert M. Frechette...................         11,762(3)           18,000            29,762            *
Adam W. Herbert, Jr...................          1,418               2,250             3,668            *
Paul G. Kahn..........................          9,100(4)                0             9,100            *
Francis J. Marino.....................          2,500(5)           90,000            92,500            *
Eugene Miller.........................            500             100,000           100,500            *
Thomas F. Petway, III.................         27,673             100,000           127,673            *
Paul F. Walsh.........................              0               7,500             7,500            *
All Directors, Nominees and
  Executive Officers as a group.......        225,589(6)          652,750           878,320          3.1

- ------------

* Less than one percent.

(1) The shares shown include 5,000 shares of Company Common Stock owned by the wife of Mr. Bacon, as to which he disclaims beneficial ownership.

(2) The shares shown include 1,000 shares of Company Common Stock owned by the sons of Mr. Birk, as to which he disclaims beneficial ownership. Mr. Birk's employment was terminated as of

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)
    November 15, 1995. His Options to purchase 300,000 shares of Company Common Stock terminated pursuant to their terms on December 15, 1995. The information regarding Mr. Birk is as of February 5, 1996.

(3) The shares shown include 103 shares owned by the wife of Mr. Frechette, as to which he disclaims beneficial ownership.

(4) The shares shown exclude 2,000 shares of restricted Company Common Stock that were forfeited upon Mr. Kahn's termination from the Company in February 1996. His Options to purchase 1,000,000 shares of Company Common Stock expired on March 6, 1996. The information regarding Mr. Kahn is as of December 31, 1995.

(5) The shares shown include 1,000 shares of Company Common Stock owned by the wife of Mr. Marino, as to which he disclaims beneficial ownership.

(6) The shares shown include the pro-rata portion of shares issuable under the asset purchase agreement pursuant to which National Leisure Group was acquired by the Company to a corporation of which two National Leisure Group officers are shareholders. These two officers, who are executive officers of the Company, also have earn-out rights to receive a maximum of an additional 82,936 shares of Company Common Stock issuable to the corporation if National Leisure Group achieves certain operating results.

(7) The shares shown consist of Company Common Stock subject to stock Options currently exercisable or exercisable within sixty days of May 14, 1996. Not shown are Options to purchase Company Common Stock not currently exercisable and not becoming exercisable sixty days after May 14, 1996, including 210,000 shares of Company Common Stock subject to Options granted to each of Messrs. Frankland and Marino, 12,750 shares subject to Options granted to Dr. Herbert, 42,500 shares of Company Common Stock subject to Options granted to Mr. Walsh, 42,000 shares of Company Common Stock subject to Options granted to Mr. Frechette and 150,000 shares of Company Common Stock subject to Options granted to other executive officers of the Company.

    The following table sets forth, as of June 1, 1996, beneficial ownership of Company Common Stock by persons known by the Company to beneficially own more than 5% of Company Common Stock:

                   NAME AND ADDRESS                       AMOUNT AND NATURE OF
                 OF BENEFICIAL HOLDER                     BENEFICIAL OWNERSHIP    PERCENT OF CLASS (%)
- -------------------------------------------------------   --------------------    --------------------
Pioneering Management Corporation......................         2,835,000(1)              10.13%
  60 State Street
  Boston, Massachusetts 02109-1820
Legg Mason, Inc........................................         2,556,400(2)               9.14%
  7 East Redwood Street
  Baltimore, Maryland 21203-7023
The Equitable Companies Incorporated...................         2,378,600(3)               8.50%
  787 Seventh Avenue
  New York, New York 10019

- ------------

(1) According to a Schedule 13G filed with the Commission as of December 31, 1995, Pioneering Management Corporation claimed sole voting power with respect to all 2,835,000 shares of Company Common Stock and shared dispositive power with respect to all 2,835,000 shares of Company Common Stock.

(2) According to a Schedule 13G filed with the Commission as of December 31, 1995 by Legg Mason, Inc., Legg Mason Special Investment Trust holds 2,553,500 shares of Company Common Stock, with Legg Mason Fund Advisor, Inc. having dispositive power and the remainder is held by various clients of Legg Mason Managed Investment Portfolio which has dispositive power.

(3) According to a Schedule 13G filed with the Commission as of December 31, 1995 jointly by five French mutual insurance companies, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle and Uni Europe Assurance Mutuelle, as a group, AXA and The Equitable Companies Incorporated and its subsidiaries, these entities beneficially owned 2,378,600 shares of Company Common Stock as of December 31, 1995. These entities claimed sole voting power with respect to 1,910,000 of such

                                         (Footnotes continued on following page)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE) shares of Company Common Stock and shared voting power with respect to 40,400 of such shares of Company Common Stock and claimed sole dispositive power with respect to 2,378,300 of the shares of Company Common Stock and shared dispositive power with respect to 300 shares of Company Common Stock shown as of December 31, 1995.

              PRINCIPAL HOLDERS OF CUC INTERNATIONAL COMMON STOCK

    The following table sets forth each person known by CUC International to be the beneficial owner as of May 31, 1996 of more than 5% of the then outstanding shares of CUC International Common Stock.

                     NAME AND ADDRESS                         AMOUNT AND NATURE OF     PERCENT OF
                    OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP    COMMON STOCK
- -----------------------------------------------------------   --------------------    ------------
W.P. Stewart & Co. Inc. ...................................         9,668,149(1)          5.05%
  527 Madison Avenue
  New York, NY 10022

- ------------

(1) W.P. Stewart & Co. Inc. filed a Schedule 13G statement, dated February 15, 1996, reflecting the beneficial ownership of 9,668,149 shares of CUC International Common Stock. W.P. Stewart & Co. Inc. has the power to make investment decisions over the CUC International Common Stock for many unrelated clients, but has no economic interest in such securities.

    After giving effect to the Davidson Merger, Robert M. Davidson, Chairman and Chief Executive Officer of Davidson, will be the beneficial owner of approximately 13,000,106 shares of CUC International Common Stock (including certain shares held in trusts to which Mr. Davidson and Janice G. Davidson, the President of Davidson, exercise shared voting and investment power, but not including certain shares owned by Mrs. Davidson as her sole and separate property or owned by a certain trust for which Mrs. Davidson serves as trustee), and Mrs. Davidson will be the beneficial owner of approximately 13,600,276 shares of CUC International Common Stock (including certain shares held in trusts to which Mr. Davidson and Mrs. Davidson exercise shared voting and investment power, but not including certain shares owned by Mr. Davidson as his sole and separate property or owned by a certain trust for which he serves as trustee). Based on the number of shares of Davidson Common Stock owned by Mr. and Mrs. Davidson on June 7, 1996, they (collectively with certain trusts for which they serve as fiduciaries) will beneficially own approximately 9.3% of the then-outstanding CUC International Common Stock (assuming consummation of the Merger and the Davidson Merger, but not the Sierra Merger), and will beneficially own approximately 8.4% of the then-outstanding CUC International Common Stock (assuming consummation of the Merger, the Davidson Merger and the Sierra Merger.)

                                 LEGAL MATTERS

    The validity of the shares of CUC International Common Stock to be issued in connection with the Merger will be passed upon for CUC International by Robert
T. Tucker, Esq., Corporate Secretary of CUC International.

    Certain federal income tax matters in connection with the Merger will be passed upon for the Company by Skadden, Arps, Slate, Meagher & Flom.

                                    EXPERTS

    The consolidated financial statements and schedule of CUC International Inc. appearing in CUC International's Annual Report on Form 10-K for the year ended January 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended April 30, 1996 and April 30, 1995, incorporated by reference in this Proxy Statement/Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in CUC International, Inc.'s Quarterly Report on Form 10-Q for the quarter ended April 30, 1996, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

    The consolidated financial statements and related financial statement schedules of the Company incorporated in this Proxy Statement/Prospectus by reference to the Company 10-K have been audited by Price Waterhouse LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    With respect to the unaudited consolidated financial information of the Company for the three-month periods ended March 31, 1996 and 1995, incorporated by reference in this Proxy Statement/Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, dated April 29, 1996, incorporated by reference herein, states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of Sections 7 and 11 of the Securities Act.

    The consolidated financial statements and related financial statement schedules of Davidson incorporated in this Proxy Statement/Prospectus by reference to the Davidson 10-K have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and related financial statement schedules of Sierra incorporated in this Proxy Statement/Prospectus by reference to Sierra's Amended Quarterly Report on Form 10-Q/A for the fiscal quarter ended December 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Proxy Statement/Prospectus by reference from Advance Ross Corporation's

Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                          *        *        *        *

    Copies of all documents incorporated by reference in this Proxy Statement/Prospectus may be obtained by writing to the Vice President of Investor Relations, 7596 Centurion Parkway, Jacksonville, Florida 32256.

    You are urged to sign, date and promptly mail the enclosed proxy in the prepaid envelope provided for such purpose. Prompt return of your proxy may save your Company additional solicitation expense.

    We encourage all stockholders to attend the Meeting on Wednesday, August 7, 1996. If you will need special assistance at the Meeting because of a disability, please contact the Secretary of the Company at the address above.

                                                                         ANNEX A

- --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                               IDEON GROUP, INC.,
                             CUC INTERNATIONAL INC.
                                      AND
                              IG ACQUISITION CORP.
                                     DATED
                                     AS OF
                                 APRIL 19, 1996

- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
                                          ARTICLE I

THE MERGER............................................................................    A-5
SECTION 1.1         The Merger........................................................    A-5
SECTION 1.2         Effect on Shares..................................................    A-6
SECTION 1.3         Exchange of Certificates..........................................    A-6
SECTION 1.4         Dividends; Transfer Taxes.........................................    A-7
SECTION 1.5         No Fractional Shares..............................................    A-7
SECTION 1.6         Return of Exchange Fund...........................................    A-8
SECTION 1.7         Adjustment of Conversion Number...................................    A-8
SECTION 1.8         No Further Ownership Rights in Shares.............................    A-8
SECTION 1.9         Closing of Company Transfer Books.................................    A-8
SECTION 1.10        Stock Options.....................................................    A-8
SECTION 1.11        Restricted Stock..................................................    A-9

                                         ARTICLE II

CLOSING...............................................................................    A-9
SECTION 2.1         Closing...........................................................    A-9

                                         ARTICLE III

THE SURVIVING CORPORATION.............................................................    A-9
SECTION 3.1         Certificate of Incorporation......................................    A-9
SECTION 3.2         Bylaws............................................................    A-9
SECTION 3.3         Directors and Officers............................................    A-9

                                         ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................   A-10
SECTION 4.1         Corporate Existence and Power.....................................   A-10
SECTION 4.2         Corporate Authorization...........................................   A-10
SECTION 4.3         Governmental Authorization........................................   A-11
SECTION 4.4         Non-Contravention.................................................   A-11
SECTION 4.5         Capitalization....................................................   A-11
SECTION 4.6         Subsidiaries......................................................   A-12
SECTION 4.7         SEC Documents.....................................................   A-12
SECTION 4.8         Financial Statements; No Undisclosed Liabilities..................   A-12
SECTION 4.9         Form S-4 Registration Statement and Company Proxy
                    Statement/Prospectus..............................................   A-13
SECTION 4.10        Absence of Certain Changes........................................   A-13
SECTION 4.11        Litigation........................................................   A-14
SECTION 4.12        Taxes.............................................................   A-15
SECTION 4.13        Employee Matters..................................................   A-15
SECTION 4.14        Labor Matters.....................................................   A-16
SECTION 4.15        Compliance with Laws..............................................   A-17
SECTION 4.16        Finders' Fees.....................................................   A-17
SECTION 4.17        Environmental Matters.............................................   A-17
SECTION 4.18        Property..........................................................   A-17
SECTION 4.19        Intangible Property...............................................   A-22
SECTION 4.20        Material Contracts................................................   A-22
SECTION 4.21        Accounting Matters................................................   A-22
SECTION 4.22        Vote Required.....................................................   A-22
SECTION 4.23        Fairness Opinion..................................................   A-19
SECTION 4.24        Disclosure........................................................   A-19

                                                                                         PAGE
                                                                                         ----
                                          ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER AND MERGER SUBSIDIARY.........................   A-19
SECTION 5.1         Corporate Existence and Power.....................................   A-19
SECTION 5.2         Corporate Authorization...........................................   A-19
SECTION 5.3         Governmental Authorization........................................   A-19
SECTION 5.4         Non-Contravention.................................................   A-20
SECTION 5.5         Form S-4 Registration Statement and Company Proxy
                    Statement/Prospectus..............................................   A-20
SECTION 5.6         Finders' Fees.....................................................   A-20
SECTION 5.7         No Vote Required..................................................   A-20
SECTION 5.8         Share Ownership...................................................   A-20
SECTION 5.9         Capitalization....................................................   A-20
SECTION 5.10        Accounting Matters................................................   A-21
SECTION 5.11        Ownership of Merger Subsidiary; No Prior Activities; Assets of
                    Merger Subsidiary.................................................   A-21
SECTION 5.12        SEC Documents.....................................................   A-21
SECTION 5.13        Financial Statements..............................................   A-21
SECTION 5.14        Absence of Certain Changes or Events..............................   A-22
SECTION 5.15        Litigation........................................................   A-22
SECTION 5.16        Authorization for Buyer Common Stock..............................   A-22
SECTION 5.17        Taxes.............................................................   A-23
SECTION 5.18        Disclosure........................................................   A-23

                                         ARTICLE VI

COVENANTS OF THE COMPANY..............................................................   A-23
SECTION 6.1         Conduct of the Company............................................   A-23
SECTION 6.2         Stockholder Meeting; Proxy Material...............................   A-25
SECTION 6.3         Access to Information; Confidential Agreement.....................   A-25
SECTION 6.4         No Solicitation...................................................   A-26
SECTION 6.5         Conveyance Taxes..................................................   A-27

                                         ARTICLE VII

COVENANTS OF BUYER....................................................................   A-27
SECTION 7.1         Obligations of Merger Subsidiary..................................   A-27
SECTION 7.2         Voting of Shares..................................................   A-27
SECTION 7.3         Director and Officer Liability....................................   A-27

                                        ARTICLE VIII

COVENANTS OF BUYER, MERGER SUBSIDIARY AND THE COMPANY.................................   A-30
SECTION 8.1         Reasonable Best Efforts...........................................   A-30
SECTION 8.2         Certain Filings...................................................   A-30
SECTION 8.3         Public Announcements..............................................   A-30
SECTION 8.4         Conveyance Taxes..................................................   A-30
SECTION 8.5         Further Assurances................................................   A-30
SECTION 8.6         Employee Matters..................................................   A-30
SECTION 8.7         Company Proxy Statement and Registration Statement................   A-31
SECTION 8.8         Tax-Free Reorganization Treatment.................................   A-31
SECTION 8.9         Notification of Certain Matters...................................   A-31
SECTION 8.10        Blue Sky Permits..................................................   A-31
SECTION 8.11        NYSE Listing......................................................   A-32
SECTION 8.12        Pooling Letter....................................................   A-32
SECTION 8.13        Pooling...........................................................   A-32
SECTION 8.14        SEC Filings.......................................................   A-32
SECTION 8.16        Affiliates........................................................   A-32

                                                                                         PAGE
                                                                                         ----
                                         ARTICLE IX

CONDITIONS TO THE MERGER..............................................................   A-33
SECTION 9.1         Conditions to the Obligations of Each Party.......................   A-33
SECTION 9.2         Conditions to the Obligations of the Company......................   A-33
SECTION 9.3         Conditions to the Obligations of Buyer and Merger Subsidiary......   A-34

                                          ARTICLE X

TERMINATION...........................................................................   A-35
SECTION 10.1        Termination.......................................................   A-35
SECTION 10.2        Effect of Termination.............................................   A-36

                                         ARTICLE XI

DEFINED TERMS.........................................................................   A-36

                                         ARTICLE XII

MISCELLANEOUS.........................................................................   A-39
SECTION 12.1        Notices...........................................................   A-39
SECTION 12.2        Survival of Representations and Warranties........................   A-40
SECTION 12.3        Amendments; No Waivers............................................   A-40
SECTION 12.4        Expenses..........................................................   A-40
SECTION 12.5        Successors and Assigns............................................   A-41
SECTION 12.6        Governing Law.....................................................   A-41
SECTION 12.7        Severability......................................................   A-41
SECTION 12.8        Third Party Beneficiaries.........................................   A-41
SECTION 12.9        Entire Agreement..................................................   A-41
SECTION 12.10       Counterparts; Effectiveness.......................................   A-41

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of April 19, 1996 (this "Agreement"), by and among Ideon Group, Inc., a Delaware corporation (the "Company"), CUC International Inc., a Delaware corporation ("Buyer"), and IG Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Buyer ("Merger Subsidiary").

    WHEREAS, the respective Boards of Directors of Buyer, Merger Subsidiary and the Company have determined that it is fair to, and in the best interests of their respective stockholders to consummate the acquisition of the Company by Buyer upon the terms and subject to the conditions set forth herein; and

    WHEREAS, the respective Boards of Directors of the Company, Buyer and Merger Subsidiary have approved and declared advisable this Agreement and the merger of Merger Subsidiary with and into the Company, upon terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company (the "Shares"), not owned directly or indirectly by Buyer or Merger Subsidiary, will be converted into the number of shares of common stock, par value $.01 per share of Buyer ("Buyer Common Stock"), determined pursuant to Section 1.2(a) hereof; and

    WHEREAS, it is intended that the Merger (as defined herein) shall be recorded for accounting purposes as a pooling-of-interests; and

    WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

    WHEREAS, the Company has delivered to Buyer a letter (the "Company Affiliate Letter") identifying all persons (each, a "Company Affiliate") who are at the date hereof, "affiliates" of the Company for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"), and each Company Affiliate has delivered to Buyer a letter substantially in the form attached hereto as Exhibit 1 (each, an "Affiliate Letter") relating to (i) the transfer prior to the Effective Time (as defined in Section 1.1(b)), of the Shares beneficially owned by such Company Affiliate on the date hereof, and (ii) the transfer of the shares of Buyer Common Stock to be received by such Company Affiliate in the Merger (as defined in Section 1.1(a)); and

    WHEREAS, Buyer, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

    SECTION 1.1. The Merger. (a) Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

    (b) The Company, Buyer and Merger Subsidiary will cause a certificate of merger (the "Certificate of Merger") with respect to the Merger to be executed and filed with the Secretary of State of the State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date the Certificate of Merger has been duly filed with the Secretary of State or at such date as is agreed between the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

    (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities, liabilities and duties of the Company and Merger Subsidiary.

    SECTION 1.2. Effect on Shares. At the Effective Time:

    (a) Conversion of Shares; Merger Consideration. Subject to the provisions of
Section 1.5 and Section 1.7 hereof, each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by the Company as treasury stock or by any Subsidiary of the Company or owned by Buyer, Merger Subsidiary or any other Subsidiary of Buyer) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares of Buyer Common Stock (the "Merger Consideration")(such applicable number being hereinafter referred to as the "Conversion Number"), equal to the quotient obtained by dividing (x) $13.50 by (y) the Average Stock Price (as hereinafter defined); provided, however, that if the Average Stock Price is $22 or less the Conversion Number shall be 0.6136 and if the Average Stock Price is $36 or more the Conversion Number shall be 0.3750. The "Average Stock Price" shall mean the average closing price per share of Buyer Common Stock on the New York Stock Exchange (the "NYSE") as reported on the NYSE Composite Tape during the fifteen consecutive trading day period (the "Measurement Period") ending on the second calendar day immediately preceding the Company Stockholder Meeting (as defined herein); provided, however, that if such second calendar day is not a trading day, the Measurement Period shall end on the next calendar day immediately preceding such second calendar day that is a trading day.

    (b) Cancellation of Shares. Each Share held by the Company as treasury stock or owned by Buyer, Merger Subsidiary or any other Subsidiary of Buyer immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist, and no payment shall be made with respect thereto. All Shares to be converted into Buyer Common Stock pursuant to this Section 1.2 shall, by virtue of the Merger and without any action on the part of the holders thereof, cease to be outstanding, be canceled and retired and cease to exist; and each holder of a certificate representing prior to the Effective Time any such Shares shall thereafter cease to have any rights with respect to such Shares, except the right to receive (i) certificates representing shares of Buyer Common Stock into which such Shares have been converted, (ii) any dividends and other distributions in accordance with Section 1.4 hereof and
(iii) any cash, without interest, to be paid in lieu of any fractional share of Buyer Common Stock in accordance with Section 1.5 hereof.

    (c) Capital Stock of Merger Subsidiary. Each share of common stock of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock, par value $0.01, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

    SECTION 1.3 Exchange of Certificates. (a) Prior to the Effective Time, Buyer shall appoint a commercial bank having capital of not less than $500,000,000 (or such other Person or Persons as shall be acceptable to Buyer and the Company) to act as exchange agent hereunder (the "Exchange Agent"). At the Effective Time, Buyer shall deposit with the Exchange Agent, certificates (the "Buyer Certificates") representing Buyer Common Stock which immediately prior to the Effective Time represent a number of shares of Buyer Common Stock required to be issued pursuant to Section 1.2(a) in exchange for the outstanding Shares (together with cash as required to (i) pay any dividends or distributions with respect thereto in accordance with Section 1.4 hereof and (ii) make payments in lieu of fractional Shares pursuant to Section 1.5 hereof, being hereinafter referred to as the "Exchange Fund"). The Exchange Fund shall not be used for any other purpose except as provided for in this Agreement.

    (b) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Share Certificates") (i) a form of a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Share Certificates shall pass, only upon actual delivery thereof to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Share Certificates in exchange for the property described in the next sentence. Upon surrender for cancellation to the Exchange Agent of Share Certificate(s) held by any record holder of a Share Certificate, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor (x) a Buyer Certificate representing the number of whole shares of Buyer Common Stock into which the Shares represented by the surrendered Share Certificate(s) shall have been converted at the Effective Time pursuant to this Article I, (y) cash in lieu of any fractional share of Buyer Common Stock in accordance with Section 1.5 hereof and (z) certain dividends and other distributions in accordance with Section 1.4 hereof; and the Share Certificate(s) so surrendered shall forthwith be cancelled.

    (c) Subject to the provisions of Section 1.4 and Section 1.5 hereof, each Share Certificate which immediately prior to the Effective Time represented Shares to be converted in the Merger shall, from and after the Effective Time until surrendered in exchange for Buyer Certificate(s) in accordance with this
Section 1.3, be deemed for all purposes to represent the number of shares of Buyer Common Stock into which such Shares shall have been so converted.

    SECTION 1.4 Dividends; Transfer Taxes. No dividends or other distributions that are declared on or after the Effective Time on Buyer Common Stock, or are payable to the holders of record thereof who became such on or after the Effective Time, shall be paid to any Person entitled by reason of the Merger to receive Buyer Certificates representing Buyer Common Stock, and no cash payment in lieu of any fractional share of Buyer Common Stock shall be paid to any such person pursuant to Section 1.5 hereof, until such Person shall have surrendered its Share Certificate(s) as provided in Section 1.3 hereof. Subject to applicable law, there shall be paid to each Person receiving a Buyer Certificate representing such shares of Buyer Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Buyer Common Stock represented by such Buyer Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender, and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Buyer Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. Buyer shall make available to the Exchange Agent the cash necessary for this purpose. If any cash or Buyer Certificate representing shares of Buyer Common Stock is to be paid to or issued in a name other than that in which the Share Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Share Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such Buyer Certificate and the distribution of such cash payment in a name other than that of the registered holder of the Share Certificate so surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. "Person" means an individual, a corporation, limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

    SECTION 1.5 No Fractional Shares. No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Share Certificates pursuant to this Article I; no dividend or other distribution by Buyer and no stock split, combination or reclassification shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Buyer. In lieu of any such fractional share, each holder of Shares who would otherwise have been entitled thereto upon the surrender of Share Certificate(s) for exchange pursuant to this
Article I will be paid an amount in cash (without interest) rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the NYSE of Buyer Common Stock (as reported on the NYSE Composite Tape) on the date on which the Effective Time shall occur (or, if Buyer Common Stock shall not trade on the NYSE on such date, the first day of trading in Buyer Common Stock on the NYSE, thereafter) by (ii) the fractional share to which such holder would otherwise be entitled. Buyer shall make available to the Exchange Agent the cash necessary for this purpose.

    SECTION 1.6 Return of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of the Shares for one year after the Effective Time shall be delivered to Buyer, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Share Certificate(s) in compliance with this Article I shall thereafter look only to Buyer for payment of their claim for shares of Buyer Common Stock, any cash in lieu of fractional shares of Buyer Common Stock and any dividends or distributions with respect to such shares of Buyer Common Stock. Neither Buyer nor the Company shall be liable to any former holder of Shares for any such shares of Buyer Common Stock held in the Exchange Fund (and any cash, dividends and distributions payable in respect thereof) which is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 1.7 Adjustment of Conversion Number. In the event of any stock split, combination, reclassification or stock dividend with respect to Buyer Common Stock, any change or conversion of Buyer Common Stock into other securities or any other dividend or distribution with respect to Buyer Common Stock (other than quarterly cash dividends issued in the ordinary course consistent with past practice) and any distribution by Buyer of shares of capital stock of any of its affiliates, or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Conversion Number, and thereafter all references in this Agreement to the Conversion Number shall be deemed to be the Conversion Number as so adjusted.

    SECTION 1.8 No Further Ownership Rights in Shares. All certificates representing shares of Buyer Common Stock delivered upon the surrender for exchange of any Share Certificate in accordance with the terms hereof (including any cash paid pursuant to Section 1.4 or Section 1.5 hereof) shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Shares previously represented by such Share Certificate.

    SECTION 1.9 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares shall thereafter be made. Subject to the last sentence of Section 1.6 hereof, if after the Effective Time, Share Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this
Article I.

    SECTION 1.10 Stock Options. (a) Not later than the Effective Time, each outstanding employee or director stock option (an "Option") to purchase Shares granted under any employee or director stock option or compensation plan or arrangement of the Company (other than any "stock purchase plan" within the meaning of Section 423 of the Code) immediately prior to the Effective Time in effect on the date hereof ("Company Stock Plans") whether or not then vested or exercisable, shall become and represent an option to purchase the number of shares of Buyer Common Stock (a "Substitute Option"), rounded up to the nearest whole share, determined by multiplying (i) the number of Shares subject to such Option immediately prior to the Effective Time by (ii) the Conversion Number, at an exercise price per share of Buyer Common Stock (increased to the nearest whole cent) equal to the exercise price per Share immediately prior to the Effective Time divided by the Conversion Number; provided, however, that in the case of any Option to which Section 421 of the Code applies by reason of its qualification as an incentive stock option under Section 422 of the Code, the conversion formula shall be adjusted if necessary to comply with Section 424(a) of the Code. After the Effective Time, except as provided above in this Section 1.10, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Option immediately prior to the Effective Time. Buyer shall register under the Securities Act on Form S-8 or another appropriate form (and use its best efforts to maintain the effectiveness thereof and maintain the current status of the prospectuses contained therein) all Substitute Options and all shares of Buyer Common Stock issuable pursuant to all Substitute Options. At or prior to the Effective Time, Buyer shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Buyer Common Stock for delivery in connection with the Substitute Options.

    (b) Notwithstanding the foregoing, each Option held by any director of the Company at the Effective Time, shall be converted at the Effective Time into the right to receive that number of duly authorized, validly issued, fully paid and nonassessable shares of Buyer Common Stock determined by multiplying (i) the number of Shares such holder could have purchased had such holder exercised such Option in full immediately prior to the Effective Time by (ii) a fraction, the numerator of which shall be the excess, if any, of (A) the Conversion Number multiplied by the Average Stock Price over (B) the applicable exercise price of such Option and the denominator of which shall be the Average Stock Price.

    SECTION 1.11 Restricted Stock. Any unvested shares of restricted stock of the Company, however granted, shall to the extent required in the plan, agreement or instrument pursuant to which such restricted stock was granted, vest and become free of all restrictions immediately prior to the Effective Time and shall be convertible into Buyer Common Stock pursuant to Section 1.2 hereof.

                                  ARTICLE II.
                                    CLOSING

    SECTION 2.1 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the third business day after satisfaction or waiver of all of the conditions set forth in Article IX hereof (the "Closing Date"), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 unless another time, date or place is agreed to in writing by the parties hereto.

                                  ARTICLE III.
                           THE SURVIVING CORPORATION

    SECTION 3.1 Certificate of Incorporation. The certificate of incorporation of the Company (the "Company Certificate of Incorporation") in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with applicable law.

    SECTION 3.2 Bylaws. The by-laws of the Company (the "Company By-laws") in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with applicable law.

    SECTION 3.3 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Subsidiary at the Effective Time shall be the initial directors of the Surviving Corporation and the officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected and appointed or qualified.

                                  ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Buyer and Merger Subsidiary that:

    SECTION 4.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and except as set forth on Schedule 4.1 of the disclosure schedule delivered by the Company in connection herewith (the "Company Disclosure Schedule"), has all corporate powers and all governmental licenses, authorizations, consents and approvals (collectively, "Licenses") required to carry on its business as now conducted except where the failure to have any such License would not have a Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not have a Material Adverse Effect. As used herein, the term "Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of the Company and its Subsidiaries (as defined in Section 4.6 hereof), or Buyer and Merger Subsidiary, as the case may be, in each case taken as a whole, that is not a result of general changes in the economy or the industries in which such entities operate. The Company has heretofore delivered or made available to Buyer true and complete copies of the Company Certificate of Incorporation and Company By-laws as currently in effect.

    SECTION 4.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by the parties hereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except that (i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. To the extent permitted under any Option or option plan, restricted stock plan, agreement or instrument or any employment, executive, severance or similar agreement to which the Company or any of its Subsidiaries is a party, such that none of the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby (including, without limitation, the election of the members of the Board of Directors of Merger Subsidiary as the initial directors of the Surviving Corporation at the Effective Time pursuant to Section 3.3) will constitute a "change of control" or "change in control" thereunder or result in an alteration of the benefits and burdens (including, without limitation, by means of acceleration) thereunder, the necessary majority of members of the Board of Directors has approved the execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby.

    SECTION 4.3 Governmental Authorization. Except as set forth in Schedule 4.3 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority (each, a "Governmental Entity") other than: (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iv) compliance with the applicable requirements of state blue sky laws; (v) compliance with the applicable requirements of any applicable takeover laws; and (vi) such other actions by or in respect of, or filings with, any Governmental Entity the failure of which to obtain or make would not have a Material Adverse Effect and which would not materially impair or materially delay the ability of the Company to consummate the transactions contemplated hereby.

    SECTION 4.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Company Certificate of Incorporation or Company By-laws, (ii) except as set forth in Schedule 4.4 of the Company Disclosure Schedule and assuming compliance with the matters referred to in Section 4.3 hereof, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Subsidiary of the Company, (iii) except as set forth in Schedule 4.4 of the Company Disclosure Schedule, with or without the giving of notice or passage of time or both, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary of the Company or to a loss of any benefit to which the Company or any Subsidiary of the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Subsidiary of the Company or any license, franchise, permit or other similar authorization held by the Company or any Subsidiary of the Company, or (iv) result in the creation or imposition of any Lien (as defined below) on any asset of the Company or any Subsidiary of the Company, excluding from the foregoing clauses (ii), (iii) or (iv), such violations, breaches, defaults or Liens which would not have a Material Adverse Effect, and which will not materially impair or materially delay the ability of the Company to consummate the transactions contemplated hereby. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

    SECTION 4.5 Capitalization. The authorized capital stock of the Company consists of 90,000,000 Shares and 10,000,000 shares of preferred stock (the "Preferred Stock"). As of March 31, 1996, there were (i) 27,981,831 Shares issued and outstanding; (ii) 6,964,169 Shares held in the Company's treasury; and (iii) no shares of Preferred Stock issued and outstanding. As of March 31, 1996, there were (i) 1,713,900 outstanding Options pursuant to the 1994 Long Term Stock-Based Incentive Plan with an exercise price range of a minimum exercise price of $7.625 and a maximum exercise price of $20.75; (ii) 108,700 outstanding Options pursuant to the Employees Stock Option Plan with a minimum exercise price of $9.875 and a maximum exercise price of $19.125; (iii) 300,000 outstanding Options granted to outside directors with an exercise price range of a minimum exercise price of $9.00 and a maximum exercise price of $13.00; (iv) 8,333 outstanding Options pursuant to the 1991 Employee Stock Option Plan with an exercise price of $9.00; (v) 10,000 outstanding Options pursuant to the 1992 Employee Stock Option Plan with an exercise price of $8.875 and (vi) 30,000 outstanding Options pursuant to the Directors Stock Plan with an exercise price of $15.875. Schedule 4.5 of the Company Disclosure Schedule accurately sets forth information regarding the exercise price, date of grant and number of granted Options for each holder of Options as of March 31, 1996. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 4.5, and except for changes since March 31, 1996 resulting from the exercise of employee Options outstanding on such date, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or of any Subsidiary of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii) except as set forth on Schedule 4.5 of the Company Disclosure Schedule, no options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Subsidiary of the Company to repurchase, redeem or otherwise acquire any Company Securities. Except as set forth on Schedule 4.5 of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. Except as otherwise provided in Section 1.11 of this Agreement, the Company has not taken any action that would result in any Options or shares of restricted stock that are unvested becoming vested in connection with or as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. No Subsidiary of the Company owns any capital stock of the Company.

    SECTION 4.6 Subsidiaries. (a) Each Subsidiary of the Company that is actively engaged in any business or owns any material assets (an "Active Subsidiary") (i) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) except as set forth in Schedule 4.6 of the Company Disclosure Schedule, has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and
(iii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except with respect to (ii) and (iii) above to the extent the failure of this representation and warranty to be true would not have a Material Adverse Effect. For purposes of this Agreement, "Subsidiary" means with respect to any Person, any corporation or other legal entity of which such Person owns, directly or indirectly, more than 50% of the outstanding stock or other equity interests, the holders of which are entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity. All Active Subsidiaries, their respective jurisdictions of incorporation and the ownership interest of the Company and its Subsidiaries in such Active Subsidiaries are identified on Schedule 4.6 of the Company Disclosure Schedule.

    (b) Each outstanding share of capital stock of each Subsidiary of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and is owned by the Company and/or one or more of its Subsidiaries free and clear of any Liens. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character relating to the issuance, transfer, sale, delivery, voting or redemption (including any rights of conversion or exchange under any outstanding security or other instrument) for, any of the capital stock or other equity interests of any of such Subsidiaries. There are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any of the Subsidiaries of the Company.

    SECTION 4.7 SEC Documents. The Company has filed all required reports, proxy statements, forms and other documents with the SEC since January 1, 1994 ("Company SEC Documents"). As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder applicable to such Company SEC Documents, and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    SECTION 4.8 Financial Statements; No Undisclosed Liabilities. The consolidated financial statements of the Company included in the Company SEC Documents (i) comply as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in conformity with generally accepted accounting principles ("GAAP"), applied on a consistent basis (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) during the periods involved (except as may be indicated in the related notes and schedules thereto) and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in Schedule 4.8 of the Company Disclosure Schedule and except as set forth in the Company SEC Documents filed and publicly available prior to the date of this Agreement, and except for liabilities and obligations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in the Company SEC Documents filed and publicly available prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto.

    SECTION 4.9 Form S-4 Registration Statement and Company Proxy Statement/Prospectus. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement (as hereinafter defined) or the Company Proxy Statement (as hereinafter defined) will (i) in the case of the Form S-4 Registration Statement, at the time it becomes effective, at the Effective Time or at the Company Stockholder Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Company Proxy Statement, at the time of the mailing of the Company Proxy Statement and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to the Company, its officers and directors or any of its Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Company Proxy Statement or the Form S-4 Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Company Proxy Statement will (with respect to information relating to the Company) comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

    SECTION 4.10 Absence of Certain Changes. Except as disclosed in the Company SEC Documents filed by the Company or as set forth in Schedule 4.10 of the Company Disclosure Schedule, the Company and its Subsidiaries have conducted their business in the ordinary course of business and there has not been since January 1, 1996:

        (a) any event, occurrence or facts which has had or reasonably could be expected to have a Material Adverse Effect;

        (b) any declaration, setting aside or payment of any dividend (other than regular quarterly dividends) or other distribution with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company;

        (c) any amendment of any term of any outstanding security of the Company or any Subsidiary of the Company;

        (d) any incurrence, assumption or guarantee by the Company or any Subsidiary of the Company of any indebtedness for borrowed money other than in the ordinary course of business;

        (e) any creation or assumption by the Company or any Subsidiary of the Company of any Lien on any asset other than in the ordinary course of business and other than Liens which do not have and could not reasonably be expected to have a Material Adverse Effect;

        (f) any making of any loan, advance or capital contributions to or investment in any Person other than advances to employees in the ordinary course of business and loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of the Company made in the ordinary course of business;

        (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which has had or could reasonably be expected to have a Material Adverse Effect;

        (h) any transaction or commitment made, or any contract or agreement entered into, by the Company or any Subsidiary of the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any Subsidiary of the Company of any contract or other right, in either case, that have had or could reasonably be expected to have a Material Adverse Effect, other than transactions and commitments in the ordinary course of business and those contemplated by this Agreement;

        (i) any change, or any application or request to the SEC for any change, in any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in generally accepted accounting principles;

        (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company or any Subsidiary of the Company, (ii) employment, consulting, indemnification, severance, termination, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company or any Subsidiary of the Company entered into, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of the Company or any Subsidiary of the Company, in each case, other than in the ordinary course of business; or

        (k) any authorization of any of, or commitment or agreement to take any of, the foregoing actions except as otherwise expressly permitted by this Agreement.

    SECTION 4.11 Litigation. Except as set forth in either the Company SEC Documents or in Schedule 4.11 of the Company Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against, the Company, any Subsidiary of the Company or any of their respective properties before any court or arbitrator or any Governmental Entity, which, (a) if determined or resolved adversely to the Company or any Subsidiary of the Company in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) as of the date hereof, questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the transactions contemplated by this Agreement. Except as set forth in the Company SEC Documents, as of the date of this Agreement, none of the Company or its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, could reasonably be expected to have a Material Adverse Effect or would prevent or materially delay the consummation of the transactions contemplated hereby. Except as set forth in the Company SEC Documents, Schedule 4.11 of the Company Disclosure Schedule sets forth a complete list of (x) all actions, suits, investigations or proceedings pending against, or to the knowledge of the Company, threatened against any former or current director or officer of the Company or any Subsidiary of the Company and (y) to the knowledge of the Company, all material actions, suits, investigations, or proceedings pending or threatened against any former or current employee of the Company or any Subsidiary of the Company, in the case of each of (x) and (y), based on, or arising out of the fact that, such person is or was a director, officer or employee, as the case may be, of the Company or any Subsidiary of the Company, as well as such matters as have been completed and in respect of which the Company has any remaining indemnification or other monetary obligations.

    SECTION 4.12 Taxes. (a) Except as set forth on Schedule 4.12 of the Company Disclosure Schedule: (i) the Company and each of its Subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of the Company and each of its Subsidiaries; (ii) all material Taxes with respect to the Company and its Subsidiaries have been paid in full or have been provided for in accordance with GAAP on the Company's most recent balance sheet which is part of the Company SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to the Company and its Subsidiaries; (iv) none of the Tax Returns of or with respect to the Company or any of its Subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to the Company or any of its Subsidiaries which has not been abated or paid in full.

    (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

    SECTION 4.13 Employee Matters. (a) Schedule 4.13(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b)(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any employee or former employee of the Company, whether formal or informal and whether legally binding or not (the "Plans"). Schedule 4.13(a) identifies each of the Plans that is an "employee welfare benefit plan," or "employee pension benefit plan" as such terms are defined in Sections 3(1) and 3(2) of ERISA (such plans being hereinafter referred to collectively as the "ERISA Plans").

    (b) With respect to each of the Plans, the Company has heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

         (i) a copy of the Plan or a description of all material terms thereof (including all amendments thereto);

        (ii) a copy of the annual report, if required under ERISA, with respect to each such Plan for the last three years;

        (iii) a copy of the actuarial report, if required under ERISA, with respect to each such Plan for the last three years; and

        (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under Section 401 of the Code.

    (c) No material liability under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or an ERISA Affiliate of incurring a material liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been or will be made when due.

    (d) With respect to each of the ERISA Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits.

    (e) Neither the Company, any ERISA Affiliate, any of the ERISA Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which the Company, any ERISA Affiliate, any of the ERISA Plans, any such trust, any trustee or administrator thereof, or any party dealing with the ERISA Plans or any such trust could be subject to either a material civil penalty assessed pursuant to Section 409 or Section 502(i) of ERISA or a material tax imposed pursuant to Section 4975, Section 4976 or Section 4980B of the Code.

    (f) Full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts which the Company or any ERISA Affiliate is required to pay under the terms of each of the ERISA Plans and Section 412 of the Code.

    (g) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code.

    (h) The Company has not taken any action that would result in the acceleration of any benefits under any Plan in connection with or as a result of the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby.

    SECTION 4.14 Labor Matters. Except to the extent set forth in Schedule 4.14 of the Disclosure Schedule (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or threatened, to the knowledge of the Company, against the Company and during the past three years there has not been any such action; (ii) to the knowledge of the Company, there is no current union organizing activities among the Company's employees nor does any question concerning representation exist concerning such employees; (iii) there is no unfair labor practice charge or complaint against the Company pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (iv) there is no grievance pending relating to any collective bargaining agreement or other grievance procedure;
(v) to the knowledge of the Company, no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (vi) the Company and its Subsidiaries have complied with the Worker Adjustment and Retraining Notification Act (the "WARN Act"), and other state or local laws substantially similar in effect to the WARN Act, where the failure to be in compliance with such state or local laws would have a Material Adverse Effect; and (vii) there are no collective bargaining agreements, employment contracts or severance agreements with any union or any employees of the Company.

    SECTION 4.15 Compliance with Laws. Except as set forth in Schedule 4.11 (as applicable) and Schedule 4.15 of the Company Disclosure Schedule, the Company and its Subsidiaries, and their respective businesses, are in compliance with all Licenses, laws, statutes, ordinances or regulations, including, but not limited to, Environmental Laws (as defined in Section 4.17 below), except where such violations would not have a Material Adverse Effect.

    SECTION 4.16 Finders' Fees. Except for Lazard Freres & Co., L.L.C., there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf, of the Company or any Subsidiary of the Company who would be entitled to any fee or commission from the Company, any Subsidiary of the Company, Buyer or any of Buyer's affiliates upon consummation of the transactions contemplated by this Agreement. An executed, true and complete copy of such engagement letter has been delivered to Buyer.

    SECTION 4.17 Environmental Matters. (a) Except as set forth in the Company SEC Documents or in Schedule 4.17 of the Company Disclosure Schedule:

        (i) since January 1, 1995, the Company has not received any written communication from any person or entity (including any Governmental Entity) stating that it or its Subsidiaries may be a potentially responsible party under Environmental Law (as defined in Section 4.17(c) hereof) with respect to any actual or alleged environmental contamination; neither the Company nor its Subsidiaries nor, to the Company's knowledge, any Governmental Entity is conducting or has conducted any environmental remediation or environmental investigation which could reasonably be expected to result in liability for the Company or its Subsidiaries under Environmental Law; and the Company and its Subsidiaries have not received any request for information under Environmental Law from any Governmental Entity with respect to any actual or alleged environmental contamination, except, in each case, for communications, environmental remediation and investigations and requests for information which would not, individually or in the aggregate, have a Material Adverse Effect; and

        (ii) since January 1, 1995, the Company and its Subsidiaries have not received any written communication from any person or entity (including any Governmental Entity) stating or alleging that the Company or its Subsidiaries may have violated any Environmental Law, or that the Company or its Subsidiaries has caused or contributed to any environmental contamination that has caused any property damage or personal injury under Environmental Law, except, in each case, for statements and allegations of violations and statements and allegations of responsibility for property damage and personal injury which would not, individually or in the aggregate, have a Material Adverse Effect.

    (b) (i) The Company has made available to Buyer each material environmental investigation, study, audit, test, review and other analysis in the possession of the Company or its Subsidiaries prepared in the last five years conducted in relation to the business of the Company or any property or facility now or previously owned, operated or leased by the Company or any Subsidiary of the Company; and (ii) the Company has made available to Buyer each consent decree, consent order or similar document currently in force and to which it is a party relating to any property currently owned, leased or operated by the Company or its Subsidiaries.

    (c) For purposes of this Section 4.17, "Environmental Law" means all applicable state, federal and local laws, regulations and rules, including common law, judgments, decrees and orders relating to pollution, the preservation of the environment, and the release of material into the environment.

    SECTION 4.18 Property. The Company and its Subsidiaries, as the case may be, have good and valid title to, or in the case of leased property, have valid leasehold interests in all properties and assets necessary to conduct the business of the Company as currently conducted, except to the extent the failure of this representation and warranty to be true would not have a Material Adverse Effect. There are no developments affecting any of such properties or assets pending or, to the knowledge of the Company threatened, which, could reasonably be expected to have a Material Adverse Effect.

    SECTION 4.19 Intangible Property. (a) The Company and its Subsidiaries own or possess adequate licenses or other valid rights to use all trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets and applications for trademarks and for service marks, which are material to the Company's business and operations (collectively, "Intangible Property") used or held for use in connection with the business of the Company and the Subsidiaries of the Company as currently conducted. All material trademarks are validly registered or registrations have been applied for.

    (b) The Company, except as set forth in Schedule 4.19(b) of the Company Disclosure Schedule, is unaware of any assertion or claim challenging the validity of any Intangible Property. Except as set forth in Schedule 4.19(b) of the Company Disclosure Schedule, the conduct of the business of the Company and its Subsidiaries as currently conducted does not conflict with any trademark, trademark right, trade name or trade name right of any third party in a manner that could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there are no material infringements of any Intangible Property.

    SECTION 4.20 Material Contracts. Except as set forth on Schedule 4.13(a),
Schedule 4.20 or Schedule 7.3 of the Company Disclosure Schedule, the Company SEC Documents list all Material Contracts (as defined below) of the Company (and all material amendments thereto) and all agreements or commitments to enter into a Material Contract, and except as set forth on Schedule 4.20 of the Company Disclosure Schedule or in the Company SEC Documents, to the knowledge of the Company, each Material Contract is valid, binding and enforceable and in full force and effect, except where such failure to be valid, binding and enforceable and in full force and effect would not have a Material Adverse Effect, and there are no defaults thereunder, except those defaults that would not have a Material Adverse Effect. For purposes of this Agreement, "Material Contracts" shall mean
(i) all contracts, agreements or understandings with customers of the Company and its Subsidiaries in the last fiscal year where each customers' contracts, agreements or understandings in the aggregate account for more than $5 million of (x) SafeCard Services, Incorporated's ("SafeCard") net annual billings or (y) each Subsidiaries' of the Company, other than SafeCard's, annual revenues; (ii) all the acquisition, merger, asset purchase or sale agreements entered into by the Company in the last two fiscal years with a transaction value in excess of $10 million; (iii) all indemnification, termination, severance, or "golden parachute" agreements; and (iv) any other agreement within the meaning set forth in Item 601(b)(10) Regulation S-K of Title 17, Part 229 of the Code of Federal Regulations. Except as set forth on Schedule 4.20 of the Company Disclosure Schedule, no party to any such Material Contract has (i) given written notice to the Company or any Subsidiary of the Company of or made a claim in writing against the Company or any Subsidiary of the Company with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on the Company or (ii) given written or, to the knowledge of the senior executive officers of the Company, oral notice to the Company or any Subsidiary of the Company that it does not intend to renew or it intends to terminate any of its business relationships with the Company or any Subsidiary of the Company.

    SECTION 4.21 Accounting Matters. Neither the Company nor, to the best of the Company's knowledge, any of its affiliates has taken or agreed to take any action that would prevent Buyer from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations. The Company has not knowingly and willfully failed to bring to the attention of Buyer any actions, or agreements or understandings, whether written or oral, to act that would be reasonably likely to prevent Buyer from accounting for the Merger as a pooling of interests. The representations and warranties of the Company in the Company Affiliate Letter are true and correct.

    SECTION 4.22 Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary or required under this Agreement or under applicable law to approve the Merger, this Agreement and the transactions contemplated hereby.

    SECTION 4.23 Fairness Opinion. The Board of Directors of the Company has received the written opinion of Lazard Freres & Co. L.L.C., to the effect that, as of such date, the consideration to be received by holders of Shares pursuant to the Merger is fair from a financial point of view to such holders. An executed, true and complete copy of such opinion has been delivered to Buyer and, as of the date hereof, such opinion has not been modified in any material respect or withdrawn.

    SECTION 4.24 Disclosure. No representation or warranty by the Company contained in this Agreement and no statement contained in any certificate delivered by the Company to Buyer or Merger Subsidiary pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading when taken together in light of the circumstances in which they were made.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         OF BUYER AND MERGER SUBSIDIARY

    Buyer and Merger Subsidiary represent and warrant to the Company that:

    SECTION 5.1 Corporate Existence and Power. Each of Buyer and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and except as set forth on Schedule 5.1 of the disclosure schedule delivered by Buyer and Merger Subsidiary in connection herewith (the "Buyer Disclosure Schedule"), has all corporate powers and all Licenses required to carry on its business as now conducted except where the failure to have any such License would not, individually or in the aggregate, have a Material Adverse Effect. Each of Buyer and Merger Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. Each of Buyer and Merger Subsidiary has heretofore delivered or made available to the Company true and complete copies of Buyer's and Merger Subsidiary's Certificate of Incorporation and By-laws as currently in effect.

    SECTION 5.2 Corporate Authorization. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Buyer and Merger Subsidiary and have been duly authorized by all necessary corporate action. This Agreement, assuming due and valid authorization, execution and delivery by the other parties hereto, constitutes a valid and binding agreement of each of Buyer and Merger Subsidiary enforceable against Buyer and Merger Subsidiary in accordance with its terms, except that
(i) enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

    SECTION 5.3 Governmental Authorization. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Entity other than: (i) the filing of a certificate of merger in accordance with the DGCL; (ii) compliance with any applicable requirements of the HSR Act; (iii) compliance with any applicable requirements of the Securities Act and Exchange Act; (iv) compliance with the applicable requirements of any applicable takeover laws; and (v) such other actions by or in respect of, or filings with, any Governmental Entity the failure of which to obtain or make would not have a Material Adverse Effect and which would not materially impair or delay the ability of Buyer or Merger Subsidiary to consummate the transactions contemplated hereby.

    SECTION 5.4 Non-Contravention. The execution, delivery and performance by Buyer and Merger Subsidiary of this Agreement and the consummation by Buyer and Merger Subsidiary of the transactions contemplated hereby do not and will not
(i) contravene or conflict with the Certificate of Incorporation or By-laws of Merger Subsidiary or Buyer, (ii) assuming compliance with the matters referred to in Section 5.3 hereof, contravene or conflict with or constitute a violation of any provision of law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or Merger Subsidiary, (iii) with or without the giving of notice or passage of time or both, constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Buyer or Merger Subsidiary or to a loss of any benefit to which Buyer or Merger Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Buyer or Merger Subsidiary or any license, franchise, permit or other similar authorization held by Buyer or Merger Subsidiary, or (iv) result in the creation or imposition of any Lien on any asset of Buyer or Merger Subsidiary excluding from the foregoing clauses
(ii), (iii) or (iv) such violations, breaches, defaults or Liens which would not have a Material Adverse Effect, and which will not materially impair or materially delay the ability of Buyer and Merger Subsidiary to consummate the transactions contemplated hereby.

    SECTION 5.5 Form S-4 Registration Statement and Company Proxy Statement/Prospectus. None of the information to be supplied by Buyer and Merger Subsidiary for inclusion or incorporation by reference in the Form S-4 Registration Statement will (i) in the case of the Form S-4 Registration Statement at the time it becomes effective, at the Effective Time or at the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) in the case of the Company Proxy Statement, at the time of the mailing of the Company Proxy Statement and at the time of the Company Stockholder Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event with respect to Buyer and Merger Subsidiary, their respective officers and directors or any of Buyer's Subsidiaries should occur which is required to be described in an amendment of, or a supplement to, the Form S-4 Registration Statement or the Company Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The S-4 Registration Statement will (with respect to information relating to Buyer and Merger Subsidiary) comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder.

    SECTION 5.6 Finders' Fees. Except for Goldman, Sachs & Co., whose fees will be paid by Buyer, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission in connection with or upon consummation of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or Merger Subsidiary.

    SECTION 5.7 No Vote Required. No vote or special meeting of the stockholders of Buyer or Merger Subsidiary is necessary or required by this Agreement or under applicable law to approve the Merger, this Agreement or the transactions contemplated hereby.

    SECTION 5.8 Share Ownership. As of the date hereof, Buyer and Merger Subsidiary do not own any Shares.

    SECTION 5.9 Capitalization. The authorized capital stock of Buyer consists of 400,000,000 shares of Buyer Common Stock, and 1,000,000 shares of preferred stock, par value $.01 par value per share (the "Buyer Preferred Stock"). As of March 29, 1996, there were issued and outstanding (i) 190,460,240 shares of Buyer Common Stock; (ii) no shares of Buyer Preferred Stock; and (iii) options to purchase an aggregate of 21,056,064 shares of Buyer Common Stock with exercise prices ranging from $.36 to $35.75. All of the outstanding shares of capital stock of Buyer have been duly authorized and validly issued and are fully paid and nonassessable. Schedule 5.9 of the Buyer Disclosure Schedule accurately sets forth, as of the date of this Agreement, certain information regarding the outstanding options, and such information is true and correct. Except as set forth in this
Section 5.9 or as disclosed on Schedule 5.9 of the Buyer Disclosure Schedule or in the Buyer SEC Documents, and except for changes since March 29, 1996 resulting from the exercise of employee stock options outstanding on such date, as of the date of this Agreement, there are outstanding (i) no shares of capital stock or other voting securities of Buyer, (ii) no securities of Buyer or of any Subsidiary of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer, and (iii) no options or other rights to acquire from Buyer, and no obligation of Buyer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Buyer Securities"). There are no outstanding obligations of Buyer or of any Subsidiary of Buyer to repurchase, redeem or otherwise acquire any Buyer Securities. There are no stockholder agreements, voting trusts or understandings to which Buyer is a party or to which it is bound relating to the voting of any shares of capital stock of Buyer.

    SECTION 5.10 Accounting Matters. Neither Buyer, nor Merger Subsidiary, nor, to the best of Buyer's or Merger Subsidiary's knowledge, any of its affiliates has taken or agreed to take any action that would prevent Buyer or Merger Subsidiary from accounting for the transactions to be effected pursuant to this Agreement as a pooling of interests in accordance with GAAP and applicable SEC regulations. Buyer has not knowingly and willfully failed to bring to the attention of the Company any actions, or agreements or understandings, whether written or oral, to act that would be reasonably likely to prevent Buyer from accounting for the Merger as a pooling of interests.

    SECTION 5.11 Ownership of Merger Subsidiary; No Prior Activities; Assets of Merger Subsidiary. (a) Merger Subsidiary was formed solely for the purpose of the Merger and engaging in the transactions contemplated hereby.

    (b) As of the date hereof and the Effective Time, the capital stock of Merger Subsidiary is and will be directly owned 100% by Buyer. Further, there are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Merger Subsidiary is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Subsidiary.

    (c) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Subsidiary has not and will not have incurred, directly or indirectly through any Subsidiary or affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person or entity.

    SECTION 5.12 SEC Documents. Buyer has filed all required reports, proxy statements, forms and other documents with the SEC since January 1, 1994 ("Buyer SEC Documents"). As of their respective dates (i) the Buyer SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Buyer SEC Documents, and (ii) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

    SECTION 5.13 Financial Statements. The consolidated financial statements of Buyer included in the Buyer SEC Documents (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in conformity with GAAP applied on a consistent basis (except in the case of unaudited statements, as permitted by Form 10-Q of the SEC) during the periods involved (except as may be indicated in the related notes and schedules thereto) and (iii) fairly present in all material respects the consolidated financial position of Buyer and its consolidated subsidiaries as of the dates thereof, and the results of its operations and its cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and except that, in the case of financial statements included therein which were later restated to account for one or more business combinations accounted for as poolings-of-interest, such original financial statements do not reflect such restatements).

    SECTION 5.14 Absence of Certain Changes or Events. Except as disclosed in the Buyer SEC Documents filed by Buyer and as set forth in Schedule 5.14 of the Buyer Disclosure Schedule, since the date of the most recent consolidated balance sheet included in the Buyer SEC Documents filed and publicly available prior to date of this Agreement, the business of Buyer has been carried on only in the ordinary and usual course and there has not been any adverse change in its business, properties, operations or financial condition and no event has occurred and no fact or set of circumstances has arisen which has resulted in or could reasonably be expected to result in a Material Adverse Effect.

    SECTION 5.15 Litigation. Except as set forth in either Buyer SEC Documents or in Schedule 5.15 of the Buyer Disclosure Schedule, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer or Merger Subsidiary threatened against, Buyer or Merger Subsidiary or any of their respective properties before any court or arbitrator or any Governmental Entity, which, (a) if determined or resolved adversely to Buyer or Merger Subsidiary in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) as of the date of this Agreement, questions the validity of this Agreement or any action to be taken by Buyer or Merger Subsidiary in connection with the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Buyer, as of the date of this Agreement, none of Buyer or its Subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on Buyer or would prevent or materially delay the consummation of the transactions contemplated hereby.

    SECTION 5.16 Authorization for Buyer Common Stock. Buyer has taken all necessary action to permit it to issue the number of shares of Buyer Common Stock required to be issued pursuant to this Agreement. Shares of Buyer Common Stock issued pursuant to Agreement will, when issued, be validly issued, fully paid and nonassessable and no person will have any preemptive right of subscription or purchase in respect thereof. Shares of Buyer Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will, when issued, be listed on the NYSE, subject to official notice of issuance.

    SECTION 5.17 Taxes. Except as set forth on Schedule 5.17 of the Buyer Disclosure Schedule: (i) Buyer and each of its Subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of Buyer and each of its Subsidiaries; (ii) all material Taxes with respect to Buyer and its Subsidiaries have been paid in full or have been provided for in accordance with GAAP on the Buyer's most recent balance sheet which is part of the Buyer SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, local or foreign income or other material Tax Returns required to be filed by or with respect to Buyer and its Subsidiaries;
(iv) none of the Tax Returns of or with respect to Buyer or any of its Subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to Buyer or any of its Subsidiaries which has not been abated or paid in full.

    SECTION 5.18 Disclosure. No representation or warranty by Buyer or Merger Subsidiary contained in this Agreement and no statement contained in any certificate delivered by Buyer or Merger Subsidiary to the Company pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading when taken together in light of the circumstances in which they were made.

                                   ARTICLE VI
                            COVENANTS OF THE COMPANY

    The Company agrees that:

    SECTION 6.1 Conduct of the Company. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course and shall use their reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing other than as set forth on Schedule 6.1 of the Company Disclosure Schedule, as specifically contemplated by this Agreement or with the written consent of Buyer or Merger Subsidiary (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, the Company will not (and will not cause or permit any Subsidiary to):

        (a) split, combine or reclassify any shares of capital stock, declare, set aside or pay any dividend (other than regular quarterly dividends and any dividend of a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company) or other distribution (whether in cash, stock or property or any combination thereof) with respect to any shares of capital stock of the Company, or any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any Subsidiary of the Company;

        (b) amend any term of any outstanding security of the Company or any Subsidiary of the Company;

        (c) except for working capital purposes pursuant to the Revolving Credit Agreement, dated as of February 8, 1996, by and among the First National Bank of Boston, Fleet Bank of Maine, Key Bank of Maine, Bank of Scotland and Wright Express Corporation, and, except in the ordinary course of business consistent with past practice pursuant to the Equipment Financing Agreement, dated as of February 7, 1996, by and between The First National Bank of Boston and Wright Express Corporation, incur, assume or guarantee any indebtedness for borrowed money of (x) except in the ordinary course of business in an amount not to exceed $500,000 in the aggregate at any one time outstanding, the Company or any Subsidiary of the Company or (y) any other Person;

        (d) create, assume or suffer to exist any Lien on any material asset, other than in the ordinary course of business;

        (e) make any loan, advance or capital contribution to or invest in any Person, other than in the ordinary course of business;

        (f) cause any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company or any Subsidiary of the Company which has had or could reasonably be expected to have a Material Adverse Effect;

        (g) (x) other than in the ordinary course of business consistent with past practice, (i) enter into any transaction, commitment, contract or agreement by the Company or any Subsidiary of the Company relating to their assets or business (excluding the acquisition or disposition of any assets) or (ii) relinquish any contract or other right, that (with respect to (ii)) has had or could reasonably be expected to have a Material Adverse Effect, other than (with respect to each of (i) and (ii)) those expressly permitted by this Agreement or (y) enter into any transaction, commitment, contract or agreement to acquire or dispose of any assets of the Company or any Subsidiary of the Company in excess of $150,000 in any individual transaction or $750,000 in the aggregate;

        (h) change, or apply to the SEC for, or request from the SEC any change of, any method of accounting or accounting practice by the Company or any Subsidiary of the Company, except for any such change required by reason of a concurrent change in GAAP;

        (i) (A) grant any severance or termination pay to any current or former director or executive officer, or, other than in the ordinary course of business, to any officer or any other employee of the Company or any Subsidiary of the Company, (B) enter into any employment, consulting, indemnification, severance, termination, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any current or former director or executive officer, or other than in the ordinary course of business, with any officer or any other employee of the Company or any Subsidiary of the Company, (C) other than in the ordinary course of business, increase the benefits payable under any existing severance or termination pay policies or employment agreements or (D) increase the compensation, bonus or other benefits payable to any current or former director or executive officer, or other than in the ordinary course of business, to any officer or any other employee of the Company or any Subsidiary of the Company;

        (j) amend its certificate of incorporation or bylaws (or other similar governing instrument);

        (k) authorize for issuance, sell, deliver or agree to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights) of the Company, except for the issuance of stock upon the exercise of Options outstanding on the date of this Agreement;

        (l) except as may be required pursuant to GAAP, revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business;

        (m) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

        (n) make or revoke any tax election or settle or compromise any tax liability, in each case, material to the Company and its Subsidiaries taken as a whole or change (or make a request to any taxing authority to change) any material aspect of its method of accounting for tax purposes;

        (o) subject to Section 6.1(q) below, pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or notes thereof) of the Company and its Subsidiaries or incurred in the ordinary course of business consistent with past practice;

        (p) except as otherwise permitted by paragraph (i) or as set forth on
    Schedule 6.1(p) of the Company Disclosure Schedule, settle or compromise any pending or threatened suit, action, or proceeding;

        (q) enter into any agreement or understanding, whether oral or written, with any Halmos Entity or Halmos Assign (as each such term is defined in Section 7.3(c)); except for agreements or understandings in the ordinary course necessary for the continued defense or prosecution of any such pending litigation matters set forth in Schedule 4.11 of the Company Disclosure Schedule or as disclosed in the Company SEC Documents; or

        (r) take, authorize any of, or commit or agree to take any of, the foregoing actions except as otherwise expressly permitted by this Agreement.

    SECTION 6.2 Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (including any postponements or adjournments thereto, the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders; provided that the Company's Board of Directors may withdraw, modify or change such recommendation if it has determined, based upon the advice of outside legal counsel to the Company, that such recommendation would be reasonably likely to be inconsistent with the Board of Directors' fiduciary duties under applicable law. The Company will (i) as promptly as practicable following the date of this Agreement, prepare and file with the SEC, will use its reasonable efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable, a proxy statement that will be the same proxy statement/prospectus contained in the Form S-4 Registration Statement (as hereinafter defined) and a form of proxy, in connection with the vote of the Company's stockholders with respect to the Merger (such proxy statement/prospectus, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to the Company's stockholders, is herein called the "Company Proxy Statement"), (ii) use its reasonable efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply in all material respects with all legal requirements applicable to such meeting. The Company may, if it withdraws, modifies or changes its recommendation in accordance with this Section 6.2, delay the filing or mailing, as the case may be, of the Company Proxy Statement or the holding of the Company Stockholder Meeting, in each case only to the extent necessary to revise the Company Proxy Statement to reflect such withdrawal, modification or change and, in the case of the Company Stockholder Meeting, to provide the minimum notice thereof required under applicable law, the Company Certificate of Incorporation or the Company By-laws. In addition, the Company will upon reasonable advance notice provide Buyer with all financial and other data regarding the Company as may be reasonably requested by Buyer in connection with the proxy statements and registration statements on Form S-4 relating to the transactions described in Schedule 6.2 of the Buyer Disclosure Schedule. The Company acknowledges that such proxy statements and registration statements may be required to include such data concerning the Company, and that the Company Proxy Statement may be required to contain certain financial and other data concerning the other parties to such transactions.

    SECTION 6.3 Access to Information; Confidential Agreement. (a) From the date hereof until the Effective Time, the Company will give Buyer, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of the Company and the Subsidiaries of the Company, will furnish to Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct the Company's employees, counsel and financial advisors to cooperate with Buyer in its investigation of the business of the Company and the Subsidiaries of the Company; provided that all requests for information, to visit plants or facilities or to interview the Company's employees or agents should be directed to and coordinated with an executive officer of the Company; and provided further that no investigation pursuant to this Section 6.3 shall affect any representation or warranty given by the Company to Buyer hereunder and any information received by Buyer or its representatives shall remain subject to the Confidentiality Agreement dated February 13, 1996 between Buyer and the Company (the "Confidentiality Agreement").

    (b) The parties hereto agree that the Confidentiality Agreement shall be hereby amended to provide that any provision therein which in any manner limits, restricts or prohibits the voting or acquisition of Shares by Buyer or any of its affiliates or the representation of Buyer's designees on the Company's Board of Directors or which in any manner would be inconsistent with this Agreement or the transactions contemplated hereby shall be amended as of the date hereof to permit the acquisition of Shares pursuant to the Merger, the voting of Shares at the Company Stockholder Meeting or to otherwise effect the transactions contemplated hereby. The Confidentiality Agreement shall otherwise remain in full force and effect.

    SECTION 6.4 No Solicitation. (a) From the date of this Agreement until the termination of this Agreement in accordance with its terms, the Company and its Subsidiaries will not, and the Company will use its reasonable best efforts to ensure that the respective officers, directors and employees of the Company and its Subsidiaries, and any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any of its Subsidiaries, will not (i) solicit, initiate or encourage (including by way of furnishing information) any Acquisition Proposal (as defined below) or (ii) participate or engage in negotiations or discussions, or disclose any nonpublic information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company, regarding any Acquisition Proposal; provided that, if the Company's Board of Directors determines, based upon the advice of outside legal counsel to the Company, that the failure to engage in such negotiations or discussions or provide such information would be reasonably likely to be inconsistent with the Board of Directors' fiduciary duties under applicable law, the Company may in response to an Acquisition Proposal and subject to compliance with Section 6.4(c), furnish information with respect to the Company and its Subsidiaries pursuant to a confidentiality agreement and participate in negotiations regarding such Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" means any inquiry, offer or proposal from any person relating to any direct or indirect acquisition or purchase of a substantial portion of the assets of the Company or any of its Subsidiaries or of over 20% of any class of equity securities of the equity interest of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more equity interest of any class of equity securities of the Company or any of its Subsidiaries, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement. Nothing contained in this Section 6.4 shall prohibit the Company or its Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making such disclosure to the Company's stockholders or making such disclosure as may be required by applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.2 or 6.4(b), withdraw, modify or change, or propose to withdraw, modify or change, its recommendation of approval and adoption of this Agreement and the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

    (b) Except as set forth in this Section 6.2 or Section 6.4(b), neither the Company nor the Board of Directors of the Company nor any committee thereof shall (x) withdraw, modify or change, or propose to withdraw, modify or change, in a manner adverse to Buyer, the recommendation by such Board of Directors or such committee of the approval and adoption of this Agreement and the Merger,
(y)
approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (z) cause the Company to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines, based upon the advice of outside legal counsel to the Company, that the failure to take any of the actions contemplated by the preceding sentence would be reasonably likely to be inconsistent with the Board of Directors' fiduciary duties, the Board of Directors of the Company may withdraw, modify or change its recommendation of approval and adoption of this Agreement and the Merger, approve or recommend a Superior Proposal or cause the Company to enter into an agreement with respect to a Superior Proposal; but in the case of approving, recommending or causing the Company to enter into an agreement with respect to a Superior Proposal, only at a time that is after the second day following Buyer's receipt of written notice (a "Notice of Superior Proposal") advising Buyer that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company enters into an agreement with respect to a Superior Proposal and this Agreement is terminated pursuant to Section 10.1(vi)(B) or Section 10.1(vii), the Company shall promptly pay, or cause to be paid, to Buyer, the Buyers' Expenses (as such term is defined in Section 12.4). For purposes of this Agreement, a "Superior Proposal" means any bona fide Acquisition Proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of the Company common stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

    (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 6.4, the Company shall notify Buyer in writing within one business day of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which would reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry. The Company will use it reasonable best efforts to keep Buyer informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

    SECTION 6.5 Conveyance Taxes. The Company shall timely pay any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes (collectively, the "Conveyance Taxes") which become payable prior to the Effective Time in connection with the transactions contemplated hereunder that are required to be paid in connection therewith.

                                  ARTICLE VII
                               COVENANTS OF BUYER

    Buyer agrees that:

    SECTION 7.1 Obligations of Merger Subsidiary. Buyer will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

    SECTION 7.2 Voting of Shares. Merger Subsidiary shall and Buyer shall cause Merger Subsidiary to vote all Shares, if any, beneficially owned by Merger Subsidiary or its affiliates in favor of adoption and approval of the Merger and this Agreement at the Company Stockholder Meeting.

    SECTION 7.3 Director and Officer Liability. (a) Buyer, Merger Subsidiary and the Company agree that all rights to indemnification and all limitations on liability existing in favor of any Indemnitee (as defined below) as provided in the Company Certificate of Incorporation, Company By-laws or any Indemnity Agreement (as hereinafter defined) shall survive the Merger and continue in full force and effect. To the extent permitted by (i) the DGCL, (ii) the Company's Certificate of Incorporation and the Company's By-laws or (iii) any agreement providing for indemnification by the Company or any Subsidiary of the Company of any Indemnitee (A) in effect on the date of this Agreement (or entered into thereafter in accordance with the provisions of Section 6.1 of this Agreement) and listed on Schedule 7.3 of the Company Disclosure Schedule (unless entered into after the date hereof in accordance with Section 6.1) or (B) in effect on the date of this Agreement and listed in the Company SEC Documents (each, an "Indemnity Agreement"), advancement of Expenses (as hereinafter defined) pursuant to this Section 7.3 shall be mandatory rather than permissive and the Surviving Corporation shall advance Costs (as defined in Section 7.3(b) hereof) in connection with such indemnification. Buyer shall, and shall cause the Surviving Corporation to, expressly assume and honor in accordance with their terms all Indemnity Agreements.

    (b) In addition to the other rights provided for in this Section 7.3 and not in limitation thereof (but without in any way limiting or modifying the obligations of any insurance carrier contemplated by Section 7.3(d)), for ten years from and after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, to the fullest extent permitted by applicable law, (i) indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors or employees of the Company or any of its Subsidiaries, and the heirs, executors, trustees, fiduciaries and administrators of such officers, directors or employees (collectively, the "Indemnitees," which term shall not include any Halmos Entity or other Person described or referred to in Section 7.3(c) hereof, even if any such Halmos Entity or other Person is or was an officer, director or employee of the Company) against all losses, Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or amounts paid in settlement (collectively, "Costs") in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to the fact that such person is or was a director, officer or employee of the Company or any of its Subsidiaries and arising out of acts or omissions occurring on or prior to the Effective Time (including, without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated hereby) (an "Indemnifiable Claim") and (ii) advance to such Indemnitees all Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided, that, except as otherwise provided pursuant to any Indemnity Agreement, the person to whom Expenses are to be advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification from Buyer or the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such ten year period, all rights to indemnification and advancement of Expenses in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied; provided, however, that Buyer shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). Except as otherwise may be provided pursuant to any Indemnity Agreement, the Indemnitees as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnitees; provided, that, any law firm or firms so retained shall be reasonably acceptable to Buyer. For the purposes of this Section 7.3, "Expenses" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

    (c) Notwithstanding the foregoing, with respect to any Indemnifiable Claim commenced or threatened by or on behalf of, (i) Peter Halmos, Steven Halmos, Halmos Trading and Investment Company, The Halmos Foundation, Creditline Corporation, Continuity Marketing Corporation and High Plains Capital Corporation (collectively, the "Halmos Entities"), (ii) any heirs, executors, successors, family members, assigns and any other Person claiming by, through or because of, a Halmos Entity ("Halmos Assign"), (iii) a Person that directly or indirectly, whether through the ownership of voting securities or otherwise, controls or is controlled by or is under common control with any Halmos

Entity, (iv) any Person in which any Halmos Entity or Halmos Assign has a 10% ownership interest, (v) any employee or agent as of the date of this Agreement of any Halmos Entity or (vi) any Person acting at the direct or indirect request of any Halmos Entity or Halmos Assign, against any Indemnitee asserted at any time after ten years after the Effective Time, Buyer shall, and shall cause the Surviving Corporation to, indemnify and hold harmless and advance Expenses to such Indemnitees to the extent provided in Section 7.3(b), but without any time limit on the period for which the obligation of Buyer pursuant to this Section 7.3(c) shall be in effect.

    (d) For three years from the Effective Time, Buyer will, and will cause the Surviving Corporation to maintain in effect the Company's current directors' and officers' liability insurance covering those Persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Buyer), or Buyer may substitute therefor policies for directors' and officers' liability insurance covering such Persons for at least the same coverage with respect to matters occurring prior to the Effective Time; provided, however, that in no event shall Buyer be required to expend in any one year an amount in excess of $887,040 (i.e., the amount that is 200% of the annual premiums currently paid by the Company for such insurance); provided, further, that if the annual premiums of such insurance coverage exceed such amount, Buyer shall be obligated to cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost not exceeding such amount. In the event that any Indemnitee is entitled to coverage under an officers' and directors' liability insurance policy pursuant to this Section 7.3(d) and such policy has lapsed, terminated, been repudiated or is otherwise in breach or default as a result of Buyer's failure to maintain and fulfill its obligations pursuant to such policy as provided in this Section 7.3(d), Buyer shall, and shall cause the Surviving Corporation to pay to the Indemnitee such amounts and provide any other coverage or benefits as the Indemnitee shall have received pursuant to such policy. Buyer agrees that, should the Surviving Corporation fail to comply with the obligations of this Section 7.3, Buyer shall be responsible therefor.

    (e) Notwithstanding any other provisions hereof, the obligations of the Company, the Surviving Corporation and Buyer contained in this Section 7.3 shall be binding upon the successors and assigns of Buyer and the Surviving Corporation. In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, proper provision shall be made so that successors and assigns of the Company or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 7.3.

    (f) The obligations of the Company, the Surviving Corporation, and Buyer under this Section 7.3 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 7.3 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 7.3 applies shall be third party beneficiaries of this Section 7.3).

    (g) Buyer shall, and shall cause the Surviving Corporation to, advance all Expenses to any Indemnitee incurred by enforcing the indemnity or other obligations provided for in this Section 7.3.

                                  ARTICLE VIII
                     COVENANTS OF BUYER, MERGER SUBSIDIARY
                                AND THE COMPANY

    The parties hereto agree that:

    SECTION 8.1 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

    SECTION 8.2 Certain Filings. The Company and Buyer shall cooperate with one another (a) in connection with the preparation of the Proxy Statement and the Form S-4 Registration Statement, and (b) in determining whether any action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Form S-4 Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

    SECTION 8.3 Public Announcements. Buyer, Merger Subsidiary and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or foreign securities exchange, as determined by Buyer, Merger Subsidiary or the Company, as the case may be, will not issue any such press release or make any such public statement prior to such consultation.

    SECTION 8.4 Conveyance Taxes. Buyer and the Company shall cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications, or other documents regarding any Conveyance Taxes which become payable in connection with the transactions contemplated hereunder that are required to be filed on or before the Effective Time.

    SECTION 8.5 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

    SECTION 8.6 Employee Matters. (a) For a period of one year immediately following the Effective Time, Buyer agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company as of the Effective Time who continue to be employed by the Company ("Continuing Employees") coverage under group medical, dental, 401(k) savings, disability insurance, life insurance, accidental death and disability, and vacation plans or arrangements which are, in the aggregate, substantially similar to the Plans providing such benefits to the employees immediately prior to the Effective Time.

    (b) Buyer shall, and shall cause its Subsidiaries to, honor in accordance with their terms all agreements, contracts, arrangements, commitments and understandings described in Schedule 8.6 of the Company Disclosure Schedule.

    (c) For a period of one year immediately following the Closing Date, Buyer agrees to cause the Surviving Corporation and its Subsidiaries to provide to all active employees of the Company at the

Closing Date which may be affected by any reduction in force subsequent to the Closing Date the benefits set forth in the Severance Policy adopted by the Board of Directors of the Company in connection with the July 1995 restructuring and applied in the September 1995 and December 1995 restructurings and adopted by resolution for any reductions in force in 1996 at the February 6, 1996 meeting of the Board of Directors.

    SECTION 8.7 Company Proxy Statement and Registration Statement. Buyer will, as promptly as practicable, prepare and, following receipt of notification from the SEC that it has no further comments on the Company Proxy Statement, file with the SEC a registration statement on Form S-4 (the "Form S-4 Registration Statement"), containing the Company Proxy Statement, and the prospectus in connection with the registration under the Securities Act of Buyer Common Shares issuable upon conversion of the Shares and the other transactions contemplated hereby. Buyer will cooperate with the Company in the preparation and filing of the Company Proxy Statement and will provide the Company with all financial and other data concerning Buyer (including, if required, pro forma financial statements and financial and other data regarding the other parties to the transactions described in Schedule 6.2 of the Buyer Disclosure Schedule) as is necessary in order for the Company to prepare the Company Proxy Statement. Buyer and the Company will, and will cause their accountants and lawyers to, use their best efforts to have or cause the Form S-4 Registration Statement declared effective as promptly as practicable, including, without limitation, causing their accountants to deliver necessary or required instruments such as opinions and certificates, and will take any other action required or necessary to be taken under federal or state securities laws or otherwise in connection with the registration process.

    SECTION 8.8 Tax-Free Reorganization Treatment. The Company, Buyer and Merger Subsidiary shall execute and deliver to Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, a certificate substantially in the form attached hereto as Exhibit 2 or Exhibit 3, as the case may be, (the "Buyer Tax Certificate" and the "Company Tax Certificate", as the case may be) at such time or times as reasonably requested by such law firm in connection with its delivery of an opinion with respect to the transactions contemplated hereby, and shall provide a copy thereof to Buyer and the Company. Prior to the Effective Time, none of the Company, Buyer and Merger Subsidiary shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be true) any of the information, representations or covenants in Exhibit 2 or Exhibit 3, as the case may be.

    SECTION 8.9 Notification of Certain Matters. The Company shall give prompt notice to Buyer and Merger Subsidiary, and Buyer and Merger Subsidiary shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of the Company, Buyer or Merger Subsidiary, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any material contract or agreement, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any Material Adverse Effect, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section 8.9 shall not cure such breach or noncompliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 8.10 Blue Sky Permits. Buyer shall use its best efforts to obtain, prior to the effective date of the Form S-4 Registration Statement, all necessary state securities laws or "blue sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Merger, and will pay all expenses incident thereto.

    SECTION 8.11 NYSE Listing. Buyer shall use its best efforts to cause the shares of Buyer Common Stock constituting the Merger Consideration to be listed on the NYSE, subject to notice of official issuance thereof.

    SECTION 8.12 Pooling Letter. (a) Buyer shall use its best efforts to cause Ernst & Young LLP, its independent auditors, to deliver to Buyer a letter to the effect that pooling of interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms and conditions of this Agreement, and the Company shall use its best efforts to cause its independent auditors, Price Waterhouse LLP, to cooperate fully with Ernst & Young LLP (including, without limitation, by delivering to the Company a letter substantially similar to Ernst & Young LLP's letter to Buyer) in connection with the delivery to Buyer of such letter.

    (b) The Company shall use its best efforts to cause Price Waterhouse LLP to deliver to the Company a letter to the effect that pooling of interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms and conditions of this Agreement, and Buyer shall use its best efforts to cause Ernst & Young LLP to cooperate fully with Price Waterhouse LLP (including, without limitation, by delivering to Buyer a letter substantially similar to Price Waterhouse LLP's letter to the Company) in connection with the delivery to the Company of such letter.

    SECTION 8.13 Pooling. The Company and Buyer each agrees that it will not knowingly take any action which could prevent the Merger from being accounted for as a pooling of interests for accounting purposes (under Accounting Principles Board Opinion No. 16) and the Company will bring to the attention of Buyer, and Buyer will bring to the attention of the Company, any actions, or agreements or understandings, whether written or oral, that could be reasonably likely to prevent Buyer from accounting for the Merger as a pooling of interests. The Company will use its reasonable best efforts to inform all Company Affiliates and other relevant employees as to those actions that should or should not be taken by such persons so that the Merger will be accounted for as a pooling of interests.

    SECTION 8.14 SEC Filings. Each of Buyer and the Company shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its Subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    SECTION 8.15 Affiliate Agreements. Buyer and Merger Subsidiary shall have received the Affiliate Letters from the Company Affiliates.

    SECTION 8.16 Affiliates. Promptly upon the Company obtaining knowledge of persons who, to the best knowledge of the Company, following the date of this Agreement until the Effective Time, become "affiliates" of the Company for purposes of Rule 145 of the Securities Act, the Company shall use its reasonable best efforts to identify any such person in writing to Buyer, and will use its reasonable best efforts to cause such persons prior to the mailing of the Company Proxy Statement, or if thereafter as soon as reasonably practicable, to deliver to Buyer an Affiliate Letter; provided, however, that the Company will not affirmatively, without the prior written consent of Buyer, take any action, by hiring or appointing a new officer or director or otherwise, so as to cause any person to become an "affiliate" unless such person executes an Affiliate Letter prior thereto.

                                   ARTICLE IX
                            CONDITIONS TO THE MERGER

    SECTION 9.1 Conditions to the Obligations of Each Party. The obligations of the Company, Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, except to the extent permitted by applicable law, that such conditions may be waived:

         (i) Stockholder Approval. The Merger shall have been duly approved by a majority of the votes cast by stockholders of the Company entitled to vote thereon in accordance with applicable law and the Company Certificate of Incorporation and Company By-laws.

        (ii) Listing of Buyer Common Stock. The shares of Buyer Common Stock issuable in accordance with the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

        (iii) Registration Statement. The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no order suspending such effectiveness shall have been issued and remain in effect.

        (iv) HSR Act. Any applicable waiting period under the HSR Act relating to the Merger shall have expired.

         (v) No Injunction. No provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger or any transactions contemplated hereby.

        (vi) Pooling. Buyer shall have received a letter from Ernst & Young LLP and the Company shall have received a letter from Price Waterhouse LLP each to the effect that pooling of interests accounting (under Accounting Principles Board Opinion No. 16) is appropriate for the Merger, provided that the Merger is consummated in accordance with the terms of this Agreement; provided, further, that the foregoing shall not be a condition to the Company's obligations if either Price Waterhouse LLP or Ernst & Young LLP is unable to deliver such letter as a result of the Company having breached the Company's representation set forth in Section 4.21 or the Company's covenants set forth in Sections 8.12, 8.13 or 8.16 or the Company or any of its affiliates having taken or failed to take any other action, in any such case that would prevent, in the opinion of such firm, Buyer from accounting for the Merger as a pooling of interests.

    SECTION 9.2 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, except to the extent permitted by applicable law, that such conditions may be waived:

         (i) Performance of Obligations Buyer and Merger Subsidiary. Each of Buyer and Merger Subsidiary will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

        (ii) Representations and Warranties. The representations and warranties of Buyer and Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as thought such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date and time).

        (iii) Closing Certificate. The Company shall have received a certificate signed by the chief executive officer of Buyer, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 9.2(i) and 9.2(ii) hereof have been satisfied.

        (iv) Tax Opinion. The Company shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts then existing, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and, accordingly, for United States federal income tax purposes, that:

           (A) no gain or loss will be recognized by the Company, Buyer or Merger Subsidiary as a result of the Merger;

           (B) no gain or loss will be recognized by a stockholder of the Company whose Shares are exchanged solely for Buyer Common Stock pursuant to the Merger (except with respect to cash received by a holder of Shares in lieu of a fractional share interest in Buyer Common Stock);

           (C) the tax basis of the Buyer Common Stock received by a holder of Shares in the Merger will be the same as the tax basis of the Shares surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest in Buyer Common Stock for which cash is received); and

           (D) the holding period of the shares of Buyer Common Stock received by a holder of Shares in the Merger will include the period during which such Shares surrendered in exchange therefor were held, provided that such Shares were held as capital assets at the Effective Time of the Merger.

    In rendering such opinion, such firm may require and rely upon representations contained in the Buyer Tax Certificate, the Company Tax Certificate and such other certificates from such other persons as such firm may require.

    SECTION 9.3 Conditions to the Obligations of Buyer and Merger
Subsidiary. The obligations of Buyer and Merger Subsidiary to consummate the Merger are subject to the satisfaction on or prior to the Effective Time of the following conditions, except to the extent permitted by applicable law, that such conditions may be waived:

         (i) Performance of Obligations the Company. The Company will have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement which are required to be performed by it at or prior to the Effective Time.

        (ii) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (i) on and as of the date hereof and (ii) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time which need only be true and correct as of such date and time).

        (iii) Closing Certificate. Buyer and Merger Subsidiary shall have received a certificate signed by the chief executive officer of the Company, dated the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 9.3(i) and 9.3(ii) hereof have been satisfied.

        (iv) Affiliate Agreements. Each Company Affiliate shall have performed his or its respective obligations under the applicable Affiliate Letter.

                                   ARTICLE X
                                  TERMINATION

    SECTION 10.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

          (i) by mutual written consent of the Company and Buyer;

         (ii) by either the Company or Buyer, if the Merger has not been consummated by December 31, 1996 (as such date may be extended by mutual agreement or pursuant to the proviso to this sentence, the "Outside Termination Date"); provided, however, that the right to terminate this Agreement under this paragraph shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure to meet the date requirements of this paragraph;

         (iii) by either the Company or Buyer, if there shall be any law or regulation that makes consummation of the Merger illegal or if any judgment, injunction, order or decree enjoining Buyer or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

         (iv) by the Company if (A) there shall have been a breach of any representation or warranty on the part of Buyer or Merger Subsidiary set forth in this Agreement, or if any representation or warranty of Buyer or Merger Subsidiary shall have become untrue, in either case such that the condition set forth in Section 9.2(ii) would be incapable of being satisfied by the Outside Termination Date or (B) there shall have been a breach by Buyer or Merger Subsidiary of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Buyer or materially adversely affecting (or materially delaying) the consummation of the Merger, and Buyer or Merger Subsidiary, as the case may be, has not cured such breach within twenty business days after notice by the Company thereof;

         (v) by Buyer and Merger Subsidiary if (A) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the condition set forth in Section 9.3(ii) would be incapable of being satisfied by the Outside Termination Date or (B) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty business days after notice by Buyer or Merger Subsidiary thereof;

         (vi) by Buyer or Merger Subsidiary, if (A) the Board of Directors of the Company or any committee thereof shall have withdrawn, modified or changed in a manner adverse to Buyer or Merger Subsidiary its recommendation of the Merger or this Agreement or approved or recommended a Superior Proposal or (B) the Company shall have entered into a definitive agreement with respect to an Acquisition Proposal;

        (vii) by the Company, upon entering into a definitive agreement in accordance with Section 6.4(b), provided (x) it has complied with all provisions of Section 6.4, including the notice provisions therein, and (y) that it makes simultaneous payment of Buyer's Expenses (as defined in Section 12.4); or

        (viii) by Buyer, Merger Subsidiary or the Company, if the Company's stockholders do not approve the Merger at the Company Stockholder Meeting.

The party desiring to terminate this Agreement pursuant to this Section 10.1 (other than with respect to Section 10.1(i)) shall give written notice of such termination to the other party.

    SECTION 10.2 Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 hereof, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided that (i) the agreements contained in Sections 4.16, 5.6, 10.2 and 12.4, hereof shall survive the termination hereof; (ii) the Confidentiality Agreement shall remain in full force and effect and Section 6.3(b) hereof shall have no binding effect whatsoever; and (iii) nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

                                   ARTICLE XI
                                 DEFINED TERMS

    For the purposes of this Agreement, the following terms shall have the following respective meanings:

    "Active Subsidiary" shall have the meaning set forth in Section 4.6(a).

    "Affiliate Letter" shall have the meaning set forth in the Introduction.

    "Agreement" shall have the meaning set forth in the Introduction.

    "Acquisition Proposal" shall have the meaning set forth in Section 6.4.(a).

    "Affiliates" shall have the meaning set forth in Section 8.9.

    "Average Stock Price" shall have the meaning set forth in Section 1.2(a).

    "blue sky" shall have the meaning set forth in Section 8.10.

    "Buyer" shall have the meaning set forth in the Introduction.

    "Buyer Certificates" shall have the meaning set forth in Section 1.3(a).

    "Buyer Common Stock" shall have the meaning set forth in the Introduction.

    "Buyer Disclosure Schedule" shall have the meaning set forth in Section 5.1.

    "Buyer Preferred Stock" shall have the meaning set forth in Section 5.9.

    "Buyer's Expenses" shall have the meaning set forth in Section 12.4(d).

    "Buyer SEC Documents" shall have the meaning set forth in Section 5.12.

    "Buyer Securities" shall have the meaning set forth in Section 5.9.

    "Buyer Tax Certificate" shall have the meaning set forth in Section 8.8.

    "Buyer's Accountants" shall have the meaning set forth in Section 8.12(a).

    "Certificate of Merger" shall have the meaning set forth in Section 1.1(b).

    "Closing" shall have the meaning set forth in Section 2.1.

    "Closing Date" shall have the meaning set forth in Section 2.1.

    "Code" shall have the meaning set forth in the Introduction.

    "Company" shall have the meaning set forth in the Introduction.

    "Company Affiliate" shall have the meaning set forth in Section the Introduction.

    "Company Affiliate Letter" shall have the meaning set forth in the Introduction.

    "Company By-laws" shall have the meaning set forth Section 3.2.

    "Company Certificate of Incorporation" shall have the meaning set forth in
Section 3.1.

    "Company Disclosure Schedule" shall have the meaning set forth in Section
4.1.

    "Company Proxy Statement" shall have the meaning set forth in Section
6.2(i).

    "Company SEC Documents" shall have the meaning set forth in Section 4.7.

    "Company Securities" shall have the meaning set forth in Section 4.5.

    "Company Stock Plans" shall have the meaning set forth in Section 1.10.

    "Company Stockholder Meeting" shall have the meaning set forth in Section
6.2.

    "Company Tax Certificate" shall have the meaning set forth in Section 8.8.

    "Company's Accountants" shall have the meaning set forth in Section 8.12(a).

    "Company's Expenses" shall have the meaning set forth in Section 12.4(e).

    "Confidentiality Agreement" shall have the meaning set forth in Section 6.3(a).

    "Continuing Employees" shall have the meaning set forth in Section 8.6(a).

    "Conversion Number" shall have the meaning set forth in Section 1.2(a).

    "Conveyance Taxes" shall have the meaning set forth in Section 6.5.

    "Costs" shall have the meaning set forth in Section 7.3(b).

    "DGCL" shall have the meaning set forth in Section 1.1(a).

    "Effective Time" shall have the meaning set forth in Section 1.1(b).

    "employee pension benefit plan" shall have the meaning set forth in Section 4.13(a).

    "employee welfare benefit plan" shall have the meaning set forth in Section 4.13(a).

    "Environmental Law" shall have the meaning set forth in Section 4.17(c).

    "ERISA" shall have the meaning set forth in Section 4.13(a).

    "ERISA Affiliate" shall have the meaning set forth in Section 4.13(a).

    "ERISA Plans" shall have the meaning set forth in Section 4.13(a).

    "Exchange Act" shall have the meaning set forth in Section 4.3.

    "Exchange Agent" shall have the meaning set forth in Section 1.3(a).

    "Exchange Fund" shall have the meaning set forth in Section 1.3(a).

    "Expenses" shall have the meaning set forth in Section 7.3(b).

    "Form S-4 Registration Statement" shall have the meaning set forth in
Section 8.7.

    "GAAP" shall have the meaning set forth in Section 4.8.

    "Governmental Entity" shall have the meaning set forth in Section 4.3.

    "Halmos Entities" shall have the meaning set forth in Section 7.3(c)(i).

    "Halmos Assign" shall have the meaning set forth in Section 7.3(c)(iii).

    "HSR Act" shall have the meaning set forth in Section 4.3.

    "Indemnifiable Claim" shall have the meaning set forth in Section 7.3(b).

    "Indemnitees" shall have the meaning set forth in Section 7.3(b).

    "Indemnity Agreement" shall have the meaning set forth in Section 7.3(a).

    "Intangible Property" shall have the meaning set forth in Section 4.19(a).

    "Licenses" shall have the meaning set forth in Section 4.1.

    "Lien" shall have the meaning set forth in Section 4.4.

    "Material Adverse Effect" shall have the meaning set forth in Section 4.1.

    "Material Contracts" shall have the meaning set forth in Section 4.20.

    "Measurement Period" shall have the meaning set forth in Section 1.2(a).

    "Merger" shall have the meaning set forth in Section 1.1(a).

    "Merger Consideration" shall have the meaning set forth in Section 1.2(a).

    "Merger Subsidiary" shall have the meaning set forth in the Introduction.

    "Notice of Superior Proposal" shall have the meaning set forth in Section 6.4(b).

    "NYSE" shall have the meaning set forth in Section 1.2(a).

    "Option" shall have the meaning set forth in Section 1.10.

    "Outside Termination Date" shall have the meaning set forth in Section 10.1(ii).

    "PBGC" shall have the meaning set forth in Section 4.13(c).

    "Person" shall have the meaning set forth in Section 1.4.

    "Plans" shall have the meaning set forth in Section 4.13(a)

    "Preferred Stock" shall have the meaning set forth in Section 4.5.

    "SafeCard" shall have the meaning set forth in Section 4.20.

    "SEC" shall have the meaning set forth in Section 4.7.

    "Secretary of State" shall have the meaning set forth in Section 1.1(b).

    "Securities Act" shall have the meaning set forth in the Introduction.

    "Share Certificates" shall have the meaning set forth in Section 1.3(b).

    "Shares" shall have the meaning set forth in the Introduction.

    "single employer" shall have the meaning set forth in Section 4.13(a).

    "Subsidiary" shall have the meaning set forth in Section 4.6(a).

    "Substitute Option" shall have the meaning set forth in Section 1.10.

    "Surviving Corporation" shall have the meaning set forth in Section 1.1(a).

    "Tax Return" shall have the meaning set forth in Section 4.12(b)(ii).

    "Taxes" shall have the meaning set forth in Section 4.12(b)(i).

    "Third Party" shall have the meaning set forth in Section 12.4(e).

    "Third Party Acquisition" shall have the meaning set forth in Section
12.4(e).

                                  ARTICLE XII
                                 MISCELLANEOUS

    SECTION 12.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

    if to Buyer or Merger Subsidiary, to:

       CUC International, Inc.
       707 Summer Street
       Stamford, CT 06901
       Telecopy: (203) 348-1982
       Attention: Amy N. Lipton, Esq.

       with a copy to:

       Weil, Gotshal & Manges LLP
       767 Fifth Avenue
       New York, New York 10153
       Telecopy: (212) 310-8007
       Attention: Howard Chatzinoff, Esq.

    if to the Company, to:

       Ideon Group, Inc.
       7596 Centurion Parkway
       Jacksonville, Florida 32256
       Telecopy: (904) 218-1850
       Attention: Mr. Eugene Miller, Chairman of the Board and Chief Executive Officer

       with a copy to:

       Skadden, Arps, Slate, Meagher & Flom
       919 Third Avenue
       New York, New York 10022
       Telecopy: (212) 735-2000
       Attention: Roger S. Aaron, Esq.

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 11.1 and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 12.1.

    SECTION 12.2 Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. All covenants and agreements contained herein which by their terms are to be performed in whole or in part subsequent to the Effective Time shall survive the Merger in accordance with their terms. Nothing contained in this Section 12.2 shall relieve any party from liability for any willful breach of this Agreement.

    SECTION 12.3 Amendments; No Waivers. (a) Except as may otherwise be provided herein, any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Buyer and Merger Subsidiary or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any of the terms or conditions of this Agreement if such alteration or change could adversely affect the holders of any shares of capital stock of the Company.

    (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    SECTION 12.4 Expenses. (a) Except as provided below in this Section 12.4, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    (b) The Company shall pay, or cause to be paid, in same day funds to Buyer, Buyer's Expenses (as hereinafter defined), in the event that the Company shall enter into a definitive agreement with respect to a Superior Proposal and this Agreement shall be terminated pursuant to Section 10.1(vi)(B) or Section 10.1(vii). In addition, in the event that this Agreement shall be terminated pursuant to Section 10.1(vi) or Section 10.1(vii) and, (i) within twelve months thereafter, the Company enters into an agreement with respect to a Third Party Acquisition (which is consummated within twelve months after such termination), or a Third Party Acquisition occurs and is completed, (ii) after the date hereof and prior to the date of termination, (x) the Company or its agents had engaged in negotiations with a Third Party with respect to a Third Party Acquisition,
(y) the Company or its agents furnished information to a Third Party with respect to a Third Party Acquisition or (z) a Third Party submitted to the Company a proposal (which shall include price and other material terms and conditions) for a Third Party Acquisition and (iii) with respect to (x) and (y) above, the relevant Third Party makes or announces (before or after such termination) a proposal with respect to a Third Party Acquisition; then the Company shall pay, or cause to be paid, in same day funds, to Buyer, (A) a termination fee in the amount of $7,000,000, which termination fee shall be paid on the date of consummation of a Third Party Acquisition (if and only if a Third Party Acquisition shall be consummated within twelve months after the date of termination), and (B) to the extent not previously paid by the Company to Buyer pursuant to the first sentence of this Section 12.4(b), Buyers' Expenses. It is expressly agreed that the amount to be paid pursuant to this Section 12.4(b) represents liquidated damages and not a penalty.

    (c) The cost of printing the Form S-4 Registration Statement and the Company Proxy Statement shall be borne equally by the Company and Buyer.

    (d) The Company shall pay or cause to be paid (not later than ten business days after submission of statements therefor) in same day funds to Buyer, Buyer's Expenses in the event this Agreement shall be terminated pursuant to
Section 10.1(v). Buyer shall pay or cause to be paid (not later than ten business days after submission of statements therefor) in same day funds to the Company, Company's Expenses in the event this Agreement shall be terminated pursuant to Section 10.1(iv). If Buyer or Merger Subsidiary shall submit a request for reimbursement hereunder, Buyer or Merger Subsidiary will provide the Company in due course with invoices or other reasonable evidence of such expenses upon request. If the Company shall submit a request for reimbursement hereunder, the Company will provide Buyer in due course with invoices or other reasonable evidence of such expenses upon request.

    (e) For purposes of this Section 12.4, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) or entity other than Buyer, Merger Subsidiary or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of more than 35% of the total assets of the Company and its Subsidiaries, taken as a whole; or (iii) the acquisition by a Third Party of 35% or more of the outstanding shares of Company Common Stock. For purposes of this Section 12.4, "Buyer's Expenses" shall mean documented out-of-pocket fees and expenses reasonably and actually incurred or paid by or on behalf of Buyer in connection with the Merger and the consummation of any of the transactions contemplated by this Agreement, including, reasonable fees and expenses of counsel, accountants, experts, financial advisors and consultants to Buyer, in an aggregate amount not to exceed $1,000,000. For purposes of this
Section 12.4, "Company's Expenses" shall mean documented out-of-pocket fees and expenses reasonably and actually incurred or paid by or on behalf of the Company in connection with the Merger and the consummation of any of the transactions contemplated by this Agreement, including, reasonable fees and expenses of counsel, accountants, experts, financial advisors and consultants to the Company, in an aggregate amount not to exceed $1,000,000.

    SECTION 12.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

    SECTION 12.6 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without regard to conflicts of laws.

    SECTION 12.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

    SECTION 12.8 Third Party Beneficiaries. No provision of this Agreement other than Section 7.3 and Section 8.6 hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

    SECTION 12.9 Entire Agreement. This Agreement, including any exhibits or schedules hereto and the Confidentiality Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements or undertaking with respect thereto, both written and oral.

    SECTION 12.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                          IDEON GROUP, INC.

                                          By: /s/ EUGENE MILLER
                                              ..................................

                                              Name: Eugene Miller
                                             Title: Chairman and CEO

                                          CUC INTERNATIONAL INC.

                                          By:  /s/ CHRISTOPHER K. MCLEOD
                                              ..................................

                                              Name: Christopher K. McLeod
                                             Title: Executive Vice President

                                          IG ACQUISITION CORP.

                                          By:  /s/ CHRISTOPHER K. MCLEOD
                                              ..................................

                                              Name: Christopher K. McLeod
                                             Title: Vice President

LAZARD FRERES & CO. LLC
30 Rockefeller Plaza
       New York, NY 10020
       Telephone (212) 632-6000                                      New York
       Facsimile (212) 632-6060

                                          April 19, 1996

Board of Directors
Ideon Group, Inc.
7596 Centurion Parkway
Jackonsville, Florida 32256

Dear Members of the Board:

    We understand that Ideon Group, Inc. ("Target"), CUC International Inc. ("Acquiror") and Newco ("Newco"), a wholly-owned subsidiary of Acquiror, have entered into an Agreement and Plan of Merger, dated as of April 19, 1996 (the "Agreement"), pursuant to which Newco will merge with the Target (the "Merger"). Pursuant to the Agreement, each share of Target Common Stock (as defined below) outstanding immediately prior to the effective time of the Merger will be converted into the equivalent of $13.50 of Common Stock, par value $0.01 per share (the "Acquiror Common Stock") of Acquiror (the "Exchange Ratio"), subject to certain limitations set forth in the Agreement.

    You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of the Common Stock, par value $0.01 per share (the "Target Common Stock"), of Target of the Exchange Ratio.

    In connection with this opinion, we have reviewed the financial terms of the Agreement, certain publicly available information regarding Target and Acquiror; and certain internal financial analyses and forecasts for Target and Acquiror prepared and provided to us by their respective managements. We have held separate discussions with members of the senior management of each of Target and Acquiror regarding their past and current business operations and financial condition, and the future prospects for their respective companies. In addition, we have reviewed the reported price and trading activity for the Target Common Stock and Acquiror Common Stock, compared certain financial and stock market information for Target and Acquiror with similar information for other comparable companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in comparable businesses and have performed such other studies and analyses as we considered appropriate for the purposes of this opinion.

    We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the financial forecasts have been reasonably prepared on bases reflecting the best currently available judgements and estimates of Target and Acquiror and that the financial results contemplated by such forecasts will be realized. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

    Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

    We have further assumed, with your consent, that the Merger will be consummated in accordance with the terms described in the Agreement, without any further amendment thereto, and without waiver by Target of any of the conditions to its obligation to close thereunder.

    We have acted as financial advisor to Target in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon closing of the Merger.

    It is understood that our engagement and this letter is rendered to the Board of Directors of Target in connection with its consideration of the Merger, and may not be used for any other purpose or disclosed or otherwise referred to without our prior written consent. This opinion is not intended to and does not constitute a recommendation to any holder of Target Common Stock as to whether such stockholder should vote for the Merger.

    Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio is fair, from a financial point of view, to the holders of the Target Common Stock.

                                          Very truly yours,
                                          LAZARD FRERES & CO. LLC

                                          By  /s/ PAUL STREET
                                             ...................................

                                                     Managing Director

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjusted to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit, or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith

    CUC International's By-Laws contain provisions that indemnify officers and directors and their heirs and distributees to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

    As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, CUC International's Restated Certificate of Incorporation, as amended, contains a provision eliminating the personal liability of a director to CUC International or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

    CUC International maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

ITEM 21. EXHIBITS

    (a) Exhibits

EXHIBIT NO.                                    DESCRIPTION
- -----------   ------------------------------------------------------------------------------
 2(a)         Agreement and Plan of Merger dated as of April 19, 1996, among CUC
              International Inc., IG Acquisition Corp. and Ideon Group, Inc. (filed as
              Exhibit 10.21 to CUC International's Annual Report on Form 10-K for the
              fiscal year ended January 31, 1996).*
 2(b)         Agreement and Plan of Merger dated as of February 19, 1996, among CUC
              International Inc., Stealth Acquisition I Corp. and Davidson & Associates,
              Inc. (filed as Exhibit 2A to CUC International's Current Report on Form 8-K
              dated March 12, 1996).*
 2(c)         Agreement and Plan of Merger dated as of February 19, 1996, among CUC
              International Inc., Larry Acquisition Corp. and Sierra On-Line, Inc. (the
              "Sierra Merger Agreement") (filed as Exhibit 2B to CUC International's Current
              Report on Form 8-K dated March 12, 1996).*
 4            Form of certificate evidencing shares of CUC International Common Stock (filed as Exhibit 4.1 to CUC International's Registration Statement, No. 33-44453, on
              Form S-4 dated December 19, 1991).*
 5            Opinion of Robert T. Tucker, Esq. as to the legality of CUC International's
              Common Stock to be registered.
 8            Form of Tax opinion of Skadden, Arps, Slate Meagher & Flom
 9(a)         Shareholders Agreement dated as of February 19, 1996 among CUC International
              Inc. and the holders of Davidson Common Stock party thereto (filed as Exhibit
              . 10A to CUC International's Current Report on Form 8-K dated March 12,
              1996).*
 9(b)         Shareholders Agreement dated as of February 19, 1996 among CUC International
              Inc. and the holders of Sierra On-Line, Inc. Common Stock party thereto (filed as Exhibit 10B to CUC International's Current Report on Form 8-K dated March
              12, 1996).*
 15.1         Awareness Letter from Ernst & Young LLP re: unaudited interim financial information
 15.2         Awareness Letter from Price Waterhouse LLP re: unaudited interim financial information
 23.1         Consent of Robert T. Tucker, Esq. (included in Exhibit 5).
 23.2         Consent of Skadden, Arps, Meagher & Flom (included in Exhibit 8)
 23.3         Consent of KPMG Peat Marwick LLP.
 23.4         Consent of Ernst & Young LLP.
 23.5(a)      Consent of Deloitte & Touche LLP.
 23.5(b)      Consent of Deloitte & Touche LLP.
 23.6         Consent of Price Waterhouse LLP.
 24           Power of Attorney (included as part of the signature page of this Registration
              Statement)

- ------------

* Incorporated herein by reference.

    (c) See exhibits 5 and 8 in Item 21(a) above.

ITEM 22.  UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

    (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to paragraph (b)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Stamford, State of Connecticut, on this 28th day of June 1996.

                                          CUC INTERNATIONAL INC.
                                          By: /s/ WALTER A. FORBES
                                              ..................................

                                                      Walter A. Forbes
                                                 Chief Executive Officer and
                                                       Chairman of the
                                                     Board of Directors

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, this true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in this name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                  TITLE                        DATE
- ---------------------------------------   -------------------------------------   --------------
 .......................................   Chief Executive Officer and Chairman     June 28, 1996
           Walter A. Forbes                 of the Board (Principal Executive
                                            Officer)

 .......................................   Senior Vice President and Chief          June 28, 1996
           Cosmo Corigliano                 Financial Officer (Principal
                                            Financial and Accounting Officer)

 .......................................   Director                                 June 28, 1996
            Bartlett Burnap

 .......................................   Director                                 June 28, 1996
          T. Barnes Donnelley

 .......................................   Director                                 June 28, 1996
          Stephen A. Greyser

 .......................................   Director                                 June 28, 1996
         Christopher K. McLeod

 .......................................   Director                                 June 28, 1996
           Burton C. Perfit

 .......................................   Director                                 June 28, 1996
         Robert P. Rittereiser

 .......................................   Director                                 June 28, 1996
       Stanley M. Rumbough, Jr.

 .......................................   Director                                 June 28, 1996
            E. Kirk Shelton